Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-201841

Prospectus Supplement No. 1

to Prospectus dated February 26, 2015

2,500,000 Shares

Common Stock

This Prospectus Supplement No. 1 supplements and amends our prospectus dated February 26, 2015 (the “Prospectus”), relating to the sale, from time to time, of up to 2,500,000 shares of our common stock by Aspire Capital Fund, LLC.

This prospectus supplement is being filed to include the information set forth in our Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2015 and March 11, 2015. This prospectus supplement should be read in conjunction with the Prospectus and any amendments or supplements thereto, which are to be delivered with this prospectus supplement, and is qualified by reference to the Prospectus, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus, including any amendments or supplements thereto.

Our common stock trades on the NASDAQ Capital Market under the ticker symbol “REPH.” On March 11, 2015, the last reported sale price per share of our common stock was $5.63 per share.

Investing in our common stock involves risk. Please read carefully the section entitled “Risk Factors” beginning on page 8 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 1 is March 12, 2015.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2015

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 9, 2015, Recro Pharma, Inc. (the “Company”) issued a press release announcing that it has entered into a definitive agreement to acquire from Alkermes plc, a private limited company incorporated in Ireland (“Alkermes”), worldwide rights to meloxicam IV/IM and a contract manufacturing facility and formulation business, through the acquisition of certain subsidiaries of Alkermes (the “Acquisition”). A copy of the press release is attached to this report as Exhibit 99.1.

On March 9, 2015, the Company made a presentation regarding the Acquisition. A copy of the presentation is attached to this report as Exhibit 99.2.

The information in this Item 7.01 (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Forward-Looking Statements

This report contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information available to the Company as of the date of this report and are subject to a number of risks, uncertainties, and other factors that could cause actual events to differ materially from those expressed in the forward-looking statements set forth in this report including, without limitation: the success of the Company’s products and of the newly acquired products; the parties’ ability to satisfy the purchase agreement conditions (including required regulatory approvals); the Company’s ability to realize anticipated growth, synergies and costs savings from the acquisition; changes in laws and regulations; the Company’s ability to successfully integrate the acquired operations, technology and products and to realize anticipated growth, synergies and cost savings; the Company’s ability to successfully develop, obtain regulatory approvals or commercialize new products and the Company’s ability to protect intellectual property rights. In addition, the forward-looking statements in this report should be considered together with the risks and uncertainties that may affect the Company’s business and future results included in the Company’s filings with the Securities and Exchange Commission at www.sec.gov. The Company assumes no obligation to update any such forward looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

99.1	Recro Pharma, Inc. press release, dated March 9, 2015

99.2	Recro Pharma, Inc. presentation, dated March 9, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2015

Recro Pharma, Inc.

By:	/s/ Charles T. Garner
Name:	Charles T. Garner
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Recro Pharma, Inc. press release, dated March 9, 2015

99.2	Recro Pharma, Inc. presentation, dated March 9, 2015

Exhibit 99.1

Recro Pharma to Acquire IV/IM Meloxicam and Gainesville, GA GMP

Manufacturing Facility and Business Unit from Alkermes

•	Transformative Acquisition Diversifies Recro Pharma’s Development Risk with Second, Complementary Acute Pain Product

•	Phase III-Ready, Long-Acting Injectable Meloxicam Has Demonstrated Robust Efficacy, Good Tolerability in Multiple Phase II Trials

•	Transaction Includes Cash Flow Positive Manufacturing, Royalty and Formulation Business

•	Alkermes to Receive Up-front Cash, Warrant, Milestone Payments and Royalties on Meloxicam Net Sales

•	Up-front Payment Funded Via Secured Loan from an affiliate of OrbiMed

•	Recro to Host Conference Call and Webcast Today at 8:00 AM ET

MALVERN, PA, March 9, 2015 – Recro Pharma, Inc. (Nasdaq: REPH) today announced a definitive agreement under which Recro Pharma will acquire assets from Alkermes plc including worldwide rights to IV/IM meloxicam, a proprietary, Phase III-ready, long-acting COX-2 NSAID for moderate to severe acute pain, as well as a contract manufacturing facility, royalty and formulation business in Gainesville, GA.

Under the terms of the agreement, Recro Pharma will pay Alkermes $50 million at closing, and gain the rights to IV/IM meloxicam and ownership of a GMP manufacturing facility and related business located in Gainesville, GA. Alkermes is entitled to receive up to an additional $120 million in milestone payments upon the achievement of certain regulatory and net sales milestones and royalties, in each case, related to IV/IM meloxicam. At closing, Recro Pharma will issue Alkermes a seven-year warrant to purchase an aggregate of 350,000 shares of Recro Pharma common stock. The $50 million up-front payment will be funded via a five-year senior secured term loan with an affiliate of OrbiMed (“OrbiMed”). The acquisition is subject to customary closing conditions, including antitrust regulatory approval, and is anticipated to close in the second quarter of 2015.

“This transaction is transformative for Recro Pharma, as it brings together two complementary therapies for treating moderate to severe acute pain, IV meloxicam and our lead product Dex-IN, as well as a commercial manufacturing infrastructure that will add scale and capability and may, over time, provide cash flow to fund development of our pipeline,” said Gerri Henwood, Recro Pharma’s President and Chief Executive Officer. “This transaction was funded through a minimally dilutive transaction with OrbiMed and we believe this transaction represents a significant endorsement of Recro. We look forward to the upcoming interim results and expected mid 2015 top-line data readout of our Post Op Day 1 Phase II trial of Dex-IN, to the potential of moving one or both of these programs into Phase III by year end and to realizing value from our new manufacturing capabilities.”

Strategic and Financial Benefits of the Transaction

•	Diversifies Recro Pharma development risk with second, complementary acute pain product
•	IV/IM meloxicam was designed using NanoCrystal® platform, a technology that enables enhanced bioavailability of poorly water-soluble drug compounds;

•	In five Phase II studies in over 700 patients with acute pain, IV or IM meloxicam has demonstrated favorable analgesic properties, including rapid onset of pain relief and time to peak analgesic effect, 18 to 24 hour duration of pain relief and good tolerability;

•	Positive Phase II post op hysterectomy and dental pain studies demonstrated large effect sizes;

•	Dex-IN, Recro Pharma’s intranasal formulation of dexmedetomidine, has upcoming interim analysis of ongoing Post Op Day 1 Phase II trial; and

•	Depending on Dex-IN clinical success, possibility for two proprietary compounds to enter Phase III by year end.

•	Manufacturing & royalty business provides new capabilities and scale

•	85,000 sq. ft., ~165 employee, DEA-licensed facility located in Gainesville, GA, which manufactures five commercial products;

•	$70M+ historical revenues; manufacturing division cash flow positive;

•	Enhances ability for business development opportunities; and

•	Depending on performance, potential for cash flows to fund development over time.

OrbiMed Financing

The $50 million up-front payment will be funded via a five-year senior secured term loan with OrbiMed which carries interest at LIBOR + 14.0%, with a 1.0% LIBOR floor. In conjunction with the loan, Recro Pharma granted OrbiMed warrants to purchase an aggregate of 3% of Recro’s outstanding common stock (on a fully diluted basis) as of the closing of the transaction.

Today’s Conference Call and Webcast Information

Recro Pharma will host a conference call and webcast today, March 9, at 8:00 am (ET). The call can be accessed by dialing 1-866-233-4585 (domestic) or 1-416-640-5946 (international) five minutes prior to the start of the call and reference Recro Pharma. A replay of the call will be available two hours after the completion of the call and can be accessed by dialing 1-866-245-6755 (domestic) or 1-416-915-1035 (international), providing the passcode 414823. The replay will be available for two weeks from the date of the live call.

A webcast and slide presentation will accompany the conference call and can be accessed by visiting the investors section of the Recro Pharma website at www.recropharma.com.

About Recro Pharma, Inc.

Recro Pharma is a clinical stage specialty pharmaceutical company developing non-opioid therapeutics for the treatment of acute post operative pain. Recro Pharma’s lead product candidate, Dex-IN, is a proprietary intranasal formulation of dexmedetomidine and has completed multiple clinical trials in which Dex-IN was well tolerated. As Recro Pharma’s product candidates are not in the opioid class of drugs, the Company believes its candidates would avoid many of the side effects associated with commonly prescribed opioid therapeutics, such as addiction, constipation and respiratory distress while maintaining analgesic effect. If approved, Dex-IN would be the first and only approved acute pain drug in its class.

About OrbiMed

OrbiMed is a leading investment firm dedicated exclusively to the healthcare sector, with over $14 billion in assets under management. OrbiMed invests globally across the spectrum of healthcare companies, from venture capital start-ups to large multinational companies utilizing a range of private equity funds, public equity funds, royalty/debt funds and other investment vehicles. OrbiMed maintains its headquarters in New York City, with additional offices in San Francisco, Shanghai, Mumbai and Herzliya.

OrbiMed seeks to be a capital provider of choice, with the flexibility to provide equity and debt capital solutions that are tailored to the unique needs of our portfolio companies. The firm’s global team of over 80 professionals brings the resources and experience required to be an exceptional long-term partner in building world-class healthcare companies. www.OrbiMed.com.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements reflect Recro Pharma’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to Recro Pharma or its management, are intended to identify such forward-

looking statements. These forward-looking statements are based on information available to Recro Pharma as of the date of this press release and are subject to a number of risks, uncertainties, and other factors that could cause actual events to differ materially from those expressed in the forward-looking statements set forth in this press release including, without limitation: the success of Recro’s products and of the newly acquired products; the parties’ ability to satisfy the purchase agreement conditions (including required regulatory approvals); Recro’s ability to realize anticipated growth, synergies and costs savings from the acquisition; changes in laws and regulations; Recro’s ability to successfully integrate the acquired operations, technology and products and to realize anticipated growth, synergies and cost savings; Recro’s ability to successfully develop, obtain regulatory approvals or commercialize new products and Recro’s ability to protect intellectual property rights. In addition, the forward-looking statements in this press release should be considered together with the risks and uncertainties that may affect Recro Pharma’s business and future results included in Recro Pharma’s filings with the Securities and Exchange Commission at www.sec.gov. Recro pharma assumes no obligation to update any such forward looking statements.

NanoCrystal® is a registered trademark of Alkermes plc.

CONTACT:	Recro Pharma, Inc.
Charles T. Garner Chief Financial Officer (484) 395-2425 Media and Investors: Argot Partners Susan Kim (212) 600-1902 susan@argotpartners.com

Relieving Pain….Improving Lives Exhibit 99.2

Special Note Regarding Forward-Looking
Statements
2
This presentation contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements reflect Recro Pharma’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words "anticipate," "believe," "estimate," "upcoming," "plan," "target", "intend" and "expect" and similar expressions, as they relate to Recro Pharma or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information available to Recro Pharma as of the date of this presentation and are subject to a number of risks, uncertainties, and other factors that could cause actual events to differ materially from those expressed in the forward-looking statements set forth in this presentation including, without limitation: the success of Recro’s products and of the newly acquired products; the parties’ ability to satisfy the purchase agreement conditions (including required regulatory approvals); Recro’s ability to realize anticipated growth, synergies and costs savings from the acquisition; changes in laws and regulations; Recro’s ability to successfully integrate the acquired operations, technology and products and to realize anticipated growth, synergies and cost savings; Recro’s ability to successfully develop, obtain regulatory approvals or commercialize new products and Recro’s ability to protect intellectual property rights.  In addition, the forward-looking statements in this presentation should be considered together with the risks and uncertainties that may affect Recro
Pharma’s business and future results included in Recro Pharma’s filings with the Securities and
Exchange Commission at www.sec.gov. Recro pharma assumes no obligation to update any such forward looking statements.

Complementary Fit 3 IV / IM Meloxicam Manufacturing, Royalties & Formulation Dex-IN / Fado

Transformative Transaction
•
Diversifies development risk with second, complementary hospital acute pain product to pipeline
–
Dex-IN has upcoming interim analysis of ongoing Ph II trial
–
Meloxicam ready for Ph III – successfully completed multiple Ph II trials
•
Manufacturing & royalty business provides manufacturing
capability and scale
–
Enhances ability for BD opportunities
–
Depending on performance, potential for cashflows to fund development
•
Depending on Dex-IN clinical success, possibility for two proprietary compounds to enter Ph III by year end
–
Assuming sufficient capital to fund development
–
Dex-IN interim results upcoming
4

Transaction Structure
•
$50 million up-front cash payment
–
non-dilutive up-front financed by senior secured loan from
OrbiMed
•
Up to $120 million in milestone payments upon
regulatory and sales milestones related to
meloxicam
•
Royalty on meloxicam net sales
•
Warrant to purchase 350,000 shares of common
stock at closing
5

OrbiMed Financing Terms
Term Summary
Amount $50 million funded on closing date
Structure Senior secured term loan and warrants
Security interest First lien security on all assets
Maturity date 60 months from closing date
Interest rate Greater of (i) LIBOR or (ii) 1.0% plus applicable margin of 14.0%
Repayment and
amortization
100% excess cash flow sweep on manufacturing & royalty business at
OrbiMed’s option
Pre-payment
penalty
Prior to 3
rd
year: 1.5x loan less all prior payments of principal and interest
After 3
rd
year: 10% exit fee prior to scheduled maturity date
Financial covenants Manufacturing & royalty business: Quarterly minimum net sales;
Quarterly maximum total leverage ratio & maximum capital expenditures
Consolidated business: Minimum liquidity covenant
Warrant 3% of fully diluted common stock at closing, exercise price is $3.28 per share, and 7 year term
6

Acquisition Provides Scale and Diversification
• Adds manufacturing & royalty business and Phase III ready hospital asset
–
85,000 sq. ft. facility (DEA licensed) manufactures 5 commercial products
–
$70M+ historical revenues; manufacturing division cashflow positive
• IV/IM meloxicam – long acting COX-2 NSAID for moderate to severe acute pain ready for Ph III
–
Approved, widely prescribed oral COX-2 therapeutic
–
Multiple Phase II studies successfully completed in acute pain models
–
Dosing advantages over existing acute pain therapeutics, including long action
–
Non-opioid
• Meloxicam complementary to Dex-IN in treating moderate to severe acute pain
–
Long acting formulation has successfully treated acute pain post operatively
(hysterectomy)
• Increases Company infrastructure and scale
–
Improved positioning for future BD opportunities
–
Manufacturing capacity
7

Updated Clinical Stage Pipeline
Product PC I II III Rights
IV/IM Meloxicam WW
Acute post-operative pain
Dexmedetomidine (“Dex”) WW, exc. Europe, Turkey, CIS
Dex- IN (intranasal)
Acute post-operative pain
Cancer breakthrough pain
Dex-SL (sublingual)
Transdermal
Fadolmidine (“Fado”) WW, exc. Europe, Turkey, CIS
Intrathecal
Post-operative pain
Topical
Neuropathic pain
8

IV/IM Meloxicam Overview
•
FDA approved, oral selective COX-2 inhibitor used in a
wide variety of indications
•
Proprietary long acting injectable form for moderate to
severe acute pain
–
Utilizes Alkermes’ NanoCrystal
TM
technology
•
Phase III ready – multiple Phase II studies completed on
IV and a Phase I on IM
–
Positive Ph II hysterectomy and dental pain studies with large effect sizes
•
IP issued through 2022 and additional IP could extend
protection through 2030
9 NanoCrystal
®
is a registered trademark of Alkermes plc.

Favorable Dosing Profile
Attribute Meloxicam Ketorolac
Caldolor
(ibuprofen)
Ofirmev
(APAP)
Route
IV/IM IV/IM IV IV
Onset of pain
relief
< 10 min 30 min N/A N/A
Time to peak
analgesic effect
40 min 1-2 hrs N/A N/A
Duration of
pain relief
18-24 hrs 4-6 hrs 4-6 hrs 4-6 hrs
Admin.
IV bolus / pre-
filled syringe
Ready to use IV
bolus (15 sec)
Dilution required,
30 min infusion
Ready to use, 15
min infusion
10

Multiple Successful IV Phase 2 Trials
11
•
Elan/ALKS have conducted 5 IV and 1 IM clinical trials
Trial Design Outcome
Phase II Study
N1539-02
Acute pain following dental
surgery (N = 230)
Statistically significant differences for all
doses compared to placebo were seen in
SPID24, pain relief and onset of pain relief
Phase II Study
N1539-04
Acute pain following open
abdominal hysterectomy
surgery (N = 486)
Statistically significant differences for all
doses compared to placebo were seen in
multiple efficacy analyses, including SPID24.
meloxicam 30 mg and 60 mg produced the
greatest response with no difference
between doses
Phase II Study
N1539-05
Acute pain following
laparoscopic abdominal
surgery (N =50)
Study stopped early (planned N = 250) for
business reasons.  However, statistically
significant differences in SPID48 observed for
30mg QD dose despite small sample size

Robust Efficacy (Abdominal Hysterectomy Trial – IV Meloxicam) 12 *** p < 0.001 vs. Placebo *** *** *** *** *** *** (10,000) - 10,000 20,000 30,000 40,000 50,000 60,000

Summed Pain Intensity Differences 0–24
***
Placebo n=30
Ibuprofen n=50
15 mg n=50
30 mg n=50
60 mg n=50

Summed Pain Intensity Differences 0–48
Placebo n=11
Ketorolac q6h n=8
7.5 mg q12h n=11
15 mg q12h n=10
30 mg q24hr n=10

Recro Pharma

Confirmed Efficacy in Multiple Studies
Summary of Pain Intensity Differences (SPID)
13
*** p < 0.001 vs. Placebo
Dental Pain Study
Abdominal Laparoscopic Pain Study
-
10,000
20,000
30,000
40,000
50,000
60,000
70,000
80,000
***
***
***
0
200
400
600
800
1000
1200
1400
p = 0.0682
p = 0.0392

Pain Intesity Difference from Baseline (0 - 100)
60
50
40
30
20
10
0
-10
0
4
8
12
16
20
24
≈
Placebo n=64
Morphine n=62
15 mg n=60
30 mg n=60
60 mg n=89

Recro Pharma

14

Single 30 mg Dose Maintained for 24 hrs (Abdominal Hysterectomy Trial – IV Meloxicam) 14 Baseline Pain Level 60 Time (Hours)

Well Tolerated
(Abdominal Hysterectomy Trial – IV Meloxicam)
15
**Reported in 3% of Subjects in any group and greater than Placebo
Meloxicam
Placebo
n=64
Morphine
n=62
5 mg
n=60
7.5 mg
n=91
15 mg
n=60
30 mg
n=60
60 mg
n=89
Anemia 3.1 4.8 3.3 13.2 3.3 1.7 10.1
Anemia Postoperative - 1.6 - - - 3.3 -
Constipation - 4.8 5.0 1.1 1.7 - -
Flatulence - 4.8 1.7 1.1 3.3 - -
Hypokalaemia - 3.2 1.7 1.1 - 1.7 -
Insomnia 4.7 8.1 10.0 4.4 5.0 5.0 4.5
Ketonuria 7.8 9.7 6.7 9.9 15 10 10.1
Leukocytosis - - 1.7 - - 3.3 -
Pyrexia 1.6 3.2 3.3 2.2 - - -
Sinus Tachycardia - - 3.3 - - - 1.1
Percent of Subjects Reporting an Adverse Event **

US Based Manufacturing Facility 16

Manufacturing & Royalty Overview
Manufacturing facility
•
87,000 sq. ft. solid oral dosage manufacturing cGMP
•
DEA licensed
•
~165 employees
Service capabilities
•
Formulation, process development and optimization
•
Process scale-up
•
Clinical supply and validation
•
Commercial supply
Ritalin LA
•
Once daily ADHD treatment marketed by Novartis
Focalin XR
•
ADHD treatment marketed by Novartis
Verelan / verapamil
•
High blood pressure treatment marketed by Actavis and
UCB
Zohydro ER
•
Extended release hydrocodone marketed by Zogenix
•
Launched in 2014
•
Abuse deterrent form expected to be launched near term
17

Strong Historical Manufacturing Performance
•
Unaudited, carve-out financials – 12 mos ended 12/31/14
–
Revenues - $73.6 million
–
EBITDA - $26.5 million
•
Zohydro ER – abuse deterrent form expected to be
launched in the near term
•
Additional capacity for new product opportunities
•
Positive cashflow expected to cover all debt service
obligations and excess cashflows to repay loan principal
18

Illustrative Pro Forma Capitalization
Pre-transaction Post-transaction
Common stock 7,804,063 7,804,063
Options 962,800 962,800
(1)
Existing warrants 150,000 150,000
Alkermes warrants 0 350,000
OrbiMed warrants 0 278,006
(2)
Total commons stock equiv. 8,916,863 9,544,869
19
(1) Outstanding at signing.  Excludes options to be issued to acquired employees at closing.
(2) This number will be calculated based on common stock outstanding (on a fully diluted basis) as of the Closing of the transaction.

Transformative Transaction
•
Diversifies development risk with second, complementary hospital acute pain product to pipeline
–
Dex-IN has upcoming interim analysis of ongoing Ph II trial
–
Meloxicam ready for Ph III – successfully completed multiple Ph II trials
•
Manufacturing & royalty business provides manufacturing
capability and scale
–
Enhances ability for BD opportunities
–
Depending on performance, potential for cashflows to fund development
•
Depending on Dex-IN clinical success, possibility for two proprietary compounds to enter Ph III by year end
–
Assuming sufficient capital to fund development
–
Dex-IN interim results upcoming
20

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2015

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On March 9, 2015, Recro Pharma, Inc. (the “Company”) announced that it has entered into a definitive agreement to acquire from Alkermes plc, a private limited company incorporated in Ireland (“Alkermes”), worldwide rights to meloxicam IV/IM (“Meloxicam”) and a contract manufacturing facility and formulation business, through the acquisition of certain subsidiaries of Alkermes. On March 7, 2015, the Company and its wholly owned subsidiary, Recro Pharma LLC, a Delaware limited liability company (“Recro LLC”), entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Alkermes Pharma Ireland Limited, a private limited company incorporated in Ireland (“APIL”), Daravita Limited, a private limited company incorporated in Ireland (“Daravita”), and Eagle Holdings USA, Inc., a Delaware corporation (together with APIL and Daravita, collectively the “Sellers”). Pursuant to the terms of, and subject to the conditions and limitations set forth in, the Purchase and Sale Agreement, the Sellers agreed to sell, and Recro Pharma agreed to purchase, the Sellers’ right, title and interest in: (a) all of the issued and outstanding membership units of a newly-formed Delaware limited liability company, which will, prior to the closing of the Purchase and Sale Agreement (the “Closing”), acquire, directly or indirectly, substantially all of the assets and liabilities of Daravita; and (b) all of the issued and outstanding membership units of Alkermes Gainesville LLC, a Massachusetts limited liability company. The consideration payable under the Purchase and Sale Agreement consists of: (i) $50 million cash consideration to be paid at Closing (the “Cash Purchase Price”); (ii) up to $120 million in milestone payments upon the achievement of certain regulatory and commercial milestones related to Meloxicam; (iii) low double-digit royalties on net sales of Meloxicam; and (iv) a warrant to purchase up to 350,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at an exercise price equal to two times the closing price of the Common Stock on the day prior to the Closing (the “Alkermes Warrant”). The acquisition pursuant to the Purchase and Sale Agreement is expected to close in the second quarter of 2015.

Concurrently with the Closing, the Company and Recro LLC will enter into a transition services agreement with certain of the Sellers or their affiliates to provide certain transition services until June 2016. Within 60 days following the Closing, the Company and Recro LLC, or a successor thereof, will enter into a supply agreement with certain of the Sellers pursuant to which Sellers will provide the Company with clinical and commercial supplies.

The completion of the Purchase and Sale Agreement is subject to customary closing conditions, including, among others, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, accuracy of the representations and warranties made and compliance with the covenants agreed to by the parties, in each case, subject to certain materiality standards as set forth in the Purchase and Sale Agreement.

The representations, warranties and covenants contained in the Purchase and Sale Agreement were made solely for the benefit of the parties to the Purchase and Sale Agreement. In addition, such representations, warranties and covenants (i) are intended not as statements of fact, but rather as a way of allocating the risk between the parties to the Purchase and Sale Agreement, (ii) have been qualified by reference to confidential disclosures made by the parties in connection with the Purchase and Sale Agreement and (iii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the Purchase and Sale Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company, Alkermes Gainesville, Daravita or their businesses. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Alkermes Gainesville or Daravita or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase and Sale Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Gerri Henwood, President, Chief Executive Officer and director of the Company, served as a member of the board of directors of Alkermes until her resignation on March 7, 2015. The Purchase and Sale Agreement and the transactions contemplated thereby were unanimously approved by the Company’s board of directors, including all of the disinterested members.

The foregoing description of the Purchase and Sale Agreement is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement, which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Credit Agreement and Guarantee of Credit Agreement

In connection with the Purchase and Sale Agreement, on March 7, 2015, Recro LLC entered into a Credit Agreement with OrbiMed Royalty Opportunities II, LP (the “Credit Agreement”) whereby OrbiMed agreed to provide a term loan (the “Term Loan”) to Recro LLC in the original principal amount of $50 million upon satisfaction of certain customary closing conditions, including the satisfaction of all closing conditions under the Purchase and Sale Agreement (the “Credit Closing”), and the Company entered into a Guarantee (the “Guarantee”) in favor of OrbiMed whereby the Company guaranteed all the obligations of Recro LLC arising under the Credit Agreement. The Term Loan proceeds will be used to pay the Cash Purchase Price at the Closing.

At the Credit Closing, the Company and Recro LLC will grant OrbiMed a security interest in substantially all of their assets to secure their obligations to OrbiMed under the Guarantee and the Credit Agreement. In addition, the Company will grant a warrant to OrbiMed (the “Orbimed Warrant, and together with the Alkermes Warrant, the “Warrants”) to purchase a number of shares of Common Stock equal to 3% of the Company’s issued and outstanding Common Stock (on a fully diluted basis) on the date of the Credit Closing at a price equal to $3.28, per share, subject to certain adjustments as specified in the Warrant. Pursuant to the Credit Agreement, immediately following the Credit Closing, Recro LLC shall merge with and into Alkermes Gainesville, with Alkermes Gainesville surviving.

OrbiMed’s obligation to make the Term Loan terminates on April 21, 2015 if the Closing has not occurred on or prior to such date. The unpaid principal amount of the Term Loan is due and payable on the five year anniversary of the Credit Closing. The Credit Agreement also provides for certain mandatory prepayment events, including a quarterly excess cash flow prepayment requirement at OrbiMed’s request. Recro LLC may make voluntary prepayments in whole or in part, subject to: (i) on or prior to the 36 month anniversary of the Credit Closing, payment of a Buy-Out Premium Amount (as defined in the Credit Agreement); and (ii) after the 36 month anniversary of the Credit Closing, payment of an Exit Fee Amount (as defined in the Credit Agreement).

The interest rate on the Term Loan is a rate per annum equal to 14.00% plus the higher of: (i) the LIBO Rate (as defined in the Credit Agreement) and (ii) 1.00%. Recro LLC will pay OrbiMed a commitment fee of $1 million on the date of the Credit Closing.

The Credit Agreement is subject to customary affirmative, negative and financial covenants as more particularly described in the Credit Agreement.

The foregoing description of the Credit Agreement and Guarantee is qualified in its entirety by reference to the full text of the Credit Agreement and the Guarantee, which are filed herewith as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sale of Equity Securities.

This information in Item 1.01 above is incorporated into this Item 3.02 by reference.

The Warrants will be exercisable until the seventh anniversary of the Closing or the Credit Closing, as the case may be. The number of shares for which the Warrants are exercisable and the associated exercise prices will be subject to certain adjustments as set forth in the Warrants. The holders of the Warrants have the right to net exercise any outstanding Warrants for shares of Common Stock. As specified in each of the Warrants, upon a change in control of the Company, to the extent that the Warrants are not assumed by the acquiring entity or, in the case of the Orbimed Warrant, automatically exercised, the holder can elect to receive, subject to certain limitations and assumptions, cash equal to the Black-Scholes value of the outstanding Warrants.

The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Regulation D, Rule 506 thereunder, for the issuance of the Warrants and the shares of Common Stock issuable pursuant to such Warrants (the “Warrant Shares”). As part of executing the Purchase and Sale Agreement and the Credit Agreement and receiving the Warrants and the Warrant Shares, Orbimed and each of the Sellers each represented that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities purchased by them will be acquired solely for their own account for investment and not with a view to or for sale or distribution of the Warrants or the Warrant Shares or any part thereof.

The foregoing description of the Warrants is qualified in its entirety by reference to the full text of the Warrants, forms of which are filed herewith as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Forward Looking Statements

This report contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements reflect the Company’s expectations about its future events, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information available to the Company as of the date of hereof and are subject to a number of risks, uncertainties, and other factors that could cause actual events to differ materially from those expressed in the forward-looking statements set forth in this report including, without limitation: the parties’ ability to satisfy the purchase agreement closing conditions (including required regulatory approvals) and closing conditions under the Credit Agreement. In addition, the forward-looking statements should be considered together with the risks and uncertainties that may affect the Company’s business and future results included in the Company’s filings with the Securities and Exchange Commission at www.sec.gov. The Company assumes no obligation to update any such forward looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document

2.1*	Purchase and Sale Agreement, dated March 7, 2015, by and among Recro Pharma, Inc., Recro Pharma LLC, Daravita Limited, Alkermes Pharma Ireland Limited and Eagle Holdings USA, Inc.

4.1	Form of Alkermes Warrant

4.2	Form of Orbimed Warrant

10.1*	Credit Agreement, dated as of March 7, 2015, by and between Recro Pharma LLC and OrbiMed Royalty Opportunities II, LP

10.2	Guarantee, dated as of March 7, 2015, by Recro Pharma, Inc. in favor of OrbiMed Royalty Opportunities II, LP

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2015

Recro Pharma, Inc.

By:	/s/ Charles T. Garner
	Name:	Charles T. Garner
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

2.1*	Purchase and Sale Agreement, dated March 7, 2015, by and among Recro Pharma, Inc., Recro Pharma LLC, Daravita Limited, Alkermes Pharma Ireland Limited and Eagle Holdings USA, Inc.

4.1	Form of Alkermes Warrant

4.2	Form of Orbimed Warrant

10.1*	Credit Agreement, dated as of March 7, 2015, by and between Recro Pharma LLC and OrbiMed Royalty Opportunities II, LP

10.2	Guarantee, dated as of March 7, 2015, by Recro Pharma, Inc. in favor of OrbiMed Royalty Opportunities II, LP

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission.

Exhibit 2.1

PURCHASE AND SALE AGREEMENT

by and among

ALKERMES PHARMA IRELAND LIMITED,

DARAVITA LIMITED,

EAGLE HOLDINGS USA, INC.,

RECRO PHARMA, INC.

and

RECRO PHARMA LLC

Dated as of March 7, 2015

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

-i-

3.20	Products; Recalls	37

3.21	Transactions with Affiliates	38

3.22	Customers and Suppliers	38

3.23	Accounts Receivable	38

3.24	Regulatory Matters	39

3.25	Investor Representations	39

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASERS		40

4.1	Organization; Authorization; Ownership	40

4.2	No Consents	41

4.3	Compliance with Laws	41

4.4	Brokers; Finders	41

4.5	Acquisition of Transferred Interests for Investment	41

4.6	Debt Financing	42

4.7	Regulatory Matters	43

4.8	No Other Representations or Warranties	43

ARTICLE V COVENANTS		43

5.1	Access to Books and Records	43

5.2	Efforts	44

5.3	Further Assurances	46

5.4	Conduct of Business	47

5.5	Consents	49

5.6	Public Announcements	49

5.7	Intercompany Accounts	49

5.8	Termination of Intercompany Agreements	49

5.9	Insurance	49

5.10	Litigation Support	50

5.11	Payments	50

5.12	Debt Financing	50

5.13	Directors and Officers Indemnification	52

5.14	Non-Competition; Non-Solicitation	52

5.15	Indebtedness/Lien Release	53

5.16	Additional Financial Statements	53

5.17	Change of Name of Transferred Entities	53

5.18	Transition Services Agreement and Supply Agreements	54

-ii-

5.19	Exclusivity	54

5.20	Solvency	54

5.21	Data Room	54

ARTICLE VI EMPLOYEE MATTERS COVENANTS		54

6.1	Benefit Continuation	54

6.2	Service Credit	55

6.3	Employment Continuation	55

6.4	Retention Bonuses	55

6.5	Accrued Vacation Payment	56

ARTICLE VII TAX MATTERS		56

7.1	Generally	56

7.2	Tax Indemnification	56

7.3	Straddle Period	57

7.4	Tax Proceedings	57

7.5	Cooperation on Tax Matters	58

7.6	Certain Taxes and Fees	58

7.7	Survival	58

ARTICLE VIII CONDITIONS TO OBLIGATIONS TO CLOSE		59

8.1	Conditions to Obligation of Each Party to Close	59

8.2	Conditions to Purchasers’ Obligation to Close	59

8.3	Conditions to Sellers’ Obligation to Close	60

ARTICLE IX TERMINATION		60

9.1	Termination	60

9.2	Notice of Termination	61

9.3	Effect of Termination	61

9.4	Reverse Termination Fee	61

ARTICLE X SURVIVAL; INDEMNIFICATION; LIQUIDATED DAMAGES		62

10.1	Survival Periods	62

10.2	Indemnification by Sellers	63

10.3	Indemnification by Purchasers	63

10.4	Indemnification Procedures	63

10.5	Limitations	65

10.6	Mitigation; Additional Indemnification Provisions	66

10.7	Liquidated Damages	66

-iii-

10.8	Exclusive Remedies	67

10.9	Subrogation	67

10.10	Tax Indemnification Matters	67

10.11	No Duplication	67

ARTICLE XI MISCELLANEOUS		67

11.1	Counterparts	67

11.2	Governing Law; Jurisdiction and Forum; Waiver of Jury Trial	68

11.3	Confidentiality	68

11.4	Entire Agreement	70

11.5	Expenses	70

11.6	Notices	70

11.7	Assignment	71

11.8	Third-Party Beneficiaries	72

11.9	Amendments and Waivers	72

11.10	Specific Performance	72

11.11	Interpretation; Absence of Presumption	73

11.12	Headings; Definitions	74

11.13	Severability	74

11.14	No Recourse to Debt Financing Sources	74

Exhibits

Exhibit A:	Transition Services Agreement
Exhibit B:	Supply Agreements
Exhibit C:	Sample Adjustment Amount Statement
Exhibit D:	Excluded Assets
Exhibit E:	Earn-Out Consideration
Exhibit F:	Warrant
Exhibit G:	Reorganization

-iv-

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of March 7, 2015, is by and among Alkermes Pharma Ireland Limited, a private limited company incorporated in Ireland (“APIL”), Daravita Limited, a private limited company incorporated in Ireland (“Daravita”), Eagle Holdings USA, Inc., a Delaware corporation (“Eagle Holdings”, and together with APIL, “Sellers”), Recro Pharma, Inc., a Pennsylvania corporation (“Recro”) and Recro Pharma LLC, a Delaware limited liability company and wholly-owned subsidiary of Recro (“Acquisition Sub,” and together with Recro, “Purchasers”).

RECITALS

WHEREAS, Alkermes Ireland Holdings Limited, a private limited company incorporated in Ireland (“Alkermes Ireland Holdings”), holds all of the issued and outstanding ordinary shares in Daravita, and Eagle Holdings holds all of the issued and outstanding membership units in Alkermes Gainesville LLC, a Massachusetts limited liability company (“Alkermes Gainesville”);

WHEREAS, APIL intends to newly form a Delaware limited liability company (“Newco”);

WHEREAS, prior to the Closing, Newco will, directly or indirectly, acquire substantially all of the assets and liabilities of Daravita from Daravita through effectuation of a reorganization described in Exhibit G (such steps, collectively, the “Reorganization”);

WHEREAS, Sellers desire to sell and transfer, and Purchasers desire to purchase, the Transferred Interests for the consideration set forth below, subject to the terms and conditions of this Agreement;

WHEREAS, Sellers, or their designated Affiliate, and Purchasers shall enter into (i) concurrently with the Closing, the Transition Services Agreement and, (ii) within sixty (60) days following Closing, the Supply Agreements (the agreements specified in clauses (i) and (ii), and the Warrant (as defined herein), collectively, the “Ancillary Agreements”);

WHEREAS, simultaneously with the execution of this Agreement, Purchasers shall enter into the Debt Financing Agreements; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. For the purposes of this Agreement, the following terms shall have the following meanings:

“Accounting Methodology” shall have the meaning set forth in the definition of Working Capital.

“Action” shall mean any action, claim, suit, arbitration, litigation, proceeding, or governmental investigation.

“Acquisition Sub” shall have the meaning set forth in the preamble.

“Acquisition Proposal” with respect to the Transferred Entities, means any offer or proposal relating to any transaction or series of related transactions involving: (a) any purchase from such party or acquisition by any Person or “group” (as defined under Section 13(d) of the Exchange Act) of fifteen percent (15%) or more of the total outstanding voting securities of the Transferred Entities, (b) any merger, consolidation, business combination or similar transaction involving the Transferred Entities, (c) any joint venture, sale, lease (other than in the ordinary course of business), exchange, transfer, exclusive license (other than in the ordinary course of business), acquisition or disposition of fifteen percent (15%) or more of the assets of the Transferred Entities or (d) any liquidation or dissolution of the Transferred Entities (provided, however, that the transactions between Purchasers and Sellers contemplated by this Agreement shall not be deemed an Acquisition Proposal).

“Additional Retention Bonus” has the meaning set forth in Section 6.4(b).

“Additional Retention Bonus Date” has the meaning set forth in Section 6.4(b).

“Adjustment Amount” shall equal (i) the Closing Working Capital, plus (ii) the Closing Cash Amount, less (iii) the Target Working Capital, less (iv) the Closing Date Indebtedness, and (v) less the Closing Date Transaction Fees.

“Affiliate” shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person; provided that, after the Closing, (a) none of the Transferred Entities shall be considered an Affiliate of Parent, Sellers or their respective Affiliates and (b) none of Parent, Sellers or their respective Affiliates shall be considered an Affiliate of any Transferred Entity. For purposes of this Agreement, “control” shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise (and the terms “controlled by” and “under common control with” shall have correlative meanings).

“Agreement” shall have the meaning set forth in the preamble.

“Alkermes Gainesville” shall have the meaning set forth in the recitals.

“Alkermes Ireland Holdings” shall have the meaning set forth in the recitals.

“Allocation Schedule” shall have the meaning set forth in Section 2.2(d).

“Alternative Financing” shall have the meaning set forth in Section 5.12(a).

“Ancillary Agreements” shall have the meaning set forth in the recitals.

“Anti-Bribery Laws” shall have the meaning set forth in Section 3.13(d)(i).

“APIL” shall have the meaning set forth in the preamble.

“Appraised Value” shall have the meaning set forth in Section 2.2(d).

“Balance Sheet Date” shall have the meaning set forth in Section 3.4(a).

“Benefit Plan” shall mean any “employee benefit plan,” as defined in Section 3(3) of ERISA, and any other written or unwritten profit-sharing, bonus, stock option, stock purchase, stock ownership, pension, retirement, severance, deferred compensation, excess benefit, supplemental unemployment, post-retirement medical or life insurance, welfare, incentive, sick leave, long-term disability, medical, hospitalization, life insurance, other insurance or employee benefit plan, policy, agreement or arrangement maintained or contributed to by Parent or its Subsidiaries for the benefit of any Transferred Entity Employees with respect to service as an employee of any Transferred Entity or with respect to which Parent or its Subsidiaries have any current or contingent Liability pertaining to any Transferred Entity Employee for service as an employee of any Transferred Entity.

“BiDil Products” shall mean the Transferred Entities’ BiDil XR™, a fixed dose combination of hydralazine hydrochloride and isosorbide dinitrate, existing as of the date of this Agreement.

“Books and Records” shall mean all of the books, records (including Tax records), information and data of a Person, including (a) corporate minute books, (b) books and records relating to employees, research and development, manufacture and sale of products and services, advertising, packaging, promotional materials and dealings with customers, (c) books of account, ledgers, general, financial, accounting and personnel records, files, customer and counterparty lists, documents, agreements, sales data and information, billing records, manuals, material client, counterparty and supplier correspondence and (d) all other registers or books required to be maintained under applicable Law.

“Business” shall mean the (a) operations of Alkermes Gainesville related to the Products and (b) development, license, manufacture, testing, packaging, storage, sale and shipment of the Products, in each case of (a) and (b) as conducted by the Transferred Entities as of the date of this Agreement; provided, however, that “Business” shall not include any operations, business, assets, rights or obligations solely related to the Excluded Assets.

“Business Balance Sheet” shall have the meaning set forth in Section 3.4(a).

“Business Confidential Information” shall have the meaning set forth in Section 11.3(b).

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which commercial banks in the City of New York, New York or Dublin, Ireland are required or authorized by Law to be closed.

“Business Intellectual Property” shall mean all Intellectual Property Rights owned by the Transferred Entities and used or held for use in the Business.

“Business IP Agreements” means any (a) Contract under which any of the Transferred Entities grants a license under or other right to use any Intellectual Property Rights to another Person that are material to the Transferred Entities, (b) Contract under which any of the Transferred Entities is granted a license or other right to use any Intellectual Property Rights of another Person that are material to the Transferred Entities (other than commercially available “off the shelf” software licenses each with annual fees of less than Fifty Thousand Dollars ($50,000)), and (c) consent-to-use agreement, co-existence agreement, settlements agreement or other similar Contract limiting the use, validity or enforceability of the Business Intellectual Property.

“Business Material Contracts” shall have the meaning set forth in Section 3.15.

“Business Real Property” shall have the meaning set forth in Section 3.6(b).

“Business Registered Intellectual Property” shall have the meaning set forth in Section 3.9(a).

“Cap” shall mean an amount equal to (a) Five Million Dollars ($5,000,000) plus (b) ten percent (10.00%) of any Development Milestone Earn-Out Consideration and Commercial Milestone Earn-Out Consideration, if any, that is actually paid to APIL pursuant to Exhibit E.

“Cash” shall mean the amount of cash and cash equivalents (including marketable securities and marketable short term investments) that would be recorded on a consolidated balance sheet for the Transferred Entities which is prepared in accordance with the Accounting Methodology.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and any rules or regulations promulgated thereunder.

“Certificate of Analysis and Conformity” shall mean the certificate for each batch of Product delivered with such Product listing the tests performed, the specifications for the manufacture of such Product, and the test results and certifying that such batch of Product was manufactured in accordance with applicable Law, including cGMPs, and production standard operating procedures.

“cGMPs” shall mean current good manufacturing practices as defined in the U.S. Code of Federal Regulations, 21 CFR Part 210 et seq., the European Union Guidelines to Good Manufacturing Practices for Medicinal Products for Human and Veterinary Use (Vol. IV Rules Governing Medicinal Products in the European Union 2004), and any successor regulatory schemes, as well as any corresponding requirements in other regulatory jurisdictions.

“Closing” shall have the meaning set forth in Section 2.1.

“Closing Adjustment” shall have the meaning set forth in Section 2.4.

“Closing Cash Amount” means all Cash held in the accounts of the Transferred Entities as of 11:59 p.m. Eastern Time on the Closing Date. The Closing Cash Amount shall be (x) reduced by the amount of any checks issued by a Transferred Entity on or before the Closing whether or not any such checks remain in the possession of a Transferred Entity on or before the Closing (with a corresponding adjustment to current liabilities, if any); (y) increased by the amount of any checks or wire transfers received by a Transferred Entity on or before the Closing whether or not they have been deposited or have cleared any bank holding procedures (with a corresponding adjustment to current assets, if any), provided such amounts have not already been reflected in the accounts of the Transferred Entities; and (z) adjusted to reflect the settlement of all intercompany accounts pursuant to Section 5.7.

“Closing Date” shall have the meaning set forth in Section 2.3(a).

“Closing Date Indebtedness” means the amount of Indebtedness outstanding as of the Closing (without giving effect to the transactions contemplated herein), excluding (i) any Indebtedness that is included in the Working Capital calculations in accordance with Section 2.7 and (ii) any Indebtedness (including guarantees thereof) that will be released upon or immediately following the Closing.

“Closing Date Transaction Fees” means the amount of Transaction Fees on the Closing Date, excluding any Transaction Fees that are included in the Working Capital calculations in accordance with Section 2.7.

“Closing Estimates” shall have the meaning set forth in Section 2.4.

“Closing Working Capital” shall mean the Working Capital of the Transferred Entities as of the Closing.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“Commercial Milestone Earn-Out Consideration” shall have the meaning set forth in Exhibit E.

“Confidentiality Agreement” shall mean the confidentiality agreement, dated as of June 6, 2014, as amended as of February 3, 2015, by and between Daravita (f/k/a Alkermes Science One Limited) and Recro Pharma, Inc.

“Confidential Disclosure Agreement” shall mean the confidentiality agreement, dated as of December 19, 2014, by and among Daravita, Recro Pharma, Inc. and Pepper Hamilton LLP (the “Confidential Disclosure Agreement”).

“Consents” shall have the meaning set forth in Section 3.3.

“Contract” shall mean, with respect to any Person, any agreement, contract, obligation or undertaking (whether written or oral and whether express or implied) to which such Person is bound.

“Credit Agreement” shall have the meaning set forth in Section 2.3(b)(i)(F).

“Daravita” shall have the meaning set forth in the preamble.

“Debt Financing” shall have the meaning set forth in Section 4.6(a).

“Debt Financing Agreements” shall have the meaning set forth in Section 4.6(a).

“Deductible” shall have the meaning set forth in Section 10.5(a).

“De Minimis Damages” shall mean any single claim (or series of claims arising from the same or similar facts, events, or circumstances) for Losses in an amount that is less than Twenty-Five Thousand dollars ($25,000).

“Development Milestone Earn-Out Consideration” shall have the meaning set forth in Exhibit E.

“Disputed Items” shall have the meaning set forth in Section 2.5(b).

“Divestiture” shall have the meaning set forth in Exhibit E.

“DOJ” shall have the meaning set forth in Section 5.2(a).

“Eagle Holdings” shall have the meaning set forth in the preamble.

“Earn-Out Consideration” shall have the meaning set forth in Exhibit E.

“Enforceability Exceptions” shall have the meaning set forth in Section 3.1(d).

“Environmental Laws” shall mean any Law relating to pollution of the environment, including those relating to the use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release or threatened Release of any Hazardous Material.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Estimated Closing Cash Amount” shall have the meaning set forth in Section 2.4.

“Estimated Closing Working Capital” shall have the meaning set forth in Section 2.4.

“Estimated Closing Date Indebtedness” shall have the meaning set forth in Section 2.4.

“Estimated Closing Date Transaction Fees” shall have the meaning set forth in Section 2.4.

“Exchange Act” shall mean shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Assets” shall mean (a) the assets disclosed on Exhibit D and (b) Books and Records and regulatory filings located at the Alkermes Gainesville facility only to the extent related to any pharmaceutical products, including pharmaceutical product candidates, other than the Products.

“FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, and any intergovernmental agreements entered into pursuant thereto.

“External Demand” shall have the meaning set forth in Section 11.3(d).

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977.

“FDA” shall have the meaning set forth in Section 3.10.

“FDCA” shall have the meaning set forth in Section 3.10.

“Final Adjustment Amount” shall have the meaning set forth in Section 2.5(e).

“Final Post-Closing Adjustment Statement” shall have the meaning set forth in Section 2.5(e).

“FTC” shall have the meaning set forth in Section 5.2(a).

“Focalin Products” shall mean the Transferred Entities’ Focalin XR®, an extended-release oral formulation of dexmethylphenidate, existing as of the date of this Agreement.

“Fundamental Representations” means the representations and warranties contained in Section 3.1 (Organization; Authorization), Section 3.2 (Title to Shares; Capitalization; Structure), Section 3.3 (No Consents), and Section 3.16 (Brokers, Finders).

“GAAP” shall mean generally accepted accounting principles in the United States.

“Governing Documents” shall mean with respect to any Person, (a) if a corporation, the memorandum and articles of association, articles or certificate of incorporation, the bylaws or similar documents (as applicable); (b) if a general partnership or limited liability partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the certificate of formation and limited liability company agreement; (c) if another type of Person, any charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equity holders’ agreements, voting agreements, voting trust agreements or other similar agreements or documents relating to the organization, management or operation of such entity; and (g) any amendment or supplement to any of the foregoing.

“Governmental Approvals” shall have the meaning set forth in Section 5.2(a).

“Government Official” shall mean any officer, employee, official advisor or agent of a (a) Governmental Entity; (b) public international organization (e.g., the World Bank); (c) political party or official thereof; or (d) candidate for any political office.

“Governmental Entity” shall mean any court, administrative agency, commission or other governmental authority, body or instrumentality, federal, state, local, domestic or foreign governmental or regulatory authority.

“Hazardous Materials” shall mean any pollutant, contaminant, hazardous waste, hazardous substance or hazardous material regulated under any Environmental Law, and includes asbestos-containing materials, polychlorinated biphenyls and petroleum and its derivatives.

“Highly Paid Employees” shall have the meaning set forth in Section 3.11(b).

“Historical Financial Statements” shall have the meaning set forth in Section 3.4(a).

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Income Tax” shall mean any federal, state, local, or foreign Tax based upon or measured by net income of the relevant Transferred Entity.

“Indebtedness” shall mean with respect to the Transferred Entities, at the time of any determination, without duplication: all obligations, contingent or otherwise that, in accordance with GAAP, would be included on the balance sheet of the Transferred Entities as indebtedness, but in any event includes the outstanding principal amount of, all accrued and unpaid interest on and other payment obligations (including any premiums, termination fees, expenses, breakage costs or penalties due upon prepayment of or payable in connection with this Agreement or the consummation of the transactions contemplated by this Agreement) in respect of, (A) all indebtedness of the Transferred Entities for borrowed money, which shall include borrowing agreements such as notes, bonds, indentures, mortgages, loans and lines of credit or similar instruments, (B) all obligations (including breakage costs) payable by the Transferred Entities under interest rate or currency protection agreements, (C) any reimbursement obligation with respect to letters of credit (including standby letters of credit to the extent drawn upon), bankers’ acceptances or similar facilities issued for the account of the Transferred Entities and for which the Transferred Entities shall be liable, (D) all obligations under capital leases (as determined in accordance with GAAP), and (E) any obligation of the type referred to in clauses (A) through

(D) of this definition of another Person, the payment of which either of the Transferred Entities has guaranteed, or which is secured by any property or assets of either of the Transferred Entities; with respect to clauses (A) through (E) above, for which either of the Transferred Entities is responsible or liable from and after the Closing.

“Indemnified Party” shall have the meaning set forth in Section 10.4(a).

“Indemnifying Party” shall have the meaning set forth in Section 10.4(a).

“Independent Accounting Firm” shall have the meaning set forth in Section 2.5(d)(i).

“Initial Post-Closing Adjustment Statement” shall have the meaning set forth in Section 2.5(a).

“Initial Purchase Price” shall have the meaning set forth in Section 2.2(a).

“Initial Retention Bonuses” shall have the meaning set forth in Section 6.4(b).

“Intellectual Property Right” shall mean any of the following intellectual property rights arising anywhere in the world: (i) all Registered Intellectual Property; (ii) all inventions (whether or not patentable), invention disclosures, improvements, trade secrets, proprietary or confidential information, know how, technology, business methods, technical data and customer lists, tangible or intangible proprietary information, and all documentation relating to any of the foregoing; (iii) computer software programs, including source code, object code, systems, tools, data, databases, firmware, APIs, interfaces, menus, libraries and related documentation; (iv) original works of authorship and copyrights; (v) all industrial designs; (vi) trademarks, service marks, trade dress, trade names, logos, or other source identifiers, including common law trademarks and service marks, and any goodwill associated with any of the foregoing; (vii) all databases and data collections and all rights therein throughout the world; (viii) all Web addresses, sites and domain names and numbers; and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.

“IP License Agreement” shall have the meaning set forth in Section 5.3(b).

“Intellectual Property Transfer and License Agreement” shall mean that certain Intellectual Property Transfer and License Agreement by and between APIL and Daravita, dated May 8, 2014, as amended.

“IRS” shall mean the Internal Revenue Service.

“Knowledge of Sellers” shall mean the actual knowledge of Kathryn Biberstein, Shane Cooke and Gordon Pugh.

“Law” shall mean any United States federal, state or local, or any non-United States law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity.

“Lender” shall have the meaning set forth in Section 4.6(a).

“Licenses” shall have the meaning set forth in Section 3.10.

“Liability” shall mean with respect to any Person, any indebtedness, liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required by GAAP to be accrued on the financial statements of such Person.

“Liens” shall mean all liens, pledges, mortgages, charges, claims, security interests, restrictions on transfer, encroachments or encumbrance, but not including any license(s) of Business Intellectual Property.

“Liquidated Damages Event” shall have the meaning set forth in Section 10.7.

“Losses” shall mean all losses, costs, charges, expenses (including reasonable attorneys’ fees and professional fees), obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, demands, claims, assessments or deficiencies.

“Material Adverse Effect” shall mean any circumstance, condition, effect, event, change or occurrence that, individually or in the aggregate, has or would reasonably be expected to have a material adverse impact or effect on: (a) the ability of Sellers to perform their obligations hereunder or to consummate the transactions contemplated by this Agreement or (b) the business, financial condition, properties, assets or results of operations of the Transferred Entities taken as a whole; provided, however, that no change or effect shall constitute a Material Adverse Effect to the extent (and only to the extent) it results from:

(i) changes in conditions generally affecting any or all of the industries in which the Transferred Entities operate;

(ii) general political, economic or business conditions or changes therein (including the commencement, continuation or escalation of a war, armed hostilities or other international or national calamity or acts of terrorism);

(iii) general financial or capital market conditions, including interest rates, the availability of debt financing or currency exchange rates; or changes to any of the foregoing;

(iv) any earthquake, hurricane or other natural disaster, weather-related event or act of god;

(v) any changes in applicable Law, rules, regulations, or GAAP, or other accounting standards applicable to the Business, or authoritative interpretations thereof, from and after the date of this Agreement;

(vi) the announcement of the potential sale of the Business or any portion thereof; the negotiation, execution, announcement, existence or performance of this Agreement or the transactions contemplated by this Agreement; the consummation of the transactions contemplated by this Agreement; or changes or actions resulting from any of the foregoing, including impacts on relationships with customers, suppliers, employees, labor organizations, or governmental entities;

(vii) any action or omission required pursuant to the terms of this Agreement, or pursuant to the written request of Purchasers, or any action otherwise taken by Purchasers or any of their Affiliates; and

(viii) any failure of Sellers, the Transferred Entities or the Business to meet financial projections or any estimates of revenues or earnings; provided, that the underlying causes of such failures shall not be excluded under this clause (viii);

provided, further, that, in the cases of clauses (i)-(iv), in each case to the extent that such change or effect does not disproportionately affect the Transferred Entities, taken as a whole, in relation to others in the same business as the Transferred Entities.

“Meloxicam” shall mean the Transferred Entities’ Meloxicam IV/IM, an aqueous extended-release formulation of the selective COX-2 inhibitor non-steroidal anti-inflammatory drug meloxicam developed by APIL using nanocrystal technology, in intravenous or intramuscular form existing as of the date of this Agreement.

“Net Sales Earn-Out Consideration” shall have the meaning set forth in Exhibit E.

“Net Sales Report” shall have the meaning set forth in Exhibit E.

“Newco” shall have the meaning set forth in the recitals.

“Non-Competition Period” shall have the meaning set forth in Section 5.14.

“Notice of Disagreement” shall have the meaning set forth in Section 2.5(b).

“OCR IP” shall have the meaning ascribed to such term in the Intellectual Property Transfer and License Agreement.

“Outside Date” shall have the meaning set forth in Section 9.1(b)(i).

“Owned Real Property” shall have the meaning set forth in Section 3.6(b).

“Paladin Products” shall mean the Transferred Entities’ pharmaceutical products licensed to Paladin Labs, Inc. by Daravita as of the date of this Agreement.

“Parent” shall mean Alkermes plc, a public limited company incorporated in Ireland (registered number 498284) whose registered address is Connaught House, One Burlington Road, Dublin 4, Ireland.

“Parties” shall mean Purchasers, Daravita and Sellers.

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Permitted Liens” shall mean the following Liens: (a) Liens for Taxes, assessments or other governmental charges or levies that are not yet due or payable or that are being contested in good faith by appropriate proceedings or that may thereafter be paid without penalty; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, workmen, repairmen and other Liens imposed by Law and on a basis consistent with past practice; (c) Liens incurred or deposits made in the ordinary course of business and on a basis consistent with past practice in connection with workers’ compensation, unemployment insurance or other types of social security; (d) defects or imperfections of title, easements, covenants, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary conduct of the Business; (e) in the case of the Business Real Property, zoning, building, subdivision, or other similar requirements or restrictions; (f) Liens incurred in the ordinary course of business and on a basis consistent with past practice securing obligations or liabilities that are not material to the Transferred Entities or the Transferred Interests; (g) such other imperfections of title as do not materially detract from the value or otherwise interfere with the present use of the Business Real Property or otherwise impair the operation of the Business as presently conducted; and (h) Liens set forth on Section 1.1 of the Sellers Disclosure Letter.

“Person” shall mean a person, corporation, partnership, limited liability company, joint venture, trust or other entity or organization.

“Post-Closing Adjustment” shall have the meaning set forth in Section 2.6.

“Pre-Closing Tax Period” shall mean all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any Straddle Period.

“Products” shall mean the BiDil Products, the Focalin Products, the Paladin Products, the Ritalin Products, the Verapamil Products, the Zogenix Products and Meloxicam, each of these Products individually, a “Product.”

“Prohibitive Order” shall have the meaning set forth in Section 8.1(b).

“Purchase Price” shall have the meaning set forth in Section 2.2(a).

“Purchasers” shall have the meaning set forth in the preamble.

“Purchasers Disclosure Letter” shall have the meaning set forth in Article IV.

“Purchasers Fundamental Representations” means the representations and warranties contained in Section 4.1 (Organization; Authorization), Section 4.2 (No Consents), Section 4.4 (Brokers; Finders) and Section 4.6(e) (Solvency).

“Purchasers Indemnified Parties” shall have the meaning set forth in Section 10.2.

“Purchaser Plan” shall have the meaning set forth in Section 6.2(a).

“Purchaser Related Parties” shall have the meaning set forth in Section 9.4(c)

“Recro” shall have the meaning set forth in the preamble.

“Registered Intellectual Property” means all United States, international and foreign: (i) patents and patent applications (including, but not limited to, reissues, continuations, divisionals, renewals, extensions, continuations-in-part, and all patents and applications claiming priority thereto or serving as a basis for priority thereof, provisional applications and design patents and applications); (ii) registered trademarks and service marks, applications to register trademarks, applications to register service marks, including in either case intent-to-use applications, or other registrations or applications related to trademarks, service marks or other source identifiers; (iii) registered copyrights and applications for copyright registration; (iv) domain name registrations and Internet number assignments; and (v) any other Intellectual Property Right that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Entity.

“Related Persons” shall have the meaning set forth in Section 11.14.

“Release” shall have the meaning set forth in CERCLA.

“Reorganization” shall have the meaning set forth the recitals.

“Reorganization Transfer Agreements” shall have the meaning set forth in Section 5.3(a).

“Representatives” shall mean a Person’s officers, directors, consultants, advisors, employees, stockholders, agents or other advisors or representatives.

“Resolution Period” shall have the meaning set forth in Section 2.5(c).

“Retention Bonuses” shall have the meaning set forth in Section 6.4(b).

“Review Period” shall have the meaning set forth in Section 2.5(b).

“Reverse Termination Fee” shall have the meaning set forth in Section 9.4(a).

“Ritalin Products” shall mean the Transferred Entities’ Ritalin SR®, a sustained-release oral formulation of methylphenidate, existing as of the date of this Agreement.

“Sale” shall have the meaning set forth in Section 2.1.

“Sample Adjustment Amount Statement” shall have the meaning set forth in the definition of Working Capital.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securitization” shall have the meaning set forth in Section 11.7(b).

“Seller Financial Advisor” shall mean Lazard Frères & Co. LLC.

“Sellers” shall have the meaning set forth in the preamble.

“Seller Confidential Information” shall have the meaning set forth in Section 11.3(c).

“Sellers Disclosure Letter” shall have the meaning set forth in Article III.

“Significant Customers” shall have the meaning set forth in Section 3.15(n).

“Significant Suppliers” shall have the meaning set forth in Section 3.15(n).

“Similar Law” shall mean any law of a jurisdiction outside the United States that is similar to the applicable U.S. federal, state or local Law.

“Solvent” means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities as they mature, (iv) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the assets of such Person would constitute an unreasonably small capital; (v) such Person has the ability to pay their debts and obligations as they come due in the ordinary course of business; (vi) such Person has sufficient capital to operate the Business in the ordinary course of business (including, without limitation, manufacturing and developing the Products and performing its obligations under the Supply Agreements); and (vii) such Person has not made any transfer or incurred any obligations, with actual intent to hinder, delay or defraud either present or future creditors. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

“Straddle Period” any taxable period that includes (but does not end on) the Closing Date.

“Subject Assets” shall have the meaning set forth in Section 5.2(c).

“Subsidiary” shall mean, with respect to any Person, any other entity (a) whose securities or other ownership interests, having by their terms the power to elect a majority of the board of directors or other Persons performing similar functions, are beneficially owned or controlled, directly or indirectly, by such Person, (b) whose business and policies such Person has the power, directly or indirectly, to direct, or (c) of which 50% or more of the securities, partnership or other ownership interests are owned, directly or indirectly, by such Person.

“Supply Agreements” shall mean the agreements between Sellers, or their designated Affiliate, and Acquisition Sub to be executed within sixty (60) days following the Closing in forms mutually acceptable to Sellers and Purchasers and to include the terms and conditions specified in Exhibit B.

“Target Working Capital Amount” shall mean Nineteen Million Dollars ($19,000,000).

“Tax” shall mean any tax of any kind, including any federal, state, local and foreign income, profits, license, severance, occupation, windfall profits, capital gains, capital stock, transfer, registration, social security (or similar), production, franchise, gross receipts, payroll, sales, employment, use, property, excise, value added, estimated, stamp, alternative or add-on minimum, environmental, withholding or any other tax, governmental duty or assessment, together with all interest, penalties and additions imposed with respect to such amounts.

“Tax Proceeding” means any audit, examination, investigation, assessment, claim or litigation by a Governmental Entity relating to Taxes of the Transferred Entities for Pre-Closing Tax Periods or Straddle Periods or for which Sellers may have Liability for Taxes under this Agreement or otherwise.

“Tax Returns” means any return, report, information return or other statement (including schedules or any related or supporting information) required to be filed or prepared with respect to any Tax.

“Third Party Claim” shall have the meaning set forth in Section 10.4(a).

“Transaction Fees” means all unpaid fees, expenses and other similar amounts that have been or are expected to be incurred on or prior to the Closing Date on behalf of either of the Transferred Entities in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby, including: (i) the fees and expenses of, or other similar amounts charged by, any external counsel, accountants, financial advisors, consultants and experts engaged by either of the Transferred Entities; and (ii) the amount of the Retention Bonuses and any other sale bonuses, change in control bonuses, retention bonuses or similar bonuses that become payable in connection with the consummation of the transactions contemplated by this Agreement (plus the employer portion of any payroll and employment taxes relating thereto) except, in the case of (i) and (ii) above, (a) to the extent otherwise included in the determination of Working Capital or (b) to the extent such fees have not been paid as of the Closing and will become the liability of the Transferred Entities from and after the Closing.

“Transferred Entities” shall mean (a) prior to consummation and completion of the Reorganization, Daravita and Alkermes Gainesville, or (b) from and after consummation and completion of the Reorganization, Newco and Alkermes Gainesville.

“Transferred Entity Benefit Plan” shall mean any Benefit Plan solely sponsored or maintained by any Transferred Entity.

“Transferred Entity Employee” shall mean any employee employed by any Transferred Entity.

“Transferred Interests” shall mean (a) all of the issued and outstanding membership units of Newco and (b) all of the issued and outstanding membership units of Alkermes Gainesville.

“Transition Services Agreement” shall mean the transition services agreement to be executed and delivered on or prior to the Closing Date in a form mutually acceptable to Sellers and Purchasers, which services and other terms and conditions are specified in Exhibit A.

“U.S.-Ireland Treaty” means the Convention Between the Government of the United States of America and the Government of Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital Gains signed on July 28, 1997, and any existing protocols with respect thereto.

“VAT” means value added tax.

“Verapamil Products” shall mean the Transferred Entities’ sustained release oral formulations of verapamil hydrochloride existing as of the date of this Agreement.

“WARN Act” shall have the meaning set forth in Section 3.11(d).

“Warrant” shall mean the warrant to purchase stock to be executed and delivered at the Closing in the form of Exhibit F. The warrant to purchase stock grants to APIL the right to purchase 350,000 shares (subject to adjustment as provided therein) of common stock of Recro at a price equal to two times the closing price of the common stock of Recro on the day prior to the Closing Date for a period of seven (7) years from the Closing Date.

“Working Capital” shall mean current assets of the Transferred Entities minus current liabilities of the Transferred Entities and excluding (a) Cash, (b) any intercompany accounts and other intercompany obligations required to be settled or eliminated at or prior to the Closing pursuant to Section 5.7, or (c) any assets or liabilities in respect of Income Taxes. For purposes of this Agreement, Working Capital shall be calculated in accordance with this Agreement (including the sample calculation of the Adjustment Amount as of December 31, 2014 set forth on Exhibit C (the “Sample Adjustment Amount Statement”)) and with GAAP applied using the same data sources, policies, procedures and method of calculation, with consistent classifications, judgments and estimation methodology, as were used in preparation of the Business Balance Sheet; provided, however, Working Capital shall not be calculated to include any changes in assets or liabilities as a result of purchase accounting adjustments or other changes arising from or resulting as a consequence of this Agreement or the transactions contemplated hereby other than as expressly set forth in the Sample Adjustment Amount Statement; provided, further, however, that if there is any conflict between the accounting methods, practices, principles, policies and procedures used in preparing the Business Balance Sheet and GAAP, GAAP shall control and no reversal of any reserves reflected in the balance sheet of the Transferred Entities shall be taken into account except that reserved for a litigation matter may be reversed only in connection with the final resolution of such litigation and reserves against an account receivable may be reversed only upon actual collection of such reserved receivable (the methods set forth in this definition of Working Capital, the “Accounting Methodology”).

“Zogenix Products” shall mean the Transferred Entities’ Zohydro™ ER, an extended-release oral formulation of hydrocodone bitartrate, including the modified Zohydro™ ER product containing an abuse deterrent component comprising polyethylene oxide and povidone (and further including the FDA-approved form thereof) existing as of the date of this Agreement.

ARTICLE II

THE SALE

2.1 The Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the closing of the transactions contemplated by this Agreement (the “Closing”), Sellers shall transfer, convey, assign and deliver to Acquisition Sub, and Acquisition Sub shall purchase and acquire from Sellers, all of Sellers’ right, title and interest in and to the Transferred Interests (the “Sale”).

2.2 Purchase Price; Allocation.

(a) In consideration for the Transferred Interests, Purchasers shall pay to Sellers an aggregate of (a) Fifty Million Dollars ($50,000,000) in cash (the “Initial Purchase Price”) plus (b) the Warrant (collectively, the “Purchase Price”) at the Closing. The Initial Purchase Price shall be subject to adjustment as provided in Section 2.4 through Section 2.7.

(b) The Parties agree that:

(i) For U.S. federal Income Tax purposes, the sale of (A) the Transferred Interests in Alkermes Gainesville (which is a disregarded entity with respect to Eagle Holdings) shall be treated as a sale of the assets of Alkermes Gainesville and (B) the Transferred Interests in Newco (which is a disregarded entity with respect to APIL) shall be treated as a sale of the assets of Newco;

(ii) An amount of the Initial Purchase Price equal to the lesser of (A) the Appraised Value of Alkermes Gainesville (as determined pursuant to Section 2.2(d)) less any liabilities of Alkermes Gainesville that are required to be treated as part of the purchase price of the assets of Alkermes Gainesville for U.S. federal Income Tax purposes and (B) the Initial Purchase Price shall be allocated to, and paid to Eagle Holdings in full payment for the Transferred Interests in Alkermes Gainesville; and

(iii) The balance of the Initial Purchase Price plus the Warrant shall be allocated to and paid to APIL in full payment for the Transferred Interests in Newco and the Earn-Out Consideration shall be allocated to and paid to APIL in full payment of the amounts due under the terms of the IP License Agreement.

(c) The right of APIL to receive the Earn-Out Consideration: (i) is solely a contractual right and is not a security for purposes of any federal or state securities Laws; (ii) will not be represented by any form of certificate or instrument; and (iii) does not give APIL any dividend rights, voting rights, liquidation rights, preemptive rights or other rights common to holders of the equity securities of Acquisition Sub or any of its Affiliates. The transactions contemplated by this Agreement are intended to be, and shall be treated solely as, a sale of the Transferred Interests by Sellers to Acquisition Sub, and nothing hereunder shall be deemed to create a joint venture or partnership between or among any of the Parties, the Transferred Entities and/or any of their Affiliates.

(d) Eagle Holdings shall retain Duff & Phelps Corporation which shall conduct an appraisal and determine the gross fair market value of the assets of Alkermes Gainesville (the “Appraised Value”). Within sixty (60) days after the Closing Date, Eagle Holdings shall deliver to Purchasers a schedule setting forth the Appraised Value and the allocation of the Initial Purchase Price allocable to the Transferred Interests in Alkermes Gainesville (as determined pursuant to Section 2.2(b)(ii)) (plus any liabilities of Alkermes Gainesville that are required to be treated as part of the purchase price of the assets of Alkermes Gainesville for U.S. federal Income Tax purposes) among the asset classes of Alkermes Gainesville (the “Allocation Schedule”), with the asset classes being those set forth in Treas. Reg. Sec. 1.338-6. The Allocation Schedule will not allocate to various assets within the asset class. The Appraised Value and Allocation Schedule shall be subject to such appropriate adjustments, if any, by the appraisers and Eagle Holdings upon the determination of the Post-Closing Adjustment. The Allocation Schedule shall be prepared in accordance with Section 1060 of the Code. The Appraised Value and Allocation Schedule shall be deemed final unless Purchasers notify Eagle Holdings in writing that Purchasers object to the Appraised Value and/or one or more items reflected in the Allocation Schedule within thirty (30) days after delivery of the Allocation Schedule to Purchasers. In the event of any such objection, Sellers and Purchasers shall negotiate in good faith to resolve such dispute; provided, however, that if Sellers and Purchasers are unable to resolve any such dispute within thirty (30) days after the delivery of the Allocation Schedule to Sellers, such dispute shall be resolved by an impartial nationally recognized firm of independent certified public accountants mutually appointed by Sellers and Purchasers whose determination shall be final and binding upon the Parties. The fees and expenses of such accounting firm shall be borne equally by Sellers, on the one hand, and Purchasers, on the other hand; provided, however, that if one such side substantially prevails in such dispute, then the non-prevailing Party(ies) shall bear all such fees and expenses. For the avoidance of doubt a Party shall be deemed to have “substantially prevailed” if the final determination by the accounting firm, in the case of Purchasers, is at least twenty percent (20%) greater than the Appraised Value, and, in the case of Sellers, is not more than twenty percent (20%) greater than the Appraised Value. Sellers and Purchasers agree to file their respective IRS Forms 8594 and all Tax Returns in accordance with the Allocation Schedule. Neither Purchasers nor Sellers shall take any position in a filed Income Tax Return or statement that is inconsistent with such allocations and Purchasers and Sellers will use reasonable efforts to sustain such position in any Tax Proceeding.

(e) Purchasers shall have the right to withhold all Taxes it is required by Law to withhold from all payments made hereunder, and will provide Sellers with proof of deposit or payment of any such Taxes withheld. For the avoidance of doubt, however, in connection with the sale of the Transferred Interests in Newco, APIL shall provide to Purchasers a valid and properly completed W-8BEN-E establishing its status as the beneficial owner for purposes of the U.S.-Ireland Treaty of those payments to APIL of the Purchase Price (including, for the avoidance of doubt, portions of the Initial Purchase Price, the Warrant and the Earn-Out Consideration) made under Section 2.2(b)(ii) and so long as APIL has provided Purchasers with such a W-8BEN-E that has not expired, Purchasers shall treat all such payments to APIL as exempt from U.S. federal Income Tax pursuant to the Code and/or Article 12 or Article 13 of the U.S.-Ireland Income Tax Treaty. In addition, provided that APIL provides a form W-8BEN-E upon which Purchasers may rely to show that the payments made to APIL are not subject to FATCA withholding, Purchasers shall not withhold any amounts under FATCA from payments to be made to APIL

2.3 Closing.

(a) The Closing shall take place at the offices of Goodwin Procter LLP, Exchange Place, Boston, MA 02109, at 10:00 a.m., prevailing Eastern time, on the third (3rd) Business Day following the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions) or at such other place, time or date as may be mutually agreed upon in writing by Sellers and Purchasers (the “Closing Date”).

(b) At the Closing:

(i) Sellers shall:

(A) deliver to Purchasers certificates evidencing the Transferred Interests to the extent that such Transferred Interests are in certificate form, duly endorsed in blank or with stock powers duly executed in proper form for transfer, and with any required stock transfer stamps affixed thereto;

(B) deliver to Purchasers the Transition Services Agreement, duly executed by Sellers;

(C) deliver to Purchasers the certificate required to be delivered pursuant to Section 8.2(c);

(D) deliver to Purchasers the resignations, effective as of the Closing Date, of those directors or officers of the Transferred Entities as Purchasers may reasonably request in writing no less than ten (10) days prior to the Closing Date;

(E) deliver to Purchasers the common seal, if applicable, and all registers, minute books, and other statutory books, required to be kept by Law, and, to the extent applicable, all certificates of incorporation and certificates of incorporation on change of name for each Transferred Entity;

(F) deliver to Purchasers (1) copies of all UCC-3 discharge statements to be filed with respect to Alkermes Gainesville and copies of releases or other relevant filings, in each case to be filed after the Closing, and any other security release documentation reasonably requested by Purchasers, including releases under Irish law, for any Lien, including the Liens granted to Morgan Stanley Senior Funding, Inc., as collateral agent, under the Credit Agreement, dated as of September 25, 2012, as amended on February 14, 2013 and May 22, 2013 (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among Alkermes plc, Alkermes Pharma Ireland Limited, Alkermes, Inc., Alkermes US Holdings, Inc., the several banks and other financial institutions or entities from time to time parties to the Credit Agreement as lenders, Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley Senior Funding, Inc., Citigroup Global Markets, Inc. and JPMorgan Chase Bank, N.A. as co-syndication agents, and Morgan Stanley Senior Funding, Inc., as collateral agent in favor of the lenders thereunder, on (i) any assets owned by the Transferred Entities, other than the Excluded Assets or (ii) the Transferred Interests; and (2) a release of Alkermes Gainesville from its obligations as a guarantor under the Credit Agreement;

(G) deliver to Purchasers a copy of the resolutions or written consent of the boards of directors of the Transferred Entities evidencing that the boards of directors of the Transferred Entities have, prior to Closing, (i) voted in favor of the transfer of the Transferred Interests to Acquisition Sub (or its nominee(s)) and voted in favor of the registration of the Acquisition Sub (or its nominee(s)) as stockholder(s) or member(s), as applicable, of the Transferred Entities in respect of the Transferred Interests (subject to the production of duly stamped transfers) and (ii) appointed such persons as the Purchasers have nominated as directors and secretary of the Transferred Entities, effective at the Closing; and

(H) deliver to Purchasers certificates dated as of the Closing Date in form and substance reasonably satisfactory to Purchasers, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Code stating, as applicable, that Eagle Holdings is not a “foreign person” as defined in Section 1445 of the Code and the interests in Newco do not constitute U.S. real property interests as defined in Section 897(c) of the Code; and

(I) the Forms W-8BEN-E required to be furnished pursuant to Section 2.2(e).

(ii) Purchasers shall:

(A) pay, by wire transfer, to an account or accounts designated by Sellers, immediately available funds in an amount equal to either: (i) the Initial Purchase Price plus the Closing Adjustment (if the Closing Adjustment is a positive amount) or (ii) the Initial Purchase Price minus the Closing Adjustment (if the Closing Adjustment is a negative amount), in each case as determined pursuant to Section 2.4, to Eagle Holdings in the amount set forth in Section 2.2(b)(ii) and the remaining amount, if any, to APIL;

(B) deliver to APIL the Warrant, duly executed by Recro;

(C) deliver to Seller the Transition Services Agreement, duly executed by Purchasers; and

(D) deliver to Sellers the certificate required to be delivered pursuant to Section 8.3(c).

2.4 Closing Adjustment. Not less than three (3) Business Days prior to the anticipated Closing Date, Sellers shall provide Purchasers with a certificate signed by an officer of each of the Sellers attaching reasonable and good faith estimates (the “Closing Estimates”) of each of (i) the Closing Working Capital (the “Estimated Closing Working Capital”), (ii) the Closing Cash Amount (the “Estimated Closing Cash Amount”); (iii) the Closing Date Indebtedness (the “Estimated Closing Date Indebtedness”); (iv) the Closing Date Transaction Fees (the “Estimated Closing Date Transaction Fees”); and (v) the Closing Adjustment (as defined below). Each of the Closing Estimates shall be determined in accordance with the Accounting Methodology. Purchasers shall be entitled to review, and propose reasonable changes to the Closing Estimates and Sellers shall provide Purchasers and their Representatives with reasonable access, at reasonable times following prior notice, to the officers, employees, agreements and books and records of the Transferred Entities to verify the accuracy of such amounts. The Sellers shall consider the Purchasers’ proposed changes in good faith. If the Parties are unable to reach agreement on any proposed changes, the Closing Estimates (and the components thereof) as proposed by the Sellers shall control solely for purposes of payments to be made at Closing and shall not limit or otherwise effect the Purchasers’ remedies under this Agreement or otherwise constitute an acknowledgment by Purchasers of the accuracy of the Closing Estimates. The “Closing Adjustment” shall equal (i) the Estimated Closing Working Capital, plus (ii) the Estimated Closing Cash Amount, less (iii) the Target Working Capital, less (iv) the Estimated Closing Date Indebtedness, and (v) less the Estimated Closing Date Transaction Fees.

2.5 Post-Closing Statement.

(a) After the Closing Date, Sellers and Purchasers shall cooperate with each other and provide each other with such access to their respective books, records, accountants, audit work papers and relevant employees as they may reasonably request in connection with the matters addressed in this Section 2.5; provided, however, that nothing contained in this Section 2.5 shall require Sellers, Purchasers or any of their respective Affiliates to disclose any attorney-client privileged information to the extent that disclosure thereof might result in the loss of attorney-client privilege. As promptly as practicable but no later than sixty (60) days after the Closing Date, Purchasers shall prepare and deliver to Sellers a statement (the “Initial Post-Closing Adjustment Statement”) of (i) the Closing Working Capital, (ii) the Closing Cash Amount, (iii) the Closing Date Indebtedness, (iv) the Closing Date Transaction Fees; and (v) the Adjustment Amount, setting forth Purchasers’ calculation of the Adjustment Amount as of the Closing together with reasonable supporting calculations and detail. The Initial Post-Closing Adjustment Statement shall be determined in accordance with the Accounting Methodology.

(b) If Sellers disagree in whole or in part with the Initial Post-Closing Adjustment Statement, Seller shall notify Purchasers in writing of such disagreement (the “Notice of Disagreement”) within thirty (30) days following Sellers’ receipt of the Initial Post-Closing Adjustment Statement (the “Review Period”), indicating the specific line items that are in dispute (the “Disputed Items”), describing the basis for such objection and providing Seller’s estimate of such Disputed Items; provided that Sellers and Purchasers shall be deemed to have agreed upon all items and amounts that are not Disputed Items, unless the resolution of a Disputed Item affects an undisputed item, in which case such undisputed item shall remain open and be considered a Disputed Item. If no Notice of Disagreement is received by Purchasers prior to the expiration of the Review Period, then the Initial Post-Closing Adjustment Statement shall be deemed to have been accepted by Sellers and shall become final and binding upon the Parties in accordance with Section 2.5(e).

(c) During the thirty (30) days (or such longer period as the Parties may mutually agree) immediately following the delivery of a Notice of Disagreement (the “Resolution Period”), Sellers and Purchasers shall seek in good faith to resolve any differences that they may have with respect to Disputed Items. The Parties shall cooperate during such Resolution Period and Sellers and their Representatives shall have access to the books and records, working papers, schedules and calculations of the Purchasers and the Transferred Entities used in the preparation of the Initial Post-Closing Adjustment Statement, the Notice of Disagreement and the determination of the Disputed Items, and to the personnel involved in the preparation and calculation thereof, during normal business hours, upon reasonable notice.

(d) Dispute Resolution.

(i) If, at the end of the Resolution Period, Sellers and Purchasers have been unable to resolve all Disputed Items, Sellers and Purchasers shall submit the remaining Disputed Items with respect to the Notice of Disagreement (along with a copy of the Initial Post-Closing Adjustment Statement marked to indicate those line items that are not in dispute) to PricewaterhouseCoopers LLP or, if that firm declines to act as provided in this Section 2.5(d) or it is determined that PricewaterhouseCoopers LLP would not be considered “independent” under applicable professional standards, another firm of independent public accountants, selected promptly by and mutually reasonably acceptable to Purchasers and Sellers (the “Independent Accounting Firm”). The Independent Accounting Firm shall be instructed to make, within thirty (30) days after the expiration of the Resolution Period or, if applicable, the date of selection of the Independent Accounting Firm pursuant to the preceding sentence, a final determination in accordance with this Agreement, binding on the Parties, of the appropriate amount of each of the Disputed Items which Sellers and Purchasers have submitted to the Independent Accounting Firm, calculated in accordance with the standards set forth in this Agreement, and to promptly notify the Parties in writing of its determination. With respect to each amount in dispute, the Independent Accounting Firm’s determination, if not in accordance with the position of either Sellers or Purchasers, shall not be in excess of the higher, nor less than the lower, of the amounts advocated by Sellers in the Notice of Disagreement or by Purchasers in the Initial Post-Closing Adjustment Statement with respect to such disputed amount.

(ii) During the review by the Independent Accounting Firm, Purchasers and Sellers will each provide the Independent Accounting Firm with such access to their respective books, records, accountants, audit work papers and relevant employees as may be reasonably required by the Independent Accounting Firm to fulfill its obligations under this Section 2.5; provided, however, that nothing contained in this Section 2.5 shall require Sellers, Purchasers or any of their respective Affiliates to disclose any attorney-client privileged information to the extent that disclosure thereof might result in the loss of attorney-client privilege.

(iii) All fees and expenses relating to the work, if any, to be performed by the Independent Accounting Firm shall be split equally between Sellers, on the one hand, and Purchasers on the other hand.

(e) The version of the Initial Post-Closing Adjustment Statement that is final and binding on the Parties, as determined either through agreement of the Parties pursuant to Section 2.5(b) or Section 2.5(c) or through the action of the Independent Accounting Firm pursuant to Section 2.5(d), is referred to as the “Final Post-Closing Adjustment Statement”, and the Adjustment Amount set forth therein as the “Final Adjustment Amount.”

2.6 Post-Closing Adjustment. The “Post-Closing Adjustment” shall be equal to (i) the Final Adjustment Amount set forth in the Final Post-Closing Adjustment Statement less (ii) the Closing Adjustment. If the Post-Closing Adjustment is a positive amount, then Purchasers shall pay or cause Acquisition Sub to pay in cash to Sellers (or one or more Affiliates designated by Sellers) the amount of the Post-Closing Adjustment via wire transfer of immediately available funds to the account(s) designed in writing by the Sellers. If the Post-Closing Adjustment is a negative amount, then Sellers (or an Affiliate designated by Sellers) shall pay in cash to Acquisition Sub the amount of the Post-Closing Adjustment via wire transfer of immediately available funds to the account(s) designed in writing by the Acquisition Sub. Any such payment shall be made within five (5) Business Days after the Final Post-Closing Adjustment Statement is determined.

2.7 Calculations. Except as otherwise expressly provided in this Agreement, the Parties hereto covenant and agree that no amount shall be (or is intended to be) included, in whole or in part (either as an increase or a reduction), more than once in the calculation of (including any component of) the Closing Estimates, the Initial Post-Closing Adjustment Statement, the Final Post-Closing Adjustment Statement, the Adjustment Amount or any other calculated amount pursuant to this Agreement if the effect of such additional inclusion (either as an increase or a reduction) would be to cause such amount to be over- or under-counted for purposes of such calculation.

2.8 Earn-Out Consideration. Following the Closing, Purchasers shall pay or cause Newco to pay to APIL the Earn-Out Consideration, in accordance with the terms of Exhibit E.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLERS

Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Purchasers by the Sellers prior to the date hereof (the “Sellers Disclosure Letter”), Sellers hereby make to Purchasers, as of the date hereof and as of the Closing, each of the representations and warranties contained in this Article III; it being understood that disclosure of any item in any section or subsection of the Sellers Disclosure Letter shall also be deemed disclosure with respect to any other section or subsection to which the relevance of such item is readily apparent on its face. The representations and warranties contained in this Article III and in any other provision of this Agreement and certificate delivered pursuant to this Agreement constitute all of the representations and warranties of Sellers with respect to the transactions contemplated hereby.

3.1 Organization; Authorization.

(a) Each Seller is duly organized, validly existing and, to the extent applicable, in good standing under the Laws of its jurisdiction of organization.

(b) Each Transferred Entity is duly organized and validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate or similar power and authority to own its properties and assets and to carry on its business as it is now being conducted. Each Transferred Entity is duly qualified to transact business in each jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be so duly qualified to transact business, or to have such power and authority, would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. Section 3.1(b) of the Sellers Disclosure Letter sets forth a complete and accurate list of the jurisdiction of incorporation or organization of each Transferred Entity and all jurisdictions in which each Transferred Entity is duly qualified to transact business.

(c) Except as set forth in Section 3.1(c) of the Sellers Disclosure Letter, each Seller (i) has the requisite corporate or similar right, authority and power to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the sale, assignment and transfer of the Transferred Interests and (ii) will have, on or before the date of signing each Ancillary Agreement to which it will be a party, the requisite corporate or similar right, authority and power to execute and deliver the Ancillary Agreements to which it will be a party and to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all corporate or similar action in respect thereof on the part of each Seller. The execution, delivery and performance of each Ancillary Agreement to which it is a party and the consummation of the transactions contemplated therein will, at the time of signing of such Ancillary Agreement, have been duly and validly authorized by all corporate or similar action in respect thereof on the part of each Seller.

(d) This Agreement has been, and each of the Ancillary Agreements to which each Seller is a party will be, on or prior to the date of signing such Ancillary Agreement, duly and validly executed and delivered by each Seller, and, assuming the due authorization and execution of this Agreement by Purchasers, this Agreement constitutes, and, assuming the due authorization and execution of the other parties to each Ancillary Agreement, each Ancillary Agreement will constitute, the legal and binding obligation of each Seller, enforceable against each Seller in accordance with its terms: (i) except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and (ii) except insofar as the availability of equitable remedies may be limited by applicable Law (the preceding clauses (i) and (ii) are referred to herein collectively as the “Enforceability Exceptions”).

(e) Except as set forth in Section 3.1(e) of the Sellers Disclosure Letter, neither the execution, delivery and performance of this Agreement and the Ancillary Agreements, nor the consummation of the transactions contemplated hereby and thereby, including the Reorganization, will (i) conflict with or violate any provision of any Governing Documents of Sellers or the Transferred Entities, (ii) constitute or result in a default under, violate any provision of, or be an event that is (or with the passage of time will result in) a violation of, or result in the acceleration of or entitle any party to accelerate or exercise (whether after the giving of notice or lapse of time or both) any obligation or right under, or result in the imposition of any Lien upon or the creation of a security interest in any of the Transferred Interests, or any Lien on any asset of the Transferred Entities, any material Contract, instrument, order, arbitration award, judgment or decree to which any Transferred Entity or Seller is a party or by which any of them is bound, or (iii) violate or conflict with any Law or other restriction of any kind or character to which any Seller or Transferred Entity is subject, that, in the case of clauses (ii) or (iii) would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

3.2 Title to Shares; Capitalization; Structure.

(a) (i) The authorized capital stock of Alkermes Gainesville consists of 393,075 Membership Units, of which 393,075 Membership Units are outstanding, all of which are owned, beneficially and of record, by Eagle Holdings free and clear of all Liens except Permitted Liens and Liens set forth on Section 3.2 of the Sellers Disclosure Letter; and (ii) the authorized capital stock of Daravita consists of 150,000,000 Ordinary Shares, of which 102,000,001 Ordinary Shares are in issue, which are owned, beneficially and of record, by Alkermes Ireland Holdings free and clear of all Liens except for Permitted Liens and Liens set forth on Section 3.2 of the Sellers Disclosure Letter. At the Closing, all of the authorized capital interests in Newco will be owned, beneficially and of record, by APIL free and clear of all Liens except Permitted Liens and Liens set forth on Section 3.2 of the Sellers Disclosure Letter. All of the outstanding Membership Units of Alkermes Gainesville have been duly authorized and validly issued, are fully paid and nonassessable, and have not been issued in violation of any preemptive or third-party rights. At the Closing, all of the issued and outstanding capital stock of Newco will be validly issued, fully paid and nonassessable, and will not have been issued in violation of any preemptive or third-party rights. At the Closing, Sellers will deliver to Purchasers good and valid title to all of the Transferred Interests free and clear of any Lien, except for Permitted Liens.

(b) Except as set forth in Section 3.2 of the Sellers Disclosure Letter, the Transferred Entities have no other equity interests issued or outstanding and there are no outstanding options, warrants or other rights of any kind to acquire, or obligations to issue, shares of capital stock of any class of, or other equity interests in, the Transferred Entities. No Transferred Entity owns any equity interest, directly or indirectly, in any Person other than a Transferred Entity. There are no outstanding obligations of any Transferred Entity (i) to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests in any Transferred Entity or (ii) to grant preemptive or anti-dilutive rights with respect to any such shares or interests.

3.3 No Consents. Section 3.3 of the Sellers Disclosure Letter contains a list of all registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers required to be made, filed, given or obtained by Sellers or the Transferred Entities with, to or from any Persons or Governmental Entities in connection with the consummation of this Agreement or the Ancillary Agreements or the other transactions contemplated hereby or thereby, including the Reorganization, except for those with respect to which the failure to make, file, give or obtain would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect (the “Consents”).

3.4 Financial Statements.

(a) Section 3.4 of the Sellers Disclosure Letter sets forth true and complete copies of the unaudited consolidated statements of income, balance sheets and statements of cash flows of the Business (i) as of December 31, 2013 and for the nine-month period then ended and (ii) as of December 31, 2014 and for the twelve-month period then ended (collectively, the “Historical Financial Statements”). The Historical Financial Statements, present fairly in all material respects the consolidated financial position and results of operations and cash flows of the Business for the respective periods or as of the respective dates set forth therein, in each case in accordance with GAAP applied on a consistent basis throughout the periods involved. The Historical Financial Statements have been prepared from and in all material respects in accordance with the Books and Records of the Transferred Entities and the Business, which Books and Records fairly reflect in reasonable detail all assets, liabilities and transactions relating to the Transferred Entities and the Business. The balance sheet as of December 31, 2014 (the “Balance Sheet Date”) included in the Historical Financial Statements is referred to herein as the “Business Balance Sheet.”

3.5 No Undisclosed Liabilities. Except for Liabilities (a) which are reflected or reserved against in the Business Balance Sheet, (b) set forth in Section 3.5 of the Sellers Disclosure Letter or (c) incurred in the ordinary course of business since the Balance Sheet Date which are of a category reflected or reserved against and in amounts consistent with those reflected on the Business Balance Sheet the Business has no Liabilities that would be required to be reflected on a balance sheet prepared in accordance with GAAP.

3.6 Properties; Sufficiency.

(a) With the exception of (i) properties disposed of since the Balance Sheet Date in the ordinary course of business, (ii) the Excluded Assets, and (iii) the Liens set forth in Section 3.6(a) of the Sellers Disclosure Letter, which (other than Permitted Liens) will be released prior to or at Closing, the Transferred Entities have good and marketable title to, or a valid and existing lease or license to, free and clear of all Liens other than Permitted Liens, each piece of real and material personal property capitalized on or included in the Business Balance Sheet (or for real and personal property acquired by the Business since the date of the Business Balance Sheet, that would have been, had it been acquired prior to such date, capitalized on or included in the Business Balance Sheet) and each other piece of real and material personal property used or held for use in the Business. All documents necessary to prove such title are in the possession or under the control of the Transferred Entities, copies of which have been made available to Purchasers.

(b) Section 3.6(b) of the Sellers Disclosure Letter sets forth a list of all the real property owned or leased by the Transferred Entities in connection with the Business (the “Business Real Property”). Sellers have made available correct and complete copies of all material leases and subleases (including all material amendments, modifications and side letters thereto, and all notices of default and other material notices thereunder) relating to the Business Real Property to which the Transferred Entities are a party, all of which are identified in Section 3.6(b) of the Sellers Disclosure Letter and each of which is valid and in full force and effect. With respect to the Business Real Property owned by the Transferred Entities (the “Owned Real Property”), except as set forth in Section 3.6(a) of the Sellers Disclosure Letter, the applicable Transferred Entity has good and marketable title in fee simple to such property subject only to Permitted Liens. There are no pending or, to the Knowledge of Sellers, threatened condemnation proceedings relating to any Business Real Property for which written notice has been received by the Transferred Entities. To the Knowledge of Sellers, except as set forth in Section 3.6(a) of the Sellers Disclosure Letter and except pursuant to this Agreement, no Person has any right, option, lease, license, right of first refusal or any other Contract with respect to the purchase, assignment, possession, use or transfer of all or a portion of the Owned Real Property. To the Knowledge of Sellers, no Owned Real Property encroaches upon adjoining real estate. The ownership, occupancy, use and operation of the Business Real Property has complied and complies in all material respects with all applicable Laws, including but not limited to planning, zoning or use Laws, and Sellers have received no written, or to the Knowledge of Sellers, oral, notice of any material defaults by the Transferred Entities in respect of the Business Real Property in complying with the requirements of any notice received from a Governmental Entity under any such Laws. Except as disclosed in Section 3.6(b) of the Sellers Disclosure Letter, none of the properties owned or leased by the Transferred Entities or otherwise used in the Business is shared by the Business, on the one hand, and the other businesses, divisions or Subsidiaries of Parent, on the other hand.

(c) The buildings, structures and improvements on each Business Real Property are in all material respects in reasonable operating condition and repair, are structurally sound and free of material defects, with no material alterations or repairs required under applicable Law and are suitable in all material respects for their current use, operation and occupancy.

(d) All fixtures and mechanical systems located at the Business Real Property are currently in good working order except for ordinary wear and tear and for fixtures and mechanical systems under repair or out of service in the ordinary course of business.

(e) The assets, properties and rights of the Transferred Entities constitute all of the assets (other than (i) the Excluded Assets, (ii) services to be provided pursuant to the applicable Ancillary Agreements, and (iii) the services excluded under Part I(b) (Excluded IT Services) of Schedule 2 of Exhibit A) necessary to own and operate the Business in the manner being conducted as of the date hereof. The Transferred Entities collectively own or lease, or otherwise have good and valid rights to, all material assets, properties and other rights related to the Business.

3.7 Absence of Certain Changes. Except as set forth in Section 3.7 of the Sellers Disclosure Letter, since the Balance Sheet Date, there has been no (a) change or development in or effect on the Business that has had, or would reasonably be expected to have, a Material Adverse Effect, (b) other than in connection with the transactions contemplated by this Agreement, action or omission by the Transferred Entities that was not in the ordinary course of business or (c) action or omission that, if taken from the date hereof through the Closing, would violate any of the provisions of Sections 5.4(a) or 5.4(b).

3.8 Litigation; Orders. Except as set forth in Section 3.8 of the Sellers Disclosure Letter, there are no Actions pending or, to the Knowledge of Sellers, threatened (i) against any Seller that challenges or would reasonably be expected to have the effect of preventing or making illegal any of the transactions contemplated by this Agreement or (ii) against the Business or the Transferred Entities. There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency, or by arbitration) against or applicable to the Business or the Transferred Entities, or any of their respective properties or businesses.

3.9 Intellectual Property.

(a) The Transferred Entities own, or have a license or right to use, the Intellectual Property Rights necessary for the conduct of the Business; provided, however, that the foregoing is not a representation of non-infringement of the Intellectual Property Rights of another Person, which representation is solely set forth in the first sentence of Section 3.9(c) below. Section 3.9(a)(i) of the Sellers Disclosure Letter sets forth a true and complete list of all Registered Intellectual Property included in the Business Intellectual Property (the “Business Registered Intellectual Property”), setting forth as to each item, if applicable: the owner of record, jurisdiction of application and/or registration, and the date of application and/or registration. The Business Registered Intellectual Property is subsisting, and to the Knowledge of Sellers, valid and enforceable. Except as set forth in Section 3.9(a)(ii) of the Sellers Disclosure Letter, there are no oppositions, cancellations, invalidity proceedings, interference or re-examinations, or any other proceedings challenging the scope, validity, registrability or ownership of any Business Registered Intellectual Property currently pending, or, to the Knowledge of Sellers, threatened in writing, against the Transferred Entities (other than office actions or similar communications issued by any Governmental Entity in the ordinary course of prosecution of any pending applications for registration of any such Business Registered Intellectual Property). Except as set forth in Section 3.9(a)(iii) of the Sellers Disclosure Letter, the Transferred Entities exclusively own the entire right, title and interest in and to the Business Registered Intellectual Property free and clear of all Liens except Permitted Liens.

(b) Except as set forth in Section 3.9(b) of the Sellers Disclosure Letter, no Business Intellectual Property is subject to any outstanding judgment, injunction, order, decree or agreement that restricts the use thereof by the Transferred Entities or that would be reasonably be expected to restrict the use thereof by the Transferred Entities following the Closing.

(c) Except as set forth in Section 3.9(c) of the Sellers Disclosure Letter, to the Knowledge of Sellers, the conduct of the Business as currently conducted has not and does not infringe, misappropriate or violate any Intellectual Property Rights of any other Person. Except as set forth in Section 3.9(c) of the Sellers Disclosure Letter, neither of the Transferred Entities has received, since January 1, 2012, any written claim or demand, nor are there any pending

Actions: (i) alleging infringement or misappropriation of any Intellectual Property Rights of any other Person or (ii) challenging the use, ownership, enforceability or validity of any of the Business Intellectual Property.

(d) Except as set forth in Section 3.9(d) of the Sellers Disclosure Letter, to the Knowledge of Sellers, no Person is currently infringing, misappropriating or violating any Business Intellectual Property.

(e) The Transferred Entities currently take commercially reasonable security measures to protect the confidentiality of all material Business Intellectual Property, including the secrecy and confidentiality of their trade secrets. Each current employee and consultant of, and any former employee or consultant employed by, a Transferred Entity since January 1, 2014 has executed a confidentiality agreement and invention assignment or an employment or consulting agreement maintaining confidentiality in any material trade secret or material confidential information of the Transferred Entities and assigning to the applicable Transferred Entity any rights in the Business Intellectual Property invented by such employee or consultant and embodied in one of the Products as it exists as of the date of this Agreement.

(f) To the Knowledge of Sellers, there were no material defects of form in the preparation or filing of the patent applications that are part of the Business Registered Intellectual Property. To the Knowledge of Sellers, Sellers and Transferred Entities have complied in all material respects with the United States Patent Office (“USPTO”) duty of candor and disclosure as required under 37 C.F.R. § 1.56 for the each of the U.S. patents and patent applications that are part of the Business Registered Intellectual Property.

3.10 Licenses; Authorizations; Reports. Section 3.10(a) of the Sellers Disclosure Letter contains a complete and accurate list of all material governmental licenses, consents, qualifications, registrations, clearances, permits, franchises, variances, exemptions and other authorizations, including all authorizations under the Federal Food, Drug and Cosmetic Act of 1938, as amended (the “FDCA”), the Public Health Service Act of 1944 and the regulations of the United States Food and Drug Administration and any successor agency thereto (the “FDA”) promulgated under any of the foregoing or any Similar Law or authorization of any other Governmental Entity, and any other Governmental Entity that is concerned with the quality, identity, strength, purity, safety, efficacy, developing or manufacturing of the Products (“Licenses”) necessary for the lawful operating of the Business, issued, granted, given or otherwise made available by or under the authority of, or any required notification to, any Governmental Entity or pursuant to any Law necessary for the conduct of the Business as conducted on the date hereof. Except as set forth on Section 3.10(b) of the Sellers Disclosure Letter, each material License (i) is in the name of a Transferred Entity and is in full force and effect and (ii) is not subject to any pending or, to the Knowledge of Sellers, threatened Action for the purposes of revoking, limiting or amending such License. As of the date hereof, neither of the Transferred Entities has received written notice or, to the Knowledge of Sellers, any other notice from any Governmental Entity that (A) any existing material License will be revoked or (B) any pending application for any material new License or renewal of any existing material License will be denied.

3.11 Labor Matters.

(a) With respect to employees of the Business, the Transferred Entities are not bound by any agreements with labor unions or associations representing any employees, or purporting to represent or attempting to represent any employees, of the Business. Except as set forth in Section 3.11(a) of the Sellers Disclosure Letter, neither of the Transferred Entities is involved in, or, to the Knowledge of Sellers, threatened with any material work stoppage, strike, shutdown, lockout, demand for recognition or other material labor dispute, arbitration, lawsuit or administrative proceeding relating to labor matters involving Transferred Entity Employees, and there have been no such actions or disputes in the past three (3) years. To the Knowledge of Sellers, during the past three (3) years there has not been any attempt by any Transferred Entity Employees or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of any Transferred Entity.

(b) Section 3.11(b) of the Sellers Disclosure Letter sets forth a true and complete list of the employees currently employed by each Transferred Entity, in each case whose annualized aggregate compensation as salary, wages and bonuses during 2014 exceeded One Hundred Thousand Dollars ($100,000) (the “Highly Paid Employees”). The Sellers have delivered to Purchasers a true and correct listing of the compensation amounts paid to each Highly Paid Employee in 2014 and the base salary and target bonus for such personnel in 2015. Except as set forth on Section 3.11(b) of the Sellers Disclosure Letter, to the Knowledge of Sellers, no Highly Paid Employee has plans to terminate employment with the Transferred Entities.

(c) Except as set forth on Section 3.11(c) of the Sellers Disclosure Letter, no Transferred Entity is the subject of any pending Action asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state or foreign Law) or other violation of state or federal labor Law or seeking to compel it to bargain with any labor organization as to wages, terms or conditions of employment. Each Transferred Entity is in material compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining, immigration, equal employment opportunities and retaliation. There is no claim with respect to payment of wages, salary or overtime pay that has been asserted in writing to a Transferred Entity or is pending or, to the Knowledge of Seller, threatened before any Governmental Entity with respect to any Persons currently or formerly employed by a Transferred Entity.

(d) Section 3.11(d) of the Sellers Disclosure Letter lists each employee of a Transferred Entity who was terminated or laid off for any reason other than for cause, or whose hours were reduced by more than 50%, during the ninety (90) days preceding the date of this Agreement, and for each such employee, sets forth: (i) the date of such termination, layoff or reduction in hours; and (ii) the location to which the employee was assigned. Each of the Transferred Entities is in material compliance with its obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”) and any similar Law and neither Transferred Entity has ordered or implemented a plant closing or mass layoff within the meaning of the WARN Act or any similar Law in the past three (3) years.

3.12 Taxes. Except as set forth in Section 3.12 of the Sellers Disclosure Letter:

(a) Since September 16, 2011, Alkermes Gainesville has been a disregarded entity within the meaning of Treasury Regulation Section 301.7701-3 for U.S. Federal income tax purposes.

(b) Since the formation of Newco by APIL, Newco has been a disregarded entity within the meaning of Treasury Regulation Section 301.7701-3 for U.S. Federal income tax purposes.

(c) Each of the Transferred Entities has filed all material Tax Returns that they were required to file under applicable Laws and regulations. All such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with all applicable Laws and regulations. All material Taxes due and owing by the Transferred Entities (whether or not shown on any Tax Return) have been paid. Neither of the Transferred Entities currently is the beneficiary of any extension of time within which to file any such Tax Return. No written claim has ever been made by an authority in a jurisdiction where the Transferred Entities do not file Tax Returns that the Transferred Entities are or may be subject to taxation by that jurisdiction.

(d) There are no material Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Transferred Entities, except for Permitted Liens.

(e) Each of the Transferred Entities have withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all IRS Forms W-2 and 1099 with respect thereto have been properly completed and timely filed.

(f) To the Knowledge of Sellers, no federal, state, local, or non-U.S. tax audits, investigations or administrative or judicial Tax proceedings are pending or being conducted with respect to the Transferred Entities. Neither of the Transferred Entities has received from any Governmental Entity (including those in jurisdictions where the Transferred Entities have not filed Tax Returns) any (i) written notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Governmental Entity against the Transferred Entities.

(g) The Transferred Entities have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No Transferred Entity has issued any power of attorney (or any such equivalent) with respect to any material Taxes that is still in effect.

(h) No Transferred Entity has any equity interest in any entity taxed as a “partnership” or a “controlled foreign corporation” for U.S. federal income tax purposes.

(i) The Transferred Entities have and, to the extent requested, have provided Purchasers with access to, true, correct and complete copies of all material Tax Returns filed by them for all pre-Closing Tax periods beginning on or after September 16, 2011 and true, correct and complete copies of any examination reports received by the Transferred Entities and statements of deficiencies assessed against or agreed to by the Transferred Entities for all Pre-Closing Tax periods beginning on or after September 16, 2011 with respect to any Tax.

(j) None of Newco or Alkermes Gainesville has a liability for the Taxes of any other Person, including as a result of being a part of a VAT grouping. Neither Transferred Entity is a party to or bound by any Tax allocation or sharing agreement.

(k) The laws of Ireland do not require any withholding tax to be deducted or withheld from any payment of Earn-Out Consideration.

3.13 Compliance with Laws.

(a) The Transferred Entities operate, and since January 1, 2012 have operated, the Business in compliance in all material respects with all Laws applicable thereto. Except as set forth in Section 3.13(a) of the Sellers Disclosure Letter, since January 1, 2012, none of the Transferred Entities has received any communication from a Governmental Entity that (i) alleges that the Business or such Person (in respect of the Business) is in material violation of any applicable Law, (ii) any investigation or review by any Governmental Entity with respect to the Business or such Person is pending or contemplated and, to the Knowledge of Sellers, no such investigation or review is threatened.

(b) All imports, exports, reexports/retransfers, “deemed exports” and “deemed reexports/retransfers” of the Business have been made in all material respects in accordance with all statutory and regulatory requirements under the Export Administration Regulations and associated executive orders, and the Laws implemented by the Office of Foreign Assets Controls, the United States Department of the Treasury and any other applicable import, export control and sanctions Laws.

(c) Since January 1, 2012, all applications, submissions, information and data utilized by the Transferred Entities in respect of the Business as the basis for, or submitted by or, to the Knowledge of Sellers, on behalf of the Transferred Entities in connection with, any and all requests for a License relating to the Business or any Products, when submitted to the FDA or other Governmental Entity, were true and correct in all material respects as of the date of submission, and any updates, changes, corrections or modification to such applications, submissions, information and data required under applicable Laws have been submitted to the FDA or other Governmental Entity.

(d) Since January 1, 2012:

(i) the Transferred Entities have been in compliance with all legal requirements under (A) the FCPA, and (B) the Irish Prevention of Corruption Acts, 1889 to 2010 and the Irish Ethics in Public Office Acts 1995 and 2001 (collectively, the “Anti-Bribery Laws”); and

(ii) none of the Transferred Entities has, in relationship to the Business, taken any act in furtherance of an offer, payment, promise to pay, authorization, or ratification of the payment, directly or indirectly, of any gift, money or anything of value to a Government Official to secure any improper advantage (e.g., to obtain a tax rate lower than allowed by Law) or to obtain or retain business for any Person.

(e) None of the Transferred Entities is aware of (A) any investigation of or request for information from the Transferred Entities relating to the Business by law enforcement officials regarding the Anti-Bribery Laws, or (B) any other allegation, investigation or inquiry regarding any of their or the Business’ actual or possible violation of the Anti-Bribery Laws.

(f) The Transferred Entities and, in relation to the Business, the Sellers have maintained their Books and Records in a manner that, in reasonable detail, accurately and fairly reflects the transactions and disposition of their assets, and maintain a system of internal accounting controls sufficient to provide reasonable assurances that:

(i) transactions are executed and access to assets is given only in accordance with management’s authorization;

(ii) transactions are recorded as necessary to permit preparation of periodic financial statements in accordance with GAAP and to maintain accountability of corporate assets; and

(iii) recorded assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences between recorded and actual assets.

(g) No director or officer of any of the Transferred Entities has, directly or indirectly, made false or misleading statements to, or attempted to coerce or fraudulently influence, an accountant in connection with any audit, review, or examination of the financial statements of the Business.

3.14 Insurance. All of the assets and properties of the Business are covered by valid and currently effective insurance policies held by Parent or its Affiliates, other than the Transferred Entities. Such insurance policies provide insurance coverage that, in the Sellers’ judgment, insures against such losses and risks and in such amounts as are customary in the businesses in which the Transferred Entities are engaged. All of such insurance policies are valid, enforceable and in full force and effect and all premiums due and payable thereon have been paid. None of the Transferred Entities, Parent or Affiliates of Parent are in breach or default thereunder or has taken an action or failed to take any action which, with notice or the lapse of time, would constitute a material breach or material default or permit termination or modification of any such policy in a manner that would have a material and adverse effect on the Transferred Entities. Except as set forth on Section 3.14 of the Sellers Disclosure Letter, there are no claims, by or with respect to any Transferred Entity, pending under any of such insurance policies, or material disputes with insurers with respect thereto. None of Sellers, Parent, Affiliates of Parent or any Transferred Entity has received any written notice regarding any cancellation or termination of or refusal of any coverage or rejection of any material claim related to the Transferred Entities under any such insurance policy.

3.15 Material Contracts. Section 3.15 of the Sellers Disclosure Letter sets forth all of the following contracts to which any Transferred Entity is a party or bound, or by which any of the assets or properties of any of them, with the exception of the Excluded Assets, or Business is bound:

(a) any employment or consulting agreement with an individual (i) requiring payments of base compensation in excess of One Hundred Thousand Dollars ($100,000) per year or (ii) related to a Retention Bonus;

(b) any note, mortgage, indenture and other obligation and agreement and other instrument for or relating to any lending or borrowing (including assumed or guaranteed debt) effected by any Transferred Entity or to which any properties or assets of any of them, with the exception of the Excluded Assets, or the Business, is subject;

(c) any agreement or commitment for any capital expenditure in excess of One Hundred Thousand Dollars ($100,000) outside the ordinary course of business;

(d) customer sale and purchase agreements with indicated or estimated future payment obligations in excess of One Hundred Thousand Dollars ($100,000) in any 12-month period or Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate;

(e) drug delivery agreements or contract manufacturing agreements;

(f) any joint venture, partnership, technical assistance, research and development and other similar collaborative agreements;

(g) any contract which is terminable by the other party or parties thereto upon an assignment or change of control of any Transferred Entity, other than such contracts the termination of which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect;

(h) any contract, agreement or arrangement, entered into other than in the ordinary course of business, with indicated or estimated future payment obligations in excess of One Hundred Thousand Dollars ($100,000) in any 12-month period or Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate;

(i) any service and supply agreements with indicated or estimated future payment obligations in excess of One Hundred Thousand Dollars ($100,000) in any 12-month period or Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate;

(j) any Business IP Agreement;

(k) any agreement or commitment for the disposition of assets or any interest in any business enterprise outside the ordinary course of business;

(l) any agreement or commitment limiting or restraining it from engaging or competing in any lines of business, with any Person or in any geographic area or from soliciting any Person for business, and any agreement or commitment limiting or restraining it from soliciting any individual for employment;

(m) any agreement or commitment that would become payable upon a change of control of a Transferred Entity;

(n) (i) any agreement with the five (5) largest customers of the Transferred Entities, taken as a whole (determined based on monthly recurring revenue as of the end of the last fiscal year) (such customers, the “Significant Customers”); and (ii) any agreement with the ten (10) largest suppliers (excluding service providers) of the Transferred Entities, taken as a whole (determined based on payments from the Transferred Entities for the last fiscal year) (such suppliers, the “Significant Suppliers”);

(o) any lease or agreement under which a Transferred Entity is lessee of any personal property owned by another party, for which annual rent exceeds Two Hundred and Fifty Thousand Dollars ($250,000);

(p) any stock purchase agreement, asset purchase agreement or other acquisition or divestiture Contract entered into by any Transferred Entity during the past five (5) years; and

(q) any material amendments, modifications, extensions or renewals of any of the foregoing or any exercise of any option in respect of any of the foregoing.

The contracts listed on Section 3.15 of the Sellers Disclosure Letter are referred to herein as “Business Material Contracts.” With respect to all Business Material Contracts, except as set forth in Section 3.15 of the Sellers Disclosure Letter, (i) none of the Transferred Entities, nor, to the Knowledge of Sellers, any other party to any such Business Material Contract is in material breach thereof or default thereunder, and (ii) there does not exist under any provision thereof, any event that, with the giving of notice or the lapse of time or both, would constitute such a material breach or default. Sellers have made available to Purchasers true, correct and complete copies of all Business Material Contracts. Each Business Material Contract is in full force and effect in accordance with the terms thereof and constitutes a legal, valid, and binding agreement of the parties thereto, and is enforceable in accordance with its terms by the applicable Transferred Entity who is a party thereto against each counterparty thereto, except as such enforceability may be limited by the Enforceability Exceptions.

3.16 Brokers, Finders. Except for the services of the Seller Financial Advisor, whose fees with respect to the transactions contemplated by this Agreement will be borne by Sellers, neither the Transferred Entities nor the Sellers has employed, or is subject to any valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection with such transactions.

3.17 Board Approval. The board of directors of each Seller, by resolutions duly adopted, has approved this Agreement.

3.18 Environmental Health and Safety Matters. Except as set forth in Section 3.18 of the Sellers Disclosure Letter:

(a) The Transferred Entities are in compliance in all material respects with all applicable Environmental Laws, including holding and complying in all material respects with all permits, certificates, licenses, approvals, registrations and authorizations required under Environmental Laws for their operations.

(b) The Transferred Entities are not subject to any pending Action or written notice from a Governmental Entity alleging that the Transferred Entities are in violation of, or have liability under, any Environmental Law.

(c) To the Knowledge of Sellers, there has been no Release of Hazardous Materials at any Business Real Property in an amount, manner or condition that would reasonably be expected to result in material liability to the Transferred Entities under applicable Environmental Laws.

(d) Sellers have made available to Purchasers copies of all material written environmental assessments, audits, and reports in their possession and relating to the Business or any Business Real Property.

(e) Without limiting the generality of the foregoing, none of the Transferred Entities have any outstanding material indemnification obligation, or any unresolved material enforcement action or liability, pursuant to any Environmental Law, including but not limited to, any investigation, cleanup, removal action, response action, remediation, or corrective action obligation, relating to the Business Real Property or, to the Knowledge of Sellers, to any (i) formerly owned or operated property, or (ii) offsite disposal location.

(f) None of the Transferred Entities has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any Hazardous Material in material violation of any Environmental Laws, or in a manner that would reasonably be expected to result in material liability (including, but not limited to, any material obligation to conduct an investigation, cleanup, removal action, response action, remediation or corrective action) to any of the Transferred Entities under applicable Environmental Laws.

(g) To the Knowledge of Sellers, neither this Agreement nor the consummation of the transactions contemplated hereby will result in any obligations for site investigation or cleanup, or notification to or consent of any Governmental Entity or third parties, pursuant to any of the so-called “transaction-triggered” or “responsible property transfer” Environmental Laws.

3.19 Employee Benefit Plans.

(a) Sellers have made available to Purchasers true and complete copies of each Transferred Entity Benefit Plan and all amendments thereto together with the most recent annual report, if required by Law, summary plan description and any material modifications thereto, actuarial valuation report prepared in connection with any such Benefit Plan and all trust agreements, insurance contracts and other funding vehicles relating thereto. Section 3.19(a) of the Sellers Disclosure Letter lists all material Benefit Plans, specifically identifying each Transferred Entity Benefit Plan.

(b) Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code and each trust created under any such Benefit Plan that is intended to be exempt from tax under Section 501(a) of the Code has received a favorable determination or opinion letter from the IRS. Sellers have made available to Purchasers the most recent determination or opinion letter of the Internal Revenue Service relating to each such Benefit Plan. Any such IRS determination or opinion letter remains in effect and has not been revoked by the IRS. Each Benefit Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including ERISA and the Code.

(c) There are no pending or, to the Knowledge of Sellers, threatened claims (other than claims for benefits in the ordinary course), investigations, lawsuits or arbitrations which have been asserted or instituted against any Benefit Plan, any fiduciaries thereof with respect to their duties to any Benefit Plan or the assets of any of the trusts under any of such Benefit Plans which would reasonably be expected to result in any liability of Purchasers or any of its Affiliates to the PBGC, the Department of Treasury, the Department of Labor, or any other Governmental Entity, to any of such Benefit Plan or to any participant or beneficiary of any such Benefit Plan.

(d) No Transferred Entity Benefit Plan is (i) a plan subject to Title IV of ERISA, (ii) an arrangement providing post-employment welfare benefits or (iii) a self-insured welfare benefit plan. No Transferred Entity Benefit Plan is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

(e) Except as set forth in Section 3.19(e) of the Sellers Disclosure Letter, the execution of and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) result in any payment to or acceleration, vesting or increase in the rights of any Transferred Entity Employee under any Benefit Plan. No payment or benefit which is or may be made or provided by, from or with respect to any Benefit Plan in connection with the transactions contemplated by this Agreement to any Transferred Entity Employee constitutes an “excess parachute payment” under Section 280G of the Code.

(f) No Transferred Entity Benefit Plan, or Transferred Entity Employee or other service provider of the Transferred Entities is, or would reasonably in the future expect to be, subject to additional Tax or interest imposed under Section 409A or 457(A)(c) of the Code by virtue of the form or operation of any Benefit Plan.

3.20 Products; Recalls. Since January 1, 2012:

(a) except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, all Products manufactured and supplied by the Transferred Entities in respect of the Business: (i) were manufactured in compliance with applicable Law, including applicable cGMPs or Similar Laws; (ii) conformed to the specifications for the manufacture, storage, and handling of such Product in effect at the time of delivery thereof; (iii) at the time of delivery thereof, were not adulterated or misbranded within the meaning of the FDCA or Similar Laws; and (iv) conformed to the Certificate of Analysis and Conformity supplied with the shipment of such Product; and

(b) to the Knowledge of Sellers, except as set forth in Section 3.20(b) of the Sellers Disclosure Letter, there have been no product recalls, safety alerts, withdrawals, clinical holds, marketing suspensions, removals or the like conducted, undertaken or issued by any Person, whether or not at the request, demand or order of any Governmental Entity or otherwise, related to the manufacture of the Products by the Transferred Entities.

3.21 Transactions with Affiliates. Other than pursuant to any Benefit Plan or other compensatory arrangement, and excluding this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, no executive officer or director of any Seller, Transferred Entity, Parent or their respective Affiliates (i) is party to any Contract with or binding upon a Transferred Entity, (ii) has any interest in property owned by a Transferred Entity or (iii) has engaged in any transaction with any Transferred Entity within the twelve (12) months preceding the date of this Agreement. Since January 1, 2014, except as disclosed in Section 3.21 of the Sellers Disclosure Letter, and excluding this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, there have been no Contracts between either Seller and/or any of its Affiliates (other than any Transferred Entity), on the one hand, and any Transferred Entity, on the other hand (each a “Related Party Agreement”).

3.22 Customers and Suppliers. Except as set forth on Section 3.22 of the Sellers Disclosure Letter, since January 1, 2014, no Significant Customer or Significant Supplier has amended, or proposed in writing, or to the Knowledge of Sellers, proposed orally, to amend, any material terms of, or terminated any Contract with a Transferred Entity in accordance with the terms thereof or has otherwise indicated in writing or, to the Knowledge of Sellers, orally, that they will cease to use or sell to the Transferred Entities, or will substantially reduce the use of services of or sale to the Transferred Entities. Except as set forth on the Section 3.22 of the Sellers Disclosure Letter, the execution, delivery and performance of this Agreement by the Sellers does not, and the consummation of the transactions contemplated hereby, including the Reorganization, by the Sellers will not, constitute or result in a breach or violation of or a default under, or require consent under, any Contract with a Significant Customer or Significant Supplier.

3.23 Accounts Receivable. The accounts receivable reflected on the Business Balance Sheet and the accounts receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by the Transferred Entities involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice and (b) constitute, to the Knowledge of Sellers, only undisputed claims of the Transferred Entities not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice. The reserve for bad debts shown on the Business Balance Sheet or, with respect to accounts receivable arising after the Balance Sheet Date, on the accounting records of the Transferred Entities have been determined in accordance with GAAP, consistently applied.

3.24 Regulatory Matters.

(a) As set forth in Section 3.10(a) of the Sellers Disclosure Letter, and as limited by Section 3.10(b), Sellers have provided a complete and accurate list of all material Licenses necessary for the lawful operation of the Business as issued, granted, given or otherwise made available by any Governmental Entity, specifically including, but not limited to, those Licenses issued under the FDCA, Public Health Service Act of 1944, and regulations promulgated by the FDA. Subject to Section 3.10(b) of the Sellers Disclosure Letter, each material License (i) is in the name of the Transferred Entity and is in full force and effect and (ii) is not subject to any pending or, to the Knowledge of Sellers, threatened Action or other proceeding for the purposes of revoking, limiting, amending or withdrawing such License.

(b) To the Knowledge of Sellers, since January 1, 2012, the Transferred Entities have complied in all material respects with all Laws as set forth by the FDA or applicable Governmental Entity relating to the Business. To the Knowledge of Sellers, the Transferred Entities have not made any material misrepresentations or fraudulent statements to the FDA or applicable Governmental Entity relating to the Business.

(c) To the Knowledge of Sellers, since January 1, 2012, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, Products manufactured by the Transferred Entities in respect of the Business have complied in all material respects with current Good Manufacturing Practices (“cGMPs”) and, at the time of delivery thereof, were not adulterated or misbranded within the meaning of the FDCA. To the Knowledge of Sellers, neither the FDA nor any Governmental Entity is currently alleging non-compliance with cGMPs and no pending clinical trial is subject to termination or suspension relating to the Products.

(d) Except as set forth in Section 3.8 of the Sellers Disclosure Letter, the Transferred Entities are not currently subject to any Action brought by the FDA or other Governmental Entity in respect of the Business.

(e) To the Knowledge of Sellers, since January 1, 2012, neither the Transferred Entities, nor any individual who is an officer, director, employee, stockholder, agent or managing agent of any Transferred Entity, have been subject to an Action that has resulted in exclusion from a governmental or private health care program under which the Products have been reimbursed or have been subject to a debarment proceeding under 21 U.S.C. § 335a; nor is any such proceeding relating to debarment currently pending.

3.25 Investor Representations

(a) Sellers are acquiring the Warrant and the shares issuable upon its exercise for their own account, for investment and not for, with a view to, or in connection with, any sale or distribution thereof within the meaning of the Securities Act, and Sellers will not offer, sell or otherwise dispose of the Warrant and the shares issuable upon its exercise except as permitted by the Securities Act and any applicable state securities law.

(b) Sellers are “accredited investors” as the term is used in Regulation D promulgated under the Securities Act and for the purposes of acquiring the Warrant and the shares issuable upon its exercise. Sellers have sufficient knowledge and experience in business and financial matters and with respect to investments so as to enable Sellers to analyze and evaluate the merits and risks of the investment contemplated hereby with respect to the Warrant.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Sellers prior to the date hereof (the “Purchasers Disclosure Letter”), Purchasers hereby make to Sellers, as of the date hereof and as of the Closing, each of the representations and warranties contained in this Article IV; it being understood that disclosure of any item in any section or subsection of the Purchasers Disclosure Letter shall also be deemed disclosure with respect to any other section or subsection to which the relevance of such item is readily apparent on its face. The representations and warranties contained in this Article IV and in any other provision of this Agreement and certificate delivered pursuant to this Agreement constitute all of the representations and warranties of Purchasers with respect to the transactions contemplated hereby:

4.1 Organization; Authorization; Ownership.

(a) Each Purchaser is duly organized and validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate or similar power and authority to own its properties and assets and to carry on its business as it is now being conducted. Each Purchaser is duly qualified to transact business in each jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be so duly qualified to transact business would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the ability of Purchasers to consummate the transactions contemplated by this Agreement, the Ancillary Agreements, the Debt Financing Agreements and the Debt Financing.

(b) Each Purchaser (i) has the requisite corporate or similar right, authority and power to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby and (ii) will have, on or before the date of signing each Ancillary Agreement and the Debt Financing Agreements to which it will be a party, the requisite corporate or similar right, authority and power to execute and deliver the Ancillary Agreements and Debt Financing Agreements to which it will be a party and to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all corporate or similar action in respect thereof on the part of each Purchaser. The execution, delivery and performance of each Ancillary Agreement and Debt Financing Agreement to which each Purchaser is a party and the consummation of the transactions contemplated therein will, at the time of signing of such Ancillary Agreement or Debt Financing Agreement, have been duly and validly authorized by all corporate or similar action in respect thereof on the part of each Purchaser.

(c) This Agreement has been, and each of the Ancillary Agreements to which each Purchaser is a party will be, on or prior to the date of signing such Ancillary Agreement, duly and validly executed and delivered by each Purchaser, and, assuming the due authorization and execution of this Agreement by Sellers, this Agreement constitutes, and, assuming the due authorization and execution of the other parties to each Ancillary Agreement, each Ancillary Agreement will constitute, the legal and binding obligation of Purchasers, enforceable against each Purchaser in accordance with its terms, except as limited by the Enforceability Exceptions.

(d) Neither the execution, delivery and performance of this Agreement and the Ancillary Agreements, nor the consummation of the transactions contemplated hereby and thereby, will (i) conflict with or violate any provision of any Governing Documents of Purchasers, (ii) constitute or result in a default under, violate any provision of, or be an event that is (or with the passage of time will result in) a violation of, or result in the acceleration of or entitle any party to accelerate or exercise (whether after the giving of notice or lapse of time or both) any obligation or right under, or result in the imposition of any Lien, any material Contract, instrument, order, arbitration award, judgment or decree to which any Purchaser is a party or by it is bound, or (iii) violate or conflict with any Law or other restriction of any kind or character to which any Purchaser is subject, that, in the case of clauses (ii) or (iii) would, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the ability of Purchasers to consummate the transactions contemplated by this Agreement, the Ancillary Agreements, and the Debt Financing Agreements.

(e) Recro is the sole beneficial and record owner of all of the outstanding membership interests of Acquisition Sub.

4.2 No Consents. Section 4.2 of the Purchasers Disclosure Letter contains a list of all registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers required to be made, filed, given or obtained by Purchasers or any of their Subsidiaries with, to or from any Persons or Governmental Entities in connection with the consummation of this Agreement or the Ancillary Agreements or the other transactions contemplated hereby or thereby, except for those with respect to which the failure to make, file, give or obtain would not, individually or in the aggregate, have a material adverse effect on the ability of Purchasers to consummate the transactions contemplated by this Agreement, the Ancillary Agreements and the Debt Financing Agreements.

4.3 Compliance with Laws. The conduct of the business of Purchasers and their Subsidiaries complies in all material respects with all Laws which would affect their ability to perform their obligations hereunder and under the Ancillary Agreements and the Debt Financing Agreements.

4.4 Brokers; Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchasers.

4.5 Acquisition of Transferred Interests for Investment. Purchasers have such knowledge and experience in financial and business matters, and are capable of evaluating the merits and risks of its purchase of the Transferred Interests. Purchasers confirms that Sellers have made available to Purchasers and Purchasers’ agents the opportunity to ask questions of the officers and management employees of Sellers and of the Transferred Entities as well as access to the documents, information and records of Sellers and the Transferred Entities and to acquire additional information about the business and financial condition of Sellers and the Transferred Entities, and each Purchaser confirms that it has made an independent investigation, analysis and evaluation of the Transferred Entities and their properties, assets, business, financial condition, prospects, documents, information and records. Purchasers are acquiring the Transferred Interests for investment and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling the Transferred Interests. Purchasers acknowledge that the Transferred Interests have not been registered under the Securities Act or any state securities Laws, and agrees that the Transferred Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with foreign securities Laws, in each case, to the extent applicable.

4.6 Debt Financing.

(a) Purchasers have delivered to Sellers true and complete copies of the executed definitive agreements dated as of the date hereof (as they may be amended, restated or modified from time to time in accordance with the terms hereof, collectively, the “Debt Financing Agreements”) entered into with the lender party to the Debt Financing Agreements (the “Lender”) relating to the commitment of the Lender to provide the full amount of the Initial Purchase Price and all related fees and expenses, collectively referred to in this Agreement as the “Debt Financing”. At Closing, Purchasers will fully pay or cause to be fully paid any and all commitment fees and other fees required to be paid pursuant to the terms of the Debt Financing Agreements.

(b) Except as set forth in the Debt Financing Agreements, there are no conditions precedent or other contingencies to the obligations of the Lender to provide the Debt Financing or any contingencies that would permit the Lender to reduce the total amount of the Debt Financing.

(c) The Debt Financing, when funded in accordance with the terms of the Debt Financing Agreements, shall provide Purchasers with acquisition financing on the Closing Date sufficient to pay the Initial Purchase Price and to pay related fees and expenses.

(d) The Debt Financing Agreements are valid, binding and in full force and effect and no event has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default or breach or a failure to satisfy a condition precedent on the part of Purchasers under the terms and conditions of the Debt Financing Agreements, other than any such default, breach or failure that has been waived by the Lender or otherwise cured in a timely manner by Purchasers to the satisfaction of the Lender and Purchasers do not have any reason to believe that they will be unable to satisfy on a timely basis any term or condition to closing to be satisfied by it in the Debt Financing Agreements on or prior to the Closing Date.

(e) As of the Closing, and after giving effect to all of the transactions contemplated by this Agreement, Purchasers will be Solvent.

4.7 Regulatory Matters. Purchasers have not, nor has any Affiliate or representative of Purchasers, been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. §335a(a) or any similar applicable Laws or authorized by 21 U.S.C. §335a(b) or any similar applicable Laws. The Purchasers have not, nor has any Affiliate or representative of Purchasers, been convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in any U.S. federal health care programs and each of the Purchasers has appropriate policies and restrictions in its agreements with third parties precluding the use of any individuals convicted of any crimes or engaged in any conduct for which such Person could be excluded from participating in any U.S. federal health care programs.

4.8 No Other Representations or Warranties. Except for the representations and warranties contained in Article III (including the Schedules and Exhibits to this Agreement), Purchasers acknowledge that (i) none of Sellers, any Transferred Entity nor any of their respective Affiliates and Representatives, nor any other Person, made or shall be deemed to have made any representation or warranty to Purchasers, express or implied, at law or in equity, on behalf of Sellers or any Transferred Entity or any Affiliate of Sellers or any Transferred Entity and (ii) Purchasers have not relied on any information, representations, warranties or financial projections contained in any document, confidential memorandum or agreement delivered to it or made available by the Sellers or their Representatives, including any information, document or materials made available or provided to Purchasers in the data room.

ARTICLE V

COVENANTS

5.1 Access to Books and Records.

(a) After the date of this Agreement until the earlier of the Closing or termination of this Agreement, Sellers shall afford to Representatives of Purchasers reasonable access to the Books and Records of the Transferred Entities’ Businesses during normal business hours consistent with applicable Law and in accordance with the procedures established by Sellers; provided, however, that (i) no Seller or Transferred Entity shall be required to violate any obligation of confidentiality to which a Seller or a Transferred Entity or any of their respective Affiliates may be subject in discharging their obligations pursuant to this Section 5.1(a), and (ii) Sellers shall make available, or cause the Transferred Entities to make available, Transferred Entity Employee personnel files only after the Closing Date. Any information provided to Purchasers or their Representatives in accordance with this Section 5.1 or otherwise pursuant to this Agreement shall be held by Purchasers and their Representatives in accordance with, shall be considered under, and shall be subject to the terms of, the Confidentiality Agreement.

(b) Purchasers agree that any permitted investigation undertaken by Purchasers pursuant to the access granted under Section 5.1(a) shall be conducted in such a manner as not to interfere unreasonably with the operation of the Business by Sellers or the Transferred Entities, and Purchasers and their representatives shall not communicate with any of the employees of Sellers or the Transferred Entities without the prior written consent of Sellers. Notwithstanding anything to the contrary in this Agreement, neither Sellers nor the Transferred Entities shall be required to provide access to or disclose information where, upon the advice of counsel, such access or disclosure would jeopardize the attorney-client privilege of such Party or any of its Affiliates or contravene any Laws.

(c) At and after the Closing Date, Purchasers shall, and shall cause their Affiliates to, afford Sellers and their representatives, during normal business hours, upon reasonable notice, full access to the books, records, properties and employees of each Transferred Entity to the extent that such access may be reasonably requested by Sellers, including in connection with financial statements or a proceeding before the Independent Accounting Firm under Section 2.5(d).

(d) Purchasers agree to hold all the Books and Records of each Transferred Entity’s Business existing on the Closing Date and not to destroy or dispose of any thereof for a period of seven (7) years from the Closing Date or such longer time as may be required by Law, and thereafter, if they desire to destroy or dispose of such Books and Records, to offer first in writing at least sixty (60) days prior to such destruction or disposition to surrender them to Sellers.

5.2 Efforts.

(a) Subject to the terms and conditions herein provided, each of Purchasers and Sellers shall use reasonable best efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective as promptly as practicable after the date hereof the transactions contemplated by this Agreement, including (i) preparing as promptly as practicable all necessary applications, notices, petitions, filings, ruling requests, and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any Governmental Entity in order to consummate the transactions contemplated by this Agreement (collectively, the “Governmental Approvals”) and (ii) as promptly as practicable taking all steps as may be necessary to obtain all such Governmental Approvals. In furtherance and not in limitation of the foregoing, each Party agrees to (A) within ten (10) Business Days of the date of this Agreement, make all necessary filings and submissions under the HSR Act, (B) make all other required filings pursuant to other antitrust or competition Laws with respect to the transactions contemplated hereby as promptly as practicable, and (C) not extend any waiting period under the HSR Act or any other antitrust Law, nor enter into any agreement with the United States Federal Trade Commission (the “FTC”) or the United States Department of Justice (the “DOJ”) or any other Governmental Entity not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other Parties (which shall not be unreasonably withheld, conditioned or delayed). Each Party shall supply as promptly as practicable any additional information or documentation that may be requested pursuant to the HSR Act or any other antitrust or competition Law and use its reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other antitrust Law as soon as possible. The Parties agree to request early termination with respect to the waiting period prescribed by the HSR Act together with the initial filings and submissions under the HSR Act.

(b) Each of Purchasers and Sellers shall, in connection with the actions referenced in Section 5.2(a) to obtain all Governmental Approvals for the transactions contemplated by this Agreement under the HSR Act or any other antitrust or competition Law, (i) cooperate in all respects with each other in connection with any communication, filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other Party and/or its counsel informed of any communication received by such Party from, or given by such Party to, the FTC, the DOJ or any other U.S. or other Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; (iii) consult with each other in advance of any meeting or conference with the FTC, the DOJ or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ or such other Governmental Entity or other Person, give the other Parties and/or their counsel the opportunity to attend and participate in such meetings and conferences; and (iv) permit the other Parties and/or their counsel to review in advance any submission, filing or communication (and documents submitted therewith) intended to be given by it to the FTC, the DOJ or any other Governmental Entity; provided, that materials may be redacted to remove references concerning the valuation of the businesses of Sellers, to the extent permitted by Law. Purchasers and Sellers, as each deems advisable and necessary, may reasonably designate any competitively sensitive material to be provided to the other under this Section 5.2(b) as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Purchasers or Sellers, as the case may be) or its legal counsel.

(c) In furtherance and not in limitation of the covenants of the Parties contained in Section 5.2(a) and Section 5.2(b), each of Purchasers and Sellers shall use their reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed or overturned, any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing on or before the Outside Date. It shall not be deemed a failure to satisfy the conditions specified in Section 8.1(a) if, as a result of any suit brought by any Person or Governmental Entity challenging the transactions contemplated by this Agreement as violating any antitrust Law, a court enters or the applicable Governmental Entity makes an order or decree permitting the transactions contemplated by this Agreement, but requiring that any of the businesses, product lines or assets of Purchasers or their Affiliates (collectively, the “Subject Assets”) be divested or held separate by Purchasers, or that would otherwise limit Purchasers’ freedom of action with respect to, or their ability to operate and retain, the Subject Assets.

(d) Without limiting any other obligation under this Agreement, during the period from the date of this Agreement until the Closing Date, each of Purchasers and Sellers shall not, and shall cause its Subsidiaries not to, take or agree to take any action that would reasonably be expected to prevent or delay the Parties from obtaining any Governmental Approval in connection with the transactions contemplated by this Agreement, or to prevent or materially delay or impede the consummation of the transactions contemplated herein.

(e) Purchasers agree to provide such security and assurances as to financial capability, resources and creditworthiness as may be reasonably requested by any Governmental Entity or other third party whose consent or approval is sought in connection with the transactions contemplated hereby. Whether or not the Sale is consummated, Purchasers and Sellers shall each be responsible for 50% of all filing fees and payments to any Governmental Entity in order to obtain any consents, approvals or waivers pursuant to this Section 5.2.

5.3 Further Assurances. Sellers and Purchasers agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents of this Agreement. Without limiting the generality of the foregoing:

(a) Between the date hereof and the Closing, Sellers shall, and shall cause their Affiliates to, (A) effect the Reorganization as described in Exhibit G, including transferring all of the assets and liabilities of Daravita, other than those listed on Section 5.3 of the Sellers Disclosure Letter, to Newco, or as otherwise mutually and reasonably agreed upon by Sellers and Purchasers, and (B) use commercially reasonable efforts to ensure that, as of the Closing, Newco and Alkermes Gainesville hold no other assets or liabilities (including assets or liabilities relating to Excluded Assets) other than those of the Business. Sellers shall make available to Purchasers in a timely manner for review and comment all drafts of the agreements relating to the Reorganization (collectively, the “Reorganization Transfer Agreements”) or other instruments or documentation relating to the Reorganization, and Sellers shall not, and shall cause its Affiliates not to, execute any such Reorganization Transfer Agreements or other instruments or documentation, or to take any actions or consummate any steps or transactions contemplated thereby, in each case, that is not reasonably satisfactory to Purchasers.

(b) In connection with the Reorganization, APIL and Newco will enter into a license agreement (the “IP License Agreement”), in form reasonably acceptable to the Parties, granting to Newco licenses in substantially similar form and scope as those granted to Daravita pursuant to the Intellectual Property Transfer and License Agreement. The Parties hereto agree to amend the provisions regarding Earn-Out Consideration set forth on Exhibit E hereto as may be reasonably necessary in order to effect the intent of the Parties upon entry into the IP License Agreement.

(c) After the consummation of the Reorganization, to the extent that Daravita receives any payments for accounts receivable owned by Newco, Daravita will transfer such payments to an account designated by Newco.

(d) After the Closing, Purchasers will, and will cause their Affiliates to, upon the discovery of any Excluded Assets in the Transferred Entities’ properties, offices, plants, storage spaces or similar locations, use reasonable efforts to return such Excluded Assets to Sellers at Sellers’ expense.

5.4 Conduct of Business.

(a) From the date of this Agreement through the earlier of the Closing or the termination of this Agreement, except as otherwise contemplated by this Agreement (including transactions required by the Reorganization), as required by Law, as disclosed in Section 5.4 of the Sellers Disclosure Letter, or with Purchasers’ written consent (which shall not be unreasonably withheld, conditioned or delayed; provided that Purchasers shall be deemed to have consented in writing to any written request by Sellers to which Purchasers fail to respond within five (5) Business Days following receipt), Sellers shall cause each Transferred Entity to:

(i) conduct the Business in the ordinary course of business; and

(ii) use reasonable best efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present senior officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them.

(b) Without limiting the generality of Section 5.4(a), from the date of this Agreement through the earlier of the Closing or the termination of this Agreement, except as otherwise contemplated by this Agreement (including transactions required by the Reorganization, including without limitation the accession of Newco to the Credit Agreement), as required by Law, as disclosed in Section 5.4 of the Sellers Disclosure Letter or with Purchasers’ consent (which shall not be unreasonably withheld, conditioned or delayed (provided that Purchasers shall be deemed to have consented in writing to any written request by Sellers to which Purchasers fail to respond within five (5) Business Days following receipt)), Sellers shall cause the Transferred Entities not to take any of the following actions with respect to the Business:

(i) (A) amend or propose to amend their respective certificates of incorporation or by-laws or equivalent organizational documents, (B) adjust, split, combine or reclassify their outstanding capital stock, or (C) declare, set aside or pay any non-cash dividend or non-cash distribution;

(ii) merge or consolidate itself with any other Person, or restructure, reorganize or completely or partially liquidate itself;

(iii) issue, sell, pledge, encumber or dispose of, or agree to issue, sell, pledge, encumber or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities which are convertible into or exchangeable for such capital stock;

(iv) except for transactions among the Transferred Entities in the ordinary course, (A) make any acquisition of any assets other than acquisitions made in response to a force majeure event or emergency or (B) sell, pledge, dispose of or encumber any material assets or businesses other than sales or dispositions of assets in the ordinary course of business;

(v) enter into or amend any employment, severance, special pay arrangement or other similar arrangements or agreements with any directors, officers or other employees of the Transferred Entities, so as to increase or accelerate benefits, except (A) pursuant to applicable Law, (B) pursuant to contractual arrangements or policies in effect as of the date of this Agreement, (C) 401(k) plan loans in the ordinary course of business, or (D) the Retention Bonuses;

(vi) increase the cash compensation of any senior officer or key employee of the Transferred Entities, except for increases in the ordinary course of business or except pursuant to contractual or incentive compensation arrangements in effect as of the date of this Agreement;

(vii) enter into, modify, amend or terminate any Business Material Contract, or waive, release, compromise or assign any material rights or claims under any Business Material Contract or any material lease (other than (A) in the ordinary course of business and (B) terminations of contracts and leases as a result of the expiration of the term of such contracts or leases);

(viii) purchase all or substantially all of the assets of, any securities of or make any investment in, either by purchase of stock or other securities or by contributions to capital, any Person, or acquire direct or indirect control over any Person;

(ix) make any new Tax election or modify or revoke any existing Tax election, change any Tax or accounting methods or systems of internal accounting controls of Newco or Alkermes Gainesville (except as may be required to conform to Laws relating to Taxes or regulatory accounting requirements or GAAP), file any amended Tax Return, enter into any Tax indemnity, sharing or allocation agreement, surrender any right to claim a refund, offset or other reduction of Taxes, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment relating to Newco or Alkermes Gainesville, or settle or compromise any Tax claim;

(x) commence any Action other than in accordance with past practice;

(xi) settle any Action involving any Liability of any Transferred Entity for money damages where the settlement amount exceeds Two Hundred Fifty Thousand Dollars ($250,000) or where the settlement would include any restriction upon the operations of any Transferred Entity;

(xii) enter into any line of business in which the Transferred Entities do not participate or engage as of the date hereof;

(xiii) divest, sell, lease, license, transfer or otherwise dispose or permit the cancellation, abandonment, or dedication to the public domain of any Business Intellectual Property, other than: (i) in the ordinary course of business and, in the case of patents included in the Business Intellectual Property, pursuant to the expiration of their statutory term; and (ii) transfers of Intellectual Property Rights from one Transferred Entity to another Transferred Entity;

(xiv) sell, assign, transfer, convey, pledge or otherwise dispose of or encumber any accounts receivable, except in the ordinary course of business;

(xv) fail to pay its accounts payable and similar debts in the ordinary course of business;

(xvi) fail to maintain the assets of the Transferred Entities in substantially their current state of repair, excepting normal wear and tear; or

(xvii) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, including this Section 5.4, the Sellers and the Transferred Entities may divest any and all Excluded Assets prior to Closing.

5.5 Consents. Seller shall use commercially reasonably efforts to obtain any consents required from third parties in connection with the consummation of the transactions contemplated by this Agreement pursuant to the Business Material Contracts.

5.6 Public Announcements. Except as otherwise required by Law, each of Sellers and Purchasers will consult with the other and obtain the consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed) before issuing any press releases or any public statements with respect to this Agreement and the transactions contemplated by this Agreement, except as may be required by Law or stock exchange rules, in which case the Party required to publish such press release or public announcement or make such other communication shall use reasonable efforts to provide the other Parties a reasonable opportunity to comment on such press release or public announcement in advance of the time of disclosure of such publication or such other communication.

5.7 Intercompany Accounts. At or prior to the Closing, all intercompany accounts between each Seller and/or any of its Affiliates (other than any Transferred Entity), on the one hand, and each Transferred Entity, on the other hand, shall be settled or otherwise eliminated. This provision shall not apply to intercompany accounts between and among the Transferred Entities.

5.8 Termination of Intercompany Agreements. Effective at the Closing, all Related Party Agreements shall be terminated, except for (i) this Agreement, (ii) the Transition Services Agreement, (iii) the Supply Agreements and (iv) the Contracts listed in Section 5.8 of the Sellers Disclosure Letter.

5.9 Insurance. From and after the Closing Date, the Transferred Entities shall cease to be insured by Parent or its respective Affiliates’ (other than the Transferred Entities’) insurance policies or by any of their self-insured programs, and shall have no access to any such insurance policies other than as set forth in this Agreement and the Transition Services Agreement. Each Seller or any of its respective Affiliates may, to be effective as of the Closing, amend any insurance policies in the manner it deems appropriate to give effect to this Section 5.9. From and after the Closing, Purchasers shall be responsible for securing all insurance it considers appropriate for its operation of the Transferred Entities and the Business.

At the Closing Date, Sellers agree to take over and assume all the known and incurred claims of the Transferred Entities and the Business set forth on Section 5.9 of the Sellers Disclosure Letter, which have been incurred as of the Closing Date, and Sellers agrees to be responsible to pay such claims until they are finally settled. Purchasers further covenant and agree not to seek to assert or to exercise any rights or claims of the Transferred Entities or the Business under or in respect of any past or current insurance policy under which any member of the Transferred Entities or any Affiliate thereof or the Business is a named insured.

5.10 Litigation Support. In the event and for so long as Sellers actively are prosecuting, contesting or defending any Action by a Person in connection with (a) any transactions contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction involving the Business or the Transferred Entities, Purchasers shall, and shall cause their Affiliates to, cooperate with Sellers and their respective counsel in the prosecution, contest or defense, make available its personnel, and provide such testimony and access to its Books and Records and such other files, documents and records as shall be reasonably necessary in connection with the prosecution, contest or defense; provided that, such access and cooperation shall not unreasonably interfere with the ongoing operations of Purchasers, the Transferred Entities and their Affiliates; and provided, further, that Seller shall promptly, upon request by Purchasers, the Transferred Entities or their Affiliates, reimburse Purchasers, the Transferred Entities or their Affiliates for all reasonable and documented out-of-pocket costs incurred by them in connection with such cooperation and access.

5.11 Payments.

(a) Sellers shall promptly pay or deliver to Purchasers any monies or checks which have been sent to Sellers or their respective Affiliates after the Closing Date by customers, suppliers or other contracting parties of the Transferred Entities and the Business and which should have been sent to Purchasers.

(b) Purchasers shall promptly pay or deliver to Sellers any monies or checks which have been sent after the Closing Date to Purchasers to the extent they are not due to the Business or the Transferred Entities or should have otherwise been sent to any Seller or any of their respective Affiliates, other than the Transferred Entities (including promptly forwarding invoices or similar documentation to Sellers).

5.12 Debt Financing.

(a) Without limiting the generality of Section 5.2, Purchasers shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the Debt Financing on the terms and conditions described in the Debt Financing Agreements. Purchasers shall use their reasonable best efforts to comply with its obligations under the Debt Financing Agreements, and shall use its reasonable best efforts to cause the Debt Financing to be fully funded on the Closing Date, including by enforcing its rights under the Debt Financing Agreements and drawing on any interim or bridge financing in the event that other elements of the Debt Financing are not available. Purchasers shall give Sellers prompt notice of any material breach by any party to the

Debt Financing Agreements of which Purchasers have become aware or any termination of the Debt Financing Agreements. In the event that any portion of the Debt Financing becomes unavailable, regardless of the reason therefor, Purchasers will (x) use their reasonable best efforts to obtain alternative debt financing (in an amount sufficient to pay the Initial Purchase Price and Closing Adjustment) on terms not materially less favorable, taken as a whole, to Purchasers from other sources and which do not include any conditions to the consummation of such alternative debt financing that are materially more onerous than the conditions set forth in the Debt Financing (such financing, “Alternative Financing”), and (y) promptly notify Sellers of such unavailability and the reason therefor.

(b) Notwithstanding anything to the contrary in this Agreement, Purchasers shall not, without the prior written consent of Sellers, (i) amend, modify, supplement or waive any of the conditions to funding contained in the Debt Financing Agreements or any other provision thereof or remedies thereunder, in each case to the extent such amendment, modification, supplement or waiver would reasonably be expected to adversely affect the ability of Purchasers to timely consummate the transactions contemplated by this Agreement (including by making the conditions herein less likely to be satisfied or unreasonably delaying the Closing); (ii) undertake any merger, acquisition, joint venture, disposition, lease, contract or debt or equity financing that would reasonably be expected to impair, delay or prevent consummation of the Debt Financing contemplated by the Debt Financing Agreements or any Alternative Financing contemplated by any new debt commitment letter; or (iii) amend or alter, or agree to amend or alter, the Debt Financing Agreements in any manner that would reasonably be expected to prevent, impair or delay the consummation of the Debt Financing or the transactions contemplated by this Agreement.

(c) Prior to the Closing, Sellers shall use commercially reasonable efforts to, and to cause the Transferred Entities and their respective officers, employees and advisors, including legal, financial and accounting advisors, of Sellers and the Transferred Entities to, provide to Purchasers such cooperation as is reasonably requested by Purchasers and the Lenders in connection with the Debt Financing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of Sellers and their Affiliates), including (i) furnishing Purchasers and the Lender with financial and other pertinent information; (ii) in each case, upon reasonable notice, making management of the Transferred Entities (including some members of the financial staff) available to participate in a reasonable number of meetings (including customary one-on-one meetings with parties acting as lead arrangers or agents for, and prospective lenders and purchasers of, any such financing), presentations and due diligence sessions in connection with such financing; (iii) assisting Purchasers and the Lender in the preparation of (A) a customary offering document, private placement memorandum and/or bank information memorandum and similar marketing documents for any of the Debt Financing; and (B) materials for rating agency presentations; (iv) using commercially reasonable efforts to cause its independent auditors to cooperate with the Debt Financing; (v) taking all actions reasonably necessary that are consistent with the terms of this Agreement or otherwise facilitating the pledging of collateral of the Transferred Entities in respect of the Business from and after the Closing as may be reasonably requested by Purchasers; (vi) promptly furnishing all documentation and other information about the Transferred Entities required by Governmental Entities with respect to the financing under applicable “know your customer” and anti-money laundering rules and regulations including without limitation the USA Patriot Act; and (vii)

taking all corporate or limited liability company actions, subject to the occurrence of the Closing, reasonably requested to permit the consummation of any such financing and to permit the proceeds thereof to be made available to the Transferred Entities, including entering into one or more credit agreements, indentures or other instruments on terms reasonably satisfactory to Purchasers in connection therewith; provided that neither Sellers nor any of their Affiliates shall be required to pay any commitment or other similar fee, provide any security or incur any other liability in connection with the Debt Financing; provided, further, that the effectiveness of any documentation executed by any Seller with respect thereto shall be subject to the consummation of the Closing; and provided, further, that Purchasers shall promptly, upon request by Sellers, reimburse Sellers for all reasonable and documented out-of-pocket costs incurred by Sellers or any of their Affiliates in connection with such cooperation. Any information provided to Purchasers, or on behalf of or at the request of Purchasers, pursuant to this Section 5.12(c) shall be subject to the Confidentiality Agreement and Section 5.2.

5.13 Directors and Officers Indemnification. The Parties agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, now existing in favor of the current or former directors, officers or employees, as the case may be, of the Transferred Entities (whether provided in the respective Governing Documents of such entity or in any agreement as in effect on the date of this Agreement) shall survive the Closing and remain in full force and effect.

5.14 Non-Competition; Non-Solicitation.

(a) Until the second (2nd) anniversary of the Closing, Sellers shall not, directly or indirectly, (i) solicit for employment or any similar arrangement any Transferred Entity Employee or (ii) hire any Transferred Entity Employee; provided, that this Section 5.14(a) shall (a) not apply to Transferred Entity Employees whose employment has been terminated by Purchasers, (b) not prohibit general solicitations for employment through advertisements or other means not targeted specifically to Transferred Entity Employees; and (c) shall not prevent the hiring of Transferred Entity Employees that respond to general solicitations such as those specified in (b) above.

(b) During the period beginning on the Closing Date and ending on the third (3rd) anniversary of the Closing Date (the “Non-Compete Period”), except for ownership of the equity in Recro issued pursuant to the Warrant, Sellers and their Affiliates agree not to directly or indirectly engage in, or have an ownership interest in, any business or enterprise (or subsidiary or division thereof) that engages in the development, license, manufacture, testing, packaging, storage, sale and shipment of the Products (other than Meloxicam) or the underlying molecules or salts thereof in combination with the OCR IP covering such Products (a “Competing Business”). If Sellers and/or their Affiliates are directly or indirectly acquired by (whether by merger, acquisition of assets or equity, or otherwise), or directly or indirectly acquire (whether by merger, acquisition of assets or equity, or otherwise), a third party which engages in a Competing Business, such third party and its Affiliates (other than Sellers and/or their Affiliates existing prior to the date of such acquisition) shall not be restricted from continuing to engage in such Competing Business pursuant to this Section 5.14(b), provided that the rights of such third party and its Affiliates to utilize the OCR IP in such Competing Business existed prior to the date of such acquisition.

(c) Each Party acknowledges and agrees that the provisions of this Section 5.14 are reasonable and necessary to protect the legitimate business interests of the other Party, including without limitation such Party’s confidential information and goodwill. Each Party agrees, and shall not contest, that the other Party’s remedies at law for any breach or threat of breach by such Party or its Affiliates of the provisions of this Section 5.14 will be inadequate, and that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section 5.14 and to enforce specifically such terms and provisions, in addition to any other remedy to which the other Party may be entitled at law or in equity. The restrictive covenants contained in this Section 5.14 are covenants independent of any other provision of this Agreement or other agreement between the Parties and the existence of any claim which a Party may allege against another Party under any provision of this Agreement, any other Agreement, or otherwise will not prevent the enforcement of the covenants in this Section 5.14. If any of the provisions contained in this Section 5.14 shall for any reason be held to be excessively broad as to duration, scope, activity or subject, then such provision shall be construed by limited and reducing it, so as to be valid and enforceable to the extent compatible with applicable Law or the determination by a court of competent jurisdiction. The Parties agree and intent that a Party’s obligations under this Section 5.14 will be tolled during any period that such party is found to be in breach of any of the obligations under this Section 5.14, so that the other Party is provided with the full benefit of the restrictive periods set forth herein.

5.15 Indebtedness/Lien Release. Sellers shall cause the Transferred Entities to have no Indebtedness. Simultaneously with Closing, Sellers shall cause any lender or representative thereof and any lienholder to release any and all Liens on the assets and properties of either of the Transferred Entities, other than Permitted Liens, it being understood that filings (including mortgage filings and UCC terminations) to terminate Liens as a matter of record will be filed after Closing.

5.16 Additional Financial Statements. Sellers shall use commercially reasonable efforts to, within 60 days of Closing, provide to Purchasers audited consolidated statements of income, balance sheets and statements of cash flows of the Business (i) as of December 31, 2013 and for the nine-month period then ended and (ii) as of December 31, 2014 and for the twelve-month period then ended. If the Closing Date is after March 31, 2015, Sellers shall use commercially reasonable efforts to also provide to Purchasers unaudited consolidated statements of income, balance sheets and statements of cash flows of the Business (i) as of March 31, 2015 and for the three-month period then ended and (ii) as of March 31, 2014 and for the three-month period then ended.

5.17 Change of Name of Transferred Entities. As soon as possible following the Closing Date, Purchasers shall eliminate the use of all of the trademarks, tradenames, service marks and service names related to “ALKERMES”, in any of their forms or spellings, in the names of the Transferred Entities and on all advertising, purchase orders and acknowledgements, customer agreements and other Contracts retained by Purchasers following the Closing.

5.18 Transition Services Agreement and Supply Agreements. The Parties shall, and shall cause their Affiliates to, negotiate in good faith to finalize (i) the Transition Services Agreement, on terms and conditions consistent with Exhibit A and (ii) the Supply Agreements, on terms and conditions consistent with Exhibit B.

5.19 Exclusivity. The Sellers agree that between the date of this Agreement and the earlier of the Closing and the termination of this Agreement pursuant to its terms, the Sellers shall not, and shall take all action necessary to ensure that none of the Sellers’ Affiliates or any of their respective Representatives shall, (a) directly or indirectly, solicit, initiate, encourage or accept any proposal or offer that constitutes an Acquisition Proposal, (b) participate in any discussions, conversations, negotiations or other communications regarding, or otherwise cooperate in any way, assist or participate in, or facilitate or knowingly encourage the submission of, any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal or (c) furnish to any Person other than Purchasers any information regarding the Transferred Entities in response to an Acquisition Proposal or an inquiry or indication of interest for the purpose of making or pursuing an Acquisition Proposal. The Sellers immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any Acquisition Proposal.

5.20 Solvency. For a period of two years following the Closing Date, Recro and its Subsidiaries, taken as a whole, will maintain sufficient capital to operate the Business in the ordinary course of business and to pay its debts and perform obligations (including under the Agreement and Ancillary Agreements) as they come due.

5.21 Data Room. Within ten (10) days of the date hereof, Sellers shall deliver to Purchasers a disk containing copies of all documents contained in the virtual data room maintained by Sellers as of the date hereof in connection with the sale of the Business.

ARTICLE VI

EMPLOYEE MATTERS COVENANTS

6.1 Benefit Continuation. For a period of one (1) year from the Closing Date (or for such longer period as and to the extent required by applicable Law), Purchasers shall, or shall cause its Affiliates to, provide to each Transferred Entity Employee, (a) base salary or wages and target bonus opportunities (excluding, without limitation, any retention, change in control or equity incentive compensation) that are, in each case, no less favorable than those provided to such Transferred Entity Employee immediately prior to the Closing Date, (b) equity or long-term incentive compensation opportunities that are substantially similar to those provided to similarly-situated employees of entities similarly-situated to Purchasers, and (c) other employee benefits and terms and conditions of employment that are no less favorable than those provided to similarly situated employees of Purchasers or their applicable Affiliate. No later than the Closing Date, Purchasers and/or their applicable Affiliates shall establish Purchaser Plans (as defined below) to the extent necessary to comply with their obligations under this Article VI.

6.2 Service Credit. From and after the Closing Date, Purchasers and their Affiliates shall (a) recognize, for all purposes under all plans, programs and arrangements established or maintained by Purchasers or any of their Affiliates for the benefit of each Transferred Entity Employee (each, a “Purchaser Plan”) service with Sellers and their Affiliates and predecessors prior to the Closing Date to the extent such service was recognized under the corresponding Benefit Plan of Sellers or their Affiliates covering such Transferred Entity Employee as of immediately prior to the Closing Date, including, for purposes of eligibility, vesting and benefit levels and accruals, including, without limitation, for purposes of vacation accruals, (b) waive any pre-existing condition exclusion, actively-at-work requirement or waiting period under all applicable Purchaser Plans except to the extent such pre-existing condition, exclusion, requirement or waiting period would have applied to such Transferred Entity Employee under the corresponding Benefit Plan of Sellers or their Affiliates covering such Transferred Entity Employee as of immediately prior to the Closing Date, and (c) provide full credit for any co-payments, deductibles or similar payments made or incurred with respect to each Transferred Entity Employee prior to the date of this Agreement for the plan year in which the Closing Date occurs.

6.3 Employment Continuation. Notwithstanding the covenants of Purchasers and their Affiliates set forth in Sections 6.1 and 6.2, nothing contained in this Article VI: (i) shall limit or condition the ability of Purchasers, the Transferred Entities, or any of their respective Affiliates to terminate, either with or without “cause,” the employment of any Transferred Entity Employees at any time; (ii) shall alter or limit the ability of Purchasers, the Transferred Entities, or any of their respective Affiliates to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them; or (iii) is intended to confer upon any current or former employee or any Person any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment.

6.4 Retention Bonuses.

(a) On or prior to the Closing Date, Sellers shall pay to each Transferred Entity Employee listed on Schedule 6.4(a) of the Sellers Disclosure Letter the bonus amounts listed opposite such Transferred Entity Employee’s name (collectively, the “Initial Retention Bonuses”). The Retention Bonuses, once paid, will not be included in the calculation of Working Capital.

(b) Sellers shall pay directly to each Transferred Entity Employee listed on Schedule 6.4(b) of the Sellers Disclosure Letter, and be responsible for the employer portion of any payroll and employment taxes relating thereto and all related withholding (and Purchasers shall provide to Sellers such information and documentation as Sellers shall reasonably request related thereto), so long as such Transferred Entity Employee (i) is employed by a Transferred Entity or an Affiliate of Purchasers as of the Additional Retention Bonus Date (as defined below) and (ii) waives and releases any and all claims against Sellers and their Affiliates (not including Newco and Alkermes Gainesville), the bonus amounts listed opposite such Transferred Entity Employee’s name (collectively, the “Additional Retention Bonuses” and together with the Initial Retention Bonuses, the “Retention Bonuses”), which Additional Retention Bonuses shall be paid on December 15, 2015 or such other date prior to December 25, 2015 as Sellers may determine

(the “Additional Retention Bonus Date”). Purchasers shall provide Sellers a list of Transferred Entity Employees employed by either a Transferred Entity or an Affiliate of Purchasers as of December 1, 2015 and shall be obligated to notify Sellers of any resignation or expected resignation of a Transferred Entity Employee prior to December 15, 2015. The Additional Retention Bonuses will not be included in the calculation of Working Capital.

6.5 Accrued Vacation Payment. Upon and subject to the Closing, Seller shall pay to each Transferred Entity Employee a cash amount in respect of any unused vacation accrued through December 31, 2014 under the applicable plan of Seller. Such amount, once paid, will not be included in the calculation of Working Capital.

ARTICLE VII

TAX MATTERS

7.1 Generally. The following provisions shall govern the allocation of responsibility as between Purchasers and Sellers for certain Tax matters following the Closing Date.

7.2 Tax Indemnification.

(a) Each Seller shall jointly and severally indemnify the Transferred Entities, Purchasers and each of Purchasers’ Affiliates and hold them harmless from and against any loss, claim, liability, expense or other damage attributable to: (i) all Taxes (or the non-payment thereof) of the Transferred Entities that relate to all Pre-Closing Tax Periods; (ii) all Taxes of any member of an affiliated, consolidated, combined, VAT or unitary group of which the Transferred Entities (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation §1.1502-6 or any analogous or similar state, local, or non-U.S. Law or regulation; (iii) any and all Taxes of any person (other than the Transferred Entities) imposed on the Transferred Entities as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Closing (including any Transferred Entity being a member of a VAT grouping); (iv) any Taxes of another party that a Transferred Entity was required to withhold in any Pre-Closing Tax Period, (v) a breach of Section 3.12(k) of this Agreement, and (vi) any Irish stamp duty arising under Section 79(7)(b) of the Stamp Duties Consolidation Act 1999 or Irish corporation tax on chargeable gains arising under Section 623(4) of the Taxes Consolidation Act 1997 arising or imposed on a Transferred Entity as a direct consequence of the Transferred Entity ceasing on Closing to be associated for stamp duty purposes or a member of a group for Irish corporation tax on chargeable gains; provided, however, that Sellers shall (x) have no obligation to indemnify Purchasers against any Taxes or other expenses incurred by the Transferred Entities resulting from, consisting of, or related to any transaction entered into or action taken by Purchasers occurring on or after the Closing Date after the Closing (including, without limitation, any Divestiture by Purchasers) and (y) be liable only to the extent that such Taxes exceed the amount, if any, reserved specifically for such Taxes in Working Capital and taken into account in Sections 2.4 and 2.5 of this Agreement.

(b) Purchasers and their Affiliates shall pay or cause to be paid and shall indemnify Sellers and their Affiliates and protect, save and hold them harmless from and against any loss, claim, liability, expense or other damage attributable to any Taxes imposed on Sellers and their Affiliates (including, prior to Closing, the Transferred Entities) caused by, resulting from, consisting of, or related to (i) Purchasers’ failure to comply with their obligations under Section 2.2(b) with respect to the allocation and reporting of the Purchase Price for the Transferred Interests or failure to treat any portion of the Initial Purchase Price, the Warrant or the Earn-Out Consideration paid to APIL (other than by reason of APIL failing to meet its obligations under Section 2.2(e) to provide Purchasers with valid withholding certificates as set forth therein) as exempt from United States federal Income Tax under the Code and/or Article 12 or Article 13 of the U.S.-Ireland Tax Treaty or for exemption from FATCA Taxes, and (ii) any transaction entered into or action taken by Purchasers occurring on or after the Closing Date after the Closing (including, without limitation, any Divestiture by Purchasers).

(c) The provisions of Section 10.6(c) shall apply with respect to Tax indemnity payments required to be made pursuant to this Section 7.2. Payment of any Tax indemnity payment required to be made under this Section 7.2 shall be made to the party entitled to indemnification at least two (2) Business Days before the date payment of the Taxes to which such payment relates is due by such indemnitee and, if payment has not been made at such time, within two (2) Business Days after receipt of a written demand from the indemnitee.

7.3 Straddle Period. In the case of a Straddle Period, the amount of any Taxes based on or measured by income, receipts, or payroll of the Transferred Entities for the Pre-Closing Tax Period shall be determined based on a deemed interim closing of the books as of the close of business on the Closing Date, and the amount of other Taxes of the Transferred Entities for a Straddle Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

7.4 Tax Proceedings.

(a) Notices. Purchasers shall promptly notify Sellers in writing upon receipt by Purchasers, the Transferred Entities or any of their Affiliates of notice of any Tax Proceeding in respect of the Transferred Entities relating to any Pre-Closing Tax Period or Straddle Period for which Sellers could be liable for Taxes under Law or this Agreement. Such notification shall specify in reasonable detail the basis for such Tax Proceeding and shall include a copy of the relevant portion of any correspondence received from the Governmental Entity.

(b) Pre-Closing Tax Periods. Sellers shall have the right, at their expense, to control any Tax Proceeding in respect of the Transferred Entities for any Pre-Closing Tax Period; provided, however, that Sellers shall provide Purchasers with a timely and reasonably detailed account of each stage of such Tax Proceeding and shall permit Purchasers to participate in the Tax Proceeding at its expense, through counsel or accountants reasonably acceptable to Sellers, and Sellers shall not settle, compromise, or conclude any such Tax Proceeding without the prior written consent of the applicable Purchaser, which consent shall not be unreasonably withheld or conditioned. Purchasers, at Sellers’ expense, may control and contest any Tax Proceeding which Sellers would otherwise have the right to control under this Section 7.4(b) if Sellers (i) decline or fail to contest such Tax Proceeding or (ii) do not substantially comply with the provisions of the preceding sentence; provided, however, that if the applicable Purchaser exercises its right to control and contest any Tax Proceeding under the preceding clause, such Purchaser shall (i) provide Sellers with a timely and reasonably detailed account of each stage of such Tax Proceeding, (ii) not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent of Sellers, which consent shall not be unreasonably withheld or delayed, and (iii) consult with Sellers concerning the appropriate strategy for contesting such Tax Proceeding.

(c) Straddle Periods. Purchasers shall control, at their own expense, any Tax Proceeding in respect of the Transferred Entities for any Straddle Period; provided, however, that Purchasers shall provide Sellers with a timely and reasonably detailed account of each stage of such Tax Proceeding.

7.5 Cooperation on Tax Matters.

(a) Purchasers, the Transferred Entities, and Sellers shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section 7.5 and any Tax Proceeding. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information that are reasonably relevant to any such Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Transferred Entities and Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Transferred Entities relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchasers or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, the Transferred Entities or Sellers, as the case may be, shall allow the other Party to take possession of such books and records.

(b) Purchasers and Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

7.6 Certain Taxes and Fees. Except as otherwise provided in this Agreement, and in particular Section 7.2(a) of this Agreement, all transfer, documentary, sales, use, stamp, registration and other such Taxes (including any penalties and interest) incurred in connection with the purchase of the Transferred Interests shall be borne by the Party that bears liability therefor under applicable Law.

7.7 Survival. The representations and warranties in Section 3.12 shall survive the Closing Date until sixty (60) days following the expiration of the applicable statute of limitations.

ARTICLE VIII

CONDITIONS TO OBLIGATIONS TO CLOSE

8.1 Conditions to Obligation of Each Party to Close. The respective obligations of each Party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Sale under the HSR Act shall have expired or been terminated.

(b) No Injunctions or Illegality. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and prevents, restrains, enjoins or otherwise prohibits the consummation of the Sale (a “Prohibitive Order”).

(c) Governmental and Regulatory Approvals. Other than the filings pursuant to the HSR Act and any other required antitrust Laws identified after the date hereof, all consents, approvals and actions of, filings with and notices to any Governmental Entity that are material to the Business and required of Purchasers or Sellers to consummate the transactions contemplated hereby shall have been obtained or made.

(d) Consents. All Consents listed on Section 3.3(a) of the Sellers Disclosure Letter except for those Consents listed on Section 8.1(d) of the Sellers Disclosure Letter shall have been obtained.

8.2 Conditions to Purchasers’ Obligation to Close. Purchasers’ obligation to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver on or prior to the Closing of all of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties made by Sellers in this Agreement that are qualified by Material Adverse Effect shall be true and correct, and (ii) the representations and warranties made by the Sellers in this Agreement that are not so qualified shall be true and correct in all material respects (determined without regard to any “materiality” qualifications); in the case of each of clauses (i) and (ii) above, as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case, as of such specific date).

(b) Covenants and Agreements. The covenants and agreements of Sellers to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

(c) Officer’s Certificate. Purchasers shall have received a certificate, dated as of the Closing Date and signed on behalf of each Seller by an executive officer of each Seller, stating that the conditions specified in Section 8.2(a) and Section 8.2(b) have been satisfied.

(d) Closing Deliverables. Purchasers shall have received from Sellers the deliverables listed in Sections 2.3(b)(i)(A)-(I).

(e) Financing. The Debt Financing (or Alternative Financing in accordance with Section 2) has been funded or will be available to be funded at Closing.

8.3 Conditions to Sellers’ Obligation to Close. The obligations of Sellers to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver on or prior to the Closing of all of the following conditions:

(a) Representations and Warranties. The representations and warranties made by Purchasers in this Agreement and the Warrant shall be true and correct in all material respects (determined without regard to any “materiality” or “material adverse effect” qualifications), as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case, as of such specific date).

(b) Covenants and Agreements. The covenants and agreements of Purchasers to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

(c) Officer’s Certificate. Sellers shall have received a certificate, dated as of the Closing Date and signed on behalf of Purchasers by an executive officer of each Purchaser, stating that the conditions specified in Section 8.3(a) and Section 8.3(b) have been satisfied.

(d) Closing Deliverables. Sellers shall have received from Purchasers the deliverables listed in Sections 2.3(b)(ii)(A)-(D).

ARTICLE IX

TERMINATION

9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of Sellers and Purchasers;

(b) by either Sellers or Purchasers, if:

(i) the Closing shall not have occurred on or before May 8, 2015 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any Party to this Agreement whose failure or whose Affiliate’s failure to perform any material covenant or obligation under this Agreement has been the primary cause of the failure of the transactions contemplated by this Agreement to occur on or before such date;

(ii) if the other Party shall have breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.2(a) or Section 8.2(b) (in the case of a breach by Sellers) or Section 8.3(a) or Section 8.3(b) (in the case of a breach by Purchasers), and (B) cannot be or has not been cured prior to the earlier of (1) the Business Day prior to the Outside Date or (2) the date that is thirty (30) days from the date that Purchasers or Sellers, as applicable, is notified by the other in writing of such breach or failure to perform; or

(iii) if any Prohibitive Order permanently prevents, restrains, enjoins or otherwise prohibits the consummation of the Sale, and such Prohibitive Order becomes effective (and final and nonappealable);

(c) by Sellers if Closing has not occurred by the third (3rd) Business Day following the satisfaction or waiver of the conditions set forth in Article VIII excluding the conditions set forth in Section 8.2(e) (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions) or by such other time and date as mutually agreed by the Parties pursuant to Section 2.3, provided that such failure to close is not the result of any action or inaction of Sellers; and

(d) by Purchasers if Closing has not occurred by the third (3rd) Business Day following the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions) or by such other time and date as mutually agreed by the Parties pursuant to Section 2.3, provided that such failure to close is not the result of any action or inaction of Purchasers.

9.2 Notice of Termination. In the event of termination of this Agreement by either or both of Sellers and Purchasers pursuant to Section 9.1, written notice of such termination shall be given by the terminating Party to the other Parties to this Agreement.

9.3 Effect of Termination. In the event of termination of this Agreement by either or both of Sellers and Purchasers pursuant to Section 9.1, this Agreement shall terminate and become void and have no effect, and the transactions contemplated by this Agreement shall be abandoned without further action by the Parties to this Agreement, except that the provisions of Section 5.1(a), Section 9.4, Section 11.2 and Section 11.5 shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any Party to this Agreement of liability for any fraud or willful breach of this Agreement.

9.4 Reverse Termination Fee.

(a) If this Agreement is validly terminated by Sellers pursuant to Section 9.1(b)(ii) or Section 9.1(c), then Purchasers shall pay by wire transfer of immediately available funds, to an account designated by Sellers, within two (2) Business Days after the date on which this Agreement is so terminated, the amount of Five Million Dollars ($5,000,000) (the “Reverse Termination Fee”); provided, however, that Purchasers shall not be liable to Sellers for the Reverse Termination Fee solely due to a failure to satisfy the conditions of Section 8.2(e), provided that Purchasers have complied with its obligations under Section 5.12.

(b) Each Party acknowledges that the agreements contained in this Section 9.4 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other Parties would not enter into this Agreement. Accordingly, if Purchasers fail promptly to pay the amounts due pursuant to this Section 9.4, and, in order to obtain such payments, Sellers commence a suit that results in a judgment against Purchasers for the amounts set forth in this Section 9.4, Purchasers will pay to Sellers, Sellers’ costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit. The Parties acknowledge that the Reverse Termination Fee shall not constitute a penalty but rather is liquidated damages, in a reasonable amount that will compensate Sellers in the circumstances in which the Reverse Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Sale, which amount would otherwise be impossible to calculate with precision.

(c) Except as set forth in Section 9.4(b), in any circumstance in which Sellers have the right to receive the Reverse Termination Fee pursuant to Section 9.4(a), Sellers’ termination of this Agreement and receipt of the Reverse Termination Fee shall be the sole and exclusive remedy of Sellers and their Affiliates against Purchasers, the financing sources of the Debt Financing and any of their respective, direct or indirect, former, current or future general or limited partners, managers, members, stockholders, officers, directors, Affiliates, employees, representatives, agents, successors and assigns (collectively, the “Purchaser Related Parties”) for any loss suffered as a result of any breach of any representation, warranty, covenant or agreement in this Agreement, the transactions contemplated hereby, or the Debt Financing Agreements, and upon such termination by Sellers and receipt of the Reverse Termination Fee, none of the Purchasers, the financing sources of the Debt Financing, or any of their respective Purchaser Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, the transactions contemplated hereby, or the Debt Financing Agreements (except that the applicable Purchaser Related Parties of the Purchasers (and not the Purchaser Related Parties of the financing sources of the Debt Financing) shall remain obligated for, and Sellers and their Subsidiaries may be entitled to remedies with respect to, any breach of the Confidentiality Agreement or the provisions of Section 11.3, whether in equity or at law, in contract, in tort or otherwise).

ARTICLE X

SURVIVAL; INDEMNIFICATION; LIQUIDATED DAMAGES

10.1 Survival Periods. All representations and warranties contained in this Agreement, and the right to commence any claim with respect thereto under Section 10.2 and Section 10.3, shall survive until the fifteen (15) month anniversary of the Closing Date; provided that (i) the Fundamental Representations and the Purchasers Fundamental Representations shall survive indefinitely; and (ii) the representations and warranties set forth in Section 3.9 (Intellectual Property), Section 3.18 (Environmental Health and Safety Matters) and Section 3.19 (Employee Benefits Plans) shall survive until the three (3) year anniversary of the Closing Date. Those covenants that contemplate or may involve actions to be taken or obligations in effect after the Closing shall survive in accordance with their terms. Written notice of a claim under this Article X must be given to the Indemnifying Party in accordance with the provisions hereof prior to the expiration of the survival period set forth in this Section 10.1.

10.2 Indemnification by Sellers. Subject to the provisions of this Article X, from and after the Closing Date, Sellers shall indemnify and hold harmless Purchasers and its Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Purchasers Indemnified Parties”) from and against any and all Losses to the extent resulting from or arising out of:

(a) any breach of any representation or warranty of Sellers contained in Article III of this Agreement as of the Closing Date (or with respect to representations and warranties that are made as of a specific date, as of such date);

(b) any breach of any covenant or agreement contained in this Agreement to be performed by Sellers after the Closing; and

(c) the Initial Retention Bonuses.

10.3 Indemnification by Purchasers. Subject to the provisions of this Article X, from and after the Closing Date, Purchasers shall indemnify and hold harmless Sellers and their Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing from and against any and all Losses resulting from or arising out of:

(a) any breach of any representation or warranty of Purchasers contained in Article IV of this Agreement as of the Closing Date (or with respect to representations and warranties that are made as of a specific date, as of such date);

(b) any breach of any covenant or agreement contained in this Agreement to be performed by Purchasers after the Closing; and

(c) actions taken on behalf of, or at the request of, Purchasers in connection with the Debt Financing or any Alternative Financing.

10.4 Indemnification Procedures.

(a) A Person that may be entitled to be indemnified under this Agreement (the “Indemnified Party”), shall promptly notify the Party or Parties liable for such indemnification (the “Indemnifying Party”) in writing of any pending or threatened claim or demand other than a Tax Proceeding that the Indemnified Party has determined gives or would reasonably be expected to give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party, such claim being a “Third Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same); provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article X except to the extent the Indemnifying Party is materially prejudiced by such failure, it being agreed that notices for claims in respect of a breach of a representation, warranty, covenant or agreement must be delivered prior to the expiration of any applicable survival period specified in Section 10.1 for such representation, warranty, covenant or agreement.

(b) Upon receipt of a notice of a Third Party Claim for indemnity from an Indemnified Party pursuant to Section 10.2 or Section 10.3, other than a Tax Proceeding, the Indemnifying Party will be entitled, by notice to the Indemnified Party delivered within twenty (20) Business Days of the receipt of notice of such Third Party Claim, to undertake, conduct and control the settlement or defense of such Third Party Claim (at the expense of such Indemnifying Party); provided that the Indemnifying Party shall only be entitled to undertake, conduct and control such settlement or defense if it acknowledges, in writing, to the Indemnified Party, its obligation to indemnify the Indemnified Party pursuant to the terms and subject to the limitations of this Article X. The Indemnifying Party shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense and control of any Third Party Claim pursuant to this Section 10.4(b), the Indemnified Party shall be entitled to assume and control such defense through counsel of its own choice, and the reasonable fees and expenses incurred in connection with such defense shall be considered Losses hereunder with respect to the subject matter of such claim, indemnifiable to the extent provided in this Article X, but the Indemnifying Party may nonetheless participate in the defense of such Third Party Claim with its own counsel and at its own expense. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the settlement or defense of a Third Party Claim under this Section 10.4(b) unless: (A) the Third Party Claim involves solely monetary damages, (B) the Indemnifying Party demonstrates to the Indemnified Party’s reasonable satisfaction that the Indemnifying Party has sufficient financial resources in order to indemnify for the full amount of such potential Losses for which the Indemnifying Party is reasonably likely to be liable pursuant to this Article X, and (C) the amount of such potential Losses for which the Indemnifying Party is reasonably likely to be liable does not exceed the Cap. If either the Indemnifying Party or the Indemnified Party assumes the defense and control of a Third Party Claim, the Indemnifying Party or the Indemnified Party, as applicable, shall select counsel and shall use commercially reasonable efforts in the defense or settlement of such Third Party Claim. Purchasers or Sellers, as the case may be, shall, and shall cause each of their Affiliates and Representatives to, reasonably cooperate with the Indemnifying Party or Indemnified Party, as applicable, in the defense of any Third Party Claim, including by furnishing Books and Records, personnel and witnesses, as appropriate for any defense of such Third Party Claim. If the Indemnifying Party has assumed the defense and control of a Third Party Claim, it shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, in its sole discretion and without the consent of the Indemnified Party; provided that such settlement or judgment shall consist solely of a recovery of monetary damages for which the Indemnifying Party shall be liable pursuant to this Article X, and the Indemnifying Party shall (i) pay or cause to be paid all amounts in such settlement or judgment (other than solely with respect to the Deductible would be applicable in accordance with the applicable provisions of Section 10.5) and (ii) obtain, as a condition of any settlement or other resolution, a complete and unconditional release of any Indemnified Party affected by such Third Party Claim. Except as set forth in the previous sentence, no Party shall settle or compromise any Third Party Claim without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that is shall not be unreasonable for an Indemnified Party to withhold its consent to any settlement that involves any injunctive relief binding on any of the Indemnified Parties or a finding or admission of any violation of Law or admission of any wrongdoing by any Indemnified Party. No Indemnified Party will consent to the entry of any judgment or enter into any settlement or compromise with respect to a Third Party Claim without the prior written consent of the Indemnifying Party. Notwithstanding the foregoing, this Section 10.4 shall be subject to the provisions of any Contract providing for the defense or prosecution of any Action.

10.5 Limitations.

(a) Sellers shall have no liability for indemnification pursuant to Section 10.2(a) with respect to Losses for which indemnification is provided thereunder, (i) to the extent such Losses were included in the calculation of Working Capital on the Final Post-Closing Adjustment Statement, as finally determined pursuant to Sections 2.4 through 2.7, (ii) to the extent that Purchasers received a benefit from the reflection of such matter in the calculation of the adjustment of the Initial Purchase Price, if any, as finally determined pursuant to Sections 2.4 through 2.7, (iii) that are De Minimis Damages or (iv) unless the aggregate of all Losses (other than De Minimis Damages) exceeds Five Hundred Thousand Dollars ($500,000) (the “Deductible”) in which case Sellers shall be liable for all such Losses (other than De Minimis Damages) in excess of the amount of the Deductible. Notwithstanding the foregoing, Sellers shall have no liability for indemnification pursuant to Section 10.2(a) with respect to Losses of any aggregate amount that exceeds the Cap, it being understood that in the event any Purchasers Indemnified Party seeks indemnification for Losses in excess of the Cap and the Cap subsequently increases to a greater value as a result of the payment of Development Milestone Earn-Out Consideration and/or Commercial Milestone Earn-Out Consideration to APIL, such Purchasers Indemnified Party shall be entitled to seek indemnification in accordance with such increased Cap and the terms of this Agreement.

(b) The Deductible and the Cap shall not apply to any Losses arising out of or resulting from (1) the breach of any Fundamental Representation, (2) the breach of any representation or warranty set forth in Section 3.12 (Taxes); (3) the breach of any Purchasers Fundamental Representation; (4) the breach of any covenant set forth in this Agreement; or (5) fraud.

(c) Purchasers shall have no liability for indemnification pursuant to Section 10.3(a) with respect to Losses for which indemnification is provided thereunder, (i) that are De Minimis Damages or (ii) unless the aggregate of all Losses (other than De Minimis Damages) exceeds the Deductible, in which case Purchasers shall be liable for all such Losses (other than De Minimis Damages) in excess of the amount of the Deductible.

(d) For purposes of calculating the amount of any Losses arising out of or resulting from any breach of any representation or warranty of set forth in this Agreement, any reference to “Material Adverse Effect” or “materiality” or other correlative terms in such representations or warranties shall be disregarded.

(e) Sellers shall not be liable under this Article X for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Sellers contained in this Agreement if Purchasers had knowledge, based solely upon written documentation included in the data room, of such inaccuracy or breach prior to the Closing. For purposes of this Section 10.5(e), Purchasers shall be deemed to have knowledge of all written documentation included in the data room as of the date hereof and included on the disk delivered pursuant to Section 5.21.

10.6 Mitigation; Additional Indemnification Provisions.

(a) Each Indemnified Party shall use, and cause its Affiliates to use, commercially reasonable efforts to mitigate any claim or liability that an Indemnified Party asserts under this Article X (including by taking reasonable best efforts to seek full recovery under all insurance and indemnity provisions covering any Losses for which it is seeking indemnification hereunder, to the same extent as it would if such Loss were not subject to indemnification hereunder).

(b) For purposes of this Agreement, Losses shall be calculated after giving effect to amounts actually received under any insurance policy, (net of any costs to recover such amounts and increases in premiums resulting from such claim).

(c) The amount of any Losses for which indemnification is provided shall be adjusted to take into account the amount of any net Tax benefit actually realized by the Indemnified Party as a result of the incurrence or payment of any such Losses in the form of a refund or reduction in Taxes otherwise payable within the tax year in which the Losses were incurred or paid, or the next two immediately succeeding tax years, in each case, calculated by comparing Taxes that would have been payable without taking into account any deduction or credit resulting from such Losses and Taxes actually payable by taking into account such deductions or credits (but only after all other items of income, gain, loss and deduction have been taken into account). If the Indemnified Party actually realizes a Tax benefit after an indemnification payment is made to it that was not taken into account at the time the indemnification payment was made, the Indemnified Party shall pay to the Indemnifying Party the amount that the indemnification payment would have been reduced by if such Tax benefit had been actually realized prior to the time such indemnification payment was made.

(d) No Indemnified Party will, in any event, be entitled to any incidental, indirect, consequential, special, exemplary or punitive damages, including actual or potential lost profits, diminution in value or measures of damages based on a multiple.

10.7 Liquidated Damages. In the event of the occurrence of an event described on Section 10.7 of the Sellers Disclosure Letter (a “Liquidated Damages Event”), monetary damages would be difficult, if not impossible, to measure. The Parties therefore agree that liquidated damages shall be payable by Sellers to Purchasers in the manner and amount described on Schedule 10.7 of the Sellers Disclosure Letter. Such payments shall begin to be made to Purchasers within sixty (60) days of receipt by Sellers from Purchasers of written notice of the existence of a Liquidated Damages Event, and thereafter shall be made within thirty (30) days of the end of any month in which a Liquidated Damages Event exists. The Parties acknowledge and agree that this liquidated damages provision is reasonable and does not constitute a penalty. Notwithstanding anything contained in this Agreement, the Parties further agree that this is the sole and exclusive remedy for any Losses arising from or in connection with the events or circumstances set forth on Section 10.7 of the Sellers Disclosure Letter.

10.8 Exclusive Remedies. Except with respect to the matters covered by Section 2.5, Section 2.6, Section 5.14, Section 10.7, Section 11.10, and, with respect to indemnification for Tax matters, Article VII, Sellers and Purchasers acknowledge and agree that, following the Closing, the indemnification provisions of Section 10.2 and Section 10.3 shall be the sole and exclusive remedies of Sellers and Purchasers, respectively, for any Losses (whether predicated on common law, statute, strict liability, Environmental Law (including CERCLA or any similar state law) or otherwise) that each Party may at any time suffer or incur, or become subject to, as a result of, or in connection with, any breach of any representation or warranty in this Agreement by the other Parties or any failure by the other Parties to perform or comply with any covenant or agreement that, by its terms, was to have been performed, or complied with, by such other Parties prior to the Closing.

10.9 Subrogation. In the event of payment by or on behalf of any Indemnifying Party to any Indemnified Party (including pursuant to this Agreement) in connection with any claim or demand by any Person other than the Parties hereto or their respective Affiliates, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnified Party as to any events or circumstances in respect of which such Indemnified Party may have any right, defense or claim relating to such claim or demand against any claimant or plaintiff asserting such claim or demand. Such Indemnified Party shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost of such Indemnifying Party, in presenting any subrogated right, defense or claim.

10.10 Tax Indemnification Matters. Notwithstanding anything to the contrary in this Article X, the above provisions of this Article X shall not apply to Tax indemnification matters, which shall instead be governed by Article VII.

10.11 No Duplication. Any liability for indemnification under this Agreement shall be determined without duplication of recovery due to the facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.

ARTICLE XI

MISCELLANEOUS

11.1 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. This Agreement may be executed and delivered by facsimile or as an attachment to an e-mail and upon such delivery the signature will be deemed to have the same effect as if the original signature had been delivered to the other Parties.

11.2 Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action (whether based on contract, tort or any other theory) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts negotiated, made and performed in such State without giving effect to the choice of law principles of such State or other jurisdiction that would require or permit the application of the laws of another jurisdiction.

(b) Each of the Parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

(c) Each Party to this Agreement knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable Law trial by jury in any Action brought by any of them against any other arising out of or in any way connected with this Agreement, or any other agreements executed in connection herewith or the administration thereof or any of the transactions contemplated herein or therein. No Party to this Agreement shall seek a jury trial in any Action based upon, or arising out of, this Agreement or any related instruments or the relationship between the Parties. No Party will seek to consolidate any such Action in which a jury trial has been waived with any other Action in which a jury trial cannot be or has not been waived. Each Party to this Agreement certifies that it has been induced to enter into this Agreement or instrument by, among other things, the mutual waivers and certifications set forth above in this Section 11.2. No Party has in any way agreed with or represented to any other Party that the provisions of this Section 11.2 will not be fully enforced in all instances.

11.3 Confidentiality.

(a) The Confidentiality Agreement and the Confidential Disclosure Agreement shall continue in full force and effect until the Closing Date, at which time such Confidentiality Agreement and Confidential Disclosure Agreement shall terminate, except for the provisions which expressly survive the termination thereof.

(b) Except as expressly permitted pursuant to this Agreement, the Ancillary Agreements, the Intellectual Property Transfer and License Agreement and the IP License Agreement, from and after the Closing Date, Sellers will refrain from, either alone or in conjunction with any other Person, or directly or indirectly through their Affiliates or Representatives, disclosing to any other Person, or using in any manner, any confidential, proprietary or secret information to the extent relating solely to the Transferred Entities or the Business (“Business Confidential Information”); provided that the foregoing obligations of confidentiality and non-use will not apply to any portion of the Business Confidential Information that (A) is or becomes generally available to the public or otherwise part of the public domain after the Closing Date and other than through any act or omission of the foregoing Persons or their Affiliates in breach of this Agreement, the Ancillary Agreements, the Intellectual Property Transfer and License Agreement or the IP License Agreement, (B) is

disclosed after the Closing Date to the foregoing Persons on a non-confidential basis by a third party that is not subject to an obligation of confidentiality with respect to such Business Confidential Information, and (C) is independently discovered or developed by the foregoing Persons or their Affiliates after the Closing Date without the aid, application, or use of such Business Confidential Information.

(c) Except as expressly permitted pursuant to this Agreement, the Ancillary Agreements, the Intellectual Property Transfer and License Agreement and the IP License Agreement, from and after the Closing Date, Purchasers will refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its Affiliates or Representatives, disclosing to any other Person, or using in any manner, any confidential, proprietary or secret information relating to the Sellers and their businesses other than the Transferred Entities and the Business (“Seller Confidential Information”); provided that the foregoing obligations of confidentiality and non-use will not apply to any portion of the Seller Confidential Information that (A) is or becomes generally available to the public or otherwise part of the public domain after the Closing Date and other than through any act or omission of the foregoing Persons or their Affiliates in breach of this Agreement, the Ancillary Agreements, the Intellectual Property Transfer and License Agreement or the IP License Agreement, (B) is disclosed after the Closing Date to the foregoing Persons on a non-confidential basis by a third party that is not subject to an obligation of confidentiality with respect to such Seller Confidential Information, and (C) is independently discovered or developed by the foregoing Persons or their Affiliates after the Closing Date without the aid, application, or use of such Seller Confidential Information.

(d) Notwithstanding Section 11.3(b) and Section 11.3(c), Sellers may disclose the Business Confidential Information and Purchasers may disclose the Seller Confidential Information in order to comply with (i) applicable non-patent Law (including any securities law or regulation or the rules of a securities exchange) and (ii) a request or requirement by deposition, interrogatory, request for documents, subpoena, civil investigation demand or similar process or a formal request from a regulatory examiner, if in the reasonable opinion of counsel, such disclosure is necessary for such compliance (an “External Demand”); and (iii) to its Affiliates, and potential and actual acquirers, merger partners, investors, investment bankers or lenders and their respective counsels and advisors; and; provided that, (A) with regard to disclosure under clause (ii), prior to making such disclosure, the Party subject to such demand or request shall (x) immediately notify the other Party of the existence, terms and circumstances surrounding such External Demand, (y) consult with the other Party on the availability of taking legally available steps to resist or narrow such request or disclosure, and (z) assist the other Party, at the other Party’s expense, in seeking a protective order or other appropriate remedy to the extent available under the circumstances and (B) with regard to disclosure under clause (iii), prior to making such disclosure, such entities are bound by commercially reasonable obligations of confidentiality with respect to the use and disclosure of such Business Confidential Information or Seller Confidential Information, as applicable.

(e) The Parties acknowledge that either or both Parties may be obligated to make filings (including, but not limited to, the filing of a copy of this Agreement or the Ancillary Agreements) with the SEC or other Governmental Entity. Each Party shall be entitled to make such required filings, provided that it requests confidential treatment of at least the financial terms and sensitive technical terms of this Agreement or the Ancillary Agreements to the extent such confidential treatment is reasonably available to such Party. In the event of any such filing of this Agreement or the Ancillary Agreements, the Party making such filing shall provide notice to the other Party with a copy of such disclosure and, if applicable, a copy of this Agreement or the Ancillary Agreements marked to show provisions for which such Party intends to seek confidential treatment not less than five (5) Business Days prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), and shall give good faith consideration to the other Party’s comments thereon to the extent consistent with the legal requirements. No such notice shall be required under this Section 11.3(e) if the substance of the description of or reference to this Agreement contained in the proposed filing has been included in any previous filing made by either Party hereunder or otherwise approved by the other Party.

11.4 Entire Agreement. This Agreement (including the Schedules and Exhibits to this Agreement) together with the Confidentiality Agreement, the Confidential Disclosure Agreement and the Ancillary Agreements contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof and supersede any prior discussion, correspondence, negotiation, proposed term sheet, agreement, understanding or arrangement, and there are no agreements, understandings, representations or warranties among the Parties other than those set forth or referred to in these documents. None of the Parties shall be liable or bound to any other Party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth in this Agreement (including the Schedules and Exhibits to this Agreement), the Ancillary Agreements or the Confidentiality Agreement.

11.5 Expenses. Except as otherwise set forth in this Agreement, whether the transactions contemplated by this Agreement are consummated or not, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such costs and expenses and any such costs of Sellers shall be the obligation of Parent; provided, however, that all filing fees paid in connection with the antitrust filings made pursuant to Section 5.2(a) shall be borne equally by Purchasers and Sellers.

11.6 Notices. All notices and other communications to be given to any Party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three (3) days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of telegram or facsimile and shall be directed to the address set forth below (or at such other address or facsimile number as such Party shall designate by like notice):

(a)	If to Sellers or Daravita Limited:
Alkermes plc
Connaught House
One Burlington Road
Dublin 4, Ireland
Attn.: Company Secretary
Fax No.: +(353) 1 772 8001

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
53 State Street
Boston, MA 02109
Attn.: Mitchell S. Bloom, Esq.
Robert E. Puopolo, Esq.
Fax No.: (617) 523-1231

And with a copy (which shall not constitute notice) to:

Arthur Cox
Earlsfort Centre
Earlsfort Terrace
Dublin 2, Ireland
Attn.: Christopher P.J. McLaughlin
Fax No.: + 353 1 616 3901

(b)	If to Purchasers:

Recro Pharma, Inc.
490 Lapp Road
Malvern, PA 19355
Attention: Gerri A. Henwood
Email: ghenwood@recropharma.com

with a copy (which shall not constitute notice) to:

Pepper Hamilton LLP
Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103
Attention: Rachael M. Bushey, Esq.
Fax No.: (800) 860-1682

11.7 Assignment.

(a) This Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors and assigns; provided, however, that no Party to this Agreement will assign its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of each other Party to this Agreement, except that either Party may assign its benefits under this Agreement to an Affiliate of that Party. Any attempted assignment in violation of this Section 11.7 shall be void.

(b) Notwithstanding anything to the contrary in Section 11.7(a) or elsewhere in this Agreement, APIL may assign its rights to any third party to (a) receive the Net Sales Earn-Out Consideration, (b) receive the Net Sales Report, (c) audit the records of Purchasers, their Affiliates, licensees and sublicensees as described in Section 3.3 of Exhibit E, and (d) make indemnification claims against Purchasers, in connection with any securitization or monetization of the Net Sales Earn-Out Consideration (a “Securitization”), and APIL may disclose Business Confidential Information to a third party in connection with a Securitization to the extent reasonably necessary to enable the third party to evaluate the Securitization opportunity and to allow APIL to exercise its rights under this Section 11.7(b).

11.8 Third-Party Beneficiaries. This Agreement is not intended to confer upon any Person not a party to this Agreement (and their successors and assigns) any rights or remedies hereunder; provided, that the rights of the financing sources of the Debt Financing provided in this Section 11.8 and Section 9.4(c), Section 11.9 and Section 11.14 shall be enforceable by the financing sources of the Debt Financing, their Affiliates and their respective successors and assigns.

11.9 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or amendment is sought. Each Party to this Agreement may, only by an instrument in writing, waive compliance by the other Parties to this Agreement with any term or provision of this Agreement on the part of such other Parties to this Agreement to be performed or complied with. The waiver by any Party to this Agreement of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Notwithstanding the foregoing, any amendment or waiver of this sentence of Section 11.9 or Section 9.4(c), Section 11.8 or Section 11.14 shall require the prior written consent of Orbimed Royalty Opportunities II, LP, but only to the extent that such Sections relate to the financing sources of the Debt Financing, their Affiliates or their respective successors or assigns.

11.10 Specific Performance. The Parties agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the Parties do not perform any provision of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that, to prevent breaches or threatened breaches by the Parties of any of their respective covenants or obligations set forth in this Agreement and to enforce specifically the terms and provisions of this Agreement, the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled in law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any of the other Parties has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party against whom an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement is sought hereby waives any requirement for the Party seeking an injunction or injunctions to provide any bond or other security in connection with such order or injunction. The foregoing is in addition to any other remedy to which any Party is entitled at law, in equity or otherwise. The Parties further agree that nothing set forth in this Section 11.10 shall require any Party hereto to institute any Action for (or limit any Party’s right to institute any Action for) specific performance under this Section 11.10 prior or as a condition to exercising any termination right under Article IX (and pursuing damages after such termination). The Parties hereto agree that, notwithstanding anything herein to the contrary, Sellers shall be entitled to specific performance (or any other equitable relief) to cause Purchasers to consummate the transactions contemplated hereby, including to draw down the Debt Financing under the Debt Financing Agreements (including any bridge financing or “flex” provisions thereunder) or Alternative Financing commitments obtained under Section 5.12, and to effect the Closing on the terms and subject to the conditions in this Agreement, if, and only if: (i) all conditions in Section 8.1, Section 8.2 and Section 8.3 have been satisfied as of the date on which the Closing would otherwise be required to occur (other than those conditions that, by their nature, are to be satisfied at the Closing (provided such conditions would reasonably be expected to have been satisfied as of such date)), (ii) Purchasers fail to complete the Closing by the date the Closing would otherwise be required to have occurred pursuant to Section 2.3, (iii) the Debt Financing (or Alternative Financing in accordance with Section 5.12) has been funded or will be available to be funded to Purchasers at the Closing, and (iv) the Closing would reasonably be expected to occur substantially simultaneously with the draw down of Debt Financing (or Alternative Financing in accordance with Section 5.12)).

11.11 Interpretation; Absence of Presumption.

(a) It is understood and agreed that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Sellers Disclosure Letter is not intended to imply that such amounts or higher or lower amounts, or such items so included or other items, are or are not material, and no Party shall use the fact of the setting of any amount or the fact of the inclusion of any item in the Sellers Disclosure Letter in any dispute or controversy between the Parties as to whether any obligation, item or matter not described in this Agreement or included in the Sellers Disclosure Letter is or is not material for purposes of this Agreement.

(b) For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (ii) references to the terms Article, Section, paragraph, Exhibit and Schedule are references to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified; (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (iv) references to “$” or cash shall mean U.S. dollars; (v) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (vi) the word “or” shall not be exclusive; (vii) references to “written” or “in writing” include in electronic form; (viii) provisions shall apply, when appropriate, to successive events and transactions; (ix) Sellers and Purchasers have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement; (x) a reference to any Person includes such Person’s successors and permitted assigns; (xi) any reference to “days” shall mean calendar days unless Business Days are expressly specified; and (xii) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end at the close of business on the next succeeding Business Day.

(c) If the Closing shall occur, notwithstanding anything in this Agreement to the contrary, any payment obligation of Purchasers hereunder shall be a joint and several obligation of Purchasers and the Transferred Entities.

11.12 Headings; Definitions. The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

11.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement (or portions thereof) shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party hereto. If any provision of this Agreement (or any portion thereof) shall be held to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable. Upon a determination that any term, provision, covenant or restriction of this Agreement is invalid, void or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

11.14 No Recourse to Debt Financing Sources. Subject to the rights of the parties to the Debt Financing Agreements under the terms thereof, none of the Parties hereto, nor any of their respective, direct or indirect, former, current or future general or limited partners, managers, members, stockholders, officers, directors, Affiliates, employees, representatives, agents, successors or assigns (collectively, the “Related Persons”), shall have any rights or claims against the financing sources of the Debt Financing or any of their Affiliates in connection with this Agreement, the Debt Financing, or the transactions contemplated hereby or thereby, whether at law or equity, in contract, in tort or otherwise, nor shall any of the financing sources of the Debt Financing or any of their Affiliates have any obligations or liabilities to the Parties hereto or their respective Related Persons, all of which are hereby waived (provided that nothing in this Section 11.14 shall in any way limit or modify any of the obligations owed under the Debt Financing Agreements by the financing sources of the Debt Financing to the Purchasers and their Affiliates), and the financing sources of the Debt Financing and their Affiliates and their respective Related Persons shall not have any rights or claims against any Party hereto or any Related Person thereof, in connection with this Agreement or the Debt Financing, whether at law or equity, in contract, in tort or otherwise

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IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties set forth below as of the day first above written.

ALKERMES PHARMA IRELAND LIMITED

By:	/s/ Shane Cooke
	Name:	Shane Cooke
	Title:	Director

DARAVITA LIMITED

By:	/s/ Tom Riordan
	Name:	Tom Riordan
	Title:	Director

EAGLE HOLDINGS USA, INC.

By:	/s/ James Frutes
	Name:	James Frutes
	Title:	VP, CFO and Treasurer

RECRO PHARMA, INC.

By:	/s/ Gerri Henwood
	Name:	Gerri Henwood
	Title:	President and Chief Executive Officer

RECRO PHARMA LLC

By:	/s/ Randall Mack
	Name:	Randall Mack
	Title:	President

[Signature Page to Purchase and Sale Agreement]

EXHIBIT A

EXHIBIT A

Transitional Services Agreement Terms

1. Parties	• “Supplier”: Alkermes Pharma Ireland Limited • “Recipient Representative”: Recro Pharma, Inc. • “Recipients”: Recro Pharma, Inc., Recro Pharma LLC (the “Company”) and Alkermes Gainesville

2. Defined Terms	Capitalized terms used but not defined in this Exhibit A shall have the meanings set forth in the remainder of the Agreement.

3. Services

Supplier shall provide, or cause its Subsidiaries to provide, the Services to the Recipients.

“Services” shall mean the following:

•       The services listed on Schedule 1 of this Exhibit A (“Migration Services”)

•       The services listed on Schedule 2 of this Exhibit A (“Transition Services”)

•       Consulting Services (defined below in Section 8 hereof)

Alkermes Gainesville shall provide the Reverse Transition Services to Supplier or to one or more of its Subsidiaries designated by Supplier.

“Reverse Transition Services” shall mean the provision of (i) the packaging services for Ampyra, Zanaflex and Tizanidine, (ii) stability testing to support the last commercial batch of Avinza manufactured at Alkermes Gainesville’s facility and (iii) the clinical supply of ALKS 5461, in each case by Alkermes Gainesville to Supplier or its Subsidiaries from the Closing Date until June 30, 2016 or such earlier date on which Supplier notifies the Recipient Representative in writing that such packaging services and such clinical supply are no longer required, provided, however, that Supplier shall provide at least 90 days’ written notice of such termination. Supplier and Recipient Representative shall negotiate in good faith between the date of the Agreement and Closing terms and conditions for the provision of such packaging services and such clinical supply that are satisfactory in form and substance to the parties and their legal advisors and that are customarily found in agreements of this nature.

4. Cost

•       Migration Services: Actual out-of-pocket costs (including third party consent costs) incurred by Supplier and its Subsidiaries to provide the Services, as evidenced by Supplier’s or its Subsidiaries’ records.

•       Transition Services: Supplier and its Subsidiaries’ standard full time equivalent (FTE) rates plus actual out-of-pocket costs (including third party consent costs) incurred by Supplier and its Subsidiaries to provide the Services, as evidenced by Supplier’s or its Subsidiaries’ records.

•       Consulting Services: Supplier and its Subsidiaries’ standard fully burdened cost plus actual out-of-pocket costs incurred by Supplier and its Subsidiaries to provide the Services, as evidenced by Supplier’s or its Subsidiaries’ records.

•       Reverse Transition Services:

•    Fully burdened costs of Recipients

•    Supplier to purchase all raw materials and finished goods upon termination of the Reverse Transition Services.

5. Payment Procedures

•       Invoices to be provided by the applicable of Supplier and Recipient Representative to the other monthly in arrears and to be paid by the applicable of Supplier and Recipient Representative within 45 days after receipt. Invoices shall be itemized and contain reasonable detail on the underlying cost constituents of the invoiced amount.

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If Supplier (in the case of the Reverse Transition Services) or Recipient Representative (in the case of the Services) reasonably requests, such party shall have the right to access the books, records and employees of the other to the extent reasonably necessary to complete such audit of an invoice as is reasonably necessary to (i) determine whether costs have been stated correctly in the invoice or (ii) assist in the determination of any payment dispute.

•       In the event of a payment dispute, the party with the payment obligation shall pay to the other of Supplier and Recipient Representative the undisputed portion and the disputed portion shall be subject to 15 days discussion between the parties, followed (to the extent necessary) by 15 days’ discussion between the CFOs of Supplier and Recipient Representative, or their designees, before any party may initiate any formal proceeding with respect to such dispute.

6. IT Compliance	• Customary provisions regarding compliance with Supplier’s and Recipient’s IT policies, practices and procedures.

7. Third Party Consents

•       Supplier shall use commercially reasonable efforts to procure all third party consents and licenses/sub-licenses required in connection with the provision and receipt of the Services. Costs incurred in connection therewith will be borne by the Recipient Representative.

•       Supplier shall be responsible for and procure all third party consents and licenses/sub-licenses required in connection with the provision and receipt of the Reverse Transition Services. Costs incurred in connection therewith will be borne by Supplier.

8. Consulting Services

•       Until the three month anniversary of the Closing Date, [***] shall serve as acting General Manager of the Gainesville facility and an advisor to the management of Recipient Representative.

•       Following such three month anniversary of the Closing Date, [***] will be reasonably available to act as an advisor to the management of Recipient Representative until the earlier of (i) October 1, 2015 or (ii) the Recipient Representative’s notice to Supplier that [***] Consulting Services are not required.

•       In the performance of the Consulting Services, [***] shall remain employed by Supplier, and all Consulting Services shall be performed subject to the terms of his employment with Supplier.

9. Indemnification

•       To parallel the indemnity in the Agreement, except with no Deductible or De Minimis Damages. To cover, among other things, breach of representations and breach of covenants.

•       In addition, Recipient Representative shall indemnify, defend and hold harmless Supplier and its Affiliates and [***], in his personal capacity, for all Losses to the extent resulting from or arising out of the Consulting Services.

10. Records

•       Records related to the Services and the Reverse Transition Services to be retained in accordance with the record retention provisions of the Agreement or in accordance with EU, US and International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH) records retention requirements, whichever is longer.

11. Term

•       Migration Services shall be completed by and terminate within 45 calendar days following Closing; provided, that Recipient shall have the right to reasonably request additional information or documents up to an additional 45 days and Supplier shall make a good faith effort to cooperate with such requests.

•       Transition Services shall be completed by and terminate by June 30, 2016.

•       Reverse Transition Services shall have the duration described in this Exhibit A.

12. Termination

•       By Recipients at any time (solely with respect to the Services) upon 5 business days prior written notice (or with respect to such Services the cessation of which requires the cooperation of a third party, as promptly as practicable).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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•       By Supplier upon 90 days’ written notice (solely with respect to Reverse Transition Services).

•       By Recipients with respect to Reverse Transition Services upon 30 days’ written notice due to failure by Supplier to pay material amounts not in dispute that are greater than 90 days past due.

•       By Supplier with respect to any of the Services upon 30 days’ written notice due to failure by Recipient Representative to pay material amounts not in dispute that are greater than 90 days past due.

•       By mutual consent of the parties.

•       Changes to Services or Reverse Transition Services shall require the written consent of Recipient Representative and Supplier.

13. Governing Law/Jurisdiction	As per Agreement.

14. Other

Other customary terms and conditions satisfactory in form and substance to the parties and their legal advisors to be negotiated in good faith by the parties between the date of the Agreement and Closing.

15. Contact Information

•       Supplier Contact:

Noeleen Kenny

Vice President Alliance Management

Alkermes Pharma Ireland Limited

Connaught House

1 Burlington Road

Dublin 4, Ireland

T: +353 1 7728050

F: +353 1 7728001

E: noeleen.kenny@alkermes.com

•       Recipients Contact:

Chris Sharr

Head of Clinical Manufacturing

Recro Pharma, Inc.

490 Lapp Road

Malvern, PA 19355

csharr@recropharma.com

O: 484-395-2408

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Schedule 1

Migration Services

In each case, subject to the terms of the Agreement:

•	Transfer of emails and other electronic data (including electronic documents and employee data) related primarily to the Business to the extent not fully transferred to Recipients at Closing;

•	Transfer of any hard copy records related primarily to the Business to the extent not fully transferred to Recipients at Closing;

•	Transfer of the existing safety database for Verelan/Verapamil (Argus/Quintiles) to Recipients or their nominated third party provider to the extent not fully transferred to Recipients at Closing;

•	Transfer of ownership for any applications/INDs currently owned by Supplier or its Subsidiaries (other than the Company or Alkermes Gainesville) (e.g. DMF, IND, NDA’s, etc.) that relate solely to the Products to the extent not fully transferred to Recipients at Closing, provided that Supplier and Recipient shall collaborate with respect to the letters/correspondence to be provided to Governmental Entities regarding transfer of regulatory responsibilities before such applications/INDs are transferred;

•	Transfer of information with respect to the Business and in the possession and control of Supplier or its Subsidiaries (other than the Company or Alkermes Gainesville) relating to: IP/patent litigation and employee litigation, provided that Supplier shall provide any necessary consents or letters reasonably requested by the Recipient Representative’s legal counsel to transfer such information relating to such litigation; R&D related primarily to the Products, manufacturing and facilities; CMC files (only to the extent not included in the Meloxicam DMF), Clinical Trial Masterfiles and case report forms and nonclinical data relating to the Products; in each case, to the extent not fully transferred to Recipients at Closing;

•	Assistance with the support and transfer to Recipients of (i) business relationships, (ii) audit, tax, accounting, financial, insurance, claims handling and treasury functions, (iii) employee files and (iv) ongoing regulatory activities (CMC, documentation, facilities), in each case of (i) through (iv) primarily related to the Business, to the extent not fully transferred to Recipients at Closing, provided that Supplier will collaborate with Recipient to transfer such items as soon as reasonably practicable after Closing; and

•	Assistance to Alkermes Gainesville employees who hold stock or stock options in Alkermes plc from Supplier and its Subsidiaries’ captive broker in exercising options, determining tax basis of equity grants, retrieving tax/transaction reports, and transferring shares to their personal accounts.

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Schedule 2

Transition Services

Part I(a): IT SERVICES

Services:

The services described below are those that are currently in use by Supplier and its Subsidiaries with respect to the Business. Supplier and Recipient Representative will agree upon which of these Services should be put in place as part of the Transition Services:

•       SAP Services (including maintenance; GL account creation, cost center creation, reporting hierarchies)

•       Maximo (Plant Maintenance)

•       ComplianceWire Learning Management System

•       LIMS (Thermo Scientific Laboratory Information Management System)

•       SDMS/ELN (Waters)

•       SLIM (H&A Scientific Stability Laboratory Information System)

•       Veeva Vault (QA Doc Mgt)

•       Octagon and SafeBio Pharma (Regulatory Submissions and eSignature)

•       External Collaboration (SharePoint, Extranets)

•       Intranet Support Services

•       E-mail (SmartPhone, Tablet, Exchange, External gateways, Mobile Device Management, Spam Filtering, PGP)

•       IT Help Desk Application (ServiceNow)

•       Data separation / parsing for each application above

•       Modifications to existing system configuration, reports and interfaces to support application and source data changes

•       Development of new reports and interfaces necessary to support Alkermes Gainesville

•       End-user Computing Infrastructure (Internet, SEP/PGP Wireless, Remote PC Desktop Control, Self-Service P/W Management, PC Helps/Vitalyst desktop support)

•       Wide Area Network

•       Active Directory Domain Services Support

•       Network Infrastructure Services and Support (Backup/Replication, Monitoring, Anti-virus, VMware, Web Filtering, Firewalls, etc.)

•       Remote Access System Support / VPN

•       IT Contracts Management and Support

•       IT Security Services and Support

•       Pharmacovigilance / Adverse Event Reporting Services

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Part I(b): EXCLUDED IT SERVICES

Services:

The services described below are those that are currently in use by Supplier and its Subsidiaries with respect to the Business. Supplier and Recipient Representative have agreed that the Services listed below will not be put in place as part of the Transition Services:

•       Oracle eBusiness Suite HRIS Services

•       Oracle Fusion (Employee Performance and Comp Planning)

•       Concur Travel & Expense System

•       ADP Payroll/ADP Connect

•       NextDocs (Change Control)

•       Taleo (HR Recruiting and Applicant Tracking)

•       Okta (Single-Signon)

•       Third-Party Personnel Benefit Providers

•       Backup Support Services (NetBackup, Data Domain)

•       IT Quality Management Services and Support

•       IT Management System (ITMS) Framework, Audit and Control Testing Support

Supplier shall provide, as part of the Migration Services, to Recipient flat files, data and/or an alternate solution (where appropriate) from the services described above in this Part I(b) of Schedule 2 as of the Closing Date, along with a file description.

Part II: OTHER

Services:

Supplier will provide the following agreed Services to Recipients:

•       Transition Services with respect to ongoing prosecution of the patent applications owned by the Company

•       Transition Services with respect to SOX controls for Alkermes Gainesville, i.e., documentation that identifies key processes and key controls within those processes

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Exhibit B

EXHIBIT B

Terms for a Development, Manufacturing and Supply Agreement for BC Parenteral Meloxicam

Concept:	This Exhibit B sets forth certain terms agreed upon by the Parties relating to (A) the clinical supply of Finished Meloxicam and BC Parenteral Meloxicam; (B) the provision of development services with respect to the Chemistry, Manufacturing and Controls (CMC) section for bulk nanocrystals (in support of clinical trials related to BC Parenteral Meloxicam) of a New Drug Application (“NDA”) for BC Parenteral Meloxicam; and (C) the commercial supply of BC Parenteral Meloxicam (the “Commercial Supply”). The full terms and conditions for each of the foregoing, described in more detail below, will be set forth in a definitive Development, Manufacturing and Supply Agreement (the “Development and Supply Agreement”) by and between Alkermes Pharma Ireland Limited (“APIL”) and Recro Pharma LLC (“Recro Sub”) to be executed in accordance with the terms of the Agreement. Capitalized terms used but not defined in this Exhibit B shall have the meanings set forth in the remainder of the Agreement.

Defined Terms:

“Allocable Overhead” means costs incurred by APIL or for its account which are attributable to APIL’s costs of supervisory services, general and administrative activities, occupancy (including utilities and property taxes), registrations, permits and licenses, insurance, depreciation, payroll, non-cash compensation, information systems, human resources and purchasing, as allocated to company departments based on space occupied, headcount or activity-based methods, in all cases as applied by APIL in accordance with GAAP and APIL’s accounting standards on a consistent basis.

“BC Meloxicam SC” means BC Parenteral Meloxicam that may not be designed for IV or IM administration.

“BC Parenteral Meloxicam” means any parenteral Meloxicam in bulk crystal/formulated nanocrystal form.

“Finished Meloxicam” means BC Parenteral Meloxicam in appropriate sealed injectable filled vials.

“Finished Meloxicam SC” means Finished Meloxicam that may not be designed for IV or IM administration.

“Fully Burdened Manufacturing Cost” means 100% of APIL’s manufacturing cost of BC Parenteral Meloxicam, Finished Meloxicam, and subject to additional agreement between the parties, BC Meloxicam SC and Finished

Meloxicam SC, which shall include APIL’s costs of materials, labor, warehousing, quality assurance/control, delivery, storage, and Allocable Overhead. The Fully Burdened Manufacturing Cost will be calculated in a manner consistent with GAAP and APIL’s accounting standards on a consistent basis.

Commercial Supply:	Prior to the initiation of the first Phase III Clinical Trial for Finished Meloxicam, Recro Sub shall notify APIL as to whether APIL shall be required to supply Recro Sub (and such affiliates, licensees or distributors as Recro Sub may nominate) with 100% of their worldwide commercial requirements for BC Parenteral Meloxicam including BC Meloxicam SC (subject to additional agreement between the parties). If APIL shall be nominated as Recro Sub’s supplier, then in exchange for this supply, Recro Sub shall pay APIL on a cost-plus basis as set forth below.

Clinical Supply:	APIL shall supply Recro Sub (and its affiliates) with 100% of their clinical supply requirements for Finished Meloxicam, Finished Meloxicam SC (subject to additional agreement between the parties), BC Parenteral Meloxicam, and BC Meloxicam SC (subject to additional agreement between the parties), and Recro Sub shall pay APIL for such clinical supply requirements in accordance with the terms set forth below.

Pricing:	Commercial Supply. For APIL’s supply to Recro Sub (and such affiliates, licensees and distributors as Recro Sub may nominate) of BC Parenteral Meloxicam for commercial sale, Recro Sub shall pay APIL the Fully Burdened Manufacturing Cost plus [***].

Clinical Supply. Recro Sub shall pay APIL [***] for (i) Finished Meloxicam supplied by APIL for clinical use prior to FDA approval and (ii) BC Parenteral Meloxicam supplied by APIL for clinical use prior to FDA approval. The maximum amount of Finished Meloxicam and BC Parenteral Meloxicam that will be supplied by APIL to Recro Sub (or its affiliates) for clinical use shall be agreed by the parties in the Development and Supply Agreement but shall be no less than Recro Sub (or its affiliates) reasonably require to complete any clinical work relating to Finished Meloxicam, provided that, such maximum amount is subject to change as agreed between such parties and based on periodic updates of the development plan, clinical trial results and implications of such results, as well as feedback from regulatory authorities. Notwithstanding the foregoing, currently produced batches and stability work completed prior to the Closing Date shall be provided to Recro Sub at no cost.

APIL shall be responsible for procuring all components and materials, including active pharmaceutical ingredient (API), required to prepare,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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manufacture, test, store and supply BC Parenteral Meloxicam and Finished Meloxicam, prior to final clinical or commercial labeling and packaging, for commercial and clinical use; provided, that, in the case of clinical use of Finished Meloxicam only, APIL shall supply finished product prior to labeling.

Recro Sub shall be responsible for product labeling and distribution to clinical sites or commercial distribution for BC Parenteral Meloxicam and Finished Meloxicam.

Expenses:	APIL shall pay all capital expenses required for the commercial manufacture of BC Parenteral Meloxicam at a 5-kilogram scale.

If a NanoMill is required for the scale up of commercial manufacture of BC Parenteral Meloxicam to a 10-kilogram scale, Recro Sub shall be required to pay all capital expenses required for such scale up.

Upon tech transfer of the commercial manufacture of BC Parenteral Meloxicam to Recro Sub or its designated third party manufacturer, in accordance with the terms of the Development and Supply Agreement, (i) if Recro Sub has paid all capital expenses for such scale up, then APIL shall ship such NanoMill to Recro Sub or its designated third party manufacturer and (ii) Recro Sub shall pay APIL, pursuant to such tech transfer, any of APIL’s capital expenditures that were required for the commercial manufacture of BC Parenteral Meloxicam and have not been recouped through the Fully Burdened Manufacturing Cost for the cost of goods sold.

Exclusivity:	APIL shall supply BC Parenteral Meloxicam exclusively to Recro Sub (and its affiliates, licensees and/or distributors) and shall not supply BC Parenteral Meloxicam to any other person.

Development:	Recro Sub and APIL shall establish a joint committee to coordinate, review and approve the CMC Development Services (defined below).

Subject to such approval by such joint committee, APIL shall provide to Recro Sub (or such affiliate(s) as Recro Sub shall designate in writing) (i) reasonable support with respect to the CMC section of the NDA(s) for BC Parenteral Meloxicam sufficient to allow Recro Sub to complete and file such CMC sections to the same standard as APIL would apply in submission of an NDA for its own similar products, (ii) information and expertise, including advisory, related to BC Parenteral Meloxicam and (iii) CMC regulatory assistance during the clinical work for BC Parenteral Meloxicam (the services described in clauses (i) through (iii), the “CMC Development Services”). APIL shall provide such CMC Development Services at [***]. The maximum number of full time equivalent (FTE) hours that will be provided by APIL to Recro Sub (or its affiliates) in connection with such CMC Development Services shall be agreed by the parties in the Development and Supply Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Term:	The term of the Development and Supply Agreement will commence when executed in accordance with the terms of the Agreement and extend until (i) ten (10) years from the date of the first commercial sale of Finished Meloxicam to a third party (the “First-Sale Term”), if the first commercial sale of Finished Meloxicam to a third party occurs on or before December 31, 2020 or (ii) December 31, 2020, if the first commercial sale of Finished Meloxicam to a third party does not occur on or before December 31, 2020 (the foregoing (i) and (ii), collectively, (the “Initial Period”)).

During the Initial Period, Recro Sub can terminate the Development and Supply Agreement on 180 days’ prior written notice at any time subsequent to the first day on which a product is marketed by a third party pursuant to an abbreviated new drug application referencing Finished Meloxicam (i.e. the date of first generic entry).

After the First-Sale Term, the Development and Supply Agreement will automatically renew for successive one (1) year periods (the “Extension Periods”). Either party shall have the right to terminate the Development and Supply Agreement on 180 days’ prior written notice during an Extension Period; provided, that if APIL provides notice of its intent to terminate the Development and Supply Agreement, APIL will cooperate with Recro Sub for technology transfer of the process to another supplier, and Recro Sub will reimburse APIL for reasonable expenses incurred in the process.

At any time following the two year anniversary of the NDA approval for Finished Meloxicam, either party shall have the right to terminate the commercial supply agreement upon 12 months’ written notice; in such event APIL will cooperate with Recro Sub for technology transfer of the process to another supplier, and Recro Sub will reimburse APIL for reasonable expenses incurred in the process.

In the event that the reversion rights under Exhibit E of the Agreement are exercised, the Development and Supply Agreement shall automatically terminate as of the Reversion Date.

License:	Recro Sub and its affiliates shall grant a non-exclusive license to APIL of such intellectual property as is required solely for the purposes of APIL’s development, manufacture and supply of BC Parenteral Meloxicam and Finished Meloxicam pursuant to the Development and Supply Agreement.

Other Terms:	The Development and Supply Agreement will also contain such other terms and conditions as may be agreed upon by the parties, including provisions relating to (i) forecasting, purchase orders, quality of the product, shelf life,

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rejection of the product, storage, delivery, recalls and seizures, product complaints, facility audits, regulatory compliance, rights to improvements, changes in specifications, representations and warranties, insurance and indemnification and (ii) with respect to the CMC Development Services, the scope of the development services, responsibilities for the conduct of development and the schedule for the conduct of the development. In connection with the Development and Supply Agreement, the parties shall enter into a quality agreement pursuant to which, among other things, Recro Sub will be responsible for reviewing and releasing batches and APIL will be responsible for testing. In addition to the foregoing, the Development and Supply Agreement will contain other terms and conditions satisfactory in form and substance to the parties and their legal advisors as are customarily found in agreements of that nature. APIL shall hold the DMF for BC Parenteral Meloxicam. APIL shall permit a qualified third party on behalf of Recro Sub to review and comment on the DMF and its adequacy to support IND or NDA filings.

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EXHIBIT C

Exhibit C

Sample Adjustment Amount Statement ($‘000s)*

	$‘000
Estimated Working Capital:
Accounts receivable	9,464
Inventory	11,014
Prepaid expenses and other current assets	744
Accounts payable and accrued expenses	(3,700)
Retention bonus accrual	380
Vacation pay accrual	181

Estimated working capital	18,083	(A)

Estimated Closing Cash Amount	1,500	(B)

Estimated Closing Indebtedness	—	(C)

Estimated Closing Transaction Fees	—	(D)

Target Working Capital	19,000	(E)

Adjustment Amount	583	A + B - C - D - E

*	Not included in the Adjustment Statement are amounts in respect of the Retention Bonuses, vacation accruals through December 31, 2014, and the [***] claim, all of which will be paid directly by Sellers.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D

EXHIBIT D

Excluded Assets

The following equipment:

•	NM60 Media Mill

•	NM60 Chamber

•	NM60 Agitator

•	NM60 Chamber Removal Cart

•	NM60 Agitator Removal Cart

•	NM-60 WM 840 Pump

•	NM60 Chamber w/extra cooling

•	NM-60 Mill

•	NM-60 Cart

•	NM-60 Chamber

•	NM Agitator

Exhibit E

Exhibit E to Agreement

Earn-Out Consideration

ARTICLE 1	Definitions.

The following terms shall have the following meaning for this Exhibit E; and terms used, but not defined in this Exhibit E, shall have the meanings set forth in the remainder of the Agreement.

(a) “Commercially Reasonable Efforts” shall mean, with respect to the efforts to be expended by Purchaser and its Affiliates, licensees and sublicensees with respect to the Development Milestones and Commercial Milestones, reasonable, diligent, good faith efforts to accomplish any such Development Milestones and Commercial Milestones as is commonly used in the pharmaceutical industry generally to accomplish a similar objective under similar circumstances, it being understood and agreed that with respect to the research, development and commercialization of any Earn-Out Product, such efforts shall be substantially equivalent to those efforts and resources commonly used in the pharmaceutical industry generally by a pharmaceutical company for a product owned by it or to which it has rights, which product is at a similar stage in its development and is of similar market potential taking into account efficacy, safety, approved labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval, the profitability and commercial potential of the product, but without regard to any Earn-Out Consideration payable under this Exhibit E.

(b) “Divestiture” (and other correlative terms) shall mean any transaction in which any Earn-Out Product or any intellectual property assets related to the same are divested or transferred by any means, including by way of merger, consolidation, asset acquisition or sale, license, sublicense, purchase, sale, assignment or other similar transfer.

(c) “Earn-Out Consideration” shall mean, collectively, (i) Development Milestone Earn-Out Consideration, (ii) Commercial Milestone Earn-Out Consideration, and (iii) Net Sales Earn-Out Consideration.

(d) “Earn-Out Product Patents” shall mean (i) the Nanotechnology Patents, (ii) the Meloxicam Transferred Patents, (iii) the OCR Patents and (iv) all Patents of Purchaser and its Affiliates, licensors, licensees or sublicensees that claim an Earn-Out Product or manufacture or use thereof, together with all Patents that claim priority (in whole or in part, directly or indirectly) with any of the foregoing of clauses (i), (ii), (iii) or (iv).

(e) “Earn-Out Products” shall mean (i) Meloxicam, and (ii) any other product discovered or identified using the Nanotechnology IP, the OCR IP or the Meloxicam Transferred Patents, and that contains the same active pharmaceutical ingredient as Meloxicam (including any salts or other versions of such active pharmaceutical ingredient).

(f) “First Commercial Sale” shall mean, on an Earn-Out Product-by-Earn-Out Product and country-by-country basis, the first commercial sale in an arms’ length transaction of an Earn-Out Product to a Third Party by Purchaser or any of its Affiliates, licensees or sublicensees in such country following Regulatory Approval of such Earn-Out Product in such country.

(g) “IND” shall mean an investigational new drug application filed with the FDA, the competent authorities of a European Union member state, or equivalents in other countries or regulatory jurisdictions for authorization to commence clinical studies of a pharmaceutical product.

(h) “Know-How” shall mean all proprietary data, information, knowledge, know-how, inventions, discoveries, trade secrets, processes, techniques, strategies, methods, practices, skills, experience, documents, apparatus, devices, assays, screens, databases (including safety databases), database structures and data analysis methods, compositions, materials, methods, formulas, improvements, clinical and non-clinical study reports, test data including pharmacological, biological, chemical, biochemical, toxicological, and clinical test data, analytical and quality control data, stability data, studies and procedures.

(i) “MAA” shall mean a Marketing Authorization Application as defined in EU Directive 2001/83/EC and EU Regulation (EC) No. 726/2004.

(j) “Meloxicam Transferred Patents” shall have the meaning set forth in Section E of the Sellers Disclosure Letter.

(k) “Nanotechnology IP” shall have the meaning set forth in the Intellectual Property Transfer and License Agreement and, subsequently, in the IP License Agreement.

(l) “Nanotechnology Patents” shall have the meaning set forth in the Intellectual Property Transfer and License Agreement and, subsequently, in the IP License Agreement.

(m) “NDA” shall mean a New Drug Application or Supplemental New Drug Application filed with the FDA.

(n) “Net Sales” shall mean, consistent with GAAP:

(i) Subject to clause (ii) of this definition, the aggregate gross amount invoiced to unrelated Third Parties by Purchaser, its Affiliates, its licensees and its sublicensees for the sale of Earn-Out Products, less to the extent applicable to such sale: (A) trade, cash and quantity discounts, if any, actually accrued or paid; (B) credits, allowances and adjustments actually accrued or paid to customers, including credits for rejected or returned Earn-Out Products previously sold; (C) freight, insurance and other transportation costs actually accrued or paid, to the extent separately identified on the invoice; (D) rebates or reimbursements actually accrued or paid to managed health care organizations, national, federal, state, or local governments (or their agencies), and managed health organizations (including Medicaid rebates), and (E) taxes, including value added taxes (VAT) (other than taxes on Purchaser’s, its Affiliates’, its licensees’ or its sublicensees’ income), customs duties or other governmental charges on sales or use actually paid by Purchaser, its Affiliates, its licensees or its sublicensees with respect to the sale of such Earn-Out Products. No fines, penalties or comparable payments to national, federal, state, or local governments (or their agencies) or to other third parties shall be deductible from Net Sales.

(ii) Sales between Purchaser, its Affiliates, its licensees or its sublicensees shall be disregarded for the purposes of calculating Net Sales as long as the Earn-Out Products are (A) resold to an unrelated Third Party in which case the final sale to such unrelated Third Party shall be included in Net Sales or (B) transferred or disposed of by Purchaser, its Affiliates, its licensees or its sublicensees for a purpose specified in clause (i) of this definition. Transfers or dispositions of Earn-Out Products, where on a non-profit basis and in line with normal industry practice, (1) for charitable purposes; (2) for preclinical, clinical trial, or non-commercial manufacturing purposes; or (3) for regulatory or governmental purposes shall not in each case be deemed “sales” for the purposes of calculating Net Sales. In addition, transfers or dispositions of free promotional samples of Earn-Out Products in line with normal industry practice shall not be deemed “sales” for the purposes of calculating Net Sales. Otherwise, for the purposes of calculating Net Sales, a “sale” shall include any transfer or other disposition of any Earn-Out Product for consideration.

With respect to sales of Earn-Out Products invoiced in U.S. dollars, Net Sales shall be determined in U.S. dollars. With respect to sales of Earn-Out Products invoiced in a currency other than U.S. dollars, Net Sales shall be determined by converting the currencies in which the sales are made into U.S. dollars, at rates of exchange determined in a manner consistent with Purchaser’s, its Affiliates’, its licensees’ or its sublicensees’, as applicable, method for calculating rates of exchange in the preparation of such entity’s annual financial statements in accordance with GAAP consistently applied. No amount for which deduction is permitted pursuant to this definition shall be deducted more than once.

(o) “Net Sales Earn-Out Consideration Term” shall mean, on an Earn-Out Product-by-Earn-Out Product and country-by-country basis, the period of time commencing upon the First Commercial Sale of an Earn-Out Product and ending upon the later of (i) the fifteenth (15th) anniversary of the First Commercial Sale of such Earn-Out Product in such country, and (ii) the date of the last to expire Valid Claim of an Earn-Out Product Patent covering such Earn-Out Product in such country.

(p) “OCR IP” shall have the meaning set forth in the Intellectual Property Transfer and License Agreement and, subsequently, in the IP License Agreement.

(q) “OCR Patents” shall have the meaning set forth in the Intellectual Property Transfer and License Agreement and, subsequently, in the IP License Agreement.

(r) “Patents” shall mean any and all patents and patent applications (which for purposes of this Agreement shall include certificates of invention and applications for such certificates), including any divisionals, continuations, continuations-in-part, substitutions, reissues, re-examinations, revalidations, extensions (including pediatric exclusivity patent extensions), registrations, supplementary protection certificates, renewals, and foreign equivalents of any such patents or patent applications.

(s) “Regulatory Approval” shall mean, with respect to a country or extra-national territory, all approvals, licenses, registrations or authorizations of any Regulatory Authority necessary in order to commercially distribute, sell or market a drug product in such country or some or all of such extra-national territory.

(t) “Regulatory Authority” shall mean any supra-national, federal, national, regional, state, provincial or local governmental regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the development, manufacture and commercialization of drug products, including the FDA.

(u) “Regulatory Materials” shall mean regulatory applications, submissions, notifications, registrations, or other filings made to or with a Regulatory Authority that are necessary or reasonably desirable in order to develop, manufacture, market, sell or otherwise commercialize a product in a particular country or regulatory jurisdiction. Regulatory Materials include INDs, MAAs and NDAs (as applications, but not the approvals with respect thereto).

(v) “Third Party” shall mean, as of any relevant time, any Person who is not an Affiliate of Purchaser.

(w) “United States” or “U.S.” shall mean the United States of America, including its territories and possessions, the District of Columbia and Puerto Rico.

(x) “Valid Claim” shall mean a claim of an issued or pending Patent which claim (i) in the case of an issued Patent, has not been found to be unpatentable, invalid or unenforceable by a court or other authority of competent jurisdiction, from which decision no appeal is taken or can be taken and which otherwise has not been dedicated to the public or finally disclaimed, and (ii) in the case of a pending Patent, a Valid Claim shall not include a claim in a pending Patent that has a filing date or an earliest claimed priority date that is more than five (5) years prior to the date upon which pendency of the pending Patent is determined.

Definitions for each of the following terms are found in this Exhibit E as indicated below:

Defined Term	Location
Assigned Reversion IP Assets	Section 4.2(c)
Assigned Reversion Know-How	Section 4.2(c)
Assigned Reversion Patents	Section 4.2(c)
Challenge Period	Section 4.1(b)
Commercial Milestone Earn-Out Consideration	Section 2.1(b)(i)
Commercial Milestones	Section 2.1(b)(i)
Cure Period	Section 4.1(c)
Development Milestone Earn-Out Consideration	Section 2.1(a)(i)
Development Milestones	Section 2.1(a)(i)
Disagreement Notice	Section 4.1(b)
Divested Assets	Section 2.4
NDA Requirement	Section 3.1
Net Sales Earn-Out Consideration	Section 2.1(c)(i)
Net Sales Report	Section 2.2
Reversion Date	Section 4.1(d)
Reversion Event	Section 4.1(a)
Reversion Material	Section 4.2(j)
Reversion Notice	Section 4.1(b)
Transferee	Section 2.4

ARTICLE 2	Earn-Out Consideration.

2.1 Earn-Out Consideration.

(a) Development Milestone Earn-Out Consideration.

(i) The following amounts (“Development Milestone Earn-Out Consideration”) shall be payable in accordance with Section 2.7 of the Agreement and this Exhibit E upon achievement of the following events (“Development Milestones”) by Purchaser and its Affiliates, licensees and sublicensees, and shall be non-refundable and non-creditable and not subject to deduction or set-off:

Development Milestone	Amount of Development Milestone Earn-Out Consideration (U.S. Dollars)
[***]	$	[	***]
[***]	$	[	***]

(ii) Purchaser shall notify and pay to APIL each Development Milestone Earn-Out Consideration within thirty (30) calendar days after the occurrence of the corresponding Development Milestone. Each such payment shall be made by wire transfer of immediately available funds to such account or accounts as are designated in writing by APIL.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) Commercial Milestone Earn-Out Consideration.

(i) The following amounts (“Commercial Milestone Earn-Out Consideration”) shall be payable in accordance with Section 2.7 of the Agreement and this Exhibit E following the first calendar year during which the aggregate annual Net Sales of Earn-Out Products by Purchaser and its Affiliates, licensees and sublicensees first exceed the threshold amounts set forth in the table below (“Commercial Milestones”), and shall be non-refundable and non-creditable and not subject to deduction or set-off:

Commercial Milestones	Amount of Commercial Milestone Earn-Out Consideration (U.S. Dollars)
$[***] in annual Net Sales	$	[	***]
$[***] in annual Net Sales	$	[	***]
$[***] in annual Net Sales	$	[	***]

(ii) Purchaser shall notify and pay to APIL each Commercial Milestone Earn-Out Consideration within thirty (30) calendar days after the end of the calendar quarter in which the corresponding Commercial Milestone is achieved. Each such payment shall be made by wire transfer of immediately available funds to such account or accounts as are designated in writing by APIL.

(c) Net Sales Earn-Out Consideration.

(i) During the Net Sales Earn-Out Consideration Term, Purchaser shall pay in accordance with Section 2.7 of the Agreement and this Exhibit E an amount of [***] percent ([***]%) of the aggregate Net Sales of Earn-Out Products (“Net Sales Earn-Out Consideration”), which amount shall be non-refundable and non-creditable and not subject to deduction or set-off.

(ii) If, pursuant to Section 2.1(c)(i) of this Exhibit E, any Net Sales Earn-Out Consideration is payable on Net Sales of an Earn-Out Product in the U.S. and there is no Valid Claim of an Earn-Out Product Patent in the U.S. covering such Earn-Out Product at the time of such sale, the percentage applicable to calculate such Net Sales Earn-Out Consideration shall be reduced by thirty percent (30%) from the percentage set forth in Section 2.1(c)(i) of this Exhibit E.

2.2 Net Sales Reports. During the Net Sales Earn-Out Consideration Term, (a) within five (5) Business Days after the end of each calendar quarter, Purchaser shall provide an estimate of the Net Sales, on a Earn-Out Product-by-Earn-Out Product and country-by-country basis, to APIL for the preceding calendar quarter and (b) within forty-five (45) calendar days after the end of each calendar quarter, Purchaser shall provide a sales report (“Net Sales Report”), on a Earn-Out Product-by-Earn-Out Product and country-by-country basis, to APIL showing a reconciliation of gross sales to Net Sales of each Earn-Out Product during such calendar quarter reporting period (including the related permitted deductions) and the Net Sales Earn-Out Consideration payable with respect thereto. Purchaser shall pay to APIL the Net Sales Earn-Out Consideration for each calendar quarter at the time of submission of the corresponding Net Sales Report. If no Net Sales Earn-Out Consideration is due for any period hereunder following commencement of the reporting obligation, Purchaser shall so report.

2.3 Late Payments. If APIL does not receive payment of any sum due to them on or before the due date, simple interest shall thereafter accrue on the sum due to APIL until the date of payment at the per annum rate of two percent (2%) over the then-current prime rate quoted by Citibank in New York City or the maximum rate allowable by applicable Law, whichever is lower.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.4 Divestitures. If at any time after the Closing, Purchaser Divests to a Third Party or an Affiliate any Earn-Out Product, Earn-Out Product Patent or any other intellectual property asset related to an Earn-Out Product (collectively, “Divested Assets” and the party receiving any Divested Assets the “Transferee”), Purchaser shall: (a) make provision for the Transferee to assume and succeed to the obligations of Purchaser set forth in this Exhibit E; and (b) prior to or simultaneously with the consummation of any such Divestiture, cause such Transferee to provide to APIL an instrument of assumption in a reasonable form for the benefit of APIL effecting the assumption and succession described in the foregoing Clause (a), and proof satisfactory to APIL of such Transferee’s financial capacity to assume Purchaser’s obligations set forth in this Exhibit E. Purchaser shall remain liable to APIL for all obligations set forth in this Exhibit E following any such Divestiture.

ARTICLE 3	Diligence; Reporting; Audit.

3.1 Diligence. Purchaser, itself or through one or more of its Affiliates, licensees and sublicensees, shall use Commercially Reasonable Efforts to achieve each of the Development Milestones and Commercial Milestones. Without limiting the foregoing, Purchaser, itself or through one or more of its Affiliates, licensees and sublicensees, shall file an NDA for an Earn-Out Product with the FDA on or before [***] (the “NDA Requirement”).

3.2 Reporting.

(a) For so long as any Earn-Out Product is in development, on each anniversary of the Closing Date, Purchaser shall provide a written report to APIL detailing the development activities with respect to the Earn-Out Products completed for the past annual reporting period and anticipated to be undertaken for the next twelve (12) months period. At a minimum, such report shall include a list and general status (i.e., what stage in discovery/development using Purchaser’s internal measures) of each Earn-Out Product then in development, and any ongoing pre-clinical or clinical activities (including initiations and cessations) and results, and submission and approvals to or from Regulatory Authorities (including anticipated date of achievement of the Development Milestones), and any other similar information relating to development activities for the Earn-Out Products. Purchaser shall cause its senior officers from its research and clinical development operations to be reasonably available to APIL to answer questions related to the matters required to be discussed in each report.

(b) For so long as any Earn-Out Product is being marketed, sold, or otherwise commercialized, within sixty (60) days of the end of each calendar quarter, Purchaser shall provide a written report to APIL detailing the commercialization efforts with respect to the Earn-Out Products completed for the past quarterly reporting period and anticipated to be undertaken for the next calendar quarter and for the three (3) calendar quarters thereafter. At a minimum, such report shall include with respect to the commercialized Earn Out Products marketing and sales efforts, forecasted sales, pricing changes, anticipated date of achievement of the Commercial Milestones, and any other similar information relating to commercialization activities for the Earn-Out Products. Purchaser shall cause its senior officers from business operations to be reasonably available to APIL to answer questions related to the matters required to be discussed in each report.

3.3 Audit. Purchaser shall maintain, and shall cause its Affiliates, licensees and sublicensees to maintain, complete and accurate books and records in sufficient detail to permit APIL, at its expense, to confirm the achievement of Development Milestones and Commercial Milestones, and the calculation of Earn-Out Consideration payable under this Agreement and this Exhibit E. Upon reasonable prior notice,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

such books and records shall be open during regular business hours for a period of three (3) years from the creation of individual books and records for examination, by an independent certified public accountant selected by APIL and reasonably acceptable to Purchaser for the sole purpose of verifying for APIL the accuracy of the financial statements, reports and notices furnished by Purchaser pursuant to this Agreement and this Exhibit E, and of any payments made, or required to be made, by Purchaser to APIL pursuant to this Agreement and this Exhibit E. Any amounts shown to be owed to APIL but unpaid shall be paid by Purchaser within thirty (30) days after the accountant’s report, plus interest (as set forth in Section 2.3 of this Exhibit E) from the original due date. If Purchaser is found to have underpaid amounts owed to APIL by five percent (5%) or more, then Purchaser shall also pay for the conduct of the audit. In the event that Purchaser has overpaid APIL, at APIL’s option, Purchaser shall either credit the amount of any such overpayment to amounts subsequently due by Purchaser to APIL under this Exhibit E or APIL shall reimburse Purchaser the amount of any such overpayment.

ARTICLE 4	Reversion.

4.1 Determination of Reversion Event.

(a) A “Reversion Event” shall exist in the event that Purchaser, itself or through one or more of its Affiliates, licensees and sublicensees, (i) fails to satisfy the NDA Requirement, or (ii) in the reasonable judgment of APIL, fails to comply with its Commercially Reasonable Efforts requirements under Section 3.1 of this Exhibit E; provided that, any such failure is not attributable to the material breach by APIL or any of its Affiliates of any of the Ancillary Agreements, which material breach was noticed by Purchaser prior to its receipt of a Reversion Notice from APIL under this Section 4.1.

(A) In the event the failure to satisfy the NDA Requirement is the result of a change in the FDA’s policies or procedures regarding the approval of the Earn-Out Product or drugs in the same class as the Earn-Out Product, and Purchaser, its Affiliates, licensees or sublicensees have used Commercially Reasonable Efforts to accommodate such change and were still unable to satisfy the NDA Requirement, then the deadline shall be extended for a reasonable period of time, but not more than three-hundred sixty-five (365) calendar days or such longer period of time as determined by APIL in good faith based on the impact of such change in the FDA’s policies or procedures on their ability to accommodate such change in policies or procedures. (B) In the event the failure to satisfy the NDA Requirement is the result of other delays or circumstances that are outside of the reasonable control of Purchaser or its Affiliates, licensees and sublicensees, and Purchaser, its Affiliates, licensees or sublicensees have used Commercially Reasonable Efforts consistent with Section 3.1 of this Exhibit E to overcome such delay or circumstance, then APIL will reasonably consider extending the deadline for a reasonable period of time, but not more than three-hundred sixty-five (365) days, to overcome such failure. In each case of (A) or (B), the compliance with such new deadline shall remain an obligation of Purchaser, its Affiliates, licensees or sublicensees subject to their diligence efforts under Section 3.1 of this Exhibit E and APIL’s rights under this Section 4.1(a).

(b) Upon a Reversion Event, APIL shall provide Purchaser with written notice of such Reversion Event (a “Reversion Notice”). If Purchaser disagrees with APIL regarding the existence of a Reversion Event, it shall notify APIL within ten (10) Business Days of receipt of a Reversion Notice of its disagreement (such period, the “Challenge Period,” and such notice, a “Disagreement Notice”). For a period of thirty (30) Business Days following the delivery of such Disagreement Notice, Purchaser and APIL shall seek in good faith to come to an agreement on the existence of the Reversion Event. If at the end of such thirty (30) Business Day period the Purchaser and APIL have not reached an agreement, they shall jointly select an independent mediator, free of any conflict with either Party, having the requisite licensing and pharmaceutical industry experience to render a decision regarding the existence of a Reversion Event, and selected from a panel of persons experienced in the pharmaceutical and life sciences industries provided by Judicial Administration and Arbitration Services or its successor (“JAMS”). If the Parties do not agree on an independent mediator within five (5) Business Days of initiating mediation under this Section 4.1(b), the independent mediator shall be selected by JAMS in accordance with its rules. Each Party shall prepare and submit a written summary of such Party’s position, which shall not exceed twenty-five (25) pages, and any relevant evidence in support thereof to the independent mediator within ten (10) Business Days of the selection of the independent mediator. Upon receipt of such summaries from both Parties, the independent mediator shall provide copies of the same to the other Party. The independent mediator shall be authorized to solicit briefing or other submissions on particular questions and to set specific page limits for such additional briefing and submissions. Within five (5) Business Days of the delivery of such summaries by the independent mediator, each Party shall submit a written rebuttal of the other Party’s summary and may also amend and re-submit its original summary, with each Party’s response to include a supporting explanation of why its proposed terms are more appropriate than the other Party’s proposed terms and any documentary evidence in support thereof. Oral presentations shall not be permitted unless otherwise requested by the independent mediator. Only if so permitted, a neutral location of any such oral presentations shall be selected by the independent mediator. The independent mediator shall make a final decision with respect to the arbitration matter within ten (10) Business Days following receipt of the last of such rebuttal statements submitted by the Parties, and shall make a determination by selecting the resolution proposed by one of the Parties that as a whole is the most fair and reasonable to the Parties in light of the totality of the circumstances, and shall provide the Parties with a written statement setting forth the basis of the determination in connection therewith. For clarity, the independent mediator shall only have the right to select a resolution proposed by one of the Parties in its entirety and without modification. The decision of the independent mediator shall be controlling regarding the existence of a Reversion Event. The Purchaser and APIL shall bear the costs of the independent mediator equally.

(c) If the existence of a Reversion Event, other than one that involves a failure to satisfy the NDA Requirement, is confirmed, through (i) Purchaser’s non-delivery of a Notice of Disagreement or (ii) through the determination of an independent mediator, Purchaser, itself or through one or more of its Affiliates, licensees or sublicensees shall have the right to cure such Reversion Event for a period of four (4) months from the determination of such Reversion Event (such period, the “Cure Period”) and, if it elects to exercise such right, shall notify APIL in writing of the same. In the case that such Reversion Event is cured in APIL’s reasonable judgment during or by the end of the Cure Period, such Reversion Event shall no longer exist and APIL shall not have the right to invoke any other rights under this Article 4 in connection with such event that would have remained a Reversion Event but for such cure.

(d) For purposes of this Article 4, the “Reversion Date” shall be (i) the date on which the Challenge Period expires without Purchaser having sent a Disagreement Notice to APIL, unless the Reversion Event at issue qualifies for a right to cure pursuant to Section 4.1(c) of this Exhibit E and Purchaser has elected to exercise such right to cure in which case clause (d)(iii) below shall apply, (ii) where the Reversion Event involves a failure to satisfy the NDA Requirement and Purchaser has sent a Disagreement Notice in connection therewith, the date on which the Parties agree, or the independent mediator issues its determination, that such Reversion Event has occurred, or (iii) where the Reversion Event does not involve a failure to satisfy the NDA Requirement, and Purchaser has elected its right to cure pursuant to Section 4.1(c) of this Exhibit E, the date on which the Cure Period expires without Purchaser having cured such Reversion Event to APIL’s reasonable satisfaction.

4.2 Events Upon Determination of a Reversion Event.

(a) On the Reversion Date, all licenses and other rights of Purchaser and its Affiliates, licensees and sublicensees under the Intellectual Property Transfer and License Agreement

and, subsequently, the IP License Agreement (i) with respect to the Nanotechnology IP shall automatically terminate in their entirety, and (ii) with respect to the OCR IP shall automatically terminate solely in regards to the Earn-Out Products.

(b) As of the Reversion Date, but subject to Sections 4.2(h), 4.2(i) and 4.2(j), Purchaser, and its Affiliates, licensees and sublicensees shall cease all research, development, manufacture, sales, offers to sell, use, importation and commercialization of the Earn-Out Products.

(c) Promptly following the Reversion Date, Purchaser shall (i) assign to APIL the Meloxicam Transferred Patents and any other Patents owned or controlled by it and its Affiliates, licensees or sublicensees solely relating to the Earn-Out Products (collectively, the “Assigned Reversion Patents”), and (ii) transfer to APIL all Know-How owned or controlled by it and its Affiliates, licensees or sublicensees solely relating to the Earn-Out Products (the “Assigned Reversion Know-How” and together with the Assigned Reversion Patents, the “Assigned Reversion IP Assets”).

(d) As of the Reversion Date, Purchaser grants to APIL a non-exclusive, worldwide license (sublicenseable through multiple tiers) under all Patents and Know-How owned or controlled by Purchaser and its Affiliates, licensees or sublicensees (other than Assigned Reversion Patents and Assigned Reversion Know-How) that are practiced by or on behalf of Purchaser and its Affiliates, licensees and sublicensees as of the Reversion Date that are necessary or useful to research, develop, manufacture, sell, offer to sell, use, import or otherwise commercialize any of the Earn-Out Products.

(e) Promptly following the Reversion Date, Purchaser shall assign to APIL all right, title and interest in and to those trademarks used exclusively with the Earn-Out Products, excluding any such trademarks that include, in whole or part, any corporate name or logo of Purchaser or its Affiliate.

(f) Promptly following the Reversion Date, Purchaser shall (i) transfer and assign to APIL all Regulatory Materials and Regulatory Approvals relating to the Earn-Out Products, or, if not possible, grant to APIL an exclusive right of reference thereunder.

(g) To the extent that any payments would be owed by Purchaser to any Third Party under any agreement with such Third Party that is applicable to the exercise by APIL of any (sub)license, right of reference or other right provided in this Section 4.1, Purchaser shall notify APIL of the existence and anticipated amounts of such payments and APIL shall have the right either to decline such (sub)license, right of reference or other right provided in this Section 4.1 or to take the same, in which case APIL agrees to comply with any obligations under such agreement of Purchaser that apply to APIL and of which APIL was informed by Purchaser and to make such payments.

(h) Promptly following the Reversion Date and as requested by APIL, Purchaser shall, and shall cause its Affiliates, licensees and sublicensees to, (i) wind up the performance of any clinical trials for Earn-Out Products ongoing as of the Reversion Date, or (ii) transfer and assign to APIL, to the extent assignable by Purchaser in accordance with applicable Law, the management and continued performance of any clinical trials for Earn-Out Products ongoing as of the Reversion Date (provided that if the management and continued performance thereof is not assignable, then at the request of APIL, Purchaser shall, and shall cause its Affiliates, licensees and sublicensees to, continue to manage and perform such clinical trial(s) for a limited time period at the direction of APIL) the reasonable and documented out-of-pocket cost of which that is incurred after the Reversion Date shall be borne by APIL.

(i) Promptly following the Reversion Date and as requested by APIL, Purchaser shall assign to APIL any agreements with third party suppliers covering the supply or sale of the Earn-Out Products, or, if such agreements cover other products or do not permit assignment under their terms, then, to enable APIL to qualify an alternate, validated source of supply, Purchaser shall supply finished Earn-Out Products for a reasonable period (not to exceed six (6) months) and at a cost equal to the cost of goods for any such Earn-Out Product calculated in accordance with industry standards (including overhead) plus [***].

(j) As of the Reversion Date, if Purchaser or any of its and its Affiliates, licensees or sublicensees have any inventory of Earn-Out Product, or any components thereof, suitable for use in clinical trials or for commercialization (“Reversion Material”), Purchaser and its Affiliates, licensees and sublicensees shall offer in writing to sell the Reversion Material to APIL at Purchaser’s or the applicable Affiliate’s, licensee’s or sublicensee’s fully-allocated cost of manufacturing, and APIL shall have the option (but no obligation) to purchase the same by responding in writing to such offer within thirty (30) days. If APIL does not exercise such option, Purchaser and its Affiliates, licensees or sublicensees shall be entitled to sell any such Reversion Material, subject to any Earn-Out Consideration applicable to such sale pursuant to the terms and conditions of this Exhibit E.

4.3 Without limiting the generality of this Article 4, any assignment, transfer, license or other right made or granted to APIL pursuant to this Article 4 shall be effected without any consideration payable by APIL.

4.4 Without limiting the generality of this Article 4, following the assignment and transfer under Section 4.2(c), (a) Purchaser shall have no right to use any of the Assigned Reversion IP Assets; (b) APIL shall have at its expense the sole and exclusive right to prosecute, maintain, defend and enforce all Assigned Reversion Patents assigned to APIL pursuant to such Section 4.2(c), and for purposes of all those activities, (i) APIL shall be treated as the owner of such Assigned Reversion Patents, and shall be solely responsible for the costs associated with such activities and shall have the sole right to retain any and all recoveries resulting from such activities, and (ii) to the extent required by applicable Law, at the cost of APIL, Purchaser shall, and shall cause each of its Affiliates, licensees and sublicensees to, join any suit or proceeding regarding any such Assigned Reversion Patents, or designate APIL (or an Affiliate thereof) as such party’s authorized agent for such Assigned Reversion Patents.

4.5 Purchaser shall ensure that Purchaser receives from any of its licensees and sublicensees all rights necessary for Purchaser to effectuate the assignments and transfers to APIL and to grant to APIL the rights and licenses set forth in this Article 4.

4.6 Purchaser shall not, and shall ensure that its Affiliates shall not, grant any Lien in or to any Assigned Reversion IP Assets, or take any action or commit any omission that may adversely affect or in any way impair, interfere with or prevent APIL’s right to receive the benefit of the assignments, transfers and licenses granted under this Article 4.

4.7 The right of reversion hereunder shall be APIL’s sole and exclusive remedy for Purchaser’s failure to satisfy the NDA Requirement or failure to comply with its Commercially Reasonable Efforts requirements under Section 3.1 of this Exhibit E, provided the foregoing shall in no way limit APIL’s right to collect and be paid any Earn-Out Consideration based on Development Milestones or Commercial Milestones achieved as of the Reversion Date, or on sales of the Earn-Out Products prior to the Reversion Date or permitted thereafter pursuant to Section 4.2(j).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT F

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE LAWFULLY EFFECTED WITHOUT AN EFFECTIVE REGISTRATION, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

WARRANT TO PURCHASE STOCK

Company:	Recro Pharma, Inc., a Pennsylvania corporation
Number of Shares:	350,000, subject to adjustment
Class of Stock:	Common Stock, $0.01 par value per share
Warrant Price:	$[ ][1], subject to adjustment
Issue Date:	[ ], 2015[2]
Expiration Date:	The seven (7) year anniversary of the Issue Date.

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, Alkermes Pharma Ireland Limited, a private limited company incorporated in Ireland (together with any successor or permitted assignee or transferee of this Warrant, “Holder”) is entitled to purchase the number of fully paid and non-assessable shares (the “Shares”) of the above-stated Class of Stock (the “Class”) of the above-named company (the “Company”) at the above-stated Warrant Price per Share, all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1

EXERCISE

1.1 Method of Exercise. Holder may exercise this Warrant, in whole or in part, at any time or from time to time on any day on or prior to the Expiration Date, by delivering the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the net exercise right set forth in Article 1.2, Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2 Net Exercise. In lieu of exercising this Warrant as specified in Article 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Article 1.3. The Company acknowledges that the provisions of this

[1]	NTD: to equal two times the closing price of Recro stock on the trading day immediately prior to the Closing Date.
[2]	NTD: to insert Closing Date.

Article 1.2 are intended, in part, to ensure that a full or partial exchange of this Warrant pursuant to this Article 1.2 will qualify as a conversion, within the meaning of paragraph (d)(3)(ii) of Rule 144 under the Securities Act. At the request of Holder, the Company will accept reasonable modifications to the exchange procedures provided for in this Article in order to accomplish such intent. For all purposes of this Warrant (other than this Article 1.2), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the exchange of this Warrant into Shares in accordance with the terms of this Article 1.2.

1.3 Fair Market Value. If the Company’s common stock is traded in a public market, the fair market value of a Share shall be the closing price of a share of common stock reported for the business day immediately before Holder delivers this Warrant together with its Notice of Exercise to the Company. If the Company’s common stock is not traded in a public market, the Board of Directors of the Company shall determine fair market value of a Share (the “Appraised Value”) in its reasonable good faith judgment. If Holder (as defined below) shall, for any reason whatsoever, disagree with such Appraised Value, then such Holder shall, by giving written notice to the Company (an “Appraisal Notice”) within ten (10) days after the Company notifies the Holder of such determination, elect to dispute such determination, and such dispute shall be resolved as set forth in Article 1.3.1 below.

1.3.1 Appraisal Resolution. The Company shall within ten (10) days after an Appraisal Notice shall have been given, engage an independent investment bank of national repute (the “Appraiser”) that is mutually agreeable to the Company and Holder and retained pursuant to an engagement letter between the Company and the Appraiser with respect to such valuation in form and substance reasonably acceptable to Holder, to make an independent determination of the Appraised Value of a Share. The costs of engagement of such investment bank for any such determination of Appraised Value shall be shared equally between the Company and Holder and Holder shall promptly reimburse the Company for fifty percent (50%) of such costs.

1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new warrant of like tenor representing the Shares not so acquired.

1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

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1.6 Treatment of Warrant upon Corporate Reorganization.

1.6.1 Corporate Reorganization.

(a) Without limiting any of the provisions hereof, if any: (i) capital reorganization; (ii) reclassification of the capital stock of the Company; (iii) merger, consolidation or reorganization or other similar transaction or series of related transactions which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of or economic interests in the Company or such surviving or acquiring entity outstanding immediately after such merger, consolidation or reorganization; (iv) sale, lease, license, transfer, conveyance or other disposition of all or substantially all of the assets of the Company; (v) sale of shares of capital stock of the Company, in a single transaction or series of related transactions, representing at least 50% of the voting power of the voting securities of or economic interests in the Company; or (vi) the acquisition by any “person” (together with his, her or its Affiliates) or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) directly or indirectly, of the beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of outstanding shares of capital stock and/or other equity securities of the Company, in a single transaction or series of related transactions (including, without limitation, one or more tender offers or exchange offers), representing at least 50% of the voting power of or economic interests in the then outstanding shares of capital stock of the corporation (each of (i)-(vi) above a “Corporate Reorganization”) shall be effected, then the Company shall use its commercially reasonable best efforts to ensure that lawful and adequate provision shall be made whereby each Holder shall thereafter continue to have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Shares issuable upon exercise of the Warrants held by such Holder, shares of stock in the surviving or acquiring entity (“Acquirer”), as the case may be, such that the aggregate value of the Holder’s warrants to purchase such number of shares, where the value of each new warrant to purchase one share in the Acquirer is determined in accordance with the Black-Scholes Option Pricing formula set forth in Appendix 2 hereto, is at least equivalent to the aggregate value of the Warrants held by such Holder immediately prior to such Corporate Reorganization, where the value of each Warrant to purchase one share in the Company is determined in accordance with the Black-Scholes Option Pricing formula set forth Appendix 3 hereto. Furthermore, the new warrants to purchase shares in the Acquirer referred to herein shall have the same expiration date as the Warrant, and shall have a strike price, KAcq, that is calculated in accordance with Appendix 2 hereto. For the avoidance of doubt, if the surviving or acquiring entity, as the case may be, is a member of a consolidated group for financial reporting purposes, the “Acquirer” shall be deemed to be the parent of such consolidated group for purposes of this Article 1.6 and Appendix 2 hereto.

(b) Appropriate provision shall be made with respect to the rights and interests of each Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock thereafter deliverable upon the exercise thereof. The Company shall use its commercially reasonable best efforts to ensure that prior to

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or simultaneously with the consummation of a Corporate Reorganization, the successor corporation resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume by written instrument, reasonably deemed by the Board of Directors of the Company and Holder to be satisfactory in form and substance, the obligation to deliver to the holder of the Warrants, at the last address of such holder appearing on the books of the Company, such shares of stock, as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and the other obligations under these Warrants. The provisions of this Article 1.6 shall similarly apply to successive Corporate Reorganizations. If the Company, in spite of using its commercially reasonable best efforts, is unable to cause these Warrants to continue in full force and effect until the Expiration Date in connection with any Corporate Reorganization, then the Company shall pay or cause to be paid to Holder, prior to or contemporaneously with the consummation of any such Corporate Reorganization, an amount per Warrant to purchase one share in the Company that is calculated in accordance with the Black-Scholes Option Pricing formula set forth in Appendix 3 hereto. Such payment shall be made in cash in the event that the Corporate Reorganization results in the shareholders of the Company receiving cash from the Acquirer at the closing of the transaction, and shall be made in shares of the Company (with the value of each share in the Company is determined according to SCorp Appendix 3 hereto) in the event that the Corporate Reorganization results in the shareholders of the Company receiving shares in the Acquirer or other entity at the closing of the transaction, in the event that the shareholders of the Company receive both cash and shares at the closing of the transaction, such payment to Holder shall be also be made in both cash and shares in the same proportion as the consideration received by the shareholders.

ARTICLE 2

ADJUSTMENTS TO THE SHARES

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the outstanding shares of the Class payable in common stock or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased. The Company or its successor shall promptly issue to the Holder a certificate pursuant to Article 2.6 below setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such stock dividend, subdivision, combination or consolidation by reclassification or otherwise or other event that results in a change to the number and/or class of securities issuable upon exercise or conversion of this Warrant. The provisions of this Article 2.1 shall similarly apply to successive stock dividends, subdivisions, combinations, consolidations or other events.

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2.2 Reclassification, Exchange, Combinations or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include, without limitation, any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company’s Articles of Incorporation. The Company or its successor shall promptly issue to Holder a certificate pursuant to Article 2.6 below setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant. The provisions of this Article 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 No Impairment. The Company shall not, by amendment of its Articles of Incorporation or bylaws or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking such action as may be reasonably necessary or appropriate to protect Holder’s rights under this Article against impairment.

2.4 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.5 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, Class and/or number of Shares, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price, Class and number of Shares in effect upon the date thereof and the series of adjustments leading to such Warrant Price, Class and number of Shares.

2.6 Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article 2, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares which the Holder is entitled to receive upon exercise of the Warrant.

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ARTICLE 3

REPRESENTATIONS AND COVENANTS OF THE COMPANY

3.1 Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:

3.1.1 This Warrant has been duly authorized, is validly issued and constitutes the valid and binding obligation of the Company.

3.1.2 All Shares which may be issued from time to time upon the exercise of any of the purchase rights represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon the outstanding shares of the Class, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription or sale pro rata to the holders of the outstanding shares of the Class any additional shares of any class or series of the Company’s stock (other than pursuant to contractual pre-emptive rights); (c) to effect any reclassification, reorganization or recapitalization of the shares of the Class; or (d) to effect an Acquisition or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder: (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of shares of the Class will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; and (2) in the case of the matters referred to in (c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event).

3.3 No Shareholder Rights. Except as provided in this Warrant, Holder will not have any rights as a shareholder of the Company until the exercise of this Warrant.

3.4 Certain Information. The Company agrees to provide Holder at any time and from time to time with such information as Holder may reasonably request for purposes of Holder’s compliance with regulatory, accounting and reporting requirements applicable to Holder.

ARTICLE 4

REPRESENTATIONS, WARRANTIES OF THE HOLDER

The Holder represents and warrants to the Company as follows:

4.1 Purchase for Investment. Holder is acquiring this Warrant and the Shares issuable upon exercise of this Warrant for its own account, for investment and not for, with a view to, or in connection with, any sale or distribution thereof within the meaning of the Securities Act, and Holder will not offer, sell or otherwise dispose of this Warrant and the Shares issuable upon exercise of this Warrant except as permitted by the Securities Act and any state securities law.

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4.2 Unregistered Securities; Legend. Holder understands that the Warrants and the Shares have not been, and will not be, registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, that the Warrants and the Shares must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration, that the Warrants and the Shares shall bear a legend to such effect, and that appropriate stop transfer instructions may be issued. Holder further understands that such exemption depends upon, among other things, the bona fide nature of Holder’s investment intent expressed herein.

4.3 Status of the Holder. Holder has not been formed for the specific purpose of acquiring the Warrants or the Shares. Holder understands the term “accredited investor” as used in Regulation D promulgated under the Securities Act and represents and warrants to the Company that Holder is an “accredited investor” for purposes of acquiring the Warrants and the Shares. If Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986), Holder has satisfied itself as to the full observance of the laws of its jurisdiction in connection with this Agreement, including (a) the legal requirements within its jurisdiction for issuance of this Warrant and the Shares issuable upon exercise of this Warrant, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of this Warrant or the Shares issuable upon exercise. Holder’s subscription and payment for and continued beneficial ownership of the Warrant and Shares issuable upon exercise will not violate any applicable securities or other laws of the Holder’s jurisdiction.

4.4 Knowledge and Experience; Economic Risk. Holder has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately held companies so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction. Holder is able to bear the economic risk of such investment, including a complete loss of the investment.

4.5 Access to Information. Holder acknowledges that Holder and its representatives have had the opportunity to ask questions and receive answers from officers and representatives of the Company concerning the Company and its business and the transactions contemplated by this Agreement and to obtain any additional information which the Company possesses or can acquire that is necessary to verify the accuracy of the information regarding the Company herein set forth or otherwise desired in connection with its purchase of the Warrants and the Shares.

4.6 Rule 144. Holder understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Investor) promulgated by the Securities and Exchange Commission under the Securities Act depends upon the satisfaction of various conditions, and that such exemption is not currently available.

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ARTICLE 5

MISCELLANEOUS

5.1 Term. This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

5.2 Legends. This Warrant and the Shares shall be imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE LAWFULLY EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee.

5.4 Transfer Procedure. Subject to the provisions of Article 5.3, Holder may transfer or pledge all or part of this Warrant or the Shares issuable upon exercise of this Warrant to any transferee, provided, however, in connection with any transfer, Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). The Company may refuse to transfer this Warrant or the Shares to any person who directly competes with the Company, unless, in either case, the stock of the Company is publicly traded.

5.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid (or on the first business day after transmission by facsimile), at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such holder from time to time. All notices to Holder shall be addressed as follows until the Company receives notice of a change in address:

Alkermes Pharma Ireland Limited

[c/o Alkermes plc

Attn.: Company Secretary

Connaught House

One Burlington Road

Dublin 4, Ireland

Telephone: [—]

Facsimile: +353 1.772.8001]

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Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Recro Pharma Inc.

Attn: Gerri A. Henwood, President and Chief Executive Officer

490 Lapp Road

Malvern, PA 19355

Telephone: (484) 395-2470

Facsimile: (484) 395-2471

5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by Holder and the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7 Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Article 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Article 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to Holder.

5.8 Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.9 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the Commonwealth or Pennsylvania, without giving effect to its principles regarding conflicts of law.

[Remainder of page left blank intentionally]

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“COMPANY”

RECRO PHARMA, INC.

By:
Name:
Title:

“HOLDER”

ALKERMES PHARMA IRELAND LIMITED, INC.

By:
Name:
(Print)
Title:

APPENDIX 1

NOTICE OF EXERCISE

1. Holder elects to purchase                  shares of the Common Stock of                      pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

[or]

1. Holder elects to convert the attached Warrant into Shares in the manner specified in the Warrant. This conversion is exercised for                  of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

2. Please issue a certificate or certificates representing the Shares in the name specified below:

Holder Name

(Address)

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as of the date hereof.

HOLDER

By:

Name:

Title:

Date:

Appendix 1 - 1

APPENDIX 2

Black Scholes Option Pricing formula to be used when calculating the value of each new warrant to purchase one share in the Acquirer shall be:

CAcq = value of each warrant to purchase one share in the Acquirer.

SAcq = price of Acquirer’s stock as determined by reference to the average of the closing prices on the securities exchange over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization described in Article 1.6.1 if the Acquirer’s stock is then traded on such exchange or system, or the average of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization if the Acquirer’s stock is then actively traded in the over-the-counter market, or the then most recently completed financing if the Acquirer’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

TAcq = expiration date of new warrants to purchase shares in the Acquirer = TCorp.

tAcq = date of issue of new warrants to purchase shares in the Acquirer.

TAcq-tAcq = time until warrant expiration, expressed in years.

s = volatility = annualized standard deviation of daily log-returns (using a 262-day annualization factor) of the Acquirer’s stock price on the securities exchange over a 20-day trading period, determined by Holder, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization described in Article 1.6.1 if the Acquirer’s stock is then traded on such exchange or system, or the annualized standard deviation of daily-log returns (using a 262-day annualization factor) of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over a 20-day trading period, determined by the Holder, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization if the Acquirer’s stock is then actively traded in the over-the-counter market, or 0.6 (or 60%) if the Acquirer’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

N = cumulative normal distribution function.

d1 = (ln(SAcq/KAcq) + (r- + l +s2/2)(TAcq-tAcq )) ÷ (sÖ(TAcq-tAcq)).

In = natural logarithm.

l - dividend rate of the Acquirer for the most recent 12-month period at the time of closing of the Corporate Reorganization.

KAcq = strike price of new warrants to purchase shares in the Acquirer = KCorp* (SAcq/ SCorp).

Appendix 2 - 1

r = annual yield, as reported by Bloomberg at time tAcq, of the United States Treasury security measuring the nearest time TAcq.

d2= d1- s Ö(TAcq-tAcq).

Appendix 2 - 2

APPENDIX 3

Black Scholes Option Pricing formula to be used when calculating the value of each Warrant to purchase one share in the Company shall be:

CCorp = value of each Warrant to purchase one share in the Company.

SCorp = price of Company stock as determined by reference to the average of the closing prices on the securities exchange over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization described in Article 1.6.1 if the Company’s stock is then traded on such exchange or system, or the average of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization if the Company’s stock is then actively traded in the over-the-counter market, or the then most recently completed financing if the Company’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

TCorp = expiration date of Warrants to purchase shares in the Company.

tCorp - date of public announcement of transaction.

TCorp-tCorp - time until Warrant expiration, expressed in years.

s = volatility ~ the annualized standard deviation of daily log-returns (using a 262-day annualization factor) of the Company’s stock price on the securities exchange over a 20-day trading period, determined by Holder, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization described in Article 5(d) if the Company’s stock is then traded on such exchange or system, or the annualized standard deviation of daily-log returns (using a 262-day annualization factor) of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over a 20-day trading period, determined by the Holder, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization if the Company’s stock is then actively traded in the over-the-counter market, or 0.6 (or 60%) if the Company’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

N = cumulative normal distribution function.

d1 = (ln(SCorp/KCorp) + (r- + l +s2/2)(TCorp-tCorp)) ÷ (sÖ(TCorp-tCorp)).

In = natural logarithm.

l = dividend rate of the Company for the most recent 12-month period at the time of closing of the Corporate Reorganization.

KCorp = strike price of warrant.

Appendix 3 - 1

r = annual yield, as reported by Bloomberg at time tCorp, of the United States Treasury security measuring the nearest time TCorp.

d2= d1- s Ö(TCorp-tCorp).

Appendix 3 - 2

EXHIBIT G

EXHIBIT G: Reorganisation

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 4.1

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE LAWFULLY EFFECTED WITHOUT AN EFFECTIVE REGISTRATION, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

WARRANT TO PURCHASE STOCK

Company:	Recro Pharma, Inc., a Pennsylvania corporation
Number of Shares:	350,000, subject to adjustment
Class of Stock:	Common Stock, $0.01 par value per share
Warrant Price:	$[ ][1], subject to adjustment
Issue Date:	[ ], 2015[2]
Expiration Date:	The seven (7) year anniversary of the Issue Date.

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, Alkermes Pharma Ireland Limited, a private limited company incorporated in Ireland (together with any successor or permitted assignee or transferee of this Warrant, “Holder”) is entitled to purchase the number of fully paid and non-assessable shares (the “Shares”) of the above-stated Class of Stock (the “Class”) of the above-named company (the “Company”) at the above-stated Warrant Price per Share, all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1

EXERCISE

1.1 Method of Exercise. Holder may exercise this Warrant, in whole or in part, at any time or from time to time on any day on or prior to the Expiration Date, by delivering the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the net exercise right set forth in Article 1.2, Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2 Net Exercise. In lieu of exercising this Warrant as specified in Article 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Article 1.3. The Company acknowledges that the provisions of this

[1]	NTD: to equal two times the closing price of Recro stock on the trading day immediately prior to the Closing Date.
[2]	NTD: to insert Closing Date.

Article 1.2 are intended, in part, to ensure that a full or partial exchange of this Warrant pursuant to this Article 1.2 will qualify as a conversion, within the meaning of paragraph (d)(3)(ii) of Rule 144 under the Securities Act. At the request of Holder, the Company will accept reasonable modifications to the exchange procedures provided for in this Article in order to accomplish such intent. For all purposes of this Warrant (other than this Article 1.2), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the exchange of this Warrant into Shares in accordance with the terms of this Article 1.2.

1.3 Fair Market Value. If the Company’s common stock is traded in a public market, the fair market value of a Share shall be the closing price of a share of common stock reported for the business day immediately before Holder delivers this Warrant together with its Notice of Exercise to the Company. If the Company’s common stock is not traded in a public market, the Board of Directors of the Company shall determine fair market value of a Share (the “Appraised Value”) in its reasonable good faith judgment. If Holder (as defined below) shall, for any reason whatsoever, disagree with such Appraised Value, then such Holder shall, by giving written notice to the Company (an “Appraisal Notice”) within ten (10) days after the Company notifies the Holder of such determination, elect to dispute such determination, and such dispute shall be resolved as set forth in Article 1.3.1 below.

1.3.1 Appraisal Resolution. The Company shall within ten (10) days after an Appraisal Notice shall have been given, engage an independent investment bank of national repute (the “Appraiser”) that is mutually agreeable to the Company and Holder and retained pursuant to an engagement letter between the Company and the Appraiser with respect to such valuation in form and substance reasonably acceptable to Holder, to make an independent determination of the Appraised Value of a Share. The costs of engagement of such investment bank for any such determination of Appraised Value shall be shared equally between the Company and Holder and Holder shall promptly reimburse the Company for fifty percent (50%) of such costs.

1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new warrant of like tenor representing the Shares not so acquired.

1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

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1.6 Treatment of Warrant upon Corporate Reorganization.

1.6.1 Corporate Reorganization.

(a) Without limiting any of the provisions hereof, if any: (i) capital reorganization; (ii) reclassification of the capital stock of the Company; (iii) merger, consolidation or reorganization or other similar transaction or series of related transactions which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of or economic interests in the Company or such surviving or acquiring entity outstanding immediately after such merger, consolidation or reorganization; (iv) sale, lease, license, transfer, conveyance or other disposition of all or substantially all of the assets of the Company; (v) sale of shares of capital stock of the Company, in a single transaction or series of related transactions, representing at least 50% of the voting power of the voting securities of or economic interests in the Company; or (vi) the acquisition by any “person” (together with his, her or its Affiliates) or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) directly or indirectly, of the beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of outstanding shares of capital stock and/or other equity securities of the Company, in a single transaction or series of related transactions (including, without limitation, one or more tender offers or exchange offers), representing at least 50% of the voting power of or economic interests in the then outstanding shares of capital stock of the corporation (each of (i)-(vi) above a “Corporate Reorganization”) shall be effected, then the Company shall use its commercially reasonable best efforts to ensure that lawful and adequate provision shall be made whereby each Holder shall thereafter continue to have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Shares issuable upon exercise of the Warrants held by such Holder, shares of stock in the surviving or acquiring entity (“Acquirer”), as the case may be, such that the aggregate value of the Holder’s warrants to purchase such number of shares, where the value of each new warrant to purchase one share in the Acquirer is determined in accordance with the Black-Scholes Option Pricing formula set forth in Appendix 2 hereto, is at least equivalent to the aggregate value of the Warrants held by such Holder immediately prior to such Corporate Reorganization, where the value of each Warrant to purchase one share in the Company is determined in accordance with the Black-Scholes Option Pricing formula set forth Appendix 3 hereto. Furthermore, the new warrants to purchase shares in the Acquirer referred to herein shall have the same expiration date as the Warrant, and shall have a strike price, KAcq, that is calculated in accordance with Appendix 2 hereto. For the avoidance of doubt, if the surviving or acquiring entity, as the case may be, is a member of a consolidated group for financial reporting purposes, the “Acquirer” shall be deemed to be the parent of such consolidated group for purposes of this Article 1.6 and Appendix 2 hereto.

(b) Appropriate provision shall be made with respect to the rights and interests of each Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock thereafter deliverable upon the exercise thereof. The Company shall use its commercially reasonable best efforts to ensure that prior to

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or simultaneously with the consummation of a Corporate Reorganization, the successor corporation resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume by written instrument, reasonably deemed by the Board of Directors of the Company and Holder to be satisfactory in form and substance, the obligation to deliver to the holder of the Warrants, at the last address of such holder appearing on the books of the Company, such shares of stock, as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and the other obligations under these Warrants. The provisions of this Article 1.6 shall similarly apply to successive Corporate Reorganizations. If the Company, in spite of using its commercially reasonable best efforts, is unable to cause these Warrants to continue in full force and effect until the Expiration Date in connection with any Corporate Reorganization, then the Company shall pay or cause to be paid to Holder, prior to or contemporaneously with the consummation of any such Corporate Reorganization, an amount per Warrant to purchase one share in the Company that is calculated in accordance with the Black-Scholes Option Pricing formula set forth in Appendix 3 hereto. Such payment shall be made in cash in the event that the Corporate Reorganization results in the shareholders of the Company receiving cash from the Acquirer at the closing of the transaction, and shall be made in shares of the Company (with the value of each share in the Company is determined according to SCorp Appendix 3 hereto) in the event that the Corporate Reorganization results in the shareholders of the Company receiving shares in the Acquirer or other entity at the closing of the transaction, in the event that the shareholders of the Company receive both cash and shares at the closing of the transaction, such payment to Holder shall be also be made in both cash and shares in the same proportion as the consideration received by the shareholders.

ARTICLE 2

ADJUSTMENTS TO THE SHARES

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the outstanding shares of the Class payable in common stock or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased. The Company or its successor shall promptly issue to the Holder a certificate pursuant to Article 2.6 below setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such stock dividend, subdivision, combination or consolidation by reclassification or otherwise or other event that results in a change to the number and/or class of securities issuable upon exercise or conversion of this Warrant. The provisions of this Article 2.1 shall similarly apply to successive stock dividends, subdivisions, combinations, consolidations or other events.

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2.2 Reclassification, Exchange, Combinations or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include, without limitation, any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company’s Articles of Incorporation. The Company or its successor shall promptly issue to Holder a certificate pursuant to Article 2.6 below setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant. The provisions of this Article 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 No Impairment. The Company shall not, by amendment of its Articles of Incorporation or bylaws or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking such action as may be reasonably necessary or appropriate to protect Holder’s rights under this Article against impairment.

2.4 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.5 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, Class and/or number of Shares, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price, Class and number of Shares in effect upon the date thereof and the series of adjustments leading to such Warrant Price, Class and number of Shares.

2.6 Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article 2, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares which the Holder is entitled to receive upon exercise of the Warrant.

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ARTICLE 3

REPRESENTATIONS AND COVENANTS OF THE COMPANY

3.1 Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:

3.1.1 This Warrant has been duly authorized, is validly issued and constitutes the valid and binding obligation of the Company.

3.1.2 All Shares which may be issued from time to time upon the exercise of any of the purchase rights represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon the outstanding shares of the Class, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription or sale pro rata to the holders of the outstanding shares of the Class any additional shares of any class or series of the Company’s stock (other than pursuant to contractual pre-emptive rights); (c) to effect any reclassification, reorganization or recapitalization of the shares of the Class; or (d) to effect an Acquisition or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder: (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of shares of the Class will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; and (2) in the case of the matters referred to in (c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event).

3.3 No Shareholder Rights. Except as provided in this Warrant, Holder will not have any rights as a shareholder of the Company until the exercise of this Warrant.

3.4 Certain Information. The Company agrees to provide Holder at any time and from time to time with such information as Holder may reasonably request for purposes of Holder’s compliance with regulatory, accounting and reporting requirements applicable to Holder.

ARTICLE 4

REPRESENTATIONS, WARRANTIES OF THE HOLDER

The Holder represents and warrants to the Company as follows:

4.1 Purchase for Investment. Holder is acquiring this Warrant and the Shares issuable upon exercise of this Warrant for its own account, for investment and not for, with a view to, or in connection with, any sale or distribution thereof within the meaning of the Securities Act, and Holder will not offer, sell or otherwise dispose of this Warrant and the Shares issuable upon exercise of this Warrant except as permitted by the Securities Act and any state securities law.

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4.2 Unregistered Securities; Legend. Holder understands that the Warrants and the Shares have not been, and will not be, registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, that the Warrants and the Shares must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration, that the Warrants and the Shares shall bear a legend to such effect, and that appropriate stop transfer instructions may be issued. Holder further understands that such exemption depends upon, among other things, the bona fide nature of Holder’s investment intent expressed herein.

4.3 Status of the Holder. Holder has not been formed for the specific purpose of acquiring the Warrants or the Shares. Holder understands the term “accredited investor” as used in Regulation D promulgated under the Securities Act and represents and warrants to the Company that Holder is an “accredited investor” for purposes of acquiring the Warrants and the Shares. If Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986), Holder has satisfied itself as to the full observance of the laws of its jurisdiction in connection with this Agreement, including (a) the legal requirements within its jurisdiction for issuance of this Warrant and the Shares issuable upon exercise of this Warrant, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of this Warrant or the Shares issuable upon exercise. Holder’s subscription and payment for and continued beneficial ownership of the Warrant and Shares issuable upon exercise will not violate any applicable securities or other laws of the Holder’s jurisdiction.

4.4 Knowledge and Experience; Economic Risk. Holder has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately held companies so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction. Holder is able to bear the economic risk of such investment, including a complete loss of the investment.

4.5 Access to Information. Holder acknowledges that Holder and its representatives have had the opportunity to ask questions and receive answers from officers and representatives of the Company concerning the Company and its business and the transactions contemplated by this Agreement and to obtain any additional information which the Company possesses or can acquire that is necessary to verify the accuracy of the information regarding the Company herein set forth or otherwise desired in connection with its purchase of the Warrants and the Shares.

4.6 Rule 144. Holder understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Investor) promulgated by the Securities and Exchange Commission under the Securities Act depends upon the satisfaction of various conditions, and that such exemption is not currently available.

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ARTICLE 5

MISCELLANEOUS

5.1 Term. This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

5.2 Legends. This Warrant and the Shares shall be imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE LAWFULLY EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee.

5.4 Transfer Procedure. Subject to the provisions of Article 5.3, Holder may transfer or pledge all or part of this Warrant or the Shares issuable upon exercise of this Warrant to any transferee, provided, however, in connection with any transfer, Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). The Company may refuse to transfer this Warrant or the Shares to any person who directly competes with the Company, unless, in either case, the stock of the Company is publicly traded.

5.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid (or on the first business day after transmission by facsimile), at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such holder from time to time. All notices to Holder shall be addressed as follows until the Company receives notice of a change in address:

Alkermes Pharma Ireland Limited

[c/o Alkermes plc

Attn.: Company Secretary

Connaught House

One Burlington Road

Dublin 4, Ireland

Telephone: [—]

Facsimile: +353 1.772.8001]

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Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Recro Pharma Inc.

Attn: Gerri A. Henwood, President and Chief Executive Officer

490 Lapp Road

Malvern, PA 19355

Telephone: (484) 395-2470

Facsimile: (484) 395-2471

5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by Holder and the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7 Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Article 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Article 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to Holder.

5.8 Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.9 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the Commonwealth or Pennsylvania, without giving effect to its principles regarding conflicts of law.

[Remainder of page left blank intentionally]

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“COMPANY”

RECRO PHARMA, INC.

By:
Name:
Title:

“HOLDER”

ALKERMES PHARMA IRELAND LIMITED, INC.

By:
Name:
(Print)
Title:

APPENDIX 1

NOTICE OF EXERCISE

1. Holder elects to purchase                  shares of the Common Stock of                      pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

[or]

1. Holder elects to convert the attached Warrant into Shares in the manner specified in the Warrant. This conversion is exercised for                  of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

2. Please issue a certificate or certificates representing the Shares in the name specified below:

Holder Name

(Address)

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as of the date hereof.

HOLDER

By:

Name:

Title:

Date:

Appendix 1 - 1

APPENDIX 2

Black Scholes Option Pricing formula to be used when calculating the value of each new warrant to purchase one share in the Acquirer shall be:

CAcq = value of each warrant to purchase one share in the Acquirer.

SAcq = price of Acquirer’s stock as determined by reference to the average of the closing prices on the securities exchange over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization described in Article 1.6.1 if the Acquirer’s stock is then traded on such exchange or system, or the average of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization if the Acquirer’s stock is then actively traded in the over-the-counter market, or the then most recently completed financing if the Acquirer’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

TAcq = expiration date of new warrants to purchase shares in the Acquirer = TCorp.

tAcq = date of issue of new warrants to purchase shares in the Acquirer.

TAcq-tAcq = time until warrant expiration, expressed in years.

s = volatility = annualized standard deviation of daily log-returns (using a 262-day annualization factor) of the Acquirer’s stock price on the securities exchange over a 20-day trading period, determined by Holder, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization described in Article 1.6.1 if the Acquirer’s stock is then traded on such exchange or system, or the annualized standard deviation of daily-log returns (using a 262-day annualization factor) of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over a 20-day trading period, determined by the Holder, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization if the Acquirer’s stock is then actively traded in the over-the-counter market, or 0.6 (or 60%) if the Acquirer’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

N = cumulative normal distribution function.

d1 = (ln(SAcq/KAcq) + (r- + l +s2/2)(TAcq-tAcq )) ÷ (sÖ(TAcq-tAcq)).

In = natural logarithm.

l - dividend rate of the Acquirer for the most recent 12-month period at the time of closing of the Corporate Reorganization.

KAcq = strike price of new warrants to purchase shares in the Acquirer = KCorp* (SAcq/ SCorp).

Appendix 2 - 1

r = annual yield, as reported by Bloomberg at time tAcq, of the United States Treasury security measuring the nearest time TAcq.

d2= d1- s Ö(TAcq-tAcq).

Appendix 2 - 2

APPENDIX 3

Black Scholes Option Pricing formula to be used when calculating the value of each Warrant to purchase one share in the Company shall be:

CCorp = value of each Warrant to purchase one share in the Company.

SCorp = price of Company stock as determined by reference to the average of the closing prices on the securities exchange over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization described in Article 1.6.1 if the Company’s stock is then traded on such exchange or system, or the average of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization if the Company’s stock is then actively traded in the over-the-counter market, or the then most recently completed financing if the Company’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

TCorp = expiration date of Warrants to purchase shares in the Company.

tCorp - date of public announcement of transaction.

TCorp-tCorp - time until Warrant expiration, expressed in years.

s = volatility ~ the annualized standard deviation of daily log-returns (using a 262-day annualization factor) of the Company’s stock price on the securities exchange over a 20-day trading period, determined by Holder, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization described in Article 5(d) if the Company’s stock is then traded on such exchange or system, or the annualized standard deviation of daily-log returns (using a 262-day annualization factor) of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over a 20-day trading period, determined by the Holder, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization if the Company’s stock is then actively traded in the over-the-counter market, or 0.6 (or 60%) if the Company’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

N = cumulative normal distribution function.

d1 = (ln(SCorp/KCorp) + (r- + l +s2/2)(TCorp-tCorp)) ÷ (sÖ(TCorp-tCorp)).

In = natural logarithm.

l = dividend rate of the Company for the most recent 12-month period at the time of closing of the Corporate Reorganization.

KCorp = strike price of warrant.

Appendix 3 - 1

r = annual yield, as reported by Bloomberg at time tCorp, of the United States Treasury security measuring the nearest time TCorp.

d2= d1- s Ö(TCorp-tCorp).

Appendix 3 - 2

Exhibit 4.2

FORM OF WARRANT

THIS WARRANT AND THE SECURITIES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Recro Pharma, Inc.

WARRANT

dated as of             , 2015

THIS CERTIFIES THAT, for value received, OrbiMed Royalty Opportunities II, LP or its successors or permitted assigns (such Person and such successors and assigns each being the “Warrant Holder” with respect to the Warrant held by it), at any time and from time to time on any Business Day on or prior to 5:00 p.m. (New York City time) on the Expiration Date (as herein defined), is entitled (a) to subscribe for the purchase from Recro Pharma, Inc., a Pennsylvania corporation (the “Company”), [•]1 Shares at a price per Share equal to the Exercise Price (as herein defined), and (b) to the other rights set forth herein; provided that the number of Shares issuable upon any exercise of this Warrant and the Exercise Price shall be adjusted and readjusted from time to time in accordance with Section 5. By accepting delivery hereof, the Warrant Holder agrees to be bound by the provisions hereof.

IN FURTHERANCE THEREOF, the Company irrevocably undertakes and agrees for the benefit of Warrant Holder as follows:

Section 1. Definitions and Construction.

(a) Certain Definitions. As used herein (the following definitions being applicable in both singular and plural forms):

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

“Appraised Value” means at any time the fair market value thereof determined in good faith by the Board of Directors of the Company as of a date which is within ten (10) days of the date as of which the determination is to be made, subject to the rights of the Requisite Holders pursuant to Section 5(n).

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Closing Price” means, for any trading day with respect to a Share, (a) the last reported bid price on such day on the Principal Trading Market, as reported by Bloomberg, or (b) if no bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported by OTC Markets Group.

[1]	Number equal to 3.0% of Recro’s outstanding common stock (on a fully diluted basis and after giving effect to any warrants or common stock issued in connection with the Acquisition Agreement, but excluding any commitment to purchase shares under the Aspire ATM Agreement (but not any shares actually issued thereunder)) post exercise.

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“Commission” means the Securities and Exchange Commission or any other Federal agency administering the Securities Act at the time.

“Exchange Act” means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Exercise Amount” means for any number of Warrant Shares as to which this Warrant is being exercised the product of (i) such number of Warrant Shares times (ii) the Exercise Price.

“Exercise Price” means $[•]2, as adjusted from time to time pursuant to Section 5.

“Expiration Date” means the earlier of (i) [•]3, 2022, and (ii) the closing of a Qualified Change of Control.

“Initial Holder” means OrbiMed Royalty Opportunities II, LP.

“Liquid Securities” shall mean a class of securities registered under Section 12(b) of the Exchange Act, which are (i) listed or quoted for trading on a Trading Market, and (ii) have a sufficiently liquid market such that the Warrant Shares that are received by the Warrant Holder upon a Qualified Change of Control could be sold by the Warrant Holder in their entirety for cash within 10 trading days after the Qualified Change of Control, without a material adverse impact on the Market Price thereof.

“Market Price” on any day means the unweighted average of the daily Closing Prices per Share for the 20 consecutive trading days prior to such date; provided that for purposes of the application of Section 5(b) to a Share Distribution pursuant to a public offering registered under the Securities Act, “Market Price” means the Closing Price per Share for the trading day preceding the effective date of the registration statement with respect to such public offering (or in the case of an initial public offering, the price per Share in such offering). If the Closing Price cannot be calculated for a security on a particular date pursuant to the definition of “Closing Price,” the Closing Price of such security on such date shall be the Appraised Value.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Trading Market” means the Trading Market on which the Shares are primarily listed and quoted for trading, which, as of the date of this Warrant, is the NASDAQ Capital Market.

“Requisite Holders” means at any time holders of Warrant Shares and Warrants representing at least a majority of the Warrant Shares outstanding or issuable upon the exercise of all the outstanding Warrants.

“Qualified Change of Control” means any Corporate Reorganization (as defined below) in which holders of Shares receive as consideration for their Shares in such transaction (a) cash, (b) Liquid Securities, (c) contingent value rights or similar instruments that may be satisfied only in cash or Liquid Securities, or (d) any combination of the foregoing.

“Securities Act” means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

[2]	An amount equal to the weighted average of the daily Closing Prices per Share for the 5 consecutive trading days immediately prior to the signing date of the Credit Agreement.
[3]	The seven year anniversary of the Closing Date.

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“Shares” means the Company’s currently authorized common stock, $0.01 par value, and stock of any other class or other consideration into which such currently authorized capital stock may hereafter have been changed.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Alternext, the NASDAQ Global Select Market, the NASDAQ Global Market, or the NASDAQ Capital Market on which the Shares are listed or quoted for trading on the date in question.

“Warrant” means, as the context requires, this warrant and any successor warrant or warrants issued upon a whole or partial transfer or assignment of any such Share purchase warrant or of any such successor warrant.

“Warrant Shares” means Shares issued or issuable upon exercise of this Warrant as set forth in the introduction hereto.

(b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles. When used herein, the term “financial statements” shall include the notes and schedules thereto. References to fiscal periods are to fiscal periods of the Company.

(c) Computation of Time Periods. With respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” Periods of days shall be counted in calendar days unless otherwise stated.

(d) Construction. Unless the context requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Warrant refer to this Warrant as a whole and not to any particular provision of this Warrant. Section, subsection, clause, exhibit and schedule references are to this Warrant, unless otherwise specified. Any reference to this Warrant includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

(e) Exhibits and Schedules. All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference.

(f) No Presumption Against Any Party. Neither this Warrant nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise. On the contrary, this Warrant has been reviewed by each of the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

Section 2. Exercise of Warrant.

(a) Exercise and Payment. The Warrant Holder may exercise this Warrant in whole or in part, at any time or from time to time on any Business Day on or prior to the Expiration Date, by delivering to the Company (1) the Warrant, (2) a duly executed notice (a “Notice of Exercise”) in the form of Exhibit A and (3) payment to the Company of the Exercise Price per Warrant Share, at the election of the Warrant Holder, either (A) by wire transfer of immediately available funds to the account

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of the Company in an amount equal to the Exercise Amount, (B) by receiving from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being exercised minus (ii) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day), equal to the Exercise Amount, or (C) any combination of the foregoing. The Company acknowledges that the provisions of clause (B) are intended, in part, to ensure that a full or partial exchange of this Warrant pursuant to such clause (B) will qualify as a conversion, within the meaning of paragraph (d)(3)(iii) of Rule 144 under the Securities Act. At the request of any Holder, the Company will accept reasonable modifications to the exchange procedures provided for in this Section in order to accomplish such intent. For all purposes of this Warrant (other than this Section 2(a)), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the exchange of this Warrant into Shares in accordance with the terms of clause (B).

(b) Effectiveness and Delivery. As soon as practicable but not later than five Business Days after the Company shall have received such Notice of Exercise and payment, the Company shall execute and deliver or cause to be executed and delivered, in accordance with such Notice of Exercise, (i) a certificate or certificates representing the number of Shares specified in such Notice of Exercise, or (ii) a confirmation of an electronic delivery of such Shares to the Holder’s account at the Depository Trust Company (“DTC”) or a similar organization, in each case issued in the name of the Warrant Holder or in such other name or names of any Person or Persons designated in such Notice of Exercise. This Warrant shall be deemed to have been exercised and such Share certificate or certificates shall be deemed to have been issued, and the Warrant Holder or other Person or Persons designated in such Notice of Exercise shall be deemed for all purposes to have become a holder of record of Shares, all as of the date that such Notice of Exercise and payment shall have been received by the Company.

(c) Surrender of Warrant. The Warrant Holder shall surrender this Warrant to the Company when it delivers the Notice of Exercise, and in the event of a partial exercise of the Warrant, the Company shall execute and deliver to the Warrant Holder, at the time the Company delivers the Share certificate or certificates issued pursuant to such Notice of Exercise, a new Warrant for the unexercised portion of the Warrant, but in all other respects identical to this Warrant.

(d) Legend. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Any certificate for Warrant Shares issued at any time in exchange or substitution for any certificate bearing such legend (unless at that time such Warrant Shares are registered under the Securities Act) shall also bear such legend unless, in the written opinion of counsel selected by the holder of such certificate (who may be an employee of such holder), which counsel and opinion shall be reasonably acceptable to the Company, the Warrant Shares represented thereby need no longer be subject to restrictions on resale under the Securities Act.

(e) Fractional Shares. The Company shall not be required to issue fractions of Shares upon an exercise of the Warrant. If any fraction of a Share would, but for this restriction, be issuable upon an exercise of the Warrant, in lieu of delivering such fractional Share, the Company shall pay to the Warrant

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Holder, in cash, an amount equal to the same fraction times the Closing Price on the trading day immediately prior to the date of such exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day).

(f) Expenses and Taxes. The Company shall pay all expenses, taxes and owner charges payable in connection with the preparation, issuance and delivery of certificates for the Warrant Shares and any new Warrants, except that if the certificates for the Warrant Shares or the new Warrants are to be registered in a name or names other than the name of the Warrant Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Warrant Holder at the time of its delivery of the Notice of Exercise or promptly upon receipt of a written request by the Company for payment.

(g) Automatic Cashless Exercise. To the extent that there has not been an exercise by the Warrant Holder pursuant to Section 2(a) hereof, any portion of the Warrant that remains unexercised shall be exercised automatically in whole (not in part), upon the Expiration Date. In the event of a Qualified Change of Control, any portion of the Warrant that remains unexercised shall be exercised automatically in whole (not in part) upon such Qualified Change of Control. Payment by the Warrant Holder upon such automatic exercise shall be in the form of the Warrant Holder receiving from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being automatically exercised minus (ii) the number of Warrant Shares having a value (A) in the case of a Qualified Change of Control, equal to the consideration paid for a Warrant Share upon such Qualified Change of Control, or (B) in any other case, based on the Closing Price on the trading day immediately prior to the date of such automatic exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day), equal to the Exercise Amount.

Section 3. Investment Representation; Unregistered Securities.

(a) By accepting the Warrant, the Warrant Holder represents that it is acquiring the Warrant for its own account for investment purposes and not with the view to any sale or distribution, that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws, and that the Warrant Holder is an “accredited investor” as that term is defined in Rule 501 under the Securities Act.

(b) Warrant Holder understands that the Warrant and the Warrant Shares have not been, and will not be, registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, that the Warrants and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration, that the Warrants and the Warrant Shares shall bear a legend to such effect, and that appropriate stop transfer instructions may be issued. Warrant Holder further understands that such exemption depends upon, among other things, the bona fide nature of Warrant Holder’s investment intent expressed herein.

Section 4. Validity of Warrant and Issuance of Shares.

(a) The Company represents and warrants that this Warrant has been duly authorized, is validly issued, and constitutes the valid and binding obligation of the Company.

(b) The Company further represents and warrants that on the date hereof it is duly authorized and reserved, and the Company hereby agrees that it will at all times until the Expiration Date have duly authorized and reserved, such number of Shares as will be sufficient to permit the exercise in full of the Warrant, and that all such Shares are and will be duly authorized and, when issued upon exercise of the Warrant, will be validly issued, fully paid and non-assessable, and free and clear of all security interests, claims, liens, equities and other encumbrances.

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Section 5. Antidilution Provisions. The Exercise Price in effect at any time, and the number of Warrant Shares that may be purchased upon any exercise of the Warrant, shall be subject to change or adjustment as follows:

(a) Share Reorganization. If the Company shall subdivide its outstanding Shares into a greater number of Shares, by way of a stock split, stock dividend or otherwise, or consolidate its outstanding Shares into a smaller number of Shares (any such event being herein called a “Share Reorganization”), then (i) the Exercise Price shall be adjusted, effective immediately after the effective date of such Share Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of Shares outstanding on such effective date before giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding after giving effect to such Share Reorganization, and (ii) the number of Shares subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of Shares subject to purchase immediately before such Share Reorganization by a fraction, the numerator of which shall be the number of Shares outstanding after giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding immediately before giving effect to such Share Reorganization.

(b) Pro-Rata Distributions in Respect of Shares. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Shares (“Pro-Rata Distribution”) for no consideration (i) evidences of its indebtedness, (ii) any security (other than pursuant to a Share Reorganization which is governed by Section 5(a)), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset, including cash (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of shareholder entitled to receive such distribution, the Warrant Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date without regard to any limitation on exercise contained therein. The Company will at all times set aside in escrow and keep available for distribution to such holder upon exercise of this Warrant a portion of the Distributed Property to satisfy the distribution to which such Holder is entitled pursuant to this Section 5(b).

(c) Other Issuances.

(i) If the Company shall issue, sell or otherwise distribute any Shares (including, for the avoidance of doubt, any deemed issuance, sale or distribution described in paragraphs (ii) and (iii) below), other than pursuant to a Share Reorganization (which is governed by Section 5(a)) or a Pro-Rata Distribution (which is governed by Section 5(b) (any such event, including any event described in paragraphs (ii) and (iii) below, being herein called a “Share Distribution”), for a consideration per Share less than the Exercise Price then in effect, then, effective upon such Share Distribution, the Exercise Price shall be reduced to a price determined by multiplying the Exercise Price by a fraction, the numerator of which shall be the sum of (A) the number of Shares outstanding immediately prior to such Share Distribution multiplied by the Exercise Price, plus (B) the consideration, if any, received by the Company upon such Share Distribution, and the denominator of which shall be the product of (1) the total number of Shares outstanding immediately after such Share Distribution multiplied by (2) the Exercise Price. If any Share Distribution shall require an adjustment to the Exercise Price pursuant to the foregoing provisions of this Section 5(c), including by operation of paragraph (ii) or (iii) below, then, effective at

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the time such adjustment is made, the number of Shares subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of Shares subject to purchase immediately before such Share Distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such event and the denominator of which shall be the Exercise Price as adjusted in accordance with this Section 5(c). The provisions of this Section 5(c), including by operation of paragraph (ii) or (iii) below, shall not operate to increase the Exercise Price or reduce the number of Shares subject to purchase upon exercise of this Warrant.

(ii) If the Company shall issue, sell, distribute (other than a Pro Rata Distribution) or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of Shares or any securities convertible into or exchangeable for Shares such rights, warrants or options being herein called “Options” and such convertible or exchangeable securities being herein called “Convertible Securities”), whether or not such Options or the rights to convert or exchange any such Convertible Securities in respect of such Options are immediately exercisable or exercisable prior to the Expiration Date or thereafter, and the price per Share for which Shares are issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities in respect of such Options (determined by dividing (x) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price, then, for purposes of Section 5(c)(i), the total maximum number of Shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration of such price per Share, determined as provided above, therefor. Except as otherwise provided in paragraph (iv) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities.

(iii) If the Company shall issue, sell or otherwise distribute (other than a Pro-Rata Distribution) (including by assumption) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable or exercisable prior to the Expiration Date or thereafter, and the price per Share for which Shares are issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the aggregate amount received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the maximum number of Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price, then, for purposes of Section 5(c)(i), the total maximum number of Shares issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per Share, determined as provided above, therefor. Except as otherwise provided in paragraph (iv) below, no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

(iv) If (x) the purchase price provided for in any Option referred to in Section 5(c)(ii) or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 5(c)(ii) or 5(c)(iii) or the rate at which any Convertible Securities

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referred to in Sections 5(c)(ii) or 5(c)(iii) are convertible into or exchangeable for Shares shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Section 5), or (y) any of such Options or Convertible Securities shall have terminated, lapsed or expired, the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price which would then be in effect had the adjustment made upon the issuance, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be (in the case of any event referred to in clause (x) of this paragraph (iv)) or had such adjustment not been made (in the case of any event referred to in clause (y) of this paragraph (iv)).

(v) If any Shares, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefore, less any expenses in excess of reasonable and customary expenses in connection therewith. If any Shares, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration at the time of its receipt by the Company as determined in good faith by the Board of Directors of the Company, less any expenses in excess of reasonable and customary expenses incurred in connection therewith. If any Shares, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving entity, the amount of consideration therefore shall be deemed to be the fair market value of such portion of the assets and business of the non-surviving entity as shall be attributable to such Shares, Options or Convertible Securities, as the case may be, at the time of the merger as determined in good faith by the Board of Directors of the Company (in making such determination the members of its Board of Directors may give effect to the proposed acquisition and incorporate the prospects of the performance of the assets and business of the non-surviving corporation over the 12 month period following the acquisition, including any reasonably demonstrate synergistic or value enhancing factors). If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

(vi) Notwithstanding the foregoing, no adjustment will be made under this Section 5(c) in respect of: (i) the issuance of securities upon the exercise or conversion of any securities issued by the Company on prior to the date hereof, (ii) the issuance of Warrant Shares upon exercise of the Warrants, (iii) the grant of options, warrants, Shares or other common stock equivalents under any duly authorized employee stock option, restricted stock plan or stock purchase plan of the Company whether now existing or hereafter approved by the board of directors of the Company and its shareholders in the future, and the issuance of Shares in respect thereof, (iv) the issuance of securities in connection with a Strategic Transaction, or (v) the issuance of securities in a transaction described in paragraph (a) or (b) of this Section 5 (collectively, “Excluded Issuances”). For purposes of this paragraph, a “Strategic Transaction” means a transaction or relationship in which (1) the Company issues Shares of Common Stock that the Board of Directors of the Company determined in good faith is, itself or through its Subsidiaries, an operating company in a business synergistic with the business of the Company (or a shareholder thereof) and (2) the Company expects to receive benefits in addition to the investment of funds, but shall not include (x) a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to a Person whose primary business is investing in securities or (y) issuances to lenders.

(d) Above Market Purchases of Securities. If, at any time after the date hereof, the Company or any Subsidiary shall repurchase (a “Repurchase”), by self-tender offer or otherwise, any securities of the Company at an aggregate repurchase price that exceeds the aggregate Market Price for the securities

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repurchased determined as of the Business Day immediately prior to the earliest of (i) the date of such Repurchase, (ii) the commencement of an offer to repurchase or (iii) the public announcement of either (such date being referred to as the “Determination Date”), then the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted as follows:

(A) The Exercise Price shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such issuance or sale times (B) a fraction, (I) the numerator of which shall be (x) the product of (1) the Market Price for the Shares as of the Determination Date times (2) the number of Shares outstanding immediately following the consummation of the Repurchase less (y) the Repurchase Premium (as defined below), and (II) the denominator of which shall be (x) the product of (1) the Market Price for the Shares as of the Determination Date times (2) the number of Shares outstanding immediately following the consummation of the Repurchase.

(B) The number of Warrant Shares issuable upon exercise of this Warrant shall be increased to the number of Shares determined by multiplying (x) the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such distribution times (y) a fraction (1) the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment in clause (A) of this Section 5(d) and (2) the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

The amount by which the aggregate repurchase price for all securities repurchased in any Repurchase (including for such purposes any fees or other direct or indirect consideration payable in connection therewith) exceeds the aggregate Market Price for such securities is referred to as the “Repurchase Premium.”

(e) Corporate Reorganization. Subject to an automatic cashless exercise in the event of a Qualified Change of Control pursuant to Section 2(g) hereof, in which case this Section 5(e) shall be inapplicable, if any (i) capital reorganization; (ii) reclassification of the capital stock of the Company; (iii) merger, consolidation or reorganization or other similar transaction or series of related transactions which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of or economic interests in the Company or such surviving or acquiring entity outstanding immediately after such merger, consolidation or reorganization; (iv) sale, lease, license, transfer, conveyance or other disposition of all or substantially all of the assets of the Company; (v) sale of shares of capital stock of the Company, in a single transaction or series of related transactions, representing at least 50% of the voting power of the voting securities of or economic interests in the Company; or (vi) the acquisition by any “person” (together with his, her or its Affiliates) or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) acquires, directly or indirectly, the beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of outstanding shares of capital stock and/or other equity securities of the Company, in a single transaction or series of related transactions (including, without limitation, one or more tender offers or exchange offers), representing at least 50% of the voting power of or economic interests in the then outstanding shares of capital stock of the corporation (each of (i)-(vi) above a “Corporate Reorganization”) shall be effected, then the Company shall use its best efforts to ensure that lawful and adequate provision shall be made whereby each Warrant Holder shall thereafter continue to have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares issuable upon exercise of the Warrants held by such Warrant Holder, shares of stock in the surviving or acquiring entity (“Acquirer”), as the case may be, such that the aggregate value of the Warrant Holder’s warrants to purchase such number of shares, where the value of each new warrant to purchase one share in the Acquirer is determined in accordance with the Black-Scholes Option Pricing formula set forth in Appendix (A) hereto, is equivalent

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to the aggregate value of the Warrants held by such Warrant Holder, where the value of each Warrant to purchase one share in the Company is determined in accordance with the Black-Scholes Option Pricing formula set forth Appendix (B) hereto. Furthermore, the new warrants to purchase shares in the Acquirer referred to herein shall have the same expiration date as the Warrants, and shall have a strike price, KAcq, that is calculated in accordance with Appendix (A) hereto. For the avoidance of doubt, if the surviving or acquiring entity, as the case may be, is a member of a consolidated group for financial reporting purposes, the “Acquirer” shall be deemed to be the parent of such consolidated group for purposes of this Section 5(e) and Appendix (A) hereto.

Moreover, appropriate provision shall be made with respect to the rights and interests of each Warrant Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock thereafter deliverable upon the exercise thereof. The Company shall not effect any such Corporate Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume by written instrument, reasonably deemed by the Board of Directors of the Company and the Requisite Holders to be satisfactory in form and substance, the obligation to deliver to the holder of the Warrants, at the last address of such holder appearing on the books of the Company, such shares of stock, as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and the other obligations under these Warrants. The provisions of this Section 5(e) shall similarly apply to successive Corporate Reorganizations. If the Company, in spite of using its best efforts, is unable to cause these Warrants to continue in full force and effect until the Expiration Date in connection with any Corporate Reorganization, then the Company shall pay the Warrant Holders an amount per Warrant to purchase one share in the Company that is calculated in accordance with the Black-Scholes Option Pricing formula set forth in Appendix (B) hereto. Such payment shall be made in cash in the event that the Corporate Reorganization results in the shareholders of the Company receiving cash from the Acquirer at the closing of the transaction, and shall be made in shares of the Company (with the value of each share in the Company is determined according to SCorp in Appendix (B) hereto) in the event that the Corporate Reorganization results in the shareholders of the Company receiving shares in the Acquirer or other entity at the closing of the transaction. In the event that the shareholders of the Company receive both cash and shares at the closing of the transaction, such payment to the Warrant Holders shall be also be made in both cash and shares in the same proportion as the consideration received by the shareholders.

(f) Adjustment Rules.

(i) Any adjustments pursuant to this Section 5 shall be made successively whenever any event referred to herein shall occur, except that, notwithstanding any other provision of this Section 5, no adjustment shall be made to the number of Warrant Shares to be delivered to the Warrant Holder (or to the Exercise Price) if such adjustment represents less than 1% of the number of Warrant Shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of Warrant Shares to be so delivered.

(ii) No adjustments shall be made pursuant to this Section 5 in respect of the issuance of Warrant Shares upon exercise of the Warrant;

(iii) If the Company shall take a record of the holders of its Shares for any purpose referred to in this Section 5, then (x) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (y) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this Section 5 in respect of such action.

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(iv) In computing adjustments under this Section 5, (A) fractional interests in Shares shall be taken into account to the nearest one-thousandth of a Share, and (B) calculations of the Exercise Price shall be carried to the nearest one-thousandth of one cent.

(v) Notwithstanding anything herein to the contrary, no adjustment pursuant to this Section 5 shall cause the aggregate Exercise Price for all of the Warrant Shares to increase to more than $100.00.

(g) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 5, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares which the Warrant Holder is entitled to receive upon exercise of the Warrant.

(h) Notice of Adjustment. Not less than 10 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Section 5, the Company shall give notice to the Warrant Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and computation thereof. If the required adjustment is not determinable as the time of such notice, the Company shall give notice to the Warrant Holder of such adjustment and computation as soon as reasonably practicable after such adjustment becomes determinable. In connection with any such adjustment or readjustment, at its sole cost and expense, the Company will also cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify its computations and, in connection with the preparation of the Company’s quarterly financial statements prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Company for any Share Distribution issued or sold or deemed to have been issued, (ii) the number of Shares outstanding or deemed to be outstanding, and (iii) the Exercise Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by this Section 5) on account thereof. The Company will forthwith mail a copy of each such report to the Warrant Holder and will, upon the written request at any time of the Warrant Holder, furnish to such holder a like report setting forth the Exercise Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its office and will cause the same to be available for inspection at such office during normal business hours by the Warrant Holder or any prospective purchaser of this Warrant designated by the Warrant Holder.

(i) Subsequent Warrants. Irrespective of any adjustments in the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant, any successor or replacement warrants issued theretofore or thereafter may continue to express the same Exercise Price per Share and number and kind of Warrant Shares as are stated in this Warrant.

(j) Disputes. Any dispute which arises between the Warrant Holder and the Company with respect to the calculation of the adjusted Exercise Price or Warrant Shares issuable upon exercise shall be determined by the independent auditors of the Company, and such determination shall be binding upon the Company and the holders of the Warrants and the Warrant Shares if made in good faith and without manifest error.

11

(k) Other Actions Affecting Shares.

(i) Equitable Equivalent. In case any event shall occur as to which the provisions of this Section 5 set forth above hereof are not strictly applicable but the failure to make any adjustment would not, in the opinion of the Warrant Holder, fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of this Section 5, then, in each such case, at the request of the Warrant Holder, the Company shall appoint a firm of independent investment bankers of recognized national standing (which shall be completely independent of the Company and shall be satisfactory to the holder or the Requisite Holders), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 5, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

(ii) No Avoidance. The Company shall not, by amendment of its certificate of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment as if the holder was a shareholder of the Company entitled to the benefit of fiduciary duties afforded to shareholders under Pennsylvania law.

(l) Calculation of Consideration Received. The consideration for the issue or sale of any Share Distribution shall, irrespective of the accounting treatment of such consideration:

(i) insofar as it consists of cash, be computed at the amount of cash actually received by the Company without reduction for any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale;

(ii) insofar as it consists of property (including securities) other than cash actually received by the Company, be computed at the Appraised Value thereof at the time of such issue or sale; and

(iii) insofar as it consists neither of cash nor of other property, be computed as having no value.

(m) Adjustment of Par Value. If for any reason (including the operation of the adjustment provisions set forth in this Warrant), the Exercise Price on any date of exercise of this Warrant shall not be lawful and adequate consideration for the issuance of the relevant Warrant Shares, then the Company shall take such steps as are necessary (including the amendment of its certificate of incorporation so as to reduce the par value of the Shares) to cause such Exercise Price to be adequate and lawful consideration on the date the payment thereof is due, but if the Company shall fail to take such steps, then the Company acknowledges that the Warrant Holder shall have been damaged by the Company in an amount equal to an amount, which, when added to the total Exercise Price for the relevant Warrant Shares, would equal lawful and adequate consideration for the issuance of such Warrant Shares, and the Company irrevocably agrees that if the Warrant Holder shall then forgive the right to recover such damages from the Company, such forgiveness shall constitute, and Company shall accept such forgiveness as, additional lawful consideration for the issuance of the relevant Warrant Shares.

12

(n) Appraisal.

(i) If the Requisite Holders shall, for any reason whatsoever, disagree with the Company’s determination of the Appraised Value of a Share, then such holders shall by notice to the Company (an “Appraisal Notice”) given within sixty (60) days after the Company notifies the holders of such determination, elect to dispute such determination, and such dispute shall be resolved as set forth in clause (ii) of this Section.

(ii) The Company shall within ten (10) days after an Appraisal Notice shall have been given, engage an independent investment bank of national repute (the “Appraiser”) selected by the Requisite Holders and retained pursuant to an engagement letter between the Company and the Appraiser with respect to such valuation in form and substance reasonably acceptable to Requisite Holders, to make an independent determination of the Appraised Value of a Share; such value shall be determined without deduction for (a) liquidity considerations, (b) minority shareholder status, or (c) any liquidation or other preference or any right of redemption in favor of any other equity securities of the Company. The costs of engagement of such investment bank for any such determination of Appraised Value shall be paid by the Company.

(o) Trading Market Limitation.

(i) Notwithstanding any other provisions in this Warrant to the contrary, unless and until the Shareholder Approval is received, no adjustment pursuant to this Section 5 shall require the Company to issue more than [                ]4 Shares upon exercise of the Warrant (“Warrant Share Cap”); provided that the Warrant Share Cap shall be adjusted in connection with any Share Reorganization in the same manner as the number of Warrant Shares is adjusted pursuant to Section 5(a).

(ii) As a condition precedent to the Company consummating any transaction that, but for the application of Section 5(o)(i), would have resulted in an adjustment which would have required the Company to issue Shares upon exercise of the Warrant in excess of the Warrant Share Cap, the Company shall obtain shareholder approval and take such other actions as reasonably necessary (collectively, the “Shareholder Approval”) to permit the issuance of Shares in excess of the Warrant Share Cap.

Section 6. Transfer of Warrant. The Warrant Holder upon transfer of the Warrant must deliver to the Company a duly executed Warrant Assignment in the form of Exhibit B and upon surrender of this Warrant to the Company, the Company shall execute and deliver a new Warrant with appropriate changes to reflect such Assignment, in the name or names of the assignee or assignees specified in the Warrant Assignment or other instrument of assignment and, if the Warrant Holder’s entire interest is not being transferred or assigned, in the name of the Warrant Holder, and upon the Company’s execution and delivery of such new Warrant, this Warrant shall promptly be cancelled; and provided that any assignee shall have all of the rights of an Initial Holder hereunder. The Warrant Holder shall pay any transfer tax imposed in connection with such assignment (if any). Any transfer or exchange of this Warrant shall be without charge to the Warrant Holder (except as provided above with respect to transfer taxes, if any) and any new Warrant issued shall be dated the date hereof.

Section 7. Assistance in Disposition of Warrant or Warrant Shares. Notwithstanding any other provision herein, in the event that it becomes unlawful for the Warrant Holder to continue to hold the Warrant, in whole or in part, or some or all of the Shares held by it, or restrictions are imposed on any the Warrant Holder by any statute, regulation or governmental authority which, in the judgment of the Warrant Holder, make it unduly burdensome to continue to hold the Warrant or such Shares, the Warrant

[4]	Number shall equal 15% of the outstanding Shares on the issue date of this Warrant.

13

Holder may sell or otherwise dispose of the Warrant (subject to the restrictions on transfer provided in Section 6) or its Shares, and the Company agrees to provide reasonable assistance to the Warrant Holder in disposing of the Warrant and such Shares in a prompt and orderly manner and, at the request of the Warrant Holder, to provide (and authorize the Warrant Holder to provide) financial and other information concerning the Company to any prospective purchaser of the Warrant or Shares owned by the Warrant Holder.

Section 8 Identity of Transfer Agent. The Transfer Agent for the Common Stock is Broadridge Corporate Issuer Solutions, Inc. Upon the appointment of any subsequent transfer agent for the Shares, the Company will mail to the Warrant Holder a statement setting forth the name and address of such transfer agent.

Section 9. Covenants. The Company agrees that:

(a) Information. So long as this Warrant remains outstanding or any Initial Holder holds any Warrant Shares, the Company will deliver to the Warrant Holder (or Initial Holder):

(i) as soon as available and in any event within 90 days after the end of each fiscal year, an audited consolidated and consolidating balance sheet of the Company and its consolidated subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on without qualification by public accountants of nationally recognized standing;

(ii) as soon as available but not later than 30 days after the end of each month which is not a fiscal quarter end and 45 days after the end of each month which is a fiscal quarter end, a consolidated and consolidating balance sheet of the Company as of the end of such month, and the related consolidated and consolidating statements of income and cash flows for such month and for the portion of the fiscal year ended at the end of such month, prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and setting forth, in each case, in comparative form the figures for the corresponding month and the corresponding portion of the previous fiscal year, together with a comparison of results to the Company’s projections for such fiscal year;

(iii) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act actually prepared by the Company as soon as available; and

(iv) promptly, upon the issuance thereof, all statements and notices sent to the Company’s shareholders.

The information requirements set forth in Sections 9(a)(i)-(iv) shall be deemed to be satisfied upon filing of such information via EDGAR with the Commission.

(b) Securities Filings; Rules 144 & 144A. The Company will (i) file any reports required to be filed by it under the Securities Act, the Exchange Act or the rules and regulations adopted by the Commission thereunder, (ii) use its commercially reasonable efforts to cooperate with the Warrant Holder and each holder of Warrant Shares in supplying such information concerning the Company as may be

14

necessary for the Warrant Holder or holder of Warrant Shares to complete and file any information reporting forms currently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrants or Warrant Shares, (iii) take such further action as the Warrant Holder may reasonably request to the extent required from time to time to enable the Warrant Holder to sell Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or 144A under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, and (iv) upon the request of the Warrant Holder, deliver to the Warrant Holder a written statement as to whether it has complied with such reporting requirements; provided that this subsection (b) shall not require the Company to make any filing under the Securities Act or Exchange Act which the Company is not otherwise obligated to make.

(c) Obtaining of Governmental Approvals and Stock Exchange Listings. The Company will, at its own expense, (i) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Company in order to satisfy its obligations hereunder, and (ii) take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of the Warrants, will be listed on Trading Market, if any, on which the Shares are then listed.

(d) Structural Dilution. So long as this Warrant remains outstanding, the Company shall not permit any of its Subsidiaries to issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of any equity securities of such Subsidiary or any securities convertible into or exchangeable for such equity securities (or any rights to subscribe for or to purchase, or any warrants or options for the purchase of any such convertible or exchangeable securities), whether or not immediately exercisable or exercisable prior to the Expiration Date or thereafter.

(e) Notices Of Corporate Action. In the event of:

(i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, or any right to subscribe for, purchase or otherwise acquire any Shares or any other securities or property, or to receive any other right, or

(ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or any Corporate Reorganization, or

(iii) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(iv) any issuance of any Shares, Convertible Security or Option by the Company,

the Company will mail to the Warrant Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, (iii) the time, if any such time is to be fixed, as of which the holders of record of Shares (or other securities under Section 5(d)) shall be entitled to exchange their Shares (or other securities under Section 5(d)) for the securities or other property deliverable upon such

15

reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction and (iv) the date of such issuance, together with a description of the security so issued and the consideration received by the Company therefor. Such notice shall be mailed at least ten (10) days prior to the date therein specified.

Section 10. Lost, Mutilated or Missing Warrants. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant, and, in the case of loss, theft or destruction, upon receipt of indemnification satisfactory to the Company (in the case of an Initial Holder its unsecured, unbonded agreement of indemnity or affidavit of loss shall be sufficient) or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant, the Company shall execute and deliver a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares.

Section 11. Waivers; Amendments. Any provision of this Warrant may be amended or waived with (but only with) the written consent of the Company and the Requisite Holders; provided that no such amendment or waiver shall, without the written consent of the Company and the Warrant Holder, (a) change the number of Warrant Shares issuable upon exercise of the Warrant or the Exercise Price, (b) shorten the Expiration Date, or (c) amend, modify or waive the provisions of this Section or the definition of “Requisite Holders.” Any amendment or waiver effected in compliance with this Section shall be binding upon the Company and the Warrant Holder. The Company shall give prompt notice to the Warrant Holder of any amendment or waiver effected in compliance with this Section. No failure or delay of the Company or the Warrant Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Company and the Warrant Holder hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have.

Section 12. Miscellaneous.

(a) Shareholder Rights. The Warrant shall not entitle any Warrant Holder, prior to the exercise of the Warrant, to any voting rights as a shareholder of the Company.

(b) Expenses. The Company shall pay all reasonable out-of-pocket expenses of the Warrant Holder, including reasonable fees and disbursements of counsel, in connection with the preparation of the Warrant, any waiver or consent hereunder or any amendment or modification hereof (regardless of whether the same becomes effective). The Company shall not be required to pay any expenses of the Warrant Holder under any other circumstance including those arising solely in connection with a transfer of the Warrant.

(c) Successors and Assigns. All the provisions of this Warrant by or for the benefit of the Company or the Warrant Holder shall bind and inure to the benefit of their respective successors and assigns.

(d) Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

16

(e) Notices. Any notice or other communication hereunder shall be in writing and shall be sufficient if sent by first-class mail or courier, postage prepaid, and addressed as follows: (a) if to the Company, addressed to the Company at its address for notices as set forth below its signature hereon or any other address as the Company may hereafter notify to the Warrant Holder and(b) if to the Warrant Holder, addressed to such address as the Warrant Holder may hereafter from time to time notify to the Company for the purposes of notice hereunder.

(f) Equitable Remedies. Without limiting the rights of the Company and the Warrant Holder to pursue all other legal and equitable rights available to such party for the other parties’ failure to perform its obligations hereunder, the Company and the Warrant Holder each hereto acknowledge and agree that the remedy at law for any failure to perform any obligations hereunder would be inadequate and that each shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

(g) Continued Effect. Rights and benefits conferred on the holders of Warrant Shares pursuant to the provisions hereof shall continue to inure to the benefit of, and shall be enforceable by, such holders, notwithstanding the surrender of the Warrant to, and its cancellation by, the Company upon the full or partial exercise or repurchase hereof.

(h) Confidentiality. The Warrant Holder agrees to keep confidential any proprietary information relating to the Company delivered by the Company hereunder; provided that nothing herein shall prevent the Warrant Holder from disclosing such information: (i) to any holder of Warrants or Warrant Shares, (ii) to any Affiliate of any holder of Warrants or Warrant Shares or any actual or potential transferee of the rights or obligations hereunder that agrees to be bound by this Section 12(h), (iii) upon order, subpoena, or other process of any court or administrative agency or otherwise required by law, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (v) which has been publicly disclosed, (vi) which has been obtained from any Person that is not a party hereto or an affiliate of any such party and which was not disclosed to the Warrant Holder in violation of a confidentiality obligation to the Company known to the Warrant Holder, (vii) as may be required in connection with the exercise of any remedy, or the resolution of any dispute hereunder (provided that the Warrant Holder uses commercially reasonable efforts to prevent further dissemination of the information), or (viii) to the legal counsel or certified public accountants for any holder of Warrants or Warrant Shares.

(i) Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

(j) Section Headings. The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of the Warrant.

17

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized signatory as of the day and year first above written.

RECRO PHARMA, INC., a Pennsylvania corporation

By
Name:
Title:

Address for Notices:

Telephone: Facsimile:

1

Exhibit A to Warrant

Form of Notice of Exercise

            ,20

To: [                    ]

Reference is made to the Warrant dated                     . Terms defined therein are used herein as therein defined.

The undersigned, pursuant to the provisions set forth in the Warrant, hereby irrevocably elects and agrees to purchase                 Shares, and makes payment herewith in full therefor at the Exercise Price of $        in the following form:             .

[If the number of Shares as to which the Warrant is being exercised is less than all of the Shares purchasable thereunder, the undersigned hereby requests that a new Warrant representing the remaining balance of the Shares be registered in the name of                     , whose address is:                                         .]

The undersigned hereby represents that it is exercising the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution and that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or any underlying Warrant Shares in violation of applicable securities laws.

[NAME OF WARRANT HOLDER]

By
Name:
Title:

[ADDRESS OF WARRANT HOLDER]

Exhibit B to Warrant

Form of Warrant Assignment

Reference is made to the Warrant dated                     , issued by [                    ]. Terms defined therein are used herein as therein defined.

FOR VALUE RECEIVED                     (the “Assignor”) hereby sells, assigns and transfers all of the rights of the Assignor as set forth in such Warrant, with respect to the number of Warrant Shares covered thereby as set forth below, to the Assignee(s) as set forth below:

Number of Warrant Shares

Name(s) of Assignee(s)	Address(es)	Number of Warrant Shares

All notices to be given by the Company to the Assignor as Warrant Holder shall be sent to the Assignee(s) at the above listed address(es), and, if the number of Shares being hereby assigned is less than all of the Shares covered by the Warrant held by the Assignor, then also to the Assignor.

In accordance with Section 7 of the Warrant, the Assignor requests that the Company execute and deliver a new Warrant or Warrants in the name or names of the assignee or assignees, as is appropriate, or, if the number of Shares being hereby assigned is less than all of the Shares covered by the Warrant held by the Assignor, new Warrants in the name or names of the assignee or the assignees, as is appropriate, and in the name of the Assignor.

The undersigned represents that the Assignee has represented to the Assignor that the Assignee is acquiring the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution, and that the Assignee will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws.

Dated:             , 20

[NAME OF ASSIGNOR]

By
Name:
Title:

[ADDRESS OF ASSIGNOR]

APPENDIX A

Black Scholes Option Pricing formula to be used when calculating the value of each new warrant to purchase one share in the Acquirer shall be:

CAcq = SAcqe-l(TAcq-tAcq)N(d1) – KAcqe-r(TAcq-tAcq)N(d2), where

CAcq = value of each warrant to purchase one share in the Acquirer

SAcq = price of Acquirer’s stock as determined by reference to the average of the closing prices on the securities exchange over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization described in Section 5(d) if the Acquirer’s stock is then traded on such exchange or system, or the average of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization if the Acquirer’s stock is then actively traded in the over-the-counter market, or the then most recently completed financing if the Acquirer’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

TAcq = expiration date of new warrants to purchase shares in the Acquirer = TCorp

tAcq = date of issue of new warrants to purchase shares in the Acquirer

TAcq-tAcq = time until warrant expiration, expressed in years

s = volatility = annualized standard deviation of daily log-returns (using a 262-day annualization factor) of the Acquirer’s stock price on the securities exchange over a 20-day trading period, determined by the Warrant Holders, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization described in Section 5(d) if the Acquirer’s stock is then traded on such exchange or system, or the annualized standard deviation of daily-log returns (using a 262-day annualization factor) of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over a 20-day trading period, determined by the Warrant Holder, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization if the Acquirer’s stock is then actively traded in the over-the-counter market, or 0.6 (or 60%) if the Acquirer’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

N = cumulative normal distribution function

d1 = (ln(SAcq/KAcq) + (r-l+s2/2)(TAcq-tAcq)) ÷ (sÖ(TAcq-tAcq))

ln = natural logarithm

l = dividend rate of the Acquirer for the most recent 12-month period at the time of closing of the Corporate Reorganization.

KAcq = strike price of new warrants to purchase shares in the Acquirer = KCorp * (SAcq / SCorp)

r = annual yield, as reported by Bloomberg at time tAcq, of the United States Treasury security measuring the nearest time TAcq

d2 = d1- sÖ(TAcq-tAcq)

APPENDIX B

Black Scholes Option Pricing formula to be used when calculating the value of each Warrant to purchase one share in the Company shall be:

CCorp = SCorpe-l(TCorp-tCorp)N(d1) – KCorpe-r(TCorp-tCorp)N(d2), where

CCorp = value of each Warrant to purchase one share in the Company

SCorp = price of Company stock as determined by reference to the average of the closing prices on the securities exchange over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization described in Section 5(d) if the Company’s stock is then traded on such exchange or system, or the average of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization if the Company’s stock is then actively traded in the over-the-counter market, or the then most recently completed financing if the Company’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

TCorp = expiration date of Warrants to purchase shares in the Company

tCorp = date of public announcement of transaction

TCorp-tCorp = time until Warrant expiration, expressed in years

s = volatility = the annualized standard deviation of daily log-returns (using a 262-day annualization factor) of the Company’s stock price on the securities exchange over a 20-day trading period, determined by the Warrant Holders, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization described in Section 5(d) if the Company’s stock is then traded on such exchange or system, or the annualized standard deviation of daily-log returns (using a 262-day annualization factor) of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over a 20-day trading period, determined by the Warrant Holder, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization if the Company’s stock is then actively traded in the over-the-counter market, or 0.6 (or 60%) if the Company’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

N = cumulative normal distribution function

d1 = (ln(SCorp/KCorp) + (r-l+s2/2)(TCorp-tCorp)) ÷ (sÖ(TCorp-tCorp))

ln = natural logarithm

l = dividend rate of the Company for the most recent 12-month period at the time of closing of the Corporate Reorganization.

KCorp = strike price of warrant

r = annual yield, as reported by Bloomberg at time tCorp, of the United States Treasury security measuring the nearest time TCorp

d2 = d1- sÖ(TCorp-tCorp)

Exhibit 10.1

CREDIT AGREEMENT

dated as of March 7, 2015

by and between

RECRO PHARMA LLC

as the Borrower,

and

ORBIMED ROYALTY OPPORTUNITIES II, LP

as the Lender

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

i

SCHEDULES:

Schedule 1.01(a)	Georgia Real Property
Schedule 6.7(a)	Litigation
Schedule 6.8	Existing Subsidiaries
Schedule 6.11	Benefit Plans
Schedule 6.15(a)	Intellectual Property
Schedule 6.15(b)(iii)	Intellectual Property Proceedings
Schedule 6.15(c)	Infringement of Intellectual Property
Schedule 6.15(e)	Infringement Notices
Schedule 6.16	Material Agreements
Schedule 6.18(c)	Clinical Trials
Schedule 6.19	Transactions with Affiliates
Schedule 6.22	Deposit and Disbursement Accounts
Schedule 7.7	Use of Proceeds
Schedule 7.16(a)	Meloxicam Assets and Liabilities
Schedule 8.2(b)	Indebtedness to be Paid
Schedule 8.2(c)	Existing Indebtedness
Schedule 8.3(c)	Existing Liens
Schedule 8.5(a)	Investments
Schedule 8.9	Intracompany License Agreements
Section 8.15(b)	Agreements Outside of Ordinary Course of Business
Schedule 10.2	Notice Information

EXHIBITS:

Exhibit A	-	Form of Promissory Note
Exhibit B	-	Form of Loan Request
Exhibit C	-	Form of Compliance Certificate
Exhibit D	-	Form of Guarantee
Exhibit E	-	Form of Security Agreement

Exhibit F	-	Form of Assumption Agreement
Exhibit G	-	Form of Mortgage
Exhibit H	-	Form of Warrant
Exhibit I	-	Form of Perfection Certificate for Recro
Exhibit J	-	Form of Perfection Certificate for Recro Pharma LLC
Exhibit K	-	Form of Perfection Certificate for the Surviving Entity
Exhibit L	-	Form of Perfection Certificate for Newco
Exhibit M	-	Forms of Tax Certificates

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT dated as of March 7, 2015 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), is by and between RECRO PHARMA LLC, a Delaware limited liability company (the “Borrower”) and ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

W I T N E S S E T H:

WHEREAS, Recro Pharma, Inc., a Pennsylvania corporation (“Recro”), the Borrower, Alkermes Pharma Ireland Limited, a private limited company incorporated in Ireland (“APIL”), Daravita Limited, a private limited company incorporated in Ireland (“Daravita”), and Eagle Holdings USA, Inc., a Delaware corporation (“Eagle Holdings”), have entered into a Purchase and Sale Agreement dated as of March 7, 2015 (the “Acquisition Agreement”);

WHEREAS, Alkermes Ireland Holdings Limited, a private limited company incorporated in Ireland, holds 100% of the Capital Securities of Daravita, and Eagle Holdings holds 100% of the Capital Securities of Alkermes Gainesville LLC, a Massachusetts limited liability company (“Alkermes Gainesville,” and together with Daravita, each individually a “Company” and collectively, the “Companies”);

WHEREAS, pursuant to the Acquisition Agreement, APIL will form a new Delaware limited liability company (“Newco”) which, prior to the closing of the transactions contemplated by the Acquisition Agreement, will acquire substantially all of the assets and liabilities of Daravita through a reorganization (the “Asset and Liability Transfer”);

WHEREAS, pursuant to the Acquisition Agreement, Recro has agreed to acquire, through Borrower, 100% of the Capital Securities of (i) Alkermes Gainesville and (ii) Newco (the “Acquisition”);

WHEREAS, immediately following the Acquisition, Recro will cause the Borrower to merge (the “Merger”) with and into Alkermes Gainesville with Alkermes Gainesville being the surviving entity following the Merger, immediately after which Alkermes Gainesville will change its name to Recro Gainesville LLC (the “Surviving Entity”), and all references to Borrower in this Agreement for any period from and after consummation of the Acquisition and the Merger shall include the Surviving Entity;

WHEREAS, the Borrower has requested that the Lender provide a senior secured term loan facility to the Borrower in an aggregate principal amount of $50,000,000;

WHEREAS, the proceeds of the Loan (as defined below) are to be used to pay the cash consideration for the Acquisition and, to the extent permitted by this Agreement, provide funding for other general corporate purposes of the Borrower and its Subsidiaries;

WHEREAS, in order to induce the Lender to enter into this Agreement and make the Loan hereunder, Recro has, concurrently with the signing of this Agreement on the date hereof, executed and delivered the Guarantee to the Lender;

WHEREAS, as a result of the Merger, Newco will become a wholly-owned subsidiary of the Borrower and a Loan Party hereunder, and will be required to execute and deliver on the Closing Date a supplement to the Guarantee and a supplement to the Security Agreement (in addition to taking any other actions as may be required in accordance with Section 7.8 hereof); and

WHEREAS, the Lender is willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitment and make the Loan to the Borrower;

NOW, THEREFORE, the parties hereto agree as follows.

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Acquisition” shall have the meaning assigned to such term in the preamble hereof.

“Acquisition Agreement” shall have the meaning assigned to such term in the preamble hereof.

“Affiliate” of any Person means any other Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. “Control” (and its correlatives) by any Person means (a) the power of such Person, directly or indirectly, (i) to vote 15% or more of the Voting Securities (determined on a fully diluted basis) of another Person, or (ii) to direct or cause the direction of the management and policies of such other Person (whether by contract or otherwise), or (b) ownership by such Person of 10% or more of the Capital Securities of another Person. Notwithstanding anything contained in the foregoing to the contrary, Malvern Consulting Group, Inc. shall be an Affiliate of the Borrower.

“Agreement” is defined in the preamble.

“Applicable Margin” means 14.00%.

“Applicable Percent” means the applicable percent set forth in the table below opposite the applicable Consolidated Total Leverage Ratio:

Consolidated Total Leverage Ratio	Applicable Percent
> 1.33:1.00	100%
> 1.00:1.00 but ≤ 1.33:1.00	50%
≤ 1.00:1.00	0%

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“Assumption Agreement” shall mean the Assumption Agreement executed by the Surviving Entity upon consummation of the Merger, in substantially the form of Exhibit F hereto.

“Authorized Officer” means, relative to any Loan Party or any of its respective Subsidiaries, those of its officers, general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the Lender pursuant to Section 5.2.

“Benefit Plan” means any employee benefit plan, within the meaning of section 3(3) of ERISA, that either: (i) is a “multiemployer plan,” as defined in section 3(37) of ERISA, (ii) is subject to section 412 of the Code, section 302 of ERISA or Title IV of ERISA, or (iii) provides welfare benefits to terminated employees, other than to the extent required by section 4980B(f) of the Code and the corresponding provisions of ERISA.

“Borrower” shall have the meaning assigned to such term in the opening paragraph hereof, it being understood that (i) the Borrower shall be the Surviving Entity from and after the Merger and (ii) for purposes of Article VI, all references therein to the Borrower and the Loan Parties shall include (A) the Companies and (B) Newco (assuming for such purpose that Newco was formed and the Asset and Liability Transfer occurred immediately prior to the execution of this Agreement).

“Borrower Loan Party” means the Borrower and its Subsidiaries that are Loan Parties.

“Business” shall have the meaning ascribed thereto in the Acquisition Agreement.

“Business Day” means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York.

“Buy-Out Premium Amount” means an amount, payable by the Borrower to the Lender in U.S. Dollars, equal to (i) in the event that the Loan is, or is required to be, repaid or prepaid in whole, the difference between (a) $75,000,000, less (b) the Recovered Amount and (ii) in the event that the Loan is repaid or prepaid in part, the difference between (x) the amount of principal of the Loan so repaid or prepaid multiplied by 1.5, less (y) the Recovered Amount. The Buy-Out Premium Amount shall not be less than zero.

“Capital Securities” means, with respect to any Person, all shares of, interests or participations in, or other equivalents in respect of (in each case however designated, whether voting or non-voting), of such Person’s equity interests, whether now outstanding or issued after the date hereof.

“Capitalized Lease Liabilities” means, with respect to any Person, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

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“Cash Equivalent Investment” means, at any time:

(a) any direct obligation of (or unconditionally guaranteed by) the United States (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States) maturing not more than one year after such time;

(b) commercial paper maturing not more than 270 days from the date of issue, which is issued by a corporation (other than an Affiliate of any Loan Party or any of its respective Subsidiaries) organized under the laws of any state of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody’s; or

(c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than 180 days after its date of issuance, which is issued by any bank organized under the laws of the United States (or any state thereof) and which has (x) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (y) a combined capital and surplus greater than $500,000,000.

“Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of any Person or any of its Subsidiaries.

“cGCP” means the then current Good Clinical Practices that establish the international ethical and scientific quality standards for designing, conducting, recording and reporting clinical trials that are promulgated or endorsed for the United States by the FDA (including through ICH E6 and 21 CFR Parts 50, 54, 56 and 312) and for outside the United States by comparable Governmental Authorities.

“cGLP” means the then current Good Laboratory Practice Standards (or similar standards) for the performance of non-clinical laboratory studies and activities for pharmaceutical or biological products that are promulgated or endorsed for the United States by the FDA (including through 21 CFR Part 58) and for outside the United States by comparable Governmental Authorities.

“cGMP” means the then current good manufacturing practices and regulatory requirements for or concerning manufacturing practices for pharmaceutical or biological products (and components thereof) that are promulgated or endorsed for the United States by the FDA (including through 21 CFR Parts 210 and 211) and for outside the United States by comparable Governmental Authorities.

“Change in Control” means and shall be deemed to have occurred if (i)(a) any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof), other than SCP Vitalife, shall own, directly or indirectly, beneficially or of record, determined on a fully diluted basis, more than 40% of the Voting Securities of Recro or (b) SCP Vitalife shall own, directly or indirectly, beneficially or of record, determined on a fully diluted basis, more than 50% of the Voting Securities of Recro; (ii) a majority of the seats (other than vacant seats) on the board of directors (or equivalent) of Recro shall at any time be occupied by persons who were neither (x) nominated by the board of directors of Recro nor (y) appointed by directors so nominated, or (iii) Recro shall cease to directly or indirectly own, beneficially and of record, 100% of the issued and outstanding Capital Securities of the Borrower and Recro’s other Subsidiaries.

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“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Certificate” means a closing certificate executed and delivered by an Authorized Officer of the Borrower in form and substance reasonably satisfactory to the Lender.

“Closing Date” means the date of the making of the Loan hereunder, which in no event shall be later than April 21, 2015.

“CMS” means the U.S. Center for Medicare and Medicaid Services.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means the Lender’s obligations (if any) to make Loan hereunder.

“Commitment Amount” means $50,000,000.

“Company” and “Companies” shall have the meanings assigned to such terms in the recitals hereof.

“Compliance Certificate” means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto, together with such changes thereto as the Lender may from time to time request for the purpose of monitoring the Borrower’s compliance with the financial covenants contained herein.

“Confidential Information” means any and all information or material (whether written or oral, or in electronic or other form) that, at any time before, on or after the Closing Date, has been or is provided or communicated to the Receiving Party by or on behalf of the Disclosing Party pursuant to this Agreement or in connection with the transactions contemplated hereby, and shall include the existence and terms of this Agreement.

“Consolidated Capital Expenditures” shall mean, for any period, the aggregate of all expenditures of the Borrower and its Subsidiaries during such period determined on a consolidated basis that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

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“Consolidated EBITDA” shall mean, for the Borrower and its Subsidiaries, for any period, an amount equal to the sum of (i) Consolidated Net Income for such period plus (ii) solely to the extent deducted in determining Consolidated Net Income for such period, and without duplication, (A) Consolidated Interest Expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation and amortization determined on a consolidated basis in accordance with GAAP, (D) compensation paid solely in Capital Securities of Recro that are not Disqualified Capital Securities, (E) corporate allocations paid by Non-Borrower Parties (that are not reimbursed or repaid in cash by Borrower Parties) up to $5,000,000 in the aggregate per Fiscal Year, and (F) all other non-cash charges approved by the Lender in its sole discretion, determined on a consolidated basis in accordance with GAAP, in each case for such period.

“Consolidated Interest Expense” shall mean, for the Borrower and its Subsidiaries, for any period, the consolidated total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest), in each case whether or not paid in cash during such period.

“Consolidated Net Income” shall mean, for Borrower and its Subsidiaries for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) extraordinary or non-recurring gains, losses or charges (such losses or charges to be approved by the Lender in its sole discretion, and in any event not to exceed $500,000 in any Fiscal Year in respect of litigation expenses), (ii) any non-cash gains or losses attributable to write-ups or write-downs of assets, (iii) any Capital Securities of the Borrower or any of its Subsidiaries in the unremitted earnings of any Person that is not a Subsidiary, to the extent received by the Borrower or any Subsidiary in cash, (iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Borrower or any Subsidiary on the date that such Person’s assets are acquired by Borrower or any Subsidiary and (v) the income (but not loss) of any Subsidiary to the extent there is a legal or contractual restriction which limits distributions from such Subsidiary to the Borrower.

“Consolidated Total Debt” shall mean, as of any date, all Indebtedness of the Borrower and its Subsidiaries measured on a consolidated basis as of such date.

“Consolidated Total Leverage Ratio” shall mean the ratio of (a) Consolidated Total Debt to (b) Consolidated EBITDA for the most recently ended Fiscal Quarter for which financial statements are required to have been delivered (or for which financial statements are not yet required to be delivered but have already been delivered) pursuant to this Agreement.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

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“Control” is defined within the definition of “Affiliate”.

“Controlled Account” is defined in Section 7.13(a).

“Copyright Security Agreement” means any Copyright Security Agreement executed and delivered by any Loan Party in substantially the form of Exhibit C to the Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Copyrights” means all copyrights, whether statutory or common law, and all exclusive and nonexclusive licenses from third parties or rights to use copyrights owned by such third parties, along with any and all (i) renewals, revisions, extensions, derivative works, enhancements, modifications, updates and new releases thereof, (ii) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iii) rights to sue for past, present and future infringements thereof, and (iv) foreign copyrights and any other rights corresponding thereto throughout the world.

“Covered Agreements” means the Focalin Agreements, the Paladin Agreement, the Ritalin Agreement, the Verapamil Agreement, the Verelan Agreement, and the Zohydro Agreements.

“Current Assets” shall mean, as at any date of determination, the total assets of the Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and cash equivalents.

“Current Liabilities” shall mean, as at any date of determination, the total liabilities of the Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Daravita” means Daravita Limited (f/k/a Alkermes Science One Limited).

“DEA” means the United States Drug Enforcement Administration and any successor administration thereto.

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disclosing Party” means the Party disclosing Confidential Information.

“Disposition” (or similar words such as “Dispose”) means any sale, transfer, lease, license, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any Loan Party’s or any Loan Party’s Subsidiary’s assets

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(including any accounts receivable and including Capital Securities of Subsidiaries) to any other Person (other than by a Borrower Loan Party to a Borrower Loan Party or by a Non-Borrower Loan Party to a Non-Borrower Loan Party) in a single transaction or series of transactions.

“Disqualified Capital Securities” shall mean any Capital Securities that, by their terms (or by the terms of any security or other Capital Securities into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Capital Securities), pursuant to a sinking fund obligation or otherwise (except as a result of a Change in Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change in Control or asset sale event shall be subject to the prior repayment in full of the Loan and all other Obligations that are accrued and payable and the termination of the Commitment), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Capital Securities) (except as a result of a Change in Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change in Control or asset sale event shall be subject to the prior repayment in full of the Loan and all other Obligations that are accrued and payable and the termination of the Commitment), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Capital Securities that would constitute Disqualified Capital Securities, in each case, prior to the date that is one hundred and eighty-one (181) days after the Maturity Date; provided that if such Capital Securities are issued pursuant to a plan for the benefit of employees of any Loan Party or any of its respective Subsidiaries, or by any such plan to such employees, such Capital Securities shall not constitute Disqualified Capital Securities solely because they may be required to be repurchased by such Loan Party or such Loan Party’s applicable Subsidiary in order to satisfy applicable statutory or regulatory obligations.

“EMA” means the European Medicines Agency or any successor entity.

“Environmental Laws” means all federal, state, local or international laws, statutes, rules, regulations, codes, directives, treaties, requirements, ordinances, orders, decrees, judgments, injunctions, binding notices or agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, natural resources, Hazardous Material or health and safety matters.

“Environmental Liability” means any liability, loss, claim, suit, action, investigation, proceeding, damage, commitment or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of or affecting any Loan Party or any of its respective Subsidiaries directly or indirectly arising from, in connection with or based upon (i) any Environmental Law or Environmental Permit, (ii) the generation, use, handling, transportation, storage, treatment, recycling, presence, disposal, Release or threatened Release of, or exposure to, any Hazardous Materials, or (iii) any contract, agreement, penalty, order, decree, settlement, injunction or other arrangement (including operation of law) pursuant to which liability is assumed, entered into, inherited or imposed with respect to any of the foregoing.

“Environmental Permit” is defined in Section 6.7(c).

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation that is a member of a controlled group of corporations within the meaning of section 414(b) of the Code of which that Person is a member, (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of section 414(c) of the Code of which that Person is a member, and (iii) any member of an affiliated service group within the meaning of section 414(m) or 414(o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

“Event of Default” is defined in Section 9.1.

“Excess Cash Flow” shall mean, for any period, an amount (if positive) determined for the Borrower and its Subsidiaries equal to: (i) the sum, without duplication, of the amounts for such period of Consolidated EBITDA, plus extraordinary gains, inclusive of gains from asset sales, to the extent received in cash during such period plus decreases or minus increases (as the case may be) in Working Capital, minus (ii) the sum of, without duplication, (a) the Consolidated Interest Expense paid in cash during such period, (b) the cash portion of income taxes paid during such period, (c) the cash portion of Consolidated Capital Expenditures paid during such period, (d) all payments made in respect of the principal amount of Indebtedness permitted pursuant to Section 8.2(a), (c), (e) or (f) during such period and (f) extraordinary or non-recurring charges made or incurred in cash during such period that were added back in the calculation of Consolidated EBITDA. For purposes of this definition, “Working Capital” means Current Assets minus Current Liabilities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means deposit accounts that are zero balance accounts and are used exclusively for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Loan Parties’ employees.

“Exit Fee Amount” means an amount equal to (10%) of the principal amount of any prepayment or repayment of the Loan, other than a repayment of all or any portion of the Loan on the Maturity Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any intergovernmental agreements with respect thereto, any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FDA” means the U.S. Food and Drug Administration and any successor entity.

“FDA Approval” means, with respect to a Product, approval of a new drug application (NDA) (as defined in the FD&C Act) by the FDA for use of such Product in the United States.

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“FD&C Act” means the U.S. Food, Drug and Cosmetic Act (or any successor thereto), as amended from time to time, and the rules, regulations, guidelines, guidance documents and compliance policy guides issued or promulgated thereunder.

“Focalin Agreements” means the License and Supply Agreement by and between Novartis Pharmaceutical Corporation and Daravita, dated as of December 17, 1997, as amended, and the Preliminary Development Agreement by and between Novartis Pharmaceutical Corporation and Daravita, dated as of September 21, 2001, as amended.

“Fiscal Quarter” means a quarter ending on the last day of March, June, September or December.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2014 Fiscal Year”) refer to the Fiscal Year ending on December 31 of such calendar year.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“FTC Act” means the Federal Trade Commission Act.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any national, supranational, federal, state, county, provincial, local, municipal or other government or political subdivision thereof (including any Regulatory Agency), whether domestic or foreign, and any agency, authority, commission, ministry, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any such government.

“Guarantee” means the guarantee executed and delivered by each Guarantor, substantially in the form of Exhibit D hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Guarantors” means Recro and each of its Subsidiaries, and each future Subsidiary required to execute a Guarantee pursuant to Section 7.8. For the avoidance of doubt, following the consummation of the Merger on the Closing Date, “Guarantors” shall include Newco.

“Hazardous Material” means any material, substance, chemical, mixture or waste which is capable of damaging or causing harm to any living organism, the environment or natural resources, including all explosive, special, hazardous, polluting, toxic, industrial, dangerous, biohazardous, medical, infectious or radioactive substances, materials or wastes, noise, odor, electricity or heat, and including petroleum or petroleum products, byproducts or distillates, asbestos or asbestos-containing materials, urea formaldehyde, polychlorinated biphenyls, radon gas, ozone-depleting substances, greenhouse gases, and all other substances or wastes of any nature regulated pursuant to any Environmental Law or as to which any Governmental Authority requires investigation, reporting or remedial action.

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“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“Impermissible Qualification” means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Borrower (i) which is of a “going concern” or similar nature, (ii) which relates to the limited scope of examination of matters relevant to such financial statement, or (iii) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in Default.

“IND” means (a) (i) an investigational new drug application (as defined in the FD&C Act) that is required to be filed with the FDA before beginning clinical testing in human subjects, or any successor application or procedure; and (ii) any similar application or functional equivalent relating to any investigational new drug application applicable to or required by any country, jurisdiction or Governmental Authority other than the U.S.; and (b) all supplements and amendments that may be filed with respect to the foregoing.

“Indebtedness” of any Person means:

(a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;

(c) all Capitalized Lease Liabilities of such Person and all obligations of such Person arising under Synthetic Leases;

(d) net Hedging Obligations of such Person;

(e) all obligations of such Person in respect of Disqualified Capital Securities;

(f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person), and indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

(g) all Contingent Liabilities of such Person in respect of any of the foregoing.

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The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Liabilities” is defined in Section 10.4.

“Indemnified Parties” is defined in Section 10.4.

“Infringement” and “Infringes” mean the misappropriation or other violation of know-how, trade secrets, confidential information, and/or Intellectual Property.

“Intellectual Property” means all (i) Patents; (ii) Trademarks and all applications, registrations and renewals thereof; (iii) Copyrights and other works of authorship (registered or unregistered), and all applications, registrations and renewals thereof; (iv) Product Authorizations; (v) Product Agreements; (vi) computer software, databases, data and documentation; (vii) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, inventions, manufacturing processes and techniques, research and development information, data and other information included in or supporting Regulatory Authorizations; (viii) financial, marketing and business data, pricing and cost information, business, finance and marketing plans, customer and prospective customer lists and information, and supplier and prospective supplier lists and information; (ix) other intellectual property or similar proprietary rights; (x) copies and tangible embodiments of any of the foregoing (in whatever form or medium); and (xi) any and all improvements to any of the foregoing.

“Interest Period” means, (a) initially, the period beginning on (and including) the date on which the Loan is made hereunder pursuant to Section 2.3 and ending on (and including) the last day of the Fiscal Quarter in which the Loan was made, and (b) thereafter, the period beginning on (and including) the first day of each succeeding Fiscal Quarter and ending on the earlier of (and including) (x) the last day of such Fiscal Quarter and (y) the Maturity Date.

“Investment” means, relative to any Person, (i) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person, (ii) Contingent Liabilities in favor of any other Person, and (iii) any Capital Securities held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

“Key Permits” means all Permits relating to the Products, including all Regulatory Authorizations.

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“Key Persons” means:

Name	Office
(a) Gerri Henwood	Chief Executive Officer;
(b) Joseph Zoghbi	Director of Engineering / Facilities;
(c) Kevin Duggan	Director of Manufacturing; and
(d) Diane Myers	Senior Vice President of Regulatory Affairs & Quality Assurance

“knowledge” of the Borrower means the knowledge of any officer of any Loan Party or any of its respective Subsidiaries, after due inquiry.

“Lender” is defined in the preamble.

“LIBO Rate” means the three-month London Interbank Offered Rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London, England time), quoted by the Lender from the appropriate Bloomberg or Telerate page selected by the Lender (or any successor thereto or similar source determined by the Lender from time to time), which shall be that three-month London Interbank Offered Rate for deposits in U.S. Dollars in effect two Business Days prior to the last Business Day of the relevant Fiscal Quarter, adjusted for any reserve requirement and any subsequent costs arising from a change in governmental regulation, such rate to be rounded up to the nearest 1/16 of 1% and such rate to be reset quarterly as of the first Business Day of each Fiscal Quarter. If the Loan is advanced other than on the first Business Day of a Fiscal Quarter, the initial LIBO Rate shall be that three-month London Interbank Offered Rate for deposits in U.S. Dollars in effect two Business Days prior to the date of the Loan, which rate shall be in effect until (and including) the last Business Day of the Fiscal Quarter next ending. The Lender’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

“Liquidity” means, at any time, an amount determined for Recro and its Subsidiaries on a consolidated basis equal to the sum of unrestricted cash-on-hand and Cash Equivalent Investments of Recro and its Subsidiaries on a consolidated basis, to the extent held in a Controlled Account located in the United States.

“Loan” is defined in Section 2.1.

“Loan Documents” means, collectively, this Agreement, the Note, the Security Agreement, the Mortgage, the Warrant, each other agreement, pursuant to which the Lender is granted a Lien to secure the Obligations (including any agreements entered into pursuant to Section 7.8), the Guarantee, and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein.

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“Loan Parties” means, collectively, the Borrower and the Guarantors, it being understood that (i) the Surviving Entity shall become a Loan Party and execute the Assumption Agreement immediately upon consummation of the Merger and (ii) for purposes of Article VI, all references therein to the Loan Parties shall include (A) the Companies and (B) Newco (assuming for such purpose that Newco was formed and the Asset and Liability Transfer occurred immediately prior to the execution of this Agreement).

“Loan Request” means a Loan request and certificate duly executed by an Authorized Officer of the Borrower substantially in the form of Exhibit B hereto.

“Material Adverse Effect” means a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of Recro or the Borrower, or the Loan Parties, taken as a whole, (ii) the rights and remedies of the Lender under any Loan Document or (iii) the ability of any Loan Party to perform its Obligations under any Loan Document.

“Material Agreements” means (i) each contract or agreement to which any Loan Party or any of its respective Subsidiaries is a party involving aggregate payments of more than $375,000, whether such payments are being made by or to such Loan Party or its applicable Subsidiary, (ii) the Covered Agreements and (iii) all other contracts or agreements, individually or in the aggregate, material to the business, operations, assets, prospects, conditions (financial or otherwise), performance or liabilities of the Loan Parties and their applicable Subsidiaries.

“Maturity Date” means the date that is the five (5) year anniversary of the Closing Date.

“Meloxicam Assets and Liabilities” is defined in Section 7.16(a).

“Merger” shall have the meaning assigned to such term in the preamble hereof.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means the Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the Closing Date, between Borrower and the Lender, substantially in the form of Exhibit G hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Mortgaged Property” means the real property in Georgia to be owned by the Borrower upon the Merger, described more fully on Schedule 1.01(a) hereto.

“NDA” means a new drug application filed with the FDA pursuant to section 505(b) of the FD&C Act, along with all supplements and amendments thereto, and any similar application for marketing authorization required by any country, jurisdiction or Governmental Authority other than the U.S.

“Net Asset Sales Proceeds” means, with respect to the Disposition (other than Dispositions of inventory permitted by Section 8.8(i)) after the Closing Date by any Loan Party or any of its respective Subsidiaries to any Person of any assets of any Loan Party or any of its respective Subsidiaries, the excess of gross cash proceeds received by any Loan Party or its

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respective Subsidiaries from such Disposition over all reasonable and customary costs and expenses incurred in connection with such Disposition in excess of $500,000, individually or in the aggregate through the Termination Date, which have not been paid to Affiliates of the Borrower in connection therewith.

“Net Casualty Proceeds” means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by any Loan Party or any of its respective Subsidiaries in connection with such Casualty Event in excess of $500,000, individually or in the aggregate through the Termination Date (net of all reasonable and customary collection expenses thereof), including any legal or professional fees, but excluding any proceeds or awards required to be paid to a creditor (other than the Lender) which holds a first priority Lien permitted by Section 8.3(e) on the property which is the subject of such Casualty Event.

“Net Sales” means net sales, distribution income, service payments, royalty payments, license income, and other forms of consideration made to the Borrower and its Subsidiaries related to all products and services (including all Products) determined in accordance with GAAP. Net Sales shall be determined in a manner consistent with the methodologies, practices and procedures used in developing Recro’s audited financial statements.

“Non-Borrower Loan Party” means each Loan Party that is not a Borrower Loan Party.

“Non-Excluded Taxes” means any Taxes other than the following Taxes imposed on or with respect to a recipient of any payment to be made to or for the account of any Lender or required to be withheld or deducted from a payment to or for the account of any Lender (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of or having its principal office or applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from a Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transactions pursuant to or enforced any Loan Document, except any such Taxes imposed with respect to an assignment of the Loans), (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to a Lender’s failure to comply with Section 4.3(e) or to the extent that such documentation fails to establish a complete exemption from applicable withholding Taxes, other than, in either case, due to a Change in Law after the date of this Agreement, and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Note” means a promissory note of the Borrower payable to the Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Lender resulting from the outstanding amount of the Loan, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

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“Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Loan Parties arising under or in connection with a Loan Document and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 9.1(i) or Section 9.1(j), whether or not allowed in such proceeding) on the Loan.

“Observer” is defined in Section 7.14.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organic Document” means, relative to any Loan Party or any of its Subsidiaries, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to such Person’s Capital Securities.

“Other Administrative Proceeding” means any administrative proceeding relating to a dispute involving a patent office or other relevant intellectual property registry which relates to validity, opposition, revocation, ownership or enforceability of the relevant Intellectual Property.

“Other Taxes” means any and all stamp, documentary or similar Taxes, or any other excise or property Taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document.

“Paladin Agreement” means the License and Distribution Agreement, by and between Paladin and Daravita, dated as of May 12, 2011, as amended.

“Party” means each of the Loan Parties and the Lender, individually.

“Patent” means any patent rights of any kind, patent, patent application or invention disclosure, including all divisions, continuations, continuations in-part, provisionals, continued prosecution applications, substitutions, reissues, reexaminations, inter partes review, renewals, extensions, adjustments, restorations, supplemental protection certificates and other additions in connection therewith, whether in or related to the United States or any foreign country or other jurisdiction.

“Patent Security Agreement” means any Patent Security Agreement executed and delivered by any Loan Party in substantially the form of Exhibit A to the Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Permits” means all Regulatory Authorizations, permits, licenses, registrations, certificates, orders, approvals, authorizations, consents, waivers, franchises, variances and similar rights issued by or obtained from any Governmental Authority or any other Person, including, without limitation, those relating to Environmental Laws (including Environmental Permits).

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“Permitted Subordinated Indebtedness” means Indebtedness incurred after the Closing Date by any Loan Party or any of its respective Subsidiaries that is (i) subordinated to the Obligations and all other Indebtedness owing from the Loan Parties and their respective Subsidiaries to the Lender pursuant to a written subordination agreement satisfactory to the Lender in its sole discretion and (ii) in an amount and on terms approved by the Lender in its sole discretion.

“Permitted Tax Distributions” means any dividends and distributions made by any Loan Party (other than Recro) to its shareholders that are Loan Parties in an amount sufficient to pay such shareholders’ estimated federal, state and local income tax liability associated with ownership of equity interests in such Loan Party.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“PHSA” means the Public Health Service Act (or any successor thereto), as amended from time to time, and the rules, regulations, guidelines, guidance documents and compliance policy guides issued or promulgated thereunder.

“Privacy Laws” means all applicable security and privacy standards regarding protected health information under (i) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, including the regulations promulgated thereunder (collectively “HIPAA”) and (ii) any applicable state privacy laws.

“Product” means any current or future service or product researched, designed, developed, manufactured, licensed, marketed, sold, performed, distributed or otherwise commercialized by the Borrower or any of its Affiliates, including any such product in development or which may be developed.

“Product Agreement” means each agreement, license, document, instrument, interest (equity or otherwise) or the like under which one or more parties grants or receives any right, title or interest with respect to any Product Development and Commercialization Activities in respect of one or more Products specified therein or to exclude third parties from engaging in, or otherwise restricting any right, title or interest as to any Product Development and Commercialization Activities with respect thereto, including each contract or agreement with suppliers, manufacturers, pharmaceutical companies, distributors, clinical research organizations, hospitals, group purchasing organizations, wholesalers, pharmacies or any other Person related to any such entity.

“Product Authorizations” means any and all approvals, licenses, notifications, registrations or authorizations of any Governmental Authority necessary for the testing, manufacture, development, distribution, use, storage, import, export, transport, promotion, marketing, sale or other commercialization of a Product in any country or jurisdiction, including without limitation registration and listing, INDs, NDAs and similar applications.

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“Product Development and Commercialization Activities” means, with respect to any Product, any combination of research, development, manufacture, import, use, sale, importation, storage, labeling, marketing, promotion, supply, distribution, testing, packaging, purchasing or other commercialization activities, receipt of payment in respect of any of the foregoing, or like activities the purpose of which is to commercially exploit such Product

“Purchase Money Indebtedness” means Indebtedness (1) consisting of the deferred purchase price for equipment incurred in connection with the acquisition of such equipment, where the amount of such Indebtedness does not exceed the greater of (a) the cost of the equipment being financed and (b) the fair market value of such equipment; and (2) incurred to finance such acquisition by any Loan Party or any of its respective Subsidiaries of such equipment.

“Qualified Capital Securities” shall mean any Capital Securities that are not Disqualified Capital Securities.

“Receiving Party” means the Party receiving Confidential Information.

“Recipients” is defined in Section 10.14.

“Recovered Amount” means, as of the time any Buy-Out Premium Amount is paid pursuant to Section 3.6 hereof, (i) in the event that the Loan is, or is required to be, repaid or prepaid in whole, the aggregate amount of all principal and interest payments previously paid to the Lender by the Borrower as of the Fiscal Quarter last ended and all Buy-Out Premium Amounts (if any) previously paid to the Lender by the Borrower, and (ii) in the event that the Loan is repaid or prepaid in part, the aggregate principal amount of the Loan so repaid or prepaid and any interest payments previously paid to the Lender by the Borrower in respect of such principal amount of the Loan.

“Regulatory Agencies” means any Governmental Authority that is concerned with the use, control, safety, efficacy, reliability, manufacturing, marketing, distribution, sale or other Product Development and Commercialization Activities relating to any Product, including CMS, FDA, DEA, and all similar agencies in other jurisdictions, and includes Standard Bodies.

“Regulatory Authorizations” means all approvals, clearances, notifications, authorizations, orders, exemptions, registrations, certifications, licenses and permits granted by, submitted to or filed with any Regulatory Agencies, including all Product Authorizations.

“Related Parties” means the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of the Loan Parties and their respective Subsidiaries.

“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, pouring, dumping, depositing, emitting, escaping, emptying, seeping, dispersal, migrating or placing, including movement through, into or upon the environment or any natural or man-made structure.

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“Restricted Assignee” means (i) any Person who competes with any Loan Party or any of its Subsidiaries in the field of drug development and manufacture or any similar business, and (ii) any pharmaceutical company that is a customer of the Borrower or its Subsidiaries or could reasonably be expected to become a customer of the Borrower or its Subsidiaries.

“Restricted Payment” means (i) the declaration or payment of any dividend on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Securities of any Loan Party or any of its Subsidiaries or any warrants, options or other right or obligation to purchase or acquire any such Capital Securities, whether now or hereafter outstanding, or (ii) the making of any other distribution in respect of such Capital Securities, in each case either directly or indirectly, whether in cash, property or obligations of any Loan Party or any of its Subsidiaries or otherwise.

“Revenue Base” means, with respect to any period, the Net Sales for such period.

“Ritalin Agreement” means the Development, License and Supply Agreement by and between Novartis Pharmaceutical Corporation and Daravita, dated as of December 17, 1997, as amended.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Sanctions” means any international economic sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SCP Vitalife” means, collectively, SCP Vitalife Partners, II, L.P., and SCP Vitalife Partners (Israel) II, L.P.

“SEC” means the Securities and Exchange Commission.

“Security Agreement” means the Pledge and Security Agreement executed and delivered by each of the parties thereto, substantially in the form of Exhibit E hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Solvent” means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the property of such Person would constitute an unreasonably small capital and (v) such Person has not executed this Agreement or

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any other Loan Document, or made any transfer or incurred any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

“Standard Bodies” means any of the organizations that create, sponsor or maintain safety, quality or other standards, including ISO, ANSI, CEN and SCC and the like.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of Recro.

“Surviving Entity” shall have the meaning set forth in the preamble hereof.

“Synthetic Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is not a capital lease in accordance with GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

“Taxes” means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

“Termination Date” means the earlier of (i) April 21, 2015, if the Closing Date has not occurred on or prior to such date, and (ii) the date on which all Obligations have been paid in full in cash and the Commitment shall have terminated.

“Third Party” means any Person other than any Loan Party or any Subsidiary thereof.

“Trademark” means any trademark, service mark, trade name, logo, symbol, trade dress, domain name, corporate name or other indicator of source or origin or identifies the goods and services of one provider from another, and all applications and registrations therefor, together with all of the goodwill associated therewith.

“Trademark Security Agreement” means any Trademark Security Agreement executed and delivered by any Loan Party substantially in the form of Exhibit B to the Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any financing statement or by reason of any

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provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Lender pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“Verapamil Agreement” means the Amended and Restated License and Supply Agreement by and between Watson Laboratories and Daravita, dated as of June 26, 2003, as amended.

“Verelan Agreement” means the License and Supply Agreement by and between Kremers Urban Pharmaceuticals, Inc. and Daravita, dated as of January 1, 2014, as amended

“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Warrant” means the Warrant, dated as of the Closing Date, and issued by Recro to the Lender in the form attached hereto as Exhibit H.

“Zohydro Agreements” means the License Agreement by and between Zogenix, Inc. and Daravita, dated as of November 27, 2012, as amended, and the Commercial Manufacture and Supply Agreement by and between Zogenix, Inc. and Daravita, dated as of November 2, 2012, as amended.

SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the schedules attached hereto.

SECTION 1.3 Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

SECTION 1.4 Financial Determinations. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 8.4 and the definitions used in such calculations) shall be made, in accordance with GAAP, as in effect from time to time; provided that if either the Borrower or the Lender requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or the application thereof, then such provision shall be interpreted on the basis of GAAP in effect and applied immediately before such change shall have become effective until such request shall have been withdrawn or such provision amended in accordance

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herewith. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Loan Parties and their respective Subsidiaries, in each case without duplication.

SECTION 1.5 Interpretation. The parties have participated jointly in the negotiation and drafting of the Loan Documents. In the event an ambiguity or question of intent or interpretation arises, the Loan Documents shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Except as otherwise expressly provided, the following rules of interpretation shall apply to the Loan Documents: (a) the definitions of terms shall apply equally to the singular and plural forms of the terms defined; (b) wherever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms; (c) “including” and “include” means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned; (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (e) unless the context requires otherwise, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein or therein) and shall include any appendices, schedules, exhibits, clarification letters, side letters, and disclosure letters executed in connection therewith; (f) any reference to any Person shall be construed to include such Person’s successors and assigns to the extent permitted under the applicable documentation; (g) any reference to any applicable law shall be construed as referring to such applicable law as amended from time to time; (h) “herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document; and (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. All references in this Agreement to the schedules to this Agreement shall be deemed to refer to the schedules set forth in the disclosure letter delivered to the Lender by the Borrower on the date hereof.

ARTICLE II

COMMITMENT AND BORROWING PROCEDURES

SECTION 2.1 Commitment. On the terms and subject to the conditions of this Agreement, the Lender agrees to make a term loan (the “Loan”) to the Borrower on the Closing Date in an amount equal to (but not less than) the Commitment Amount; provided that the Lender shall not be obligated to make the Loan after the Termination Date. No amounts paid or prepaid with respect to the Loan may be reborrowed.

SECTION 2.2 Borrowing Procedure. The Borrower shall irrevocably request that the Loan be made by delivering to the Lender a Loan Request on or before 10:00 a.m. on a Business Day at least three Business Days prior to the proposed Closing Date.

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SECTION 2.3 Funding. After receipt of the Loan Request for the Loan, the Lender shall, on the Closing Date and subject to the terms and conditions hereof, make the requested proceeds of the Loan available to the Borrower by wire transfer to the account the Borrower shall have specified in its Loan Request.

SECTION 2.4 Reduction of the Commitment Amounts. The Commitment Amount shall automatically and permanently be reduced to zero on the earlier of the Closing Date (after the funding of the Loan) and the Termination Date.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1 Repayments and Prepayments; Application. The Borrower agrees that the Loan, and any fees or interest accrued or accruing thereon, shall be repaid and prepaid solely in U.S. dollars pursuant to the terms of this Article III.

SECTION 3.2 Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of the Loan on the Maturity Date. Prior thereto, payments and prepayments of the Loan shall be made as set forth below.

(a) Subject to the terms of Section 3.6 and Section 3.7, the Borrower shall have the right, with at least three Business Days’ prior written notice to the Lender, at any time and from time to time to prepay any unpaid principal amount of the Loan, in whole or in part.

(b) Within five Business Days of receipt by any Loan Party or any Subsidiary thereof of any (i) Net Casualty Proceeds or (ii) Net Asset Sales Proceeds, the Borrower shall notify the Lender thereof. If requested by the Lender, the Borrower shall within five Business Days of such request make a mandatory prepayment of the Loan, in an amount equal to 100% of such proceeds (or such lesser amount as the Lender may specify on the date of such request), to be applied to the outstanding principal amount of the Loan and the Borrower shall concurrently pay the accrued and unpaid interest on such amount; provided, however, that no such payment shall be required on account of Net Casualty Proceeds that are intended to be reinvested in the ordinary course of the Loan Parties’ business within 180 days in replacement equipment or real property used or useful in their business, so long as such proceeds are held in a deposit account subject to a perfected security interest of Lender; provided, further, that if such Net Casualty Proceeds have not in fact been so re-invested at the expiration of such 180 day period than any such Net Casualty Proceeds shall be paid to Lender as provided herein at such time.

(c) In the event that there shall be Excess Cash Flow for any Fiscal Quarter (commencing with Fiscal Quarter ending June 30, 2015), Borrower shall, if requested by the Lender, no later than forty-five (45) days plus five (5) Business Days after the end of such Fiscal Quarter, prepay the unpaid principal amount of the Loan in an aggregate principal amount equal to the Applicable Percent of such Excess Cash Flow (or any lesser amount requested by the Lender); provided that no payments under this Section 3.2(c) shall be subject to the premiums or exit fees due under Section 3.6 and Section 3.7.

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(d) The Borrower shall repay the Loan in full immediately upon any acceleration of the Maturity Date thereof pursuant to Section 9.2 or Section 9.3, unless, pursuant to Section 9.3, only a portion of the Loan is so accelerated (in which case the portion so accelerated shall be so repaid).

SECTION 3.3 Interest Rate. During any applicable Interest Period, the outstanding balance on the Loan shall accrue interest during such Interest Period at a rate per annum equal to the sum of (i) the Applicable Margin plus (ii) the higher of (x) the LIBO Rate for such Interest Period and (y) 1.00%. The interest rate shall be recalculated and, if necessary, adjusted for each Interest Period, in each case pursuant to the terms hereof.

SECTION 3.4 Default Rate. At all times commencing upon the date any Event of Default occurs, and continuing until such Event of Default is no longer continuing, the Applicable Margin shall be increased by 5% per annum.

SECTION 3.5 Payment Dates. Interest accrued on the Loan shall be payable in cash, without duplication:

(a) on the Maturity Date therefor;

(b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

(c) on the last day of each Fiscal Quarter; provided that if such day is not a Business Day, then such payment shall be made on the next succeeding Business Day; and

(d) on that portion of the Loan that is accelerated pursuant to Section 9.2 or Section 9.3, immediately upon such acceleration.

Interest accrued on the Loan or other monetary Obligations after the date such amount is due and payable (whether on the Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

SECTION 3.6 Buy-Out Premium. Any prepayment or repayment of the Loan in whole or in part on or prior to, or as a result of any acceleration thereof pursuant to Article IX, on or prior to, the thirty-six (36) month anniversary of the Closing Date shall be accompanied by the payment of the Buy-Out Premium Amount.

SECTION 3.7 Exit Fee. Any repayment or prepayment of the Loan, in whole or in part, after the thirty-six (36) month anniversary of the Closing Date and (i) prior to the Maturity Date or (ii) as a result of any acceleration thereof pursuant to Article IX, shall in each case be accompanied by the payment of the Exit Fee Amount.

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SECTION 3.8 Commitment Fee. The Borrower shall pay to the Lender a fully earned, non-refundable commitment fee of $1,000,000 on the Closing Date.

ARTICLE IV

LIBO RATE AND OTHER PROVISIONS

SECTION 4.1 Increased Costs, Etc. The Borrower agrees to reimburse the Lender for any increase in the cost to the Lender of, or any reduction in the amount of any sum receivable by the Lender in respect of, the Lender’s Commitment and the making, continuation or maintaining of the Loan hereunder that may arise in connection with any Change in Law, except for such changes with respect to increased capital costs and Taxes which are governed by Section 4.2 and Section 4.3, respectively. The Lender shall notify the Borrower in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate the Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to the Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower; provided that the Borrower shall not be required to compensate Lender pursuant to this Section 4.1 for any increased costs incurred or reductions suffered more than six months prior to the date that Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and to Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six month period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 4.2 Increased Capital Costs. If any Change in Law affects or would affect the amount of capital required or expected to be maintained by the Lender or any Person controlling the Lender, and the Lender determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person’s capital as a consequence of the Commitment or the Loan made by it hereunder is reduced to a level below that which the Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by the Lender to the Borrower, the Borrower shall within five days following receipt of such notice pay directly to the Lender additional amounts sufficient to compensate the Lender or such controlling Person for such reduction in rate of return; provided that the Borrower shall not be required to compensate Lender pursuant to this Section 4.2 for any reductions suffered more than six months prior to the date that Lender notifies the Borrower of the Change in Law giving rise to such reduction and of Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such reduction is retroactive, then the six month period referred to above shall be extended to include the period of retroactive effect thereof. A statement of the Lender as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, the Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

SECTION 4.3 Taxes. The Borrower covenants and agrees as follows with respect to Taxes.

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(a) Any and all payments by the Borrower or any Guarantor under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes, except as required by applicable law. In the event that any Taxes are imposed and required to be deducted or withheld from any payment required to be made by the Borrower or any Guarantor to or on behalf of the Lender under any Loan Document, then:

(i) if such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary so that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for in such Loan Document; and

(ii) the Borrower or such Guarantor shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a)(i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

(b) In addition, the Borrower shall pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

(c) As promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within 45 days of any such payment being due, the Borrower shall furnish to the Lender a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes.

(d) The Borrower shall indemnify the Lender for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on the Lender whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority. Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by the Lender, the Borrower shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided that the Lender shall not be under any obligation to provide any such notice to the Borrower). With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by the Lender or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date the Lender makes written demand therefor. In addition, the Borrower shall indemnify the Lender for any incremental Taxes that may become payable by the Lender as a result of any failure of the Borrower to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Lender, pursuant to clause (c), documentation evidencing the payment of Non-Excluded Taxes or Other Taxes. The Borrower acknowledges that any payment made to the Lender or to any Governmental Authority in respect of the indemnification obligations of the Borrower provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.

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(e) If the Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, it shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. Additionally, the Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not the Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing:

(i) If the Lender is a U.S. Person it shall deliver to the Borrower on or prior to the date on which the Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of IRS Form W-9 certifying that the Lender is exempt from U.S. federal backup withholding tax;

(ii) If the Lender is not a U.S. Person it shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which the Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(1) in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, substantially in the form of Exhibit M-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

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(4) to the extent a Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-2 or Exhibit M-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-4 on behalf of each such direct and indirect partner;

(iii) If the Lender is not a U.S. Person it shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which the Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and

(iv) If a payment made to the Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with their obligations under FATCA and to determine that the Lender has complied with the Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(f) If the Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.3 (including by the payment of additional amounts pursuant to Section 4.3(a)(1), it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Lender

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and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrower, upon the request of the Lender, shall repay to the Lender the amount paid over pursuant to this Section 4.3(f) (plus any penalties, interest or other charges imposed by the relevant taxation authority) in the event that the Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 4.3(f), in no event will the Lender be required to pay any amount to the Borrower pursuant to this Section 4.3(f) the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require the Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(g) Each party’s obligations under this Section 4.3 shall survive any assignment of rights by, or the replacement of the Lender, termination of this Agreement and the payment in full of the Obligations.

SECTION 4.4 Payments, Computations; Proceeds of Collateral, Etc.

(a) Unless otherwise expressly provided in a Loan Document, all payments by the Borrower pursuant to each Loan Document shall be made without setoff, deduction or counterclaim not later than 11:00 a.m. on the date due in same day or immediately available funds to such account as the Lender shall specify from time to time by notice to the Borrower. Funds received after 11:00 a.m. on any day shall be deemed to have been received by the Lender on the next succeeding Business Day. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Payments due on other than a Business Day shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

(b) All amounts received as a result of the exercise of remedies under the Loan Documents (including from the proceeds of collateral securing the Obligations) or under applicable law shall be applied upon receipt to the Obligations as follows: (i) first, to the payment in full in cash of all interest (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar law, whether or not permitted as a claim under such law) and fees owing under the Loan Documents, and all costs and expenses owing to the Lender pursuant to the terms of the Loan Documents, until paid in full in cash, (ii) second, after payment in full in cash of the amounts specified in clause (b)(i), to the payment of the principal amount of the Loan then outstanding, (iii) third, after payment in full in cash of the amounts specified in clauses (b)(i) and (b)(ii), to the payment of all other Obligations owing to the Lender, and (iv) fourth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iii), and following the Termination Date, to the Borrower or any other Person lawfully entitled to receive such surplus.

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SECTION 4.5 Setoff. The Lender shall, upon the occurrence and during the continuance of any Default described in clauses (i) through (iv) of Section 9.1(i) or Section 9.1(j) or, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to the Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or on behalf of the Lender. The Lender agrees promptly to notify the Borrower after any such appropriation and application made by the Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which the Lender may have.

SECTION 4.6 LIBO Rate Not Determinable. If prior to the commencement of any Interest Period, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period, then the Lender shall give notice thereof to the Borrower as promptly as practicable. In the event of any such determination, the Loan shall, until the Lender has advised the Borrower that the circumstances giving rise to such notice no longer exist, bear interest at the interest rate in effect for the immediately preceding Interest Period.

ARTICLE V

CONDITIONS TO MAKING THE LOANS

Notwithstanding anything to the contrary contained herein, (i) all references to the Loan Parties in this Article V shall be deemed to include the Surviving Entity and its Subsidiaries (including, without limitation, Newco) and (ii) all references to the Borrower in this Article V shall be deemed to include the Surviving Entity.

SECTION 5.1 Credit Extensions. The obligation of the Lender to make the Loan shall be subject to the execution and delivery of this Agreement by the parties hereto prior to the Closing Date, the delivery of a Loan Request as required pursuant to Section 2.3, and the satisfaction on the Closing Date of each of the conditions precedent set forth below in this Article V.

SECTION 5.2 Secretary’s Certificate, Etc. The Lender shall have received from each Loan Party, (i) a copy of a good standing certificate, dated a date reasonably close to the Closing Date from its jurisdiction of formation, for each such Person and (ii) a certificate, dated as of the Closing Date, duly executed and delivered by such Person’s Secretary or Assistant Secretary, managing member or general partner, as applicable, as to:

(a) resolutions of each such Person’s Board of Directors (or other managing body, in the case of other than a corporation) then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

(b) the incumbency and signatures of those of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person; and

(c) the full force and validity of each Organic Document of such Person and copies thereof;

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upon which certificates the Lender may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

SECTION 5.3 Closing Certificate. The Lender shall have received a Closing Certificate, dated as of the Closing Date and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower as of such date, and, at the time such certificate is delivered, such statements shall in fact be true and correct, and such statements shall include that (i) the representations and warranties set forth in each Loan Document (A) were true and correct in all respects as of the date when made and are true and correct in all respects at and as of the Closing Date as if made at and as of the Closing Date (in the case of any representation or warranty qualified by materiality or Material Adverse Effect), or (B) were true and correct in all material respects as of the date when made and are true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect), in each case of clauses (A) and (B) above, before and after giving effect to the making of the Loan, the application of the proceeds thereof, and the consummation of the Acquisition and the Merger, (ii) to Borrower’s knowledge, and in reliance upon the representations and warranties provided to Recro in the Acquisition Agreement (but other than such representations and warranties that the Borrower has knowledge of being false or inaccurate), the representations and warranties set forth in the Acquisition Agreement were true and correct in all material respects as of the date when made and are true and correct in all material respects as of the Closing Date, (iii) no Default shall have then occurred and be continuing, or would result from the Loan to be advanced on the Closing Date or the consummation of the Acquisition and the Merger on the Closing Date, and (iv) all of the conditions set forth in this Article V have been satisfied. All documents and agreements required to be appended to the Closing Certificate, if any, shall be in form and substance reasonably satisfactory to the Lender, shall have been executed and delivered by the requisite parties, and shall be in full force and effect.

SECTION 5.4 Payment of Outstanding Indebtedness, Etc. All Indebtedness identified in Schedule 8.2(b), together with all interest, all prepayment premiums and all other amounts due and payable with respect thereto, shall have been paid in full from the proceeds of the Loan and the commitments in respect of such Indebtedness shall have been terminated, and all Liens securing payment of any such Indebtedness shall have been released and the Lender shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments (including customary payoff letters) as may be suitable or appropriate in connection therewith.

SECTION 5.5 Delivery of Note. The Lender shall have received a Note, dated the Closing Date, duly executed and delivered by an Authorized Officer of the Borrower.

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SECTION 5.6 Financial Information, Etc. The Lender shall have received:

(a) prior to the date hereof, management prepared consolidated financial statements of the Business for each of: (i) the nine month period ending December 31, 2013, reviewed by PricewaterhouseCoopers LLP and (ii) the twelve month period ending December 31, 2014;

(b) prior to the date hereof, audited financial statements of Recro for each of the fiscal years ended December 31, 2011, December 31, 2012 and December 31, 2013;

(c) prior to the date hereof, unaudited consolidated balance sheets of the Business for December 31, 2013 and December 31, 2014 for the twelve months then ended, together with the related consolidated statements of operations, and Recro and its Subsidiaries for each fiscal quarter ended after December 31, 2013, together with the related consolidated statement of operations, shareholder’s equity and cash flows for the twelve months then ended; and

(d) such other financial information as to the Companies and their Subsidiaries, Recro and its Subsidiaries and the Borrower and its Subsidiaries and the respective businesses, assets and liabilities of any of the foregoing as the Lender may reasonably request.

SECTION 5.7 Compliance Certificate. The Lender shall have received an initial Compliance Certificate on a pro forma basis as if the Loan had been made as of December 31, 2014 (and after giving effect to the consummation of the Acquisition and the Merger) and as to such items therein as the Lender reasonably requests, dated the Closing Date, duly executed (and with all schedules thereto duly completed) and delivered by the chief financial or accounting Authorized Officer of the Borrower.

SECTION 5.8 Solvency, Etc. The Lender shall have received a solvency certificate duly executed and delivered by the chief financial or accounting Authorized Officer of each Loan Party, dated as of the Closing Date, in form and substance satisfactory to the Lender.

SECTION 5.9 Guarantee and Supplement to Guarantee. (i) The Lender shall have received on the date hereof an executed counterpart of the Guarantee, dated as of the date hereof, duly executed and delivered by Recro; and (ii) following the consummation of the Merger on the Closing Date, the Lender shall have received on the Closing Date an executed supplement to the Guarantee (in substantially the form of Annex I to the Guarantee), dated as of the Closing Date, duly executed and delivered by each Loan Party other than Recro.

SECTION 5.10 Security Agreement and Supplement to Security Agreement. The Lender shall have received (i) executed counterparts of the Security Agreement, dated as of the Closing Date, duly executed and delivered by each Loan Party other than the Surviving Entity and Newco and (ii) following the consummation of the Merger on the Closing Date, an executed supplement to the Security Agreement (in substantially the form of Annex I to the Security Agreement), dated as of the Closing Date, duly executed and delivered by the Surviving Entity and Newco, together with (in each case of clauses (i) and (ii)):

(a) certificates (in the case of Capital Securities that are certificated securities (as defined in the UCC)) evidencing all of the issued and outstanding Capital Securities

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owned by any Loan Party, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, in the case of Capital Securities that are uncertificated securities (as defined in the UCC), confirmation and evidence satisfactory to the Lender that the security interest therein has been transferred to and perfected by the Lender in accordance with Articles 8 and 9 of the UCC and all laws otherwise applicable to the perfection of the pledge of such Capital Securities;

(b) financing statements suitable in form for naming each Loan Party (including, following consummation of the Merger on the Closing Date, Newco) as a debtor and the Lender as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests of the Lender pursuant to the Security Agreement;

(c) UCC Form UCC-3 termination statements necessary to release all Liens and other rights of any Person (i) in any assets of any Loan Party, and (ii) securing any of the Indebtedness identified in Schedule 8.2(b), in each case, other than the Liens described in Section 8.3(c), together with such other UCC Form UCC-3 termination statements as the Lender may reasonably request from each Loan Party; and

(d) landlord access agreements and bailee letters in form and substance satisfactory to the Lender from such landlords to any Loan Party as may be reasonably requested by the Lender and each other Person that has possession of any Collateral (as defined in the Security Agreement).

SECTION 5.11 Intellectual Property Security Agreements. The Lender shall have received a Patent Security Agreement, a Copyright Security Agreement and a Trademark Security Agreement, as applicable, each dated as of the Closing Date, duly executed and delivered by each Loan Party that, pursuant to the Security Agreement, is required to provide such intellectual property security agreements to the Lender.

SECTION 5.12 Opinions of Counsel. The Lender shall have received opinions, dated the Closing Date and addressed to the Lender, from

(a) Pepper Hamilton LLP, counsel to the Loan Parties, in form and substance reasonably satisfactory to the Lender; and

(b) local counsel to the Loan Parties in the state of Georgia in form and substance, and from counsel, reasonably satisfactory to the Lender.

SECTION 5.13 Mortgaged Property. The Lender shall have received, in respect of the Mortgaged Property, a Mortgage, dated as of the Closing Date, and duly executed and delivered by an Authorized Officer of Borrower, which Mortgage shall be substantially in the form of Exhibit G hereto, and (i)a mortgagee’s title insurance policy or marked up unconditional binder for such insurance, effective as of the Closing Date, together with a current ALTA survey thereof and a surveyor’s certificate, in form reasonably satisfactory to the Lender, provided that such policy shall (A) be in an amount reasonably satisfactory to the Lender with respect to the Mortgaged Property covered thereby but not less than the fair market value of the Mortgaged

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Property covered thereby; (B) insure that, as of the Closing Date, the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed in the Mortgage or as permitted by Section 8.3; (C) name the Lender as the insured thereunder; (D) be in form reasonably satisfactory to the Lender; (E) contain such endorsements, coinsurance, reinsurance and affirmative coverage as the Lender may reasonably request; and (F) be issued by First American Title Insurance Company or such other national title company or companies reasonably satisfactory to the Lender (including any such title companies acting as co-insurers or reinsurers, at the option of the Lender); (ii) evidence satisfactory to it that all premiums in respect of such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid or duly provided for; and (iii) legal opinions from local counsel in the jurisdiction where the Mortgaged Property is situated and from counsel in the jurisdiction where the owner of the Mortgaged Property is organized relating to the matters described above, which opinions shall be in form and substance reasonably satisfactory to the Lender.

SECTION 5.14 Flood Determinations; Flood Insurance. The Lender shall have received a completed Federal Emergency Management Agency Standard Flood Hazard Determination certified to the Lender in respect of the Mortgaged Property and, if such Mortgaged Property is located in an area identified as an area having special flood hazards, a policy of flood insurance in amounts reasonably acceptable to the Lender.

SECTION 5.15 Insurance. The Lender shall have received certified copies of the insurance policies (or binders in respect thereof), from one or more insurance companies satisfactory to the Lender, evidencing coverage required to be maintained pursuant to each Loan Document, with the Lender named as loss payee or additional insured, as applicable.

SECTION 5.16 Closing Fees, Expenses, Etc. The Lender shall have received for its own account all fees, costs and expenses due and payable pursuant to Section 10.3.

SECTION 5.17 Anti-Terrorism Laws. The Lender shall have received, as applicable, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act.

SECTION 5.18 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Loan Party or any of its respective Subsidiaries shall be satisfactory in form and substance to the Lender and its counsel.

SECTION 5.19 Commitment Fee, Expenses, Etc. The Lender shall have received for its own account all fees, costs and expenses due and payable pursuant to Sections 3.8 and 10.3.

SECTION 5.20 Corporate Structure and Capitalization. From the date hereof until the Closing Date, the capital and ownership structure and the equity holder arrangements of Recro and the Borrower, before and after giving effect to the transactions contemplated by the Acquisition Agreement and the Merger, shall not have changed in any material respect (other than changes contemplated by this Agreement and changes that are not adverse to the interests of the Lender, as determined by the Lender in its sole discretion).

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SECTION 5.21 [Intentionally Omitted.]

SECTION 5.22 Governmental and Third Party Approvals. The Loan Parties shall have received all material governmental, shareholder and third party consents and approvals necessary in connection with the Merger, the transactions contemplated by this Agreement, the Acquisition Agreement and the other transactions contemplated hereby and thereby and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on the Loan Parties or such other transactions or that could seek to threaten any of the foregoing, and no law or regulation shall be applicable which could reasonably be expected to have such effect.

SECTION 5.23 Acquisition. The Acquisition Agreement shall have been duly executed and delivered by the respective parties thereto on the date hereof and shall be in full force and effect on the date hereof and on the Closing Date, all conditions precedent to the consummation of the Acquisition shall have been satisfied and not waived (except such waivers as are not adverse to the interests of the Lender, as determined by the Lender in its sole discretion) on the Closing Date, neither Recro nor the Borrower shall have consented to any action that requires their consent under the Acquisition Agreement (except such consents as are not adverse to the interests of the Lender, as determined by the Lender in its sole discretion) and the Acquisition shall be consummated concurrently with the funding of the Loan. The Lender shall have received a copy of the Acquisition Agreement, the terms of which shall not have not been amended, supplemented, modified or waived after the date hereof in any respect that is adverse to the interests of the Lender, as determined by the Lender in its sole discretion.

SECTION 5.24 Merger. All documentation and all pre-filings reasonably required by the Lender in connection with the Merger shall be complete and in form and substance reasonably satisfactory to the Lender.

SECTION 5.25 Perfection Certificates. (i) The Lender shall have received on the date hereof perfection certificates to the Lender, each dated the date hereof, duly executed and delivered by an Authorized Officer of each of Recro and Recro Pharma LLC, and (A) in the case of Recro, in the form of Exhibit I attached hereto, and (B) in the case of Recro Pharma LLC, in the form of Exhibit J attached hereto; and (ii) the Lender shall have received on the Closing Date perfection certificates, each dated the Closing Date, duly executed and delivered by an Authorized Officer of each Loan Party, and (A) in the case of Recro, in the form of Exhibit I attached hereto, (B) in the case of Recro Pharma LLC, in the form of Exhibit J attached hereto, (C) in the case of the Surviving Entity, in the form of Exhibit K attached hereto (which form is incomplete as of the date hereof) but completed in form and substance reasonably satisfactory to the Lender (the “Completed Surviving Entity Perfection Certificate”), and (D) in the case of Newco, in the form of Exhibit L attached hereto (which form is incomplete as of the date hereof) but completed in form and substance reasonably satisfactory to the Lender (the “Completed Newco Perfection Certificate,” and together with the Completed Surviving Entity Perfection Certificate, the “Completed Perfection Certificates”). The Loan Parties will agree to any changes to the Loan Documents reasonably requested by the Lender in light of any information provided on the Completed Perfection Certificates that was not on the forms set forth in Exhibit K and Exhibit L attached hereto.

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SECTION 5.26 Warrant. The Lender shall have received the Warrant, dated as of the Closing Date, duly executed and delivered by Recro.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into this Agreement and to make the Loan hereunder, the Borrower represents and warrants to the Lender, as of the date of this Agreement and as of the Closing Date, as set forth in this Article VI (it being understood and agreed that (i) the representations and warranties made on the Closing Date are deemed to be made concurrently with and after giving effect to the consummation of the Acquisition and the Merger and (ii) references to the Borrower and the Loan Parties in this Article VI include (A) the Companies and (B) Newco (assuming for such purpose that Newco was formed and the Asset and Liability Transfer occurred immediately prior to the execution of this Agreement)).

SECTION 6.1 Organization, Etc. Each of the Loan Parties and its respective Subsidiaries (a) is validly organized or registered and existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and (b) is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, except, in the case of clause (b), where failure to do so would not reasonably be expected to have a Material Adverse Effect, and has full power and authority and holds all material requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document to which it is a party, to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

SECTION 6.2 Due Authorization, Non-Contravention, Etc. The execution, delivery and performance by each Loan Party of each Loan Document executed or to be executed by it are in each case within such Person’s corporate or other powers, have been duly authorized by all necessary corporate or other action, and do not:

(a) contravene (i) such Loan Party’s Organic Documents, (ii) any court decree or order binding on or affecting such Loan Party or (iii) any law or governmental regulation binding on or affecting such Loan Party; or

(b) result in (i) or require the creation or imposition of any Lien on such Loan Party’s properties (except as permitted by this Agreement) or (ii) a default under any Material Agreement.

SECTION 6.3 Government Approval, Regulation, Etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect is required for the due execution, delivery or performance by any Loan Party of any Loan Document to which it is a party.

SECTION 6.4 Validity, Etc. Each Loan Document to which a Loan Party is a party constitutes the legal, valid and binding obligations of such Person enforceable against such

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Person in accordance with its respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

SECTION 6.5 Financial Information. The financial statements furnished to the Lender pursuant to Sections 5.6 and 7.1 have been prepared in accordance with GAAP, consistently applied, except that the unaudited financial statements may not contain all footnotes required by GAAP, and present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

SECTION 6.6 No Material Adverse Change. There has been no material adverse change in the business, financial performance or condition, operations (including the results thereof), assets or properties of Recro, the Borrower or any Loan Party or any of its Subsidiaries since December 31, 2014.

SECTION 6.7 Litigation, Labor Matters and Environmental Matters.

(a) Except as described on Schedule 6.7(a), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting any Loan Party or any of its respective Subsidiaries (i) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in liabilities in excess of $200,000 or (ii) that would reasonably be likely to adversely affect this Agreement or the transactions contemplated hereby.

(b) There are no labor controversies pending against or, to the knowledge of the Borrower, threatened against or affecting any Loan Party or any of its respective Subsidiaries (i) that would reasonably be expected, individually or in the aggregate, to result in liabilities in excess of $200,000 or (ii) that would reasonably be likely to adversely affect this Agreement or the transaction contemplated hereby.

(c) No Loan Party nor any of its respective Subsidiaries (i) has failed to comply in all material respects with any Environmental Law or to obtain, maintain or comply in all material respects with any Permit under or in connection with any Environmental Law (“Environmental Permit”), (ii) is or has been subject to any material claim under any Environmental Liability, (iii) has received notice of any material claim under any Environmental Liability, or (iv) knows of any basis for any material claim under any Environmental Liability in each case, which has resulted or would be reasonably expected, individually or in the aggregate, to result in the liabilities in excess of $500,000.

SECTION 6.8 Subsidiaries. Recro has no Subsidiaries except those Subsidiaries which are identified in Schedule 6.8 (which schedule also identifies the direct and indirect owners of the Capital Securities of such Subsidiaries) or which are permitted to have been organized or acquired after the Closing Date in accordance with Section 8.5 or Section 8.7.

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SECTION 6.9 Ownership of Properties. Each of the Loan Parties and its respective Subsidiaries owns (i) in the case of owned real property, good and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, adversely interfere in any material respect with the value or use of such property, and (ii) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, tangible and intangible, of any nature whatsoever; in each case, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section 8.3.

SECTION 6.10 Taxes. Each of the Loan Parties and its respective Subsidiaries has filed all material Tax returns and reports required by law to have been filed by it and has paid all material Taxes due and owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

SECTION 6.11 Benefit Plans, Etc. Except as set forth on Schedule 6.11, none of the Loan Parties, nor any of their respective Subsidiaries, nor any of their respective ERISA Affiliates, sponsors, maintains, contributes to, is required to contribute to, or has any actual or potential liability with respect to, any Benefit Plan. None of the Loan Parties nor any of their respective Subsidiaries is a party to any collective bargaining agreement, and none of the employees of any Loan Party or its respective Subsidiaries are subject to any collective bargaining agreement. Each “employee benefit plan” as defined in section 3(3) of ERISA that provides retirement benefits and that is sponsored by any Loan Party or any of its respective Subsidiaries, or any of their ERISA Affiliates (or under which any of these entities has any actual or potential liability), and is intended to be tax qualified under section 401 of the Code has a determination letter or opinion letter from the Internal Revenue Service on which it is entitled to rely, and no assets of any such plan are invested in Capital Securities of Recro or the Borrower. Each employee benefit plan, program or arrangement sponsored, maintained, contributed to or required to be contributed to by any Loan Party or any of its respective Subsidiaries (or under which any of these entities has any actual or potential liability) has complied in all material respects with its terms and applicable law except for non compliance that would not reasonably (i) be expected, individually or in the aggregate, to result in liabilities in excess of $200,000 or (ii) be likely to adversely affect this Agreement or the transaction contemplated hereby. Each employee benefit plan as defined in section 3(3) of ERISA that provides medical, dental, vision, or long-term disability benefits and that is sponsored by any Loan Party or any of its respective Subsidiaries or any of their ERISA Affiliates (or under which any of these entities has any actual or potential liability), is fully insured.

SECTION 6.12 Accuracy of Information. None of the information heretofore or contemporaneously furnished in writing to the Lender by or on behalf of any Loan Party or its respective Subsidiaries in connection with any Loan Document or any transaction contemplated hereby contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information therein, in light of the circumstances under which they were made, not misleading (after giving effect to all modifications and supplements to such written information and written data, in each case, furnished after the date on which such written information or such written data was originally delivered and prior to the date hereof); it being

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understood that for purposes of this Section 6.12, such written information and written data shall not include projections, and Borrower represents only that such projections were prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 6.13 Regulations U and X. None of the Loan Parties nor any of their respective Subsidiaries is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no proceeds of the Loan will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

SECTION 6.14 Solvency. Each of the Loan Parties and its respective Subsidiaries is Solvent.

SECTION 6.15 Intellectual Property.

(a) Schedule 6.15(a) sets forth a complete and accurate list of all (i) Patents including any Patent applications and other material defined herein as Patents, (ii) registered Trademarks (including domain names) and any pending registrations for Trademarks, and (iii) any other registered Intellectual Property, in each case owned or licensed by any Loan Party or any of its Subsidiaries. For each item of Intellectual Property listed on Schedule 6.15(a), the Borrower has, where relevant, indicated on such schedule the owner of record, jurisdiction of application and/or registration, the application numbers, the registration or patent numbers or patent application numbers, and the date of application and/or registration.

(b) With respect to all Intellectual Property listed on Schedule 6.15(a):

(i) each Loan Party and its respective Subsidiaries, as applicable, owns or has a valid license to such Intellectual Property free and clear of any and all Liens other than Liens permitted pursuant to Section 8.3;

(ii) each Loan Party and its respective Subsidiaries, as applicable, has taken commercially reasonable actions to maintain and protect such Intellectual Property;

(iii) except as set forth on Schedule 6.15(b)(iii), there is no proceeding that the Borrower has knowledge of challenging the validity or enforceability of any such Intellectual Property, none of the Loan Parties nor any of their respective Subsidiaries is involved in any such proceeding with any Person and, to the knowledge of the Borrower, none of the Intellectual Property is the subject of any Other Administrative Proceeding;

(iv) (A) such Intellectual Property is valid, enforceable and subsisting and (B) no event has occurred, and nothing has been done or omitted to have been done, that would affect the validity or enforceability of such Intellectual Property and all such Intellectual Property is in full force and effect and have not lapsed, or

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been forfeited or cancelled or abandoned and there are no unpaid maintenance, renewal or other fees payable or owing by such Loan Party or Subsidiary for any such Intellectual Property; and

(v) each Loan Party and its respective Subsidiaries, as applicable, is the sole and exclusive owner of all right, title and interest in and to all such Intellectual Property that is owned by it.

(c) Except as otherwise disclosed on Schedule 6.15(c), to the knowledge of the Borrower, no Third Party is committing any act of Infringement of any Intellectual Property listed on Schedule 6.15(a).

(d) With respect to each license agreement listed on Schedule 6.15(a), such license agreement (i) is in full force and effect and is binding upon and enforceable against each Loan Party (or each Loan Party’s respective Subsidiaries, as applicable) party thereto and all other parties thereto in accordance with its terms, (ii) has not been amended or otherwise modified and (iii) has not suffered a default or breach thereunder. None of the Loan Parties nor any of their respective Subsidiaries has taken or omitted to take any action that would permit any other Person party to any such license agreement to have, and to the knowledge of the Borrower, no such Person otherwise has, any defenses, counterclaims or rights of setoff thereunder.

(e) Except as set forth on Schedule 6.15(e), none of the Loan Parties nor any of their respective Subsidiaries has received since January 1, 2012 written notice from any Third Party alleging that the conduct of its business (including the development, manufacture, use, sale or other commercialization of any Product) Infringes any Intellectual Property of that Third Party and, to the knowledge of the Borrower, the conduct of its business and the business of the Loan Parties (including the development, manufacture, use, sale or other commercialization of any Product) does not Infringe any Intellectual Property of any Third Party.

(f) The Loan Parties and their respective Subsidiaries have used commercially reasonable efforts and precautions to protect their respective commercially significant unregistered Intellectual Property.

SECTION 6.16 Material Agreements. Set forth on Schedule 6.16 is a complete and accurate list of all Material Agreements of the Loan Parties and their respective Subsidiaries, with an adequate description of the parties thereto, and amendments and modifications thereto. Each such Material Agreement (i) is in full force and effect and is binding upon and enforceable against the Loan Parties and their respective Subsidiaries party thereto and, to the knowledge of the Borrower, all other parties thereto in accordance with its terms, and (ii) is not currently subject to any material breach or default by any Loan Party, any of its respective Subsidiaries or, to the knowledge of the Borrower, any other party thereto. None of the Loan Parties nor any of its respective Subsidiaries has taken or failed to take any action that would permit any other Person party to any Material Agreement to have, and, to the knowledge of the Borrower, no such Person otherwise has, any defenses, counterclaims or rights of setoff thereunder.

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SECTION 6.17 Permits. The Loan Parties and their respective Subsidiaries have all material Permits, including material Environmental Permits, necessary or required for the ownership, operation and conduct of their business and the distribution of the Products. All such Permits are validly held and there are no defaults thereunder.

SECTION 6.18 Regulatory Matters. With respect to: (i) Recro and Recro Pharma, and (ii) since January 1, 2012, the Companies, Newco and Surviving Entity:

(a) All material Regulatory Authorizations held by the Loan Parties and their respective Subsidiaries are (i) legally and beneficially owned exclusively by one of the Loan Parties or their respective Subsidiaries, free and clear of all Liens other than Liens permitted pursuant to Section 8.3, and (ii) validly registered and on file with the applicable Governmental Authority, in compliance with all filing and maintenance requirements (including any fee requirements) thereof, and are in good standing, valid and enforceable with the applicable Governmental Authority. All required notices, registrations and listings, supplemental applications or notifications, reports (including reports of adverse experiences) and other required filings with respect to the Products have been filed with the FDA, the DEA, and all other applicable Governmental Authorities.

(b) The Products, as well as the business of the Loan Parties and their respective Subsidiaries, materially comply with (i)(A) all applicable laws, rules, regulations, orders, injunctions and decrees of the FDA, the DEA, and other applicable Governmental Authority, including, without limitation, all applicable requirements of the FD&C Act, the PHSA, the Controlled Substances Act, and similar state laws, and (B) all Product Authorizations and other Regulatory Authorizations; (ii) none of the Loan Parties, their respective Subsidiaries nor their respective suppliers have received any inspection reports, warning letters, untitled letters or similar documents with respect to any Product, as well as the business of the Loan Parties and their respective Subsidiaries, from any Governmental Authority that assert lack of compliance with any applicable material laws, rules, regulations, orders, injunctions, or decrees; (iii) the Borrower has not received any written notice of, and does not otherwise have knowledge of, any pending regulatory enforcement action, investigation or inquiry (other than non-material routine or periodic inspections or reviews) against the Loan Parties, any of their respective Subsidiaries or any of their respective suppliers with respect to the Products, and, to the knowledge of the Borrower, there is no basis for any adverse regulatory action against the Loan Parties or their respective Subsidiaries or, to the knowledge of the Borrower, their respective suppliers with respect to the Products; and (iv) without limiting the foregoing, (A) to the knowledge of Borrower (1) there have been no product recalls, safety alerts, withdrawals, clinical holds, marketing suspensions, removals or the like conducted, undertaken or issued by any Person, whether or not at the request, demand or order of any Governmental Authority or otherwise, with respect to any Product, (2) no such product recalls, safety alerts, corrections, withdrawals, marketing suspensions, removals or the like have been requested, demanded or ordered by any Governmental Authority, and, to the knowledge of the Borrower, there is no basis for the issuance of any such product recalls, safety alerts, corrections, withdrawals, marketing suspensions, removals or the like by any Person with respect to any Products, and (B) the Borrower has not received

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any written notice of, and does not otherwise have knowledge of, any criminal, injunctive, seizure, detention or civil penalty actions that have at any time been commenced or threatened in writing by any Governmental Authority with respect to or in connection with any Products, or any consent decrees (including plea agreements) which relate to any Products, and, to the knowledge of the Borrower, there is no basis for the commencement for any criminal injunctive, seizure, detention or civil penalty actions by any Governmental Authority relating to the Products or for the issuance of any consent decrees. None of the Loan Parties or their respective Subsidiaries nor, to the knowledge of the Borrower, any of their respective suppliers is employing or utilizing the services of any individual who has been debarred or temporarily suspended under any applicable law, rule or regulation.

(c) All clinical trials conducted by or on behalf of any Loan Party or any of its respective Subsidiaries with respect to any Product have been conducted in material compliance with cGCPs. Except as set forth in Schedule 6.18(c), no Loan Party nor any of its respective Subsidiaries has received any notice from FDA or any other Governmental Authority alleging any material non-compliance with cGCPs or otherwise terminating or suspending any clinical trial conducted by or on behalf of such Loan Party or Subsidiary with respect to any Product.

(d) In all material respects with respect to Products, (i) all design, manufacturing, storage, distribution, packaging, labeling, sale, recordkeeping and other activities by the Loan Parties, their respective Subsidiaries and their respective suppliers relating to the Products have been conducted, and are currently being conducted, in compliance with the applicable requirements of the FD&C Act, the PHSA, the Controlled Substances Act, and other requirements of the FDA, the DEA, and all other Governmental Authorities, including, without limitation, cGMPs, adverse event reporting requirements, and state and federal requirements relating to the handling of controlled substances and (ii) none of the Loan Parties or their respective Subsidiaries, or, to the knowledge of the Borrower, any of their respective suppliers has received written notice or threat of commencement of action by any Governmental Authority to withdraw its approval of or to enjoin production of the Products at any facility. No Product in the inventory of the Loan Parties or their respective Subsidiaries is adulterated or misbranded. All labels and labeling (including package inserts) and product information are in material compliance with applicable FDA and other Governmental Authority requirements, and the Products are in material compliance with all classification, registration, listing, marking, tracking, reporting, recordkeeping and audit requirements of the FDA, the DEA, and any other Governmental Authority.

(e) All manufacturing facilities owned or operated by the Loan Parties and their respective Subsidiaries are and have been operated in material compliance with cGMPs and all other applicable laws. The FDA has not issued any Form 483, Warning Letter, or untitled letter with respect to any such facility, or otherwise alleged any material non-compliance with cGMPs. All such facilities are operated in material compliance with the Controlled Substances Act, applicable DEA regulations, and other applicable federal and state laws.

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(f) The Borrower has made available to the Lender all material adverse event reports and communications to or from FDA (if any) and other relevant Governmental Authorities, including inspection reports, warning letters, untitled letters, and material reports, studies and other correspondence, other than opinions of counsel that are attorney-client privileged, with respect to regulatory matters relating to the Loan Parties and their respective Subsidiaries, the conduct of their business, the operation of any manufacturing facilities owned or operated by the Loan Parties and their respective Subsidiaries, and the Products.

(g) All studies, tests and preclinical and clinical trials conducted relating to the Products, in all material respects, by or on behalf of the Loan Parties, their respective Subsidiaries and, to the knowledge of the Borrower, their respective licensees, licensors and third party services providers and consultants, have been conducted, and are currently being conducted, in full compliance with all material applicable laws, including, but not limited to, the FD&C Act, the PHSA, current good clinical practices and, to the extent required by FDA guidances and regulations, current good laboratory practices, the Controlled Substances Act, and all similar applicable laws, rules and regulations. All results of such studies, tests and trials, and all other material information related to such studies, tests and trials, have been made available to the Lender. The summaries and descriptions of any of the foregoing provided to the Lender are accurate and contain no material omissions. None of the Loan Parties, their respective Subsidiaries, or, to the knowledge of the Borrower, any of their respective licensees, licensors or third party services providers or consultants, has received from the FDA or other applicable Governmental Authority any notices or correspondence requiring the termination, suspension, material modification or clinical hold of any studies, tests or clinical trials in any material respect with respect to or in connection with the Products.

(h) There has been no material untrue statement of fact and no fraudulent statement made by the Loan Parties or their respective Subsidiaries, or any of their respective agents or representatives to the FDA, the DEA, or any other Governmental Authority, and there has been no failure to disclose any material fact required to be disclosed to the FDA, the DEA, or any other Regulatory Agency.

(i) No Loan Party nor any of its respective Subsidiaries has received any notice from the United States Department of Justice, any U.S. Attorney, any State Attorney General, or other similar federal, state, or foreign Governmental Authority alleging any violation of the Federal Anti-kickback Statute, the Federal False Claims Act, the Foreign Corrupt Practices Act, any federal law, or similar state or foreign law. No Loan Party nor any of its respective Subsidiaries is aware of any conduct that reasonably could be interpreted as a violation of any such law.

(j) The transactions contemplated by the Loan Documents (or contemplated by the conditions to effectiveness of any Loan Document) will not impair the Loan Parties’ ownership of or rights under (or the license or other right to use, as the case may be) any Regulatory Authorizations relating to the Products in any material manner.

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(k) No right of any Loan Party or any of its respective Subsidiaries to receive reimbursements pursuant to any government program or private program has ever been terminated or otherwise adversely affected as a result of any investigation or enforcement action, whether by any Governmental Authority or other Third Party, and none of the Loan Parties nor any of their respective Subsidiaries has been the subject of any inspection, investigation or audit by any Governmental Authority in connection with any alleged improper activity.

(l) None of the Loan Parties nor any of their respective Subsidiaries nor, to the Borrower’s knowledge, any individual who is an officer, director, manager, employee, stockholder, agent or managing agent of any Loan Party or any of its respective Subsidiaries, has been convicted of, charged with or, to the Borrower’s knowledge, investigated for any federal or state health program-related offense or any other offense related to healthcare or been excluded or suspended from participation in any such program; or, to the Borrower’s knowledge, within the past five (5) years, has been convicted of, charged with or, to the Borrower’s knowledge, investigated for a violation of laws related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances, or has been subject to any judgment, stipulation, order or decree of, or criminal or civil fine or penalty imposed by, any Governmental Authority related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances. None of the Loan Parties nor any of their respective Subsidiaries nor, to the Borrower’s knowledge, any individual who is an officer, director, employee, stockholder, agent or managing agent of any Loan Party or any of its respective Subsidiaries has been convicted of any crime or engaged in any conduct that has resulted or would reasonably be expected to result in a debarment or exclusion (i) under 21 U.S.C. Section 335a, or (ii) any similar applicable law. No debarment proceedings or investigations in respect of the business of any Loan Party or any of its respective Subsidiaries are pending or, to the Borrower’s knowledge, threatened against any Loan Party or any of its respective Subsidiaries or any individual who is an officer, director, manager, employee, stockholder, agent or managing agent of any Loan Party or any of its respective Subsidiaries.

SECTION 6.19 Transactions with Affiliates. Except as set forth on Schedule 6.19, none of the Loan Parties nor any of their respective Subsidiaries is a party to any transaction or agreement (including the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any of its Affiliates as of the date hereof and as of the Closing Date.

SECTION 6.20 Investment Company Act. None of the Loan Parties nor any of their respective Subsidiaries is an “investment company” or is “controlled” by an “investment company,” as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 6.21 OFAC. None of the Loan Parties nor any of their respective Subsidiaries nor, to the knowledge of the Borrower, any Related Party (a) is currently the subject of any Sanctions, (b) is located, organized or residing in any Designated Jurisdiction, or (c) is or has

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been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Loan, nor the proceeds from any Loan, has been or will be used, directly or indirectly, to lend, contribute or provide to, or has been or will be otherwise made available to fund, any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including the Lender and its Affiliates) of Sanctions.

SECTION 6.22 Deposit and Disbursement Accounts. Set forth on Schedule 6.22 is a complete and accurate list of all banks and other financial institutions at which the Loan Parties maintain deposit accounts, lockboxes, disbursement accounts, investment accounts or other similar accounts, such schedule correctly identifies the name, address and telephone number of each bank or financial institution, the name in which each such account is held, the type of each such account, and the complete account number for each such account.

SECTION 6.23 Customer and Trade Relations. There exists no actual or, to the knowledge of the Borrower, overtly threatened termination or cancellation of, or any material adverse modification or change in (a) the business relationship of any Loan Party or any of its respective Subsidiaries with any customer or group of customers whose purchases during the preceding 12 calendar months caused such customer or group of customers to be ranked among the five (5) largest customers of any Loan Party or its respective Subsidiaries, as applicable, or (b) the business relationship of any Loan Party or any of its respective Subsidiaries with any supplier essential to its operations.

SECTION 6.24 Meloxicam Assets and Liabilities. Schedule 7.16(a) sets forth the assets of the Loan Parties solely related to Meloxicam IV/IM, an aqueous extended-release formulation of the selective COX-2 inhibitor non-steroidal anti-inflammatory drug meloxicam developed by APIL using nanocrystal technology, in intravenous or intramuscular form, and no other assets of the Loan Parties, and all liabilities related thereto.

ARTICLE VII

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with the Lender that on and after the Closing Date and until the Termination Date has occurred, the Loan Parties will perform or cause to be performed the obligations set forth below.

SECTION 7.1 Financial Information, Reports, Notices, Etc. The Borrower will furnish the Lender copies of the following financial statements, reports, notices and information:

(a) as soon as available and in any event within 30 days after the end of each calendar month, in each case with supporting detail and certified as complete and correct by the chief financial or accounting Authorized Officer of Recro (subject to normal year-end audit adjustments), (i) unaudited reports of the Liquidity of the Borrower and (ii) beginning with the calendar month of April 2015, unaudited reports of the Liquidity of Recro and its Subsidiaries on a consolidated basis for the corresponding calendar month in the preceding Fiscal Year, in comparative form;

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(b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited consolidated and consolidating balance sheet of Recro and its Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of income and cash flow of Recro and its Subsidiaries for such Fiscal Quarter (including separate carve out financials for the Borrower and its Subsidiaries) and the Revenue Base for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter and including in comparative form the figures for the corresponding Fiscal Quarter in, and the year to date portion of, the immediately preceding Fiscal Year, and including (in each case) in comparative form the figures for the corresponding Fiscal Quarter in, and the year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Authorized Officer of the Borrower (subject to normal year-end audit adjustments);

(c) as soon as available and in any event within 90 days after the end of each Fiscal Year, (i) a copy of the consolidated and consolidating balance sheet of Recro and its Subsidiaries, and the related consolidated and consolidating statements of income and cash flow of Recro and its Subsidiaries for such Fiscal Year (including separate carve out financials for the Borrower and its Subsidiaries), setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants acceptable to the Lender, which shall include a calculation of the financial covenants set forth in Section 8.4 and stating that, in performing the examination necessary to deliver the audited financial statements of the Borrower, no knowledge was obtained of any Event of Default, and (ii) the Revenue Base for the Fiscal Quarter then ending and such Fiscal Year and including in comparative form the figures for the corresponding Fiscal Quarter in the immediately preceding Fiscal Year and the immediately preceding Fiscal Year;

(d) concurrently with the delivery of the financial information pursuant to clauses (a), (b) and (c), a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of the Borrower, (i) showing compliance with the financial covenants set forth in Section 8.4 and stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the applicable Loan Parties have taken or proposes to take with respect thereto), (ii) stating that no Subsidiary of any Loan Party has been formed or acquired since the delivery of the last Compliance Certificate (or, if such a Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate, a statement that such Subsidiary has complied with Section 7.8) and (iii) stating that no real property has been acquired by any Loan Party or any of its respective Subsidiaries since the delivery of the last Compliance Certificate (or, if any real property has been acquired since the delivery of the last Compliance Certificate, a statement that the Borrower has complied with Section 7.8 with respect to such real property);

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(e) as soon as available and in any event within 30 days after the end of each Fiscal Year, annual operating plans for the Borrower and its Subsidiaries and Recro and its Subsidiaries for the following Fiscal Year, in form reasonably satisfactory to the Lender, which (i) includes a statement of all material assumptions on which such plan is based, (ii) includes an annual budget (by month) for the following Fiscal Year, and (iii) integrates sales, gross profits, operating expenses, operating profit and cash flow projections, all prepared on the same basis and in similar detail as that on which the operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, capital expenditures and facilities;

(f) as soon as possible and in any event within five Business Days after the Borrower obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the applicable Loan Party or its applicable Subsidiary has taken or proposes to take with respect thereto;

(g) as soon as possible and in any event within five Business Days after the Borrower obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Schedule 6.7(a) or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7, notice thereof and, to the extent the Lender requests, copies of all documentation relating thereto;

(h) as soon as possible and in any event within five Business Days after the Borrower obtains knowledge of any return, recovery, dispute or claim related to Product or inventory that involves more than $100,000.

(i) as soon as possible and in any event within three days after the Borrower obtains knowledge of (i) any claim that any Loan Party or any of its respective Subsidiaries, or one of their ERISA Affiliates, has actual or potential liability under a Benefit Plan, (ii) any effort to unionize the employees of any Loan Party or any of its respective Subsidiaries, (iii) correspondence with the Internal Revenue Service regarding the qualification of a retirement plan under Section 401(a) of the Code (other than correspondence made in connection with a routine application for a determination from the Internal Revenue Service with respect to the qualification of such a retirement plan), or (iv) any employee benefit plan as defined in section 3(3) of ERISA that provides medical, dental, vision, or long-term disability benefits and that is sponsored by any Loan Party, any of its respective Subsidiaries or any of their ERISA Affiliates (or under which any of these entities has any actual or potential liability) becoming self-insured.

(j) promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which any Loan Party or any of its respective Subsidiaries files with the SEC or any national securities exchange;

(k) promptly upon receipt thereof, copies of all “management letters” (or equivalent) submitted to any Loan Party or any of its respective Subsidiaries by the independent public accountants referred to in clause (b) in connection with each audit made by such accountants;

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(l) promptly upon receipt thereof, copies of any notices delivered by any Person under or pursuant to the Acquisition Agreement;

(m) promptly upon receipt thereof, copies of all subpoenas, requests for information and other notices regarding any active or potential investigation of, or claim or litigation against, any Loan Party or any of its respective Subsidiaries by any Governmental Authority, and the findings of any inspections of any manufacturing facilities of any Loan Party, any of its respective Subsidiaries or any Third Party suppliers of any Loan Party or any of its respective Subsidiaries by any Governmental Authority (including any Form 483s and warning letters);

(n) as soon as practicable and in any event within five Business Days after (i) the Borrower enters into a new Material Agreement and (ii) an existing Material Agreement is amended or terminated; and

(o) such other financial and other information as the Lender may from time to time reasonably request (including copies of any documents requested and information and reports in such detail as the Lender may request with respect to the terms of and information provided pursuant to the Compliance Certificate).

SECTION 7.2 Maintenance of Existence; Compliance with Contracts, Laws, Etc. Each Loan Party and its respective Subsidiaries will preserve and maintain its legal existence (except as otherwise permitted by Section 8.7), perform in all material respects its obligations under Material Agreements to which such Loan Party or its applicable Subsidiary is a party, take all actions to ensure that all Material Agreements remain in full force and effect, and comply in all material respects with all applicable laws, rules, regulations and orders, including the payment (before the same become delinquent), of all Taxes, imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Loan Parties or its respective Subsidiaries, as applicable.

SECTION 7.3 Maintenance of Properties. Each of the Loan Parties and its respective Subsidiaries will maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements (or, with respect to any leased real property, cause landlord to do so) so that the business carried on by such Loan Party or its applicable Subsidiary may be properly conducted at all times, unless such Loan Party or its applicable Subsidiary determines in good faith that the continued maintenance of such property is no longer economically desirable, necessary or useful to the business of such Loan Party or its applicable Subsidiary or the Disposition of such property is otherwise permitted by Section 8.7 or Section 8.8.

SECTION 7.4 Insurance. Each Loan Party and its respective Subsidiaries will maintain:

(a) insurance on its property with financially sound and reputable insurance companies against business interruption, loss and damage in at least the amounts (and

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with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Loan Parties and their respective Subsidiaries; and

(b) all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

Without limiting the foregoing, all insurance policies required pursuant to this Section shall on and after the Closing Date: (i) name the Lender as mortgagee and loss payee (in the case of property insurance) and additional insured (in the case of liability insurance), as applicable, and provide that no cancellation of the policies will be made without 30 days’ prior written notice, except 10 days for non payment of premium, to the Lender and (ii) be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents.

SECTION 7.5 Books and Records. Each Loan Party and its respective Subsidiaries will keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions and permit the Lender or any of its representatives, at reasonable times and intervals upon reasonable notice to the Borrower, to visit any Loan Party’s or any Loan Party’s Subsidiary’s offices, to discuss such Loan Party’s or its applicable Subsidiary’s financial or other matters with its officers and employees, and its independent public accountants (and the Borrower hereby authorizes such independent public accountants to discuss such Loan Party’s and its applicable Subsidiary’s financial and other matters with the Lender or its representatives whether or not any representative of such Loan Party or its applicable Subsidiary is present) and to examine (and photocopy extracts from) any of its books and records all at Borrower’s expense; provided that, only one such visit and inspection in each calendar year shall be at the Borrower’s expense, other than and visits and inspections during the time that an Event of Default has occurred and is continuing.

SECTION 7.6 Environmental Law Covenant. Each Loan Party and its respective Subsidiaries will (i) use and operate all of its and their businesses, facilities and properties in material compliance with all Environmental Laws, and keep and maintain all Environmental Permits and remain in material compliance therewith, and (ii) promptly notify the Lender of, and provide the Lender with copies of all material claims, complaints, notices or inquiries relating to, any actual or alleged non-compliance with any Environmental Laws or Environmental Permits or any actual or alleged Environmental Liabilities. Each of the Loan Parties and its respective Subsidiaries will promptly resolve, remedy and mitigate any such non-compliance or Environmental Liabilities to the extent required by Environmental Law, and shall keep the Lender informed as to the progress of same.

SECTION 7.7 Use of Proceeds. The Borrower will apply the proceeds of the Loan according to the sources and uses table in Schedule 7.7.

SECTION 7.8 Future Guarantors, Security, Etc. Each of the Loan Parties and its respective Subsidiaries will execute any documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Lender may reasonably request, in order to effectuate the transactions contemplated by the Loan

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Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 8.3) of the Liens created or intended to be created by the Loan Documents, subject to any limitations, terms and requirements set forth in the Security Agreement (including provisions that only require certain actions to be taken on a quarterly basis). Prior to or upon acquiring, incorporating or organizing any new Subsidiary, the Borrower will cause such Subsidiary to execute a supplement (in form and substance satisfactory to the Lender) to the Guarantee, the Security Agreement and each other applicable Loan Document in favor of the Lender and shall enter into such other security agreements and take such other actions as may be required or reasonably requested for the Lender to have a valid Lien with the priority intended to be created on and security interest in all of the assets of such Subsidiary, subject to no other Liens (other than Liens permitted by Section 8.3) subject to any limitations and requirements set forth in the Security Agreement (including provisions that only require certain actions to be taken on a quarterly basis). The Borrower will promptly notify the Lender of any subsequently acquired real property and will provide the Lender with a description of such real property, the acquisition date thereof and the purchase price therefor. In addition, from time to time, each of the Loan Parties and its respective Subsidiaries will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties as the Lender shall designate, it being agreed that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Loan Parties and their respective Subsidiaries (including real property and personal property acquired subsequent to the Closing Date). Such Liens will be created under the Loan Documents in form and substance satisfactory to the Lender, and each of the Loan Parties and its respective Subsidiaries shall deliver or cause to be delivered to the Lender all such instruments and documents (including mortgages, legal opinions, title insurance policies and lien searches) as the Lender shall reasonably request to evidence compliance with this Section subject to any limitations and requirements set forth in the Security Agreement (including provisions that only require certain actions to be taken on a quarterly basis).

SECTION 7.9 Obtaining of Permits, Etc. With respect to Products, each Loan Party and its respective Subsidiaries will obtain, maintain and preserve, and take all necessary action to timely renew all Permits and accreditations which are necessary and material to the proper conduct of its business.

SECTION 7.10 Product Licenses. Each of the Loan Parties and its respective Subsidiaries shall (i) maintain each Permit, including each Key Permit, from, or file any notice or registration in, each jurisdiction in which such Loan Party or its applicable Subsidiary is required to obtain any Permit or Regulatory Authorization or to file any notice or registration that are necessary and material for the sale and distribution of the Products, it being understood that this Section 7.10 does not concern Permits required to be maintained by customers of Borrower or any of its Affiliates for any research, development, design, investigation, manufacture, marketing or distribution conducted or sponsored by such customer of the Borrower or any of its Affiliates of any finished product that is a combination of any Product with any drugs of such customers, and (ii) promptly provide evidence of same to the Lender.

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SECTION 7.11 Maintenance of Regulatory Authorizations, Contracts, Intellectual Property, Etc.

(a) With respect to the Products, each of the Loan Parties and their respective Subsidiaries will (i) maintain in full force and effect all Regulatory Authorizations, contract rights, authorizations or other rights necessary and material for the operations of its business, and comply with the terms and conditions applicable to the foregoing excluding the maintenance of the Regulatory Authorizations that in the commercially reasonable business judgment of the Loan Parties are not necessary or material for the conduct of the business of the Loan Parties; (ii) notify the Lender, promptly after learning thereof, of any product recalls, safety alerts, corrections, withdrawals, marketing suspensions, removals or the like conducted, to be undertaken or issued, by such Loan Party, its respective Subsidiaries or its respective suppliers whether or not at the request, demand or order of any Governmental Authority or otherwise with respect to any Product or manufacturing facility owned or operated by any Loan Party or its respective Subsidiaries, or any basis for undertaking or issuing any such action or item; (iii) design, manufacture, store, label, sell, and distribute all Products in compliance with cGMPs, the FD&C Act, the PHSA, the Controlled Substances Act, and other applicable laws, rules and regulations; (iv) conduct all studies, tests and preclinical and clinical trials relating to the Products in accordance with all cGCPs, and other applicable laws, rules and regulations; (v) operate all manufacturing facilities in material compliance with cGMPs, the Controlled Substances Act, and all other applicable laws, rules and regulations; (vi) maintain in full force and effect or pursue the prosecution of, as the case may be, and pay all costs and expenses relating to, all Intellectual Property owned or controlled by such Loan Party and its respective Subsidiaries and all Material Agreements excluding the maintenance of Intellectual Property that in the commercially reasonable business judgment of the Borrower is not necessary or material for the conduct of the business of any Loan Party or its Subsidiaries as would be commercially reasonable; (vii) notify the Lender, promptly after learning thereof, of any Infringement or other violation by any Person of its Intellectual Property; (viii) use commercially reasonable efforts to pursue and maintain in full force and effect legal protection for all Intellectual Property, including Patents, developed or controlled by such Loan Party or any of its respective Subsidiaries; and (ix) notify the Lender, promptly after learning thereof, of any claim by any Person that the conduct of such Loan Party’s or any such Loan Party’s Subsidiary’s business (including the development, manufacture, use, sale or other commercialization of any Product) Infringes any Intellectual Property of that Person and, if requested by the Lender, use commercially reasonable efforts to resolve such claim.

(b) Each of the Loan Parties and its respective Subsidiaries will furnish to the Lender prompt written notice of the following:

(i) any notice that the FDA or other Governmental Authority is limiting, suspending or revoking any Regulatory Authorization, changing the market classification or labeling of or otherwise materially restricting the products of any Loan Party or any of its Subsidiaries, or considering any of the foregoing;

(ii) any Loan Party or any of its respective Subsidiaries becoming subject to any administrative or regulatory action, any FDA or EMA inspection or any non-routine inspection by any other Person, receipt of inspectional observations (e.g., on FDA Form 483), warning letter, or notice of violation letter,

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or any product of any Loan Party or any of its respective Subsidiaries being seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing, or the commencement of any proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any product are pending or threatened against any Loan Party or any of its respective Subsidiaries; or

(iii) copies of any written recommendation from any Governmental Authority or other regulatory body that any Loan Party or any of its respective Subsidiaries, or any obligor to which any Loan Party or any of its respective Subsidiaries provides services, should have its licensure, provider or supplier number, or accreditation suspended, revoked, or limited in any way, or any penalties or sanctions imposed.

SECTION 7.12 Inbound Licenses. Each of the Loan Parties and its respective Subsidiaries will, promptly after entering into or becoming bound by any inbound license or agreement (other than over-the-counter software that is commercially available to the public): (i) provide written notice to the Lender of the material terms of such license or agreement with a description of its anticipated and projected impact on such Person’s business and financial condition; and (ii) take such commercially reasonable actions as the Lender may reasonably request to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for the Lender to be granted and perfect a valid security interest in such license or agreement and to fully exercise its rights under any of the Loan Documents in the event of a disposition or liquidation of the rights, assets or property that is the subject of such license or agreement.

SECTION 7.13 Cash Management. Each of the Loan Parties will:

(a) maintain a current and complete list of all accounts (of the type initially set forth on Schedule 6.22) and promptly deliver any updates to such list to the Lender; execute and maintain an account control agreement for each such account (other than the Excluded Accounts), in form and substance reasonably acceptable to the Lender (each such account, a “Controlled Account”); and maintain each such account as a cash collateral account, with all cash, checks and other similar items of payment in such account securing payment of the Obligations (and in which such Loan Party shall have granted a Lien to the Lender);

(b) deposit promptly, and in any event no later than five Business Days after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all accounts and other rights and interests into Controlled Accounts; and

(c) at any time after the occurrence and during the continuance of an Event of Default, at the request of the Lender, promptly cause all payments constituting proceeds of accounts to be directed into lockbox accounts under agreements in form and substance satisfactory to the Lender.

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SECTION 7.14 Board Observation Rights.

(a) The Borrower shall permit one (1) person representing the Lender (the “Observer”) to attend and observe (but not vote) at all meetings of Recro’s (or the Borrower’s or the Subsidiaries’, as applicable) board of directors and any committee thereof, whether in person, by telephone or otherwise. The Borrower shall notify the Observer in writing at least two (2) Business Days in advance of (i) the date and time for each general or special meeting of such boards of directors or any committee thereof and (ii) the adoption of any resolutions or actions by written consent (describing, in reasonable detail, the nature and substance of such action). The general meetings shall take place on no less than a quarterly basis. The Borrower shall concurrently deliver to the Observer all notices and any materials delivered to the boards of directors or any committees thereof in connection with a board meeting or action to be taken by written consent, including a draft of any material resolutions or actions proposed to be adopted by written consent. Any such materials delivered to the Observer shall also be delivered by the Borrower to the Lender. The Observer shall be free prior to such meeting or adoption by consent to contact the board of directors and discuss the pending actions to be taken.

(b) The Borrower shall pay the Observer’s reasonable out-of-pocket expenses (including the cost of travel, meals and lodging) in connection with the attendance of such meetings.

(c) If an issue is to be discussed or otherwise arises at any meeting of the board of directors of the Borrower or committee thereof which, in the reasonable good faith judgment of the board of directors, is not appropriate to be discussed in the presence of the Observer in order to avoid a conflict of interest on the part of such Observer or to preserve an attorney-client privilege, then such issue may be discussed without the Observer being present and any materials delivered to the board of directors pertaining to such issue need not be delivered to the Observer, so long as the Observer is given notice of the occurrence of such judgment by the board of directors, that the Observer is being excused, and that certain materials will not be delivered to the Observer, and the Observer is provided a general description, which shall be true and correct in all material respects, of such withheld materials and matters discussed without the Observer present.

SECTION 7.15 Post-Closing Items.

(a) On or before ninety (90) days following the Closing Date, each of the assets and liabilities set forth on Schedule 7.16(a) and any liabilities related thereto (the “Meloxicam Assets and Liabilities”) shall be transferred to and assumed by a direct or indirect, wholly owned Subsidiary of Recro, pursuant to documentation reasonably acceptable to the Lender.

(b) On or before sixty (60) days following the Closing Date, the Lender shall have received evidence that all deposit accounts, lockboxes, disbursement accounts, investment accounts or other similar accounts of each Borrower Loan Party are Controlled Accounts.

(c) On the Closing Date, (i) the Merger shall be completed and (ii) the Surviving Entity shall execute and deliver the Assumption Agreement.

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ARTICLE VIII

NEGATIVE COVENANTS

The Borrower covenants and agrees with the Lender that on and after the Closing Date until the Termination Date has occurred, the Loan Parties will perform or cause to be performed the obligations set forth below.

SECTION 8.1 Business Activities. None of the Loan Parties nor any of their respective Subsidiaries will engage in any line of business or activity except those business lines and activities engaged in on the date of this Agreement and businesses or activities substantially similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion thereto.

SECTION 8.2 Indebtedness. None of the Loan Parties nor any of their respective Subsidiaries will create, incur, assume or permit to exist any Indebtedness, other than:

(a) Indebtedness in respect of the Obligations;

(b) until the Closing Date, Indebtedness that is to be repaid in full or for which the obligors therefor are to be released as further identified in Schedule 8.2(b);

(c) Indebtedness existing as of the Closing Date which is identified in Schedule 8.2(c) (after giving effect to the consummation of the Acquisition and the Merger), and refinancing of such Indebtedness in a principal amount not in excess of that which is outstanding on the Closing Date (as such amount has been reduced following the Closing Date);

(d) unsecured Indebtedness in respect of performance, surety or appeal bonds provided in the ordinary course of business in an aggregate amount at any time outstanding not to exceed $500,000;

(e) Purchase Money Indebtedness and Capitalized Lease Liabilities not to exceed $500,000 in the aggregate, including of any outstanding Purchase Money Indebtedness and Capitalized Lease Liabilities permitted by Section 8.2(c);

(f) Permitted Subordinated Indebtedness; and

(g) Indebtedness of any Borrower Loan Party to any other Borrower Loan Party and Indebtedness of any Non-Borrower Loan Party to any other Non-Borrower Loan Party;

provided that no Indebtedness otherwise permitted by clauses (c), (e), (f), (g) or (h) shall be assumed, created or otherwise incurred if a Default has occurred and is then continuing or would result therefrom.

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SECTION 8.3 Liens. None of the Loan Parties nor any of their respective Subsidiaries will create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except:

(a) Liens securing payment of the Obligations;

(b) until the Closing Date, Liens securing payment of Indebtedness of the type described in Section 8.2(b);

(c) Liens existing as of the Closing Date and disclosed in Schedule 8.3(c) (after giving effect to the consummation of the Acquisition and the Merger) securing Indebtedness described in Section 8.2(c), and refinancings of such Indebtedness; provided that no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Closing Date (as such Indebtedness may have been permanently reduced subsequent to the Closing Date);

(d) Liens securing Indebtedness of the Loan Parties and their respective Subsidiaries permitted pursuant to Section 8.2(e) (provided that (i) such Liens shall be created within 180 days of the acquisition of the assets financed with such Indebtedness and (ii) such Liens do not at any time encumber any property other than the property so financed);

(e) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords (including security deposits) granted in the ordinary course of business for amounts not overdue for a period of more than thirty (30) days or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(f) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety, stay, customs and appeal bonds or performance bonds;

(g) judgment Liens in existence for less than 60 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 9.1(g);

(h) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached; and with respect to the real property leased by any Loan Party or its Subsidiaries pursuant to any capital lease or other real estate lease, such Liens existing or of record of which shall be hereinafter placed on the fee interest of such real property by parties other than Holdings, the Loan Parties and its Subsidiaries, including mortgages, deeds of trust, UCC security interest filings and similar encumbrances;

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(i) Liens for Taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(j) Liens disclosed in the Mortgage;

(k) Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary, in each case incurred in the ordinary course of business;

(l) the interest of lessors under operating leases and non-exclusive licensors under license agreements; and

(m) non-exclusive licenses or covenants not to sue of patents, trademarks, copyrights and other intellectual property rights in the ordinary course of business.

Notwithstanding anything in the foregoing to the contrary, none of the Loan Parties nor any of their respective Subsidiaries will create, incur, assume or permit to exist any Lien upon the Meloxicam Assets and Liabilities (other than the reversion right of APIL to the Assigned Reversion IP Assets (as defined in Exhibit E to the Acquisition Agreement).

SECTION 8.4 Financial Covenants.

(a) Minimum Revenue Base. The Revenue Base for any Fiscal Quarter shall not be less than the amount set forth below for such Fiscal Quarter:

Fiscal Quarter Ended	Minimum Revenue Base
June 30, 2015	$10,000,000
September 30, 2015	$10,000,000
December 31, 2015	$10,000,000
March 31, 2016	$9,000,000
June 30, 2016	$9,000,000
September 30, 2016	$9,000,000
December 31, 2016	$9,000,000
March 31, 2017	$9,000,000
June 30, 2017	$9,000,000
September 30, 2017	$9,000,000
December 31, 2017	$9,000,000
March 31, 2018	$10,000,000
June 30, 2018	$10,000,000
September 30, 2018	$10,000,000

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December 31, 2018	$10,000,000
March 31, 2019	$10,000,000
June 30, 2019	$10,000,000
September 30, 2019	$10,000,000
December 31, 2019	$10,000,000
March 31, 2020	$10,000,000

(b) Minimum Liquidity. The Liquidity of Recro and its Subsidiaries on a consolidated basis shall not at any time be less than $5,000,000. Recro and its Subsidiaries on a consolidated basis shall maintain an amount equal to the amount required under this Section 8.4(b), along with its other cash and Cash Equivalent Investments, in a Controlled Account.

(c) Consolidated Total Leverage Ratio. The Consolidated Total Leverage Ratio for any Fiscal Quarter shall not be greater than the amount set forth below for such Fiscal Quarter:

Fiscal Quarter Ended	Consolidated Total Leverage Ratio
June 30, 2015	4.00:1.00
September 30, 2015	4.00:1.00
December 31, 2015	4.00:1.00
March 31, 2016	4.00:1.00
June 30, 2016	4.00:1.00
September 30, 2016	4.00:1.00
December 31, 2016	4.00:1.00
March 31, 2017	4.00:1.00
June 30, 2017	4.00:1.00
September 30, 2017	4.00:1.00
December 31, 2017	4.00:1.00
March 31, 2018	3.75:1.00
June 30, 2018	3.50:1.00
September 30, 2018	3.25:1.00
December 31, 2018	3.00:1.00
March 31, 2019	2.75:1.00
June 30, 2019	2.50:1.00
September 30, 2019	2.25:1.00
December 31, 2019	2.00:1.00
March 31, 2020	2.00:1.00

(d) Maximum Capital Expenditures. The Borrower shall not permit Consolidated Capital Expenditures (i) during any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2015, to exceed $2,000,000, or (ii) during any period of four consecutive Fiscal Quarters, beginning with the four Fiscal Quarter period ending March 31, 2016, to exceed $4,000,000.

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SECTION 8.5 Investments. None of the Loan Parties nor any of their respective Subsidiaries will purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

(a) Investments existing on the Closing Date and identified in Schedule 8.5(a) (after giving effect to the consummation of the Acquisition and the Merger);

(b) Cash Equivalent Investments; provided that any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

(c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(d) Investments consisting of any deferred portion of the sales price received by any Loan Party or any of its respective Subsidiaries in connection with any Disposition permitted under Section 8.8;

(e) Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

(f) other Investments in an amount not to exceed $100,000 over the term of this Agreement, provided that no Investment otherwise permitted by this clause (f) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom;

(g) Investments in the form of capital contributions and the ownership of Capital Securities that are not Disqualified Capital Securities made by one Loan Party in another Loan Party that is its direct Subsidiary (other than any Investment by a Borrower Loan Party in a Non-Borrower Loan Party);

(h) Loans permitted under Section 8.2(g); and

(i) the Acquisition and the Merger.

SECTION 8.6 Restricted Payments, Etc. None of the Loan Parties nor any of their respective Subsidiaries will declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than (i) Restricted Payments made by a Borrower Loan Party to any other Borrower Loan Party or (ii) Restricted Payments made by any Non-Borrower Loan Party to any other Non-Borrower Loan Party, other than Permitted Tax Distributions.

SECTION 8.7 Consolidation, Merger; Permitted Acquisitions, Etc. Except for the Acquisition and the Merger, none of the Loan Parties nor any of their respective Subsidiaries will liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof),

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except that, so long as no Event of Default has occurred and is continuing (or would occur as a result), any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any Subsidiary that is organized or incorporated in the same jurisdiction as such Subsidiary (provided that Persons organized in different states of the United States shall be deemed to be organized in the same jurisdiction for purposes of this Section 8.7).

SECTION 8.8 Permitted Dispositions. None of the Loan Parties nor any of their respective Subsidiaries will Dispose of any of its assets (including accounts receivable and Capital Securities of the Borrower and any other Loan Party) to any Person in one transaction or a series of transactions unless such Disposition (i) is inventory or obsolete, damaged, worn out or surplus property Disposed of in the ordinary course of its business or (ii) is permitted by Section 8.7.

SECTION 8.9 Modification of Certain Agreements. None of the Loan Parties nor any of their respective Subsidiaries will consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to, the terms or provisions contained in (i) any Organic Documents of such Person, if the result would have an adverse effect on the rights or remedies of the Lender (provided that Surviving Entity may change its name immediately after the Merger to Recro Gainesville LLC), (ii) any agreement governing any Permitted Subordinated Indebtedness, if the result would shorten the maturity date thereof or advance the date on which any cash payment is required to be made thereon or would otherwise change any terms thereof in a manner adverse to the Lender, or (iii) any intracompany license agreement between or among the Loan Parties and their respective Subsidiaries, including those agreements listed on Schedule 8.9.

SECTION 8.10 Transactions with Affiliates. None of the Loan Parties nor any of their respective Subsidiaries will enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with, or make any payment to, any of its Affiliates, unless such arrangement, transaction, contract or payment (i) is between or among the Loan Parties or any of their respective Subsidiaries or with Malvern Consulting Group, Inc., (ii) is on fair and reasonable terms no less favorable to the applicable Loan Party or its applicable Subsidiary than it could obtain in an arm’s-length transaction with a Person that is not one of its Affiliates and (iii) is of the kind which would be entered into by a prudent Person in its position with a Person that is not one of its Affiliates. No Borrower Loan Party will enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with, or make any payment to, any Non-Borrower Loan Party, unless such arrangement, transaction, contract or payment is for the provision of corporate overhead services by Recro to any Borrower Loan Party which services shall not involve any payment of cash by any Borrower Loan Party to Recro on a date earlier than the date that is 91 days after the Maturity Date.

SECTION 8.11 Restrictive Agreements, Etc. None of the Loan Parties nor any of their respective Subsidiaries will enter into any agreement prohibiting (i) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, (ii) the ability of any Loan Party to amend or otherwise modify any Loan Document, or (iii) the ability of the Borrower or any other Loan Party or its respective Subsidiaries to make any

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payments, directly or indirectly, to the Borrower or any Guarantor, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments. The foregoing prohibitions shall not apply to restrictions contained (x) in any Loan Document, or (y) in the case of clause (i), any agreement governing any Indebtedness permitted by Section 8.2(e) as to the assets financed with the proceeds of such Indebtedness.

SECTION 8.12 Sale and Leaseback. None of the Loan Parties nor any of their respective Subsidiaries will directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person.

SECTION 8.13 Product Agreements. None of the Loan Parties nor any of their respective Subsidiaries will enter into any amendment with respect to any existing Product Agreement or enter into any new Product Agreement that contains (a) any provision that permits any counterparty other than a Loan Party or its respective Subsidiaries to terminate such Product Agreement for any reasons related to the insolvency or change of control of any Loan Party or its respective Subsidiaries or assignment of such Product Agreement by any Loan Party or its respective Subsidiaries, (b) any provision which restricts or penalizes a security interest in, or the assignment of, any Product Agreements, upon the sale, merger or other disposition of all or a material portion of a Product to which such Product Agreement relates, or (c) any other provision that has or is likely to adversely effect, in any material respect, any Product to which such agreement relates or to the Lender’s rights hereunder.

SECTION 8.14 Change in Name, Location or Executive Office or Executive Management; Change in Fiscal Year. None of the Loan Parties nor any of their respective Subsidiaries will (i) change its legal name or any trade name used to identify it in the conduct of its business or ownership of its properties (provided that Surviving Entity may change its name immediately after the Merger to Recro Gainesville LLC), (ii) change its jurisdiction of organization or registration or legal structure, (iii) relocate its chief executive office, principal place of business or any office in which it maintains books or records relating to its business (including the establishment of any new office or facility after the Closing Date) without the prior written consent of the Lender, which consent shall not be unreasonably withheld, (iv) change its federal taxpayer identification number or organizational number (or equivalent) without 10 days’ prior written notice to the Lender, (v) replace its chief executive officer or chief financial officer without written notification to the Lender within 30 days thereafter, or (vi) change its Fiscal Year or any of its Fiscal Quarters.

SECTION 8.15 Benefit Plans and Agreements.

(a) None of the Loan Parties nor any of their respective Subsidiaries will (i) become the sponsor of, incur any responsibility to contribute to or otherwise incur actual or potential liability with respect to, any Benefit Plan, (ii) allow any “employee benefit plan” as defined in section 3(3) of ERISA that provides retirement benefits and that is sponsored by any Loan Party or any of its respective Subsidiaries, or any of their ERISA Affiliates (or under which any of these entities has any actual or potential liability), and is

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intended to be tax qualified under section 401 of the Code to cease to be tax qualified, (iii) allow the assets of any tax qualified retirement plan to become invested in Capital Securities of any Loan Party or any of its respective Subsidiaries or (iv) allow any employee benefit plan, program or arrangement sponsored, maintained, contributed to or required to be contributed to by any Loan Party or any of its respective Subsidiaries (or under which any of these entities has any actual or potential liability) to fail to comply in all material respects with its terms and applicable law or to become self-insured.

(b) Except as set forth on Schedule 8.15(b), none of the Loan Parties nor any of their respective Subsidiaries will enter into any employment, severance, independent contractor, consulting agreements or tax gross-up agreement or grant any equity awards other than in the course of ordinary business or consistent with past practice of the Loan Parties.

SECTION 8.16 Non-Consolidation. Each of the Loan Parties and each of its Subsidiaries will (i) maintain entity records and books of account (including payroll accounts) separate from those of any other Subsidiary; (ii) not commingle its funds or assets with those of any other Subsidiary; and (iii) take any such other actions to prevent the commingling of operations and/or assets among the Loan Parties and their Subsidiaries as may be reasonably requested by the Lender.

ARTICLE IX

EVENTS OF DEFAULT

SECTION 9.1 Listing of Events of Default. Each of the following events or occurrences described in this Article IX shall constitute an “Event of Default”.

(a) Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of (i) any principal of or interest on the Loan, or (ii) any fee described in Article III or any other monetary Obligation, and in the case of clause (ii) such default shall continue unremedied for a period of two Business Days after such amount was due.

(b) Breach of Warranty. Any representation or warranty made or deemed to be made by any Loan Party or any of its respective Subsidiaries in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed to have been made in any material respect.

(c) Non-Performance of Certain Covenants and Obligations. Any Loan Party or any of its respective Subsidiaries shall default in the due performance or observance of any of its obligations under Section 7.1, Section 7.7, Section 7.13, Section 7.15, Article VIII or Article XI.

(d) Non-Performance of Other Covenants and Obligations. Any Loan Party or any of its respective Subsidiaries shall default in the due performance and observance of any other covenant, obligation or agreement contained in any Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof given to the Borrower by the Lender or (ii) the date on which such Loan Party or Subsidiary has knowledge of such default.

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(e) Default on Other Indebtedness. Any Loan Party or any of its respective Subsidiaries shall fail to pay any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness of any Loan Party or Subsidiary having a principal or stated amount, individually or in the aggregate, in excess of $500,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

(f) Judgments. Any judgment or order for the payment of money individually or in the aggregate in excess of $500,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against any Loan Party or any of its Subsidiaries and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 30 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

(g) Change in Control. Any Change in Control shall occur.

(h) Bankruptcy, Insolvency, Etc. Any Loan Party or any of its respective Subsidiaries shall

(i) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

(ii) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

(iii) in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided that each Loan Party and its respective Subsidiaries hereby expressly authorizes the Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents;

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(iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by such Loan Party or any of its respective Subsidiaries, such case or proceeding shall be consented to or acquiesced in by such Loan Party or its applicable respective Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided that each Loan Party and its respective Subsidiaries hereby expressly authorizes the Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents; or

(v) take any action authorizing, or in furtherance of, any of the foregoing.

(i) Impairment of Security, Etc. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Loan Party thereto; any Loan Party or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

(j) Key Permit Events. Any Key Permit or any Loan Party’s or any Loan Party’s Subsidiary’s material rights or interests thereunder is terminated or amended in any manner adverse to such Loan Party or its applicable Subsidiary in any material respect.

(k) Material Adverse Change. Any circumstance occurs that could reasonably be expected to have a Material Adverse Effect.

(l) Key Person Event. If any or all of the Key Persons (or any replacement therefor appointed in accordance with this Section 9.1(l)) ceases to be employed full time by Recro and actively working in his or her respective office set forth opposite his or her name in the definition of “Key Persons” in Section 1.1 hereof, unless within 180 days after such individual ceases to be employed full time and actively working, Recro hires a replacement acceptable to the Lender (such acceptance not to be unreasonably withheld).

(m) Regulatory Matters. If any of the following occurs: (i) the FDA, CMS, EMA, DEA, or any other Governmental Authority (A) issues a letter or other communication asserting that any Product lacks a required Regulatory Authorization or (B) initiates an enforcement action against, or issues a warning letter or takes any other action with respect to, any Loan Party or any of its respective Subsidiaries, or any of its Products or the manufacturing facilities therefor, that causes such Loan Party or its applicable Subsidiary to discontinue or suspend marketing or withdraw any of its Products, or causes a delay in the manufacture or offering of any of its Products, which discontinuance, withdrawal or delay could reasonably be expected to last for more than

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45 days; (ii) a recall which could reasonably be expected to result in liability to any Loan Party or any of its respective Subsidiaries in excess of $500,000; or (iii) any Loan Party or any of its respective Subsidiaries enters into a settlement agreement with the FDA, CMS, EMA, DEA, or any other Governmental Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions in excess of $500,000.

(n) Material Agreements. (i) Any Loan Party or any of its respective Subsidiaries breaches any Covered Agreement, which breach permits (or could be reasonably expected to permit) the counterparty to terminate such Covered Agreement if such breach is not cured within the applicable cure period, and such breach continues uncured for more than the applicable cure period specified in the relevant agreement.

SECTION 9.2 Action if Bankruptcy. If any Event of Default described in clauses (i) through (iv) of Section 9.1(h) or Section 9.1(i) with respect to the Borrower shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of the Loan and all other Obligations shall automatically be and become immediately due and payable, without notice or demand to any Person.

SECTION 9.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (i) through (iv) of Section 9.1(h) or Section 9.1(i)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender may, by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loan and other Obligations to be due and payable and/or the Commitment (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of the Loan and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and the Commitment shall terminate.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.1 Waivers, Amendments, Etc. The provisions of each Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Lender and the Borrower. No failure or delay on the part of the Lender in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Loan Party or any of its respective Subsidiaries in any case shall entitle it or any of them to any notice or demand in similar or other circumstances. No waiver or approval by the Lender under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 10.2 Notices; Time. All notices and other communications provided under any Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted, if to the Borrower or the Lender, to the applicable Person at its address or facsimile number set

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forth on Schedule 10.2 hereto, or at such other address or facsimile number as may be designated by such party in a notice to the other parties, and a copy of all notices shall be given by email at the email address for a party set forth therein, if any, or at such other email address as designated by such party to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York City time.

SECTION 10.3 Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of the Lender (including the reasonable fees and out-of-pocket expenses of Covington & Burling LLP, counsel to the Lender, and of local counsel, if any, who may be retained by or on behalf of the Lender) in connection with:

(a) the negotiation, preparation, execution and delivery of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

(b) the filing or recording of any Loan Document (including any financing statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made following the Closing Date in jurisdictions where financing statements (or other documents evidencing Liens in favor of the Lender) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document; and

(c) the preparation and review of the form of any document or instrument relevant to any Loan Document.

The Borrower further agrees to pay, and to hold the Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Loan Document, the Loan or the issuance of the Note. The Borrower also agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses of counsel to the Lender) incurred by the Lender in connection with (x) the negotiation of any restructuring or “work-out” with the Borrower, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

SECTION 10.4 Indemnification. In consideration of the execution and delivery of this Agreement by the Lender, the Borrower hereby indemnifies, agrees to defend, exonerates and holds the Lender and each of its officers, directors, employees and agents (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, obligations and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ and professionals’ fees and disbursements, whether incurred in connection with actions between the parties hereto or the parties hereto and third parties (collectively, the “Indemnified Liabilities”), including, without

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limitation, Indemnified Liabilities arising out of or relating to (i) the entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Lender pursuant to Article V not to fund any Loan), (ii) any Environmental Liability, but excluding any Indemnified Liabilities for any Indemnified Party to the extent that they arise from such Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing indemnification may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. This Section 10.4 shall not apply with respect to Taxes other than any Taxes that represent actions, causes of action, suits, losses, costs, liabilities, obligations and damages and expenses arising from any third party claim or other non-Tax claim.

SECTION 10.5 Survival. The obligations of the Borrower under Section 4.1, Section 4.2, Section 4.3, Section 10.3 and Section 10.4, shall in each case survive any assignment by the Lender and the occurrence of the Termination Date. The representations and warranties made by the Borrower in each Loan Document shall survive the execution and delivery of such Loan Document.

SECTION 10.6 Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.7 Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

SECTION 10.8 Execution in Counterparts, Effectiveness, Etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and the Lender, shall have been received by the Lender. Delivery of an executed counterpart of a signature page to this Agreement by email (e.g. “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.9 Governing Law; Entire Agreement. EACH LOAN DOCUMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

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SECTION 10.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or transfer its rights or obligations hereunder without the consent of the Lender; provided, further, that the Lender may not, directly or indirectly, assign or transfer its rights or obligations hereunder or under the other Loan Documents to a Restricted Assignee or any Person that controls a Restricted Assignee without the prior written consent of the Borrower, not to be unreasonably withheld or delayed, except such consent shall not be required in the case that an Event of Default has occurred and is continuing.

SECTION 10.11 Other Transactions. Nothing contained herein shall preclude the Lender, from engaging in any transaction, in addition to those contemplated by the Loan Documents, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 10.12 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

SECTION 10.13 Waiver of Jury Trial. THE LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF

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CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWER IN CONNECTION THEREWITH. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THE LOAN DOCUMENTS.

SECTION 10.14 Confidential Information. Subject to the provisions of Section 10.15, at all times prior to the Termination Date, the Receiving Party shall keep confidential and shall not publish or otherwise disclose any Confidential Information furnished to it by the Disclosing Party, except to those of the Receiving Party’s employees, advisors or consultants’ who have a need to know such information to assist such Party in the performance of such Party s obligations or in the exercise of such Party’s rights hereunder and who are subject to reasonable obligations of confidentiality (collectively, “Recipients”). Notwithstanding anything to the contrary set forth herein, (a) the Lender may disclose this Agreement and the terms and conditions hereof and any information related hereto, to (i) its Affiliates, (ii) potential and actual assignees of any of the Lender’s rights hereunder and (iii) potential and actual investors in, or lenders to, the Lender (including, in each of the foregoing cases, such Person’s employees, advisors or consultants); provided that in each case, unless an Event of Default has occurred and is continuing, each such Recipient shall be subject to reasonable obligations of confidentiality; and (b) the Borrower may disclose this Agreement and the terms and conditions hereof and information related hereto to the extent that this Agreement, such terms, condition or information, as applicable, are publicly available on the U.S. Securities and Exchange Commission EDGAR website, to potential or actual permitted acquirers or assignees, collaborators and other (sub)licensees, permitted subcontractors, investment bankers, investors, lenders (including, in each of the foregoing cases, such Person’s employees, advisors or consultants who have a need to receive and review such information); provided that in each case, each such Recipient shall be subject to reasonable obligations of confidentiality. In addition to the foregoing, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent (and only to the extent) such disclosure is reasonably necessary in order to comply with applicable laws (including any securities law or regulation or the rules of a securities exchange) and with judicial process, if in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance, provided that the Receiving Party (x) will only disclose those portions of the Confidential Information that are necessary or required to be so disclosed, and (y) will notify the Disclosing Party of the Receiving Party’s intent to make any disclosure pursuant thereto sufficiently prior to making such disclosure so as to allow the Disclosing Party time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed.

SECTION 10.15 Exceptions to Confidentiality. The Receiving Party’s obligations set forth in this Agreement shall not extend to any Confidential Information of the Disclosing Party:

(a) that is or hereafter becomes part of the public domain (other than as a result of a disclosure by the Receiving Party or its Recipients in violation of this Agreement);

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(b) that is received from a Third Party without restriction on disclosure and without, to the knowledge of the Receiving Party, breach of any agreement between such Third Party and the Disclosing Party;

(c) that the Receiving Party can demonstrate by competent evidence was already in its possession without any limitation on disclosure prior to its receipt from the Disclosing Party;

(d) that is generally made available to third parties by the Disclosing Party without restriction on disclosure; or

(e) that the Receiving Party can demonstrate by competent evidence was independently developed by the Receiving Party without use of or reference to the Confidential Information.

ARTICLE XI

CERTAIN MATTERS PENDING CLOSING

The Borrower covenants and agrees with the Lender that on and after the date hereof until the Closing Date, the Loan Parties will perform or cause to be performed the obligations set forth below.

SECTION 11.1 Certain Conduct Pending Closing. None of the Loan Parties, nor any of their respective Subsidiaries, will solicit, initiate, entertain or permit, or enter into any discussions in respect of, any issues, offerings, placements or arrangements of any debt securities or commercial bank or other credit facilities (including refinancings and renewals of debt) competing with the Commitment and the Loan to be provided under this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

RECRO PHARMA LLC as the Borrower

By:	/s/ Randall Mack

	Name:	Randall Mack
	Title:	President

ORBIMED ROYALTY OPPORTUNITIES II, LP as the Lender

By OrbiMed Advisors LLC its investment manager

By:	/s/ Samuel D. Isaly

	Name:	Samuel D. Isaly
	Title:	Managing Member

Signature Page to Credit Agreement

EXHIBIT A

FORM OF PROMISSORY NOTE

$50,000,000	[—], 2015

FOR VALUE RECEIVED, RECRO GAINESVILLE LLC, a Massachusetts limited liability company (the “Borrower”), hereby promises to pay to the order of ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”), on the Maturity Date the principal sum of FIFTY MILLION DOLLARS ($50,000,000) or, if less, the aggregate unpaid principal amount of the Loan made by the Lender pursuant to the Credit Agreement, dated as of March 7, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between the Borrower and the Lender. Unless otherwise defined herein or the context otherwise requires, terms used in this Note have the meanings provided in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity upon demand, until paid in full, at the rates per annum and on the dates specified in the Credit Agreement, as well as any other amounts that may be due to the Lender upon maturity (whether by acceleration or otherwise) under or in respect of this Note.

Payments of both principal and interest are to be made in U.S. Dollars in same day or immediately available funds to the account designated by the Lender pursuant to the Credit Agreement.

This Note is referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security and guarantee for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of the unpaid principal amount of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Any prepaid principal of this Note may not be reborrowed.

All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[ Signature Page Follows ]

RECRO GAINESVILLE LLC

By:
Name:
Title:

[ Signature Page to Promissory Note ]

EXHIBIT B

FORM OF LOAN REQUEST

[DATE]

OrbiMed Royalty Opportunities II, LP

c/o OrbiMed Advisors LLC

601 Lexington Avenue, 54th Floor

New York, NY 10022

Attention: Tadd Wessel and Matthew Rizzo

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement, dated as of March 7, 2015 (as amended, restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), by and between RECRO PHARMA LLC, a Delaware limited liability company (the “Borrower”), and ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

Pursuant to the provisions of Section 2.2 of the Credit Agreement, the Borrower hereby requests a Loan in the original principal amount of $50,000,000 to be made on                  , 201     (the “Proposed Disbursement Date”), which Loan shall be evidenced by that certain Promissory Note dated as of [—], 2015 in the aggregate original principal amount of $50,000,000.00 by Borrower in favor of Lender.

The undersigned hereby represent(s) and warrant(s) to the Lender that:

(a) the proceeds of the proposed Loan are to be used for the purposes set forth in Section 7.7 of the Credit Agreement;

(b) bank account details and wire transfer instructions for disbursement of the proceeds of the proposed Loan are set forth on Schedule A hereto;

(c) no Default has occurred and is continuing or would result from the proposed Loan;

(d) all conditions required to be satisfied, as set forth in Article V of the Credit Agreement, as applicable, as of the Proposed Disbursement Date for the making of the Loan requested hereby have been, and are, fully satisfied; and

(e) the representations and warranties contained in Article VI of the Credit Agreement and in the other Loan Documents are true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect), before and after giving effect to the making of the proposed Loan and to the application of the proceeds thereof, as though made on and as of the date hereof.

The officer signing below is an Authorized Officer of the undersigned and is authorized to request the Loan contemplated hereby and issue this Loan Request on behalf of the undersigned.

[ Signature Page Follows ]

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Very truly yours,

RECRO PHARMA LLC,

as the Borrower

By:

Name:
Title:

[ Signature Page to Loan Request ]

Schedule A

Disbursement / Wire Instructions

[ Schedules to Loan Request ]

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

[RECRO PHARMA LLC] / [RECRO GAINESVILLE LLC]

COMPUTATION DATE:                  , 20

This Compliance Certificate (this “Certificate”) is delivered pursuant to [Section 5.7][Section 7.1(d)] of the Credit Agreement, dated as of March 7, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between (i) (A) prior to consummation of the Merger, Recro Pharma LLC, a Delaware limited liability company (“Recro LLC”) and (B) from and after consummation of the Merger, Recro Gainesville LLC, a Massachusetts limited liability company (the “Surviving Entity”, and together with Recro LLC, the “Borrower”), and (ii) ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”). Unless otherwise defined herein or the context otherwise requires, terms used in this Certificate have the meanings provided in the Credit Agreement.

This Certificate relates to the [calendar month][Fiscal Quarter][Fiscal Year] commencing on                  , 20     and ending on                  , 20     (such latter date being the “Computation Date”).

The undersigned is duly authorized to execute and deliver this Certificate on behalf of the Borrower. By executing this Certificate, the undersigned hereby certifies to the Lender that as of the Computation Date:

(a) [Attached hereto as Annex I are (i) unaudited reports of the Liquidity of the Borrower at the end of such calendar month and (ii) beginning with the calendar month of April 2015, unaudited reports of the Liquidity of Recro and its Subsidiaries on a consolidated basis for the corresponding calendar month in the preceding Fiscal Year, in comparative form.]1

[Attached hereto as Annex I are an unaudited consolidated and consolidating balance sheet of Recro and its Subsidiaries as of the end of such Fiscal Quarter, consolidated and consolidating statements of income and cash flow of Recro and its Subsidiaries for such Fiscal Quarter (including separate carve out financials for the Borrower and its Subsidiaries) and the Revenue Base for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter and including in comparative form the figures for the corresponding Fiscal Quarter in, and the year to date portion of, the immediately preceding Fiscal Year, and including (in each case) in comparative form the figures for the corresponding Fiscal Quarter in, and the year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Authorized Officer of the Borrower (subject to normal year-end audit adjustments).]2

[1]	INCLUDE FOR MONTHLY FINANCIAL DELIVERABLES.
[2]	INCLUDE FOR QUARTERLY FINANCIAL DELIVERABLES.

[Attached hereto as Annex I are (i) a copy of the consolidated and consolidating balance sheet of Recro and its Subsidiaries, and the related consolidated and consolidating statements of income and cash flow of Recro and its Subsidiaries for such Fiscal Year (including separate carve out financials for the Borrower and its Subsidiaries), setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants acceptable to the Lender, which shall include a calculation of the financial covenants set forth in Section 8.4 of the Credit Agreement and stating that, in performing the examination necessary to deliver the audited financial statements of the Borrower, no knowledge was obtained of any Event of Default, and (ii) the Revenue Base for the Fiscal Quarter then ending and such Fiscal Year and including in comparative form the figures for the corresponding Fiscal Quarter in the immediately preceding Fiscal Year and the immediately preceding Fiscal Year.]3

(b) The financial statements delivered with this Certificate in accordance with Section 7.1(a), (b) and (c) of the Credit Agreement fairly present in all material respects the financial condition of Recro and its Subsidiaries (subject to the absence of footnotes and to normal year-end audit adjustments in the case of unaudited financial statements).

(c) [Attached hereto as Annex II is/are (i) a list of the applications for the registration of any Intellectual Property Collateral (as defined in the Security Agreement) filed with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof by any Grantor (as defined in the Security Agreement) or any of its agents, employees, designees or licensees subsequent to the date of the most recent Compliance Certificate submitted by the undersigned pursuant to Section 7.1(d) of the Credit Agreement, and (ii) executed [Patent Security Agreement], [Trademark Security Agreement], and/or [Copyright Security Agreement], in the form(s) attached to the Security Agreement, relating to an interest in any Intellectual Property obtained by any Grantor or a Grantor filing (or any of its agents, employees, designees or licensees filing on behalf of a Grantor) an application for the registration of any Intellectual Property Collateral subsequent to the date of the most recent Compliance Certificate submitted by the undersigned pursuant to Section 7.1(d) of the Credit Agreement and any other document reasonably required to evidence the Lender’s interest in any part of such item of Intellectual Property in connection with the obligations of the Borrower under Sections 4.5(c) and 4.5(e) of the Security Agreement.]4

(d) As of the Computation Date, the Loan Parties are in compliance in all respects with the financial covenants set forth in Section 8.4 of the Credit Agreement. Set forth on Attachment 1 hereto are calculations showing compliance with such financial covenants as of the Computation Date.

[3]	INCLUDE FOR ANNUAL FINANCIAL DELIVERABLES.
[4]	INCLUDE FOR QUARTERLY FINANCIAL DELIVERABLES. ALSO REQUIRED 45 DAYS AFTER THE END OF EACH FISCAL YEAR.

(e) No Default has occurred and is continuing [except as set forth on Attachment [2] hereto, which includes a description of the nature and period of existence of such Default and what action the applicable Loan Parties have taken, are taking, or propose to take with respect thereto].

(f) Subsequent to the date of the most recent Compliance Certificate submitted by the undersigned pursuant to Section 7.1(d) of the Credit Agreement, none of the Loan Parties has formed or acquired any new Subsidiary [except as set forth on Attachment [2] hereto, in which case such new Subsidiary has complied with the requirements of Section 7.8 of the Credit Agreement].

(g) Subsequent to the date of the most recent Compliance Certificate submitted by the undersigned pursuant to Section 7.1(d) of the Credit Agreement, none of the Loan Parties or any of their respective Subsidiaries has acquired any ownership interest in any real property [except as set forth on Attachment [2] hereto, in which case the Borrower has complied with the requirements of Section 7.8 of the Credit Agreement with respect to such real property].

[ Signature Page Follows ]

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed and delivered, and the certification and warranties contained herein to be made, by its chief financial or accounting Authorized Officer as of the date first above written.

[RECRO PHARMA LLC] / [RECRO GAINESVILLE LLC]

By:
Name:
	Title:	[CFO]

[ Signature Page to Compliance Certificate ]

[Annex I]

[Annex II]

[Attachment 1]

[Attachment 2]

EXHIBIT D

FORM OF GUARANTEE

This GUARANTEE, dated as of March 7, 2015 (as amended, supplemented or otherwise modified from time to time, this “Guarantee”), is made by RECRO PHARMA, INC., a Pennsylvania corporation (“Recro” and, together with any additional Persons named pursuant to Section 5.5, each a “Guarantor” and collectively the “Guarantors”), in favor of ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Guarantee, Recro Pharma LLC, a Delaware limited liability company (the “Borrower”), and the Lender are entering into the Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lender will extend a Commitment to make the Loan to the Borrower;

WHEREAS, the Guarantors (other than Recro) and the Borrower are all direct and indirect subsidiaries of Recro (such Guarantors, Recro, and the Borrower, the “Recro Group”), and the Loan will inure to the benefit of the Recro Group, as a whole, and to the benefit of each Guarantor;

WHEREAS, (i) in order to induce the Lender to enter into the Credit Agreement and extend the Commitment and make the Loan to the Borrower, Recro is required to execute and deliver this Guarantee to the Lender on the date hereof, and (ii) as a condition precedent to the making of the Loan under the Credit Agreement on the Closing Date, Newco (as defined below) will be required to execute and deliver a supplement to this Guarantee to the Lender on the Closing Date and become a Guarantor hereunder;

WHEREAS, concurrently with the execution of this Guarantee, Recro, the Borrower, Alkermes Pharma Ireland Limited, a private limited company incorporated in Ireland (“APIL”), Daravita Limited, a private limited company incorporated in Ireland (“Daravita”), and Eagle Holdings USA, Inc., a Delaware corporation (“Eagle Holdings”), are entering into a Purchase and Sale Agreement dated as of the date hereof (as it may be amended from time to time, the “Acquisition Agreement”);

WHEREAS, Alkermes Ireland Holdings Limited, a private limited company incorporated in Ireland, holds 100% of the Capital Securities of Daravita, and Eagle Holdings holds 100% of the Capital Securities of Alkermes Gainesville LLC, a Massachusetts limited liability company (“Alkermes Gainesville,” and together with Daravita, each individually a “Company” and collectively, the “Companies”);

WHEREAS, pursuant to the Acquisition Agreement, APIL will form a new Delaware limited liability company (“Newco”) which, prior to the closing of the transactions contemplated by the Acquisition Agreement, will acquire substantially all of the assets and liabilities of Daravita through a reorganization (the “Asset and Liability Transfer”);

WHEREAS, pursuant to the Acquisition Agreement, Recro has agreed to acquire, through Borrower, 100% of the Capital Securities of (i) Alkermes Gainesville and (ii) Newco (the “Acquisition”);

WHEREAS, immediately following the Acquisition, Recro will cause Borrower to merge (the “Merger”) with and into Alkermes Gainesville, with Alkermes Gainesville being the surviving entity following the Merger and immediately changing its name to Recro Gainesville LLC (the “Surviving Entity”), and all references to Borrower in this Guarantee for any period from and after consummation of the Acquisition and the Merger shall include the Surviving Entity; and

WHEREAS, as a result of the Merger, Newco will become a wholly-owned subsidiary of the Borrower and, pursuant to the Credit Agreement, will be required to execute and deliver a supplement to this Guarantee to the Lender on the Closing Date and become a Guarantor hereunder;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lender to enter into the Credit Agreement and extend the Commitment and make the Loan to the Borrower, each Guarantor hereby agrees, for the benefit of the Lender, as follows.

ARTICLE I

DEFINITIONS

Section 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Guarantee, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Acquisition” is defined in the seventh recital.

“Acquisition Agreement” is defined in the fourth recital.

“Alkermes Gainesville” is defined in the fifth recital.

“APIL” is defined in the fourth recital.

“Asset and Liability Transfer” is defined in the sixth recital.

“Borrower” is defined in the first recital, it being understood that (i) the Borrower shall be the Surviving Entity from and after the Merger and (ii) for purposes of Article III hereof, all references therein to the Borrower and the Loan Parties shall include (A) the Companies and (B) Newco (assuming for such purpose that Newco was formed and the Asset and Liability Transfer occurred immediately prior to the execution of this Guarantee).

“Company” and “Companies” are defined in the fifth recital.

“Credit Agreement” is defined in the first recital.

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“Daravita” is defined in the fifth recital.

“Eagle Holdings” is defined in the fourth recital.

“Guarantor” and “Guarantors” are defined in the preamble.

“Guarantee” is defined in the preamble.

“Lender” is defined in the preamble.

“Merger” is defined in the eighth recital.

“Newco” is defined in the sixth recital.

“Obligor” is defined in Section 2.1(a).

“Recro” is defined in the preamble.

“Recro Group” is defined in the second recital.

“Surviving Entity” is defined in the eighth recital.

Section 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guarantee, including its preamble and recitals, have the meanings provided in the Credit Agreement.

ARTICLE II

GUARANTEE PROVISIONS

Section 2.1 Guarantee. Each Guarantor jointly and severally, absolutely, unconditionally and irrevocably:

(a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, and performance of all Obligations of Recro, the Borrower and their respective Subsidiaries party to any Loan Document (each, an “Obligor”) now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable default rate as provided in Section 3.4 of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)); and

(b) indemnifies and holds harmless the Lender for any and all costs and expenses (including the reasonable fees and out-of-pocket expenses of counsel to the Lender)

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incurred by the Lender in enforcing any rights under this Guarantee, except to the extent such amounts arise or are incurred as a consequence of the Lender’s own gross negligence or willful misconduct;

provided, that each Guarantor shall only be liable under this Guarantee for the maximum amount of such liability that can be hereby incurred without rendering this Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guarantee constitutes a guarantee of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that the Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against such Guarantor or any other Person before or as a condition to the obligations of such Guarantor becoming due hereunder.

Section 2.2 Reinstatement, Etc. Each Guarantor agrees that this Guarantee shall continue to be effective or be reinstated (including on or after the Termination Date), as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by the Lender, including upon the occurrence of any Event of Default set forth in Section 9.1(h) of the Credit Agreement or otherwise, all as though such payment had not been made.

Section 2.3 Guarantee Absolute, Etc. This Guarantee shall in all respects be a continuing, absolute, unconditional and irrevocable guarantee of payment, and shall remain in full force and effect until (unless reinstated pursuant to Section 2.2 above) the Termination Date has occurred. Each Guarantor guarantees that the Obligations shall be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The liability of each Guarantor under this Guarantee shall be absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, legality or enforceability of any Loan Document;

(b) the failure of the Lender (i) to assert any claim or demand or to enforce any right or remedy against such Guarantor or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including such Guarantor and any other Guarantor) of, or collateral securing, any Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation, or any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

(d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim (other than a defense of payment or performance),

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recoupment or termination whatsoever by reason of the invalidity, illegality, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

(e) any addition, exchange or release of any collateral or of any Person that is (or will become) a guarantor of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to, or waiver or release of, or addition to, or consent to or departure from, any other guarantee held by the Lender securing any of the Obligations; or

(f) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor (including any Guarantor).

Section 2.4 Setoff. Each Guarantor hereby irrevocably authorizes the Lender, without the requirement that any notice be given to such Guarantor (such notice being expressly waived by such Guarantor), upon the occurrence and during the continuance of any Event of Default, to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) each Guarantor hereby grants to the Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Guarantor then or thereafter maintained with or on behalf of the Lender. The Lender agrees to notify such Guarantor after any such set-off and application made by the Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which the Lender may have.

Section 2.5 Waiver, Etc. Each Guarantor waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guarantee and any requirement that the Lender protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Obligor or any other Person (including any Guarantor) or entity or any collateral securing the Obligations, as the case may be.

Section 2.6 Postponement of Subrogation, Etc. Each Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall such Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Obligor or Guarantor, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to such Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Lender and shall immediately be paid and turned over to the Lender in the exact form received by such Guarantor (duly endorsed in favor of the Lender, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 2.7; provided, that if such Guarantor has made payment to the Lender of all or any part of the Obligations and the Termination Date has occurred, then, at such Guarantor’s request, the Lender will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without

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representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, such Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Obligor or Guarantor (or their successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guarantee to the Lender.

Section 2.7 Payments; Application. Each Guarantor agrees that all obligations of such Guarantor hereunder shall be paid solely in U.S. Dollars to the Lender in immediately available funds, without set-off, counterclaim or other defense and in accordance with Sections 3.2, 3.3, 4.3 and 4.4 of the Credit Agreement, free and clear of and without deduction for any Non-Excluded Taxes, such Guarantor hereby agreeing to comply with and be bound by the provisions of Sections 3.2, 3.3, 4.3 and 4.4 of the Credit Agreement in respect of all payments and application of such payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guarantee by this reference as if set forth herein; provided, that references to the “Borrower” in such Sections shall be deemed to be references to such Guarantor, and references to “this Agreement” in such Sections shall be deemed to be references to this Guarantee.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into the Credit Agreement and make the Loan thereunder, each Guarantor represents and warrants to the Lender, as of the date hereof and as of the Closing Date, as set forth below (it being understood and agreed that (i) the representations and warranties made on the Closing Date are deemed to be made concurrently with and after giving effect to the consummation of the Acquisition and the Merger and (ii) references to the Borrower and the Loan Parties in this Article III include (A) the Companies and (B) Newco (assuming for such purpose that Newco was formed and the Asset and Liability Transfer occurred immediately prior to the execution of this Guarantee)).

Section 3.1 Credit Agreement Representations and Warranties. The representations and warranties contained in Article VI of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to such Guarantor and its properties, are true and correct in all material respects as of the date hereof and as of the Closing Date (except for representations and warranties that refer to a specific date, which shall be true and correct in all material respects as of such date) (it being understood and agreed that (i) the representations and warranties made on the Closing Date are deemed to be made concurrently with and after giving effect to the consummation of the Acquisition and the Merger; and (ii) references to the Borrower and the Loan Parties in Article VI of the Credit Agreement include (A) the Companies and (B) Newco (assuming for such purpose that Newco was formed and the Asset and Liability Transfer occurred immediately prior to the execution of this Guarantee)), each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guarantee by this reference as though specifically set forth in this Article.

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Section 3.2 Financial Condition, Etc. Each Guarantor has knowledge of the Borrower’s and each other Guarantor’s financial condition and affairs and has adequate means to obtain from each such Person on an ongoing basis information relating thereto and to each such Person’s ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guarantee is in effect. Each Guarantor acknowledges and agrees that the Lender shall have no obligation to investigate the financial condition or affairs of the Borrower or any other Guarantor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of each such Person that might become known to the Lender at any time, whether or not the Lender knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Obligations.

Section 3.3 Best Interests. It is in the best interests, and for the commercial benefit, of each Guarantor to execute this Guarantee inasmuch as each Guarantor will, as a result of being an Affiliate of the Borrower, derive substantial direct and indirect benefits from the Loan made to the Borrower by the Lender pursuant to the Credit Agreement, and each Guarantor agrees that the Lender is relying on this representation in agreeing to make the Loan to the Borrower.

ARTICLE IV

COVENANTS, ETC.

Section 4.1 Covenants. Each Guarantor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement (including Articles VII and VIII of the Credit Agreement) which are applicable to such Guarantor or its properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article, together with all related definitions and ancillary provisions, being hereby incorporated into this Guarantee by this reference as though specifically set forth in this Article.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.1 Loan Document. This Guarantee is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

Section 5.2 Binding on Successors, Transferees and Assigns; Assignment. This Guarantee shall remain in full force and effect until the Termination Date has occurred, shall be binding upon each Guarantor and its successors, transferees and assigns and shall inure to the

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benefit of and be enforceable by the Lender; provided, that such Guarantor may not (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of the Lender. Without limiting the generality of the foregoing, the Lender may assign or otherwise transfer (in whole or in part) its Commitment, Note or Loan held by it to any other Person, and such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to the Lender under each Loan Document (including this Guarantee) or otherwise.

Section 5.3 Amendments, Etc. No amendment to or waiver of any provision of this Guarantee, nor consent to any departure by any Guarantor from its obligations under this Guarantee, shall in any event be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 5.4 Notices. All notices and other communications provided for hereunder shall be given or made as set forth in Section 10.2 of the Credit Agreement.

Section 5.5 Additional Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Guarantor” hereunder with the same force and effect as if it were originally a party to this Guarantee and named as a “Guarantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guarantee.

Section 5.6 No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 5.7 Further Assurances. Each Guarantor agrees, upon the written request of the Lender, to execute and deliver to the Lender, from time to time, any additional instruments or documents deemed to be reasonably necessary by the Lender to cause this Guarantee to be, become or remain valid and effective in accordance with its terms.

Section 5.8 Section Captions. Section captions used in this Guarantee are for convenience of reference only and shall not affect the construction of this Guarantee.

Section 5.9 Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guarantee or affecting the validity or enforceability of such provision in any other jurisdiction.

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Section 5.10 Governing Law, Entire Agreement, Etc. THIS GUARANTEE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Guarantee, along with the other Loan Documents, constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect hereto.

Section 5.11 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR ANY GUARANTOR IN CONNECTION HEREWITH SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE LENDER BY ACCEPTANCE OF THIS GUARANTEE AND EACH GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2 OF THE CREDIT AGREEMENT. THE LENDER BY ACCEPTANCE OF THIS GUARANTEE AND EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE LENDER BY ACCEPTANCE OF THIS GUARANTEE OR ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE LENDER BY ACCEPTANCE OF THIS GUARANTEE AND SUCH GUARANTOR, EACH ON ITS OWN BEHALF, HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTEE.

Section 5.12 Counterparts. This Guarantee may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Guarantee shall become effective when counterparts

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hereof executed on behalf of each Guarantor shall have been received by the Lender. Delivery of an executed counterpart of a signature page to this Guarantee by email (e.g. “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Guarantee.

Section 5.13 Waiver of Jury Trial. THE LENDER BY ACCEPTANCE OF THIS GUARANTEE AND EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR ANY GUARANTOR IN CONNECTION HEREWITH. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THE LOAN DOCUMENTS.

[ Signature Page Follows ]

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IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be duly executed and delivered by its Authorized Officer as of the date first above written.

RECRO PHARMA, INC.

By:
Name:
Title:

[ Signature Page to Guarantee ]

ANNEX I

to Guarantee

SUPPLEMENT TO

GUARANTEE

This SUPPLEMENT, dated as of                  ,         (this “Supplement”), is to the Guarantee, dated as of March 7, 2015 (as amended, restated, supplemented, amended and restated or otherwise modified from time to time, the “Guarantee”), by the Guarantors (such term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Guarantee) from time to time party thereto, in favor of ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of March 7, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and between (i) the Lender and (ii) (A) prior to consummation of the Merger, Recro Pharma LLC, a Delaware limited liability company (“Recro LLC”) and (B) from and after consummation of the Merger, Recro Gainesville LLC, a Massachusetts limited liability company (the “Surviving Entity”, and together with Recro LLC, the “Borrower”), the Lender has extended a Commitment to make the Loan to the Borrower;

WHEREAS, pursuant to the provisions of Section 5.5 of the Guarantee, each of the undersigned is becoming a Guarantor under the Guarantee; and

WHEREAS, each of the undersigned desires to become a “Guarantor” under the Guarantee in order to induce the Lender to continue to extend the Loan under the Credit Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned agrees, for the benefit of the Lender, as follows.

SECTION 1. Party to Guarantee, Etc. In accordance with the terms of the Guarantee, by its signature below, each of the undersigned hereby irrevocably agrees to become a Guarantor under the Guarantee with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guarantee applicable to it as a Guarantor and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the date hereof, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or

Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect. In furtherance of the foregoing, each reference to a “Guarantor” and/or “Guarantors” in the Guarantee shall be deemed to include each of the undersigned.

SECTION 2. Representations. Each of the undersigned Guarantors hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guarantee constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

SECTION 3. Full Force of Guarantee. Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect in accordance with its terms.

SECTION 4. Severability. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Guarantee.

SECTION 5. Governing Law, Entire Agreement, Etc. THIS SUPPLEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Supplement, along with the other Loan Documents, constitutes the entire understanding among the parties hereto with respect to the subject matter thereof and supersedes any prior agreements, written or oral, with respect thereto.

SECTION 6. Effective. This Supplement shall become effective when a counterpart hereof executed by the Guarantor shall have been received by the Lender. Delivery of an executed counterpart of a signature page to this Supplement by email (e.g. “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Supplement.

[ Signature Page Follows ]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Supplement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

[ Signature Page to Guarantee Supplement ]

EXHIBIT E

FORM OF PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of [—], 2015 (as amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”), is made by RECRO PHARMA LLC, a Delaware limited liability company (“Recro LLC”) and RECRO PHARMA, INC., a Pennsylvania corporation (“Recro” and, together with Recro LLC and any other entity that may become a party hereto as provided herein, each a “Grantor” and, collectively, the “Grantors”) in favor of ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement, dated as of March 7, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between the Borrower (as defined below) and the Lender, the Lender has extended a Commitment to make the Loan to the Borrower; and

WHEREAS, as a condition precedent to the making of the Loan under the Credit Agreement, each Grantor is required to execute and deliver this Security Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees, for the benefit of the Lender, as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Borrower” means (i) prior to consummation of the Merger, Recro LLC and (ii) from and after consummation of the Merger, the Surviving Entity.

“Collateral” is defined in Section 2.1.

“Collateral Accounts” is defined in Section 4.3(b).

“Computer Hardware and Software Collateral” means (a) all of the Grantors’ computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, including all operating system software, utilities and application programs in whatsoever form; (b) all software programs (including both source code, object code and all related applications and data files) designed for use on the computers and electronic data processing hardware described in clause (a) above; (c) all firmware associated therewith; (d) all documentation (including flow charts, logic diagrams, manuals, guides, specifications, training materials, charts and pseudo codes) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and (e) all rights with respect to all of the foregoing, including copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, improvements, error corrections, updates, additions or model conversions of any of the foregoing.

“Control Agreement” means an authenticated record in form and substance reasonably satisfactory to the Lender, that provides for the Lender to have “control” (as defined in the UCC) over certain Collateral.

“Copyright Collateral” means all copyrights of the Grantors, whether statutory or common law, whether registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of the Grantors’ rights, titles and interests in and to all copyrights registered in the United States Copyright Office or anywhere else in the world, including the copyrights referred to in Item A of Schedule V, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Schedule V, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit, which are owned or licensed by the Grantors.

“Credit Agreement” is defined in the first recital.

“Distributions” means all dividends paid on Capital Securities, liquidating dividends paid on Capital Securities, shares (or other designations) of Capital Securities resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Capital Securities constituting Collateral.

“Excluded Property” means the Meloxicam Assets and Liabilities (as defined in the Credit Agreement).

“Filing Statements” is defined in Section 3.7(b).

“General Intangibles” means all “general intangibles” and all “payment intangibles”, each as defined in the UCC, and shall include all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations and all Intellectual Property Collateral (in each case, regardless of whether characterized as general intangibles under the UCC).

“Grantor” and “Grantors” are defined in the preamble.

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“Intellectual Property Collateral” means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral, the Trade Secrets Collateral, Product Agreements and Regulatory Authorizations.

“Intercompany Note” means any promissory note evidencing loans made by any Grantor to any other Grantor.

“Investment Property” means, collectively, (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC and (b) whether or not constituting “investment property” as so defined, all Pledged Notes.

“Lender” is defined in the preamble.

“Patent Collateral” means:

(a) all of the Grantors’ (i) inventions and discoveries, whether patentable or not, and (ii) letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing and each patent and patent application referred to in Item A of Schedule III;

(b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

(c) all patent licenses, and other agreements providing any Grantor with the right to use any items of the type referred to in clauses (a) and (b) above, including each patent license referred to in Item B of Schedule III; and

(d) all Proceeds of, and rights associated with, the foregoing (including licenses, royalties income, payments, claims, damages and Proceeds of infringement suits) and the right to sue third parties for past, present or future infringements of any patent or patent application and for breach or enforcement of any patent license.

“Permitted Liens” means all Liens permitted by Section 8.3 of the Credit Agreement.

“Pledged Notes” means all promissory notes listed on Item J of Schedule II (as such schedule may be amended or supplemented from time to time), all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor.

“Recro” is defined in the preamble.

“Recro LLC” is defined in the preamble.

“Securities Act” is defined in Section 6.2(a).

“Security Agreement” is defined in the preamble.

“Surviving Entity” means Recro Gainesville LLC, a Massachusetts limited liability company.

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“Trade Secrets Collateral” means all of the Grantors’ common law and statutory trade secrets and all other confidential, proprietary or useful information, and all know-how obtained by or used in or contemplated at any time for use in the business of any Grantor (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including each Trade Secret license referred to in Schedule VI, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

“Trademark Collateral” means:

(a) (i) all of the Grantors’ trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired including those referred to in Item A of Schedule IV, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America, or any State thereof or any other country or political subdivision thereof or otherwise, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the “Trademarks”);

(b) all Trademark licenses for the grant by or to any Grantors of any right to use any Trademark, including each Trademark license referred to in Item B of Schedule IV; and

(c) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a), and to the extent applicable clause (b);

(d) the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b); and

(e) all Proceeds of, and rights associated with, the foregoing, including any claim by any Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

Section 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

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Section 1.3 UCC Definitions. When used herein the terms “Account”, “Certificate of Title”, “Certificated Securities”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Goods”, “Instrument”, “Inventory”, “Letter-of-Credit Rights”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Securities Account”, “Security Entitlement”, “Supporting Obligations” and “Uncertificated Securities” have the meaning provided in Article 8 or Article 9, as applicable, of the UCC. “Letters of Credit” has the meaning provided in Section 5-102 of the UCC.

Section 1.4 Interpretation. The provisions of Section 1.5 of the Credit Agreement are incorporated in, and apply to, this Security Agreement as if set out in full with any necessary amendments.

ARTICLE II

SECURITY INTEREST

Section 2.1 Grant of Security Interest. Each Grantor hereby grants to the Lender a continuing security interest in all of such Grantor’s right, title and interest in and to the following property, whether now or hereafter existing, owned or acquired by such Grantor, and wherever located (collectively, the “Collateral”):

(a) Accounts;

(b) Chattel Paper;

(c) Commercial Tort Claims listed on Item I of Schedule II (as such schedule may be amended or supplemented from time to time);

(d) Deposit Accounts;

(e) Documents;

(f) General Intangibles;

(g) Goods (including Goods held on consignment with third parties);

(h) Instruments;

(i) Investment Property;

(j) Letter-of-Credit Rights and Letters of Credit;

(k) Supporting Obligations;

(l) all books, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section;

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(m) all Proceeds of the foregoing and, to the extent not otherwise included, (A) all payments under insurance (whether or not the Lender is the loss payee thereof) in respect of Collateral and (B) all tort claims; and

(n) all other property and rights of every kind and description and interests therein.

Notwithstanding the foregoing, the term “Collateral” shall not include:

(i) any General Intangibles or other rights, in each case arising under any contracts, instruments, licenses or other documents as to which the grant of a security interest would violate any such contract, instrument, license or other document or give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder;

(ii) trademark applications filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent to use” such trademark, unless and until acceptable evidence of use of the Trademark has been filed with the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a Lien in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application;

(iii) any asset, the granting of a security interest in which would be void or illegal under any applicable governmental law, rule or regulation, or pursuant thereto would result in, or permit the termination of, such asset;

(iv) any asset subject to a Permitted Lien (other than Liens in favor of the Lender) securing obligations permitted under the Credit Agreement to the extent that the grant of other Liens on such asset (A) would result in a breach or violation of, or constitute a default under, the agreement or instrument governing such Permitted Lien, (B) would result in the loss of use of such asset or (C) would permit the holder of such Permitted Lien to terminate the Grantor’s use of such asset; or

(v) the Excluded Property;

provided, that the property described in paragraphs (i), (iii) and (iv) above shall only be excluded from the term “Collateral” to the extent the conditions stated in such paragraphs are not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law.

Section 2.2 Security for Obligations. This Security Agreement and the Collateral in which the Lender is granted a security interest hereunder by the Grantors secure the payment and performance of all of the Obligations.

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Section 2.3 Grantors Remain Liable. Anything herein to the contrary notwithstanding:

(a) the Grantors will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of their duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;

(b) the exercise by the Lender of any of its rights hereunder will not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

(c) the Lender will not have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor will the Lender be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 2.4 Distributions on Capital Securities; Payments on Pledged Notes. In the event that any (a) Distribution with respect to any Capital Securities or (b) payment with respect to any Pledged Notes, in each case pledged hereunder, is permitted to be paid (in accordance with Section 8.6 of the Credit Agreement), such Distribution or payment may be paid directly to the applicable Grantor. If any Distribution or payment is made in contravention of Section 8.6 of the Credit Agreement, such Grantor shall hold the same segregated and in trust for the Lender until paid to the Lender in accordance with Section 4.1.5.

Section 2.5 Security Interest Absolute, Etc. This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until the Termination Date. All rights of the Lender and the security interests granted to the Lender hereunder, and all obligations of the Grantors hereunder, shall, to the fullest extent permitted by applicable law, in each case, be absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, legality or enforceability of any Loan Document (other than this Security Agreement);

(b) the failure of the Lender (i) to assert any claim or demand or to enforce any right or remedy against any of Recro, the Borrower or any of their respective Subsidiaries or any other Person (including any other Grantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any other Grantor) of, or Collateral securing, any Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligations;

(d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives, until payment of all Obligations, any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

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(e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

(f) any addition, exchange or release of any Collateral or of any Person that is (or will become) a Grantor (including the Grantors hereunder), or any surrender or non-perfection of any Collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by the Lender securing any of the Obligations; or

(g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of Recro, the Borrower or any of their respective Subsidiaries, any surety or any guarantor.

Section 2.6 Postponement of Subrogation. Each Grantor agrees that it will not exercise any rights against another Grantor which it may acquire by way of rights of subrogation under any Loan Document to which it is a party until following the Termination Date. No Grantor shall seek or be entitled to seek any contribution or reimbursement from Recro, the Borrower or any of their respective Subsidiaries, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to any Grantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Lender and shall immediately be paid and turned over to the Lender in the exact form received by such Grantor (duly endorsed in favor of the Lender, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 6.1(b); provided that if such Grantor has made payment to the Lender of all or any part of the Obligations and the Termination Date has occurred, then at such Grantor’s request, the Lender will, at the expense of such Grantor, execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, such Grantor shall refrain from taking any action or commencing any proceeding against Recro, the Borrower or any of their respective Subsidiaries (or their successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to the Lender.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into the Credit Agreement and make the Loan thereunder, the Grantors represent and warrant to the Lender as set forth below.

Section 3.1 As to Capital Securities of the Subsidiaries, Investment Property.

(a) With respect to any Subsidiary of any Grantor that is

(i) a corporation, business trust, joint stock company or similar Person, all Capital Securities issued by such Subsidiary (including the Borrower) are duly authorized and validly issued, fully paid and non-assessable, and represented by a certificate or certificates; and

(ii) a partnership or limited liability company, no Capital Securities issued by such Subsidiary (A) are dealt in or traded on securities exchanges or in securities markets, (B) expressly provides that such Capital Securities is a security governed by Article 8 of the UCC or (C) is held in a Securities Account, except, with respect to this clause (a)(ii), Capital Securities (x) for which the Lender is the registered owner or (y) with respect to which the issuer has agreed in an authenticated record with such Grantor and the Lender to comply with any instructions of the Lender without the consent of such Grantor.

(b) Each Grantor has delivered all Certificated Securities constituting Collateral held by such Grantor in a Subsidiary (including the Borrower) on the Closing Date (or the date such Grantor becomes a party to this Security Agreement, as applicable) to the Lender, together with duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Lender.

(c) With respect to Uncertificated Securities constituting Collateral owned by any Grantor in a Subsidiary (including the Borrower) on the Closing Date (or the date such Grantor becomes a party to this Security Agreement, as applicable), such Grantor has caused the issuer thereof either to (i) register the Lender as the registered owner of such security or (ii) agree in an authenticated record with such Grantor and the Lender that such issuer will comply with instructions with respect to such security originated by the Lender without further consent of such Grantor.

(d) The percentage of the issued and outstanding Capital Securities of each Subsidiary (including the Borrower) pledged on the Closing Date by each Grantor hereunder is as set forth on Schedule I. All shares of such Capital Securities have been duly and validly issued and are fully paid and nonassessable.

(e) Each of the Intercompany Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

Section 3.2 Grantor Name, Location, Etc. In each case as of the date hereof:

(a) (i) The jurisdiction in which each Grantor is located for purposes of Sections 9-301 and 9-307 of the UCC and (ii) the address of each Grantor’s executive office and principal place of business is set forth in Item A of Schedule II.

(b) The Grantors do not have any trade names other than those set forth in Item C of Schedule II hereto.

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(c) Except as set forth in Item D of Schedule II, hereto during the twelve months preceding the date hereof (or preceding the date such Grantor becomes a party to this Security Agreement, as applicable) no Grantor has been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization.

(d) Each Grantor’s federal taxpayer identification number (or foreign equivalent) is (and, during the twelve months preceding the date hereof, such Grantor has not had a federal taxpayer identification number (or equivalent) different from that) set forth in Item E of Schedule II hereto.

(e) No Grantor is a party to any federal, state or local government contract except as set forth in Item F of Schedule II hereto.

(f) No Grantor maintains any Deposit Accounts, Securities Accounts or Commodity Accounts with any Person, in each case, except as set forth on Item G of Schedule II.

(g) No Grantor is the beneficiary of any Letters of Credit, except as set forth on Item H of Schedule II.

(h) No Grantor has Commercial Tort Claims except as set forth on Item I of Schedule II.

(i) The name set forth on the signature page attached hereto is the true and correct legal name (as defined in the UCC) of each Grantor.

Section 3.3 Ownership, No Liens, Etc. Each Grantor owns its Collateral free and clear of any Lien, except for any security interest (a) created by this Security Agreement and (b) Permitted Liens. No effective UCC financing statement or other filing similar in effect covering all or any part of the Collateral is on file in any recording office, except those filed in favor of the Lender relating to this Security Agreement, Permitted Liens or as to which a duly authorized termination statement relating to such UCC financing statement or other instrument has been delivered to the Lender on the Closing Date.

Section 3.4 Possession of Inventory, Control, Etc.

(a) Each Grantor has, and agrees that it will maintain, exclusive possession of its Documents, Instruments, Promissory Notes, Goods, Equipment and Inventory, other than (i) Equipment and Inventory that is in transit in the ordinary course of business, (ii) Equipment and Inventory that in the ordinary course of business is in the possession or control of a warehouseman, bailee agent or other Person (other than a Person controlled by or under common control with such Grantor) that has been notified of the security interest created in favor of the Lender pursuant to this Security Agreement and has authenticated a record acknowledging that it holds possession of such Collateral for the Lender’s benefit and waives any Lien held by it against such Collateral, (iii) Inventory that is in the possession of a consignee in the ordinary course of business and (iv) Instruments or Promissory Notes that have been delivered to the Lender pursuant to

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Section 3.5, and (v) Equipment and Inventory at any single location which does not meet the requirements of subsections (i), (ii), (iii) or (iv) above, but the value of such Equipment and Inventory is not in an aggregate amount of more than $100,000 at any one location or $200,000 in the aggregate. In the case of Equipment or Inventory described in clause (ii) above, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment or Inventory is located has (w) issued any warehouse receipt or other receipt in the nature of a warehouse receipt in respect of any such Equipment or Inventory, (x) issued any Document for any such Equipment or Inventory, (y) received notification of the Lender’s interest (other than the security interest granted hereunder) in any such Equipment or Inventory or (z) any Lien on any such Equipment or Inventory. Each Grantor shall furnish to the Lender landlord access agreements, in form and substance satisfactory to the Lender, from each landlord to such Grantor for each real property lease entered into by such Grantor after the date hereof.

(b) Each Grantor is the sole entitlement holder of its Deposit Accounts and no other Person (other than the Lender pursuant to this Security Agreement or any other Person with respect to Permitted Liens) has control or possession of, or any other interest in, any of its Deposit Accounts or any other securities or property credited thereto.

Section 3.5 Negotiable Documents, Instruments and Chattel Paper. Each Grantor has delivered to the Lender possession of all originals of all Documents, Instruments, Promissory Notes, and tangible Chattel Paper (other than any Document, Instrument, Promissory Note or tangible Chattel Paper not exceeding $5,000 in principal amount) owned or held by such Grantor on the Closing Date.

Section 3.6 Intellectual Property Collateral. Except as disclosed on Schedules III through VI, with respect to any Intellectual Property Collateral:

(a) any Intellectual Property Collateral owned by any Grantor is valid, subsisting, unexpired and enforceable and has not been abandoned by the Grantor or adjudged invalid or unenforceable, in whole or in part;

(b) such Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to all Intellectual Property Collateral owned by such Grantor and to the knowledge of such Grantor, no claim has been made that the use of such Intellectual Property Collateral by such Grantor does or may, conflict with, infringe, misappropriate, dilute, misuse or otherwise violate in any material respect, any of the rights of any third party;

(c) such Grantor has made (and in the case of Grantors other than Recro, or shall make within 30 days after the Closing Date,) all necessary filings and recordations to protect its interest in any Intellectual Property Collateral owned by such Grantor to the extent such filing or recordation is necessary for the conduct of the business substantially in the manner presently conducted, including recordations of all of its interests in the Patent Collateral and Trademark Collateral in the United States Patent and Trademark Office (or foreign equivalent), and its claims to the Copyright Collateral in the United States Copyright Office (or foreign equivalent), and, to the extent necessary, has used proper statutory notice in connection with its use of any material Patent, Trademark and Copyright in any of the Intellectual Property Collateral;

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(d) such Grantor has taken all reasonable steps to safeguard its Trade Secrets and to its knowledge (A) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any Trade Secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any material term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any material way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property Collateral;

(e) to such Grantor’s knowledge, no third party is infringing upon any Intellectual Property owned or used by such Grantor in any material respect, or any of its respective licensees in any material respect;

(f) except as set forth on Schedule 3.6(f), no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or to which such Grantor is bound that adversely affects its rights to own or use any Intellectual Property;

(g) such Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of any Intellectual Property for purposes of granting a security interest or as Collateral that has not been terminated or released except Permitted Liens;

(h) such Grantor has executed and delivered to the Lender Intellectual Property Collateral security agreements for all Copyrights, Patents and Trademarks owned by such Grantor, including all Copyrights, Patents and Trademarks on Schedule III through VI (as such schedules may be amended or supplemented from time to time by notice by such Grantor to the Lender);

(i) such Grantor uses commercially reasonable standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks and has taken all commercially reasonable action necessary to insure that all licensees of the Trademarks owned by such Grantor use such adequate standards of quality;

(j) the consummation of the transactions contemplated by the Credit Agreement and this Security Agreement will not result in the termination or material impairment of any of the Intellectual Property Collateral; and

(k) to such Grantor’s knowledge, such Grantor owns or is entitled to use by license, lease or other agreement, all Patents, Trademarks, Trade Secrets, Copyrights, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing as necessary to conduct the business and operations of such Grantor substantially in the manner presently conducted.

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Section 3.7 Validity, Etc.

(a) This Security Agreement creates a valid security interest in the Collateral securing the payment of the Obligations to the extent such security interest may be created pursuant to Article 9 of the UCC.

(b) As of the Closing Date, each Grantor has filed or caused to be filed all UCC-1 financing statements in the filing office for each Grantor’s jurisdiction of organization listed in Item A of Schedule II (collectively, the “Filing Statements”) (or has delivered to the Lender the Filing Statements suitable for timely and proper filing in such offices) and has taken all other actions necessary to obtain control of the Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC.

(c) Upon the filing of the Filing Statements with the appropriate agencies therefor the security interests created under this Security Agreement shall constitute a perfected security interest in the Collateral described on such Filing Statements in favor of the Lender to the extent that a security interest therein may be perfected by filing a financing statement pursuant to the relevant UCC, prior to all other Liens, except for Permitted Liens (in which case such security interest shall be second in priority of right only to the Permitted Liens until the obligations secured by such Permitted Liens have been satisfied).

Section 3.8 Authorization, Approval, Etc. Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required either

(a) for the grant by the Grantors of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by the Grantors;

(b) for the perfection or maintenance of the security interests hereunder including the first priority nature of such security interest (except with respect to the Filing Statements or, with respect to Intellectual Property Collateral, the recordation of any agreements with the United States Patent and Trademark Office or the United States Copyright Office or, with respect to foreign Intellectual Property Collateral, the taking of appropriate action under applicable foreign law and, with respect to after-acquired Intellectual Property Collateral, any subsequent filings in United States intellectual property offices) or the exercise by the Lender of its rights and remedies hereunder; or

(c) for the exercise by the Lender of the voting or other rights provided for in this Security Agreement, except (i) with respect to any securities issued by a Subsidiary of the Grantors, as may be required in connection with a disposition of such securities by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Security Agreement and (ii) any “change of control” or similar filings required by state licensing agencies.

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Section 3.9 Best Interests. It is in the best interests, and for the commercial benefit, of each Grantor (other than the Borrower) to execute this Security Agreement inasmuch as such Grantor will, as a result of being an Affiliate of the Borrower, derive substantial direct and indirect benefits from the Loan made to the Borrower by the Lender pursuant to the Credit Agreement, and each Grantor agrees that the Lender is relying on this representation in agreeing to make such Loan pursuant to the Credit Agreement to the Borrower.

ARTICLE IV

COVENANTS

Each Grantor covenants and agrees that, until the Termination Date, such Grantor will perform, comply with and be bound by the obligations set forth below.

Section 4.1 As to Investment Property, Etc.

Section 4.1.1 Capital Securities of Subsidiaries. No Grantor will allow any of its Subsidiaries (including the Borrower):

(a) that is a corporation, business trust, joint stock company or similar Person, to issue Uncertificated Securities;

(b) that is a partnership or limited liability company, to (i) issue Capital Securities that are to be dealt in or traded on securities exchanges or in securities markets, (ii) expressly provide in its Organic Documents that its Capital Securities are securities governed by Article 8 of the UCC, or (iii) place such Subsidiary’s Capital Securities in a Securities Account; and

(c) to issue Capital Securities in addition to or in substitution for the Capital Securities pledged hereunder, except to such Grantor (and such Capital Securities are immediately pledged and delivered to the Lender pursuant to the terms of this Security Agreement).

Section 4.1.2 Investment Property (other than Certificated Securities).

(a) With respect to any Deposit Accounts, Securities Accounts, Commodity Accounts, Commodity Contracts or Security Entitlements constituting Investment Property owned or held by any Grantor, such Grantor will cause (except for Excluded Accounts) the intermediary maintaining such Investment Property to execute a Control Agreement relating to such Investment Property pursuant to which such intermediary agrees to comply with the Lender’s instructions with respect to such Investment Property without further consent by such Grantor.

(b) With respect to any Uncertificated Securities (other than Uncertificated Securities credited to a Securities Account) constituting Investment Property owned or held by any Grantor, such Grantor will cause the issuer of such securities to either (i) register the Lender as the registered owner thereof on the books and records of the issuer

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or (ii) execute a Control Agreement relating to such Investment Property pursuant to which the issuer agrees to comply with the Lender’s instructions with respect to such Uncertificated Securities without further consent by such Grantor. Each party hereto that is such an issuer of any Uncertificated Securities hereby agrees that such party will comply with instructions with respect to such Uncertificated Securities originated by the Lender.

Section 4.1.3 Certificated Securities (Stock Powers). Each Grantor agrees that all Certificated Securities constituting Collateral, including the Capital Securities delivered by such Grantor pursuant to this Security Agreement, will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Lender.

Section 4.1.4 Continuous Pledge. Each Grantor will (subject to the terms of the Credit Agreement) (a) deliver to the Lender all Investment Property and all Payment Intangibles to the extent that such Investment Property or Payment Intangibles are evidenced by a Document, Instrument, Promissory Note or Chattel Paper (other than any Document, Instrument, Promissory Note or Chattel Paper not exceeding $5,000 in the principal amount), and (b) at all times keep pledged to the Lender pursuant hereto, on a first-priority, perfected basis, security interest therein and in all interest and principal with respect to such Payment Intangibles, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral. Each Grantor agrees that it will, promptly following receipt thereof, deliver to the Lender possession of all originals of negotiable Documents, Instruments, Promissory Notes and Chattel Paper that it acquires following the Closing Date (other than any Document, Instrument, Promissory Note or Chattel Paper not exceeding $5,000 in the principal amount).

Section 4.1.5 Voting Rights, Dividends, Etc. Each Grantor agrees:

(a) upon receipt of notice of the occurrence and continuance of an Event of Default from the Lender and without any request therefor by the Lender, so long as such Event of Default shall continue, to deliver (properly endorsed where required hereby or requested by the Lender) to the Lender all dividends and Distributions with respect to Investment Property, all interest, principal, other cash payments on Payment Intangibles, and all Proceeds of the Collateral, in each case thereafter received by such Grantor, all of which shall be held by the Lender as additional Collateral, except for payments made in accordance with Section 8.6 of the Credit Agreement; and

(b) immediately upon the occurrence and during the continuance of an Event of Default and so long as the Lender has notified such Grantor of the Lender’s intention to exercise its voting power under this clause,

(i) with respect to Collateral consisting of general partner interests or limited liability company interests, to promptly modify its Organic Documents to admit the Lender as a general partner or member, as applicable;

(ii) that the Lender may exercise (to the exclusion of such Grantor) the voting power and all other incidental rights of ownership with respect to any

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Investment Property constituting Collateral and such Grantor hereby grants the Lender an irrevocable proxy, exercisable under such circumstances, to vote such Investment Property; and

(iii) to promptly deliver to the Lender such additional proxies and other documents as may be necessary to allow the Lender to exercise such voting power.

All dividends, Distributions, interest, principal, cash payments, Payment Intangibles and Proceeds that may at any time and from time to time be held by such Grantor, but which such Grantor is then obligated to deliver to the Lender, shall, until delivery to the Lender, be held by such Grantor separate and apart from its other property in trust for the Lender. The Lender agrees that unless an Event of Default shall have occurred and be continuing and the Lender shall have given the notice referred to in clause (b), such Grantor will have the exclusive voting power with respect to any Investment Property constituting Collateral and the Lender will, upon the written request of such Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Grantor which are necessary to allow such Grantor to exercise that voting power; provided that no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Grantor that would impair any such Collateral or be inconsistent with or violate any provision of any Loan Document.

Section 4.2 Change of Name, Etc. No Grantor will change its name or place of incorporation or organization or federal taxpayer identification number except as otherwise permitted by the Credit Agreement.

Section 4.3 As to Accounts.

(a) Each Grantor shall have the right to collect all Accounts so long as no Event of Default shall have occurred and be continuing.

(b) Upon (i) the occurrence and continuance of an Event of Default and (ii) the delivery of notice by the Lender to each Grantor, all Proceeds of Collateral received by such Grantor shall be delivered in kind to the Lender for deposit in a Deposit Account of such Grantor maintained with the Lender (together with any other Deposit Accounts or Security Accounts pursuant to which any portion of the Collateral is deposited with the Lender, the “Collateral Accounts”), and such Grantor shall not commingle any such Proceeds, and shall hold separate and apart from all other property, all such Proceeds in express trust for the benefit of the Lender until delivery thereof is made to the Lender.

(c) Following the delivery of notice pursuant to clause (b)(ii), the Lender shall have the right to apply any amount in the Collateral Account to the payment of any Obligations which are then due and payable.

(d) With respect to each of the Collateral Accounts, it is hereby confirmed and agreed that (i) deposits in such Collateral Account are subject to a security interest as contemplated hereby, (ii) such Collateral Account shall be under the control of the Lender and (iii) the Lender shall have the sole right of withdrawal over such Collateral Account.

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Section 4.4 As to Grantors’ Use of Collateral.

(a) Subject to clause (b), each Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by such Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Grantor for such purpose, (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Lender may reasonably request following the occurrence and during the continuation of an Event of Default or, in the absence of such request, as such Grantor may deem advisable, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Collateral.

(b) At any time following the occurrence and during the continuance of an Event of Default, whether before or after the maturity of any of the Obligations, the Lender may (i) revoke any or all of the rights of each Grantor set forth in clause (a), (ii) notify any parties obligated on any of the Collateral to make payment to the Lender of any amounts due or to become due thereunder and (iii) enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

(c) Upon the request of the Lender following the occurrence and during the continuance of an Event of Default, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Lender of any amounts due or to become due thereunder.

(d) At any time following the occurrence and during the continuation of an Event of Default, the Lender may endorse, in the name of such Grantor, any item, howsoever received by the Lender, representing any payment on or other Proceeds of any of the Collateral.

Section 4.5 As to Intellectual Property Collateral. Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral material to the operations or business of such Grantor:

(a) such Grantor will not (i) do or fail to perform any act whereby any of the Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable, (ii) permit any of its licensees to (A) fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use, (B) fail to maintain the quality of products and services offered under all of the Trademark Collateral at a level substantially consistent with the quality of products and services offered under such Trademark as of the date hereof, (C) fail to employ all of the Trademark Collateral

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registered with any federal or state or foreign authority with an appropriate notice of such registration, (D) adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral, (E) use any of the Trademark Collateral registered with any federal, state or foreign authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made or (F) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may become invalid or unenforceable, or (iii) do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless, in the case of any of the foregoing requirements in clauses (i), (ii) and (iii), such Grantor reasonably and in good faith determines that either (x) such Intellectual Property Collateral is of negligible economic value to such Grantor or (y) the loss of such Intellectual Property Collateral would not be material to such Grantor;

(b) such Grantor shall promptly notify the Lender if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may, in the Grantor’s reasonable commercial judgment, become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding such Grantor’s ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same;

(c) at the times and with such frequency set forth in Section 4.5(e) below, each Grantor shall notify the Lender of the filing of an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, by such Grantor and, upon request of the Lender (subject to the terms of the Credit Agreement), execute and deliver all agreements, instruments and documents as the Lender may reasonably request to evidence the Lender’s security interest in such Intellectual Property Collateral;

(d) such Grantor will take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof (subject to the terms of the Credit Agreement), to maintain and pursue any material application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, material Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clause (a) or (b) or such Grantor reasonably and in good faith determines that the failure to take any such step would not have a material adverse effect on the interests of the Lender in such Intellectual Property Collateral); and

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(e) such Grantor will within 45 days after the end of each Fiscal Quarter execute and deliver to the Lender (as applicable) a Patent Security Agreement, Trademark Security Agreement and/or Copyright Security Agreement, as the case may be, in the forms of Exhibit A, Exhibit B and Exhibit C hereto following its obtaining an interest in any such Intellectual Property, and shall execute and deliver to the Lender any other document reasonably required to evidence the Lender’s interest in any part of such item of Intellectual Property Collateral unless such Grantor shall determine in good faith (with the consent of the Lender) that any Intellectual Property Collateral is of negligible economic value to such Grantor.

Section 4.6 As to Letter-of-Credit Rights.

(a) Each Grantor, by granting a security interest in its Letter-of-Credit Rights to the Lender, intends to (and hereby does) collaterally assign to the Lender its rights (including its contingent rights ) to the Proceeds of all Letter-of-Credit Rights of which it is or hereafter becomes a beneficiary or assignee.

(b) Upon the occurrence of an Event of Default, such Grantor will, promptly upon request by the Lender, (i) notify (and such Grantor hereby authorizes the Lender to notify) the issuer and each nominated person with respect to each of the Letters of Credit that the Proceeds thereof have been assigned to the Lender hereunder and any payments due or to become due in respect thereof are to be made directly to the Lender and (ii) arrange for the Lender to become the transferee beneficiary of such Letter of Credit.

Section 4.7 As to Commercial Tort Claims. Each Grantor covenants and agrees that, until the payment in full of the Obligations and termination of all Commitments, with respect to any Commercial Tort Claim hereafter arising, it shall deliver to the Lender a supplement in form and substance reasonably satisfactory to the Lender, together with all supplements to schedules thereto, identifying such new Commercial Tort Claim.

Section 4.8 Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the U.S. Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, with a value in excess of $100,000, such Grantor shall promptly notify the Lender thereof and, at the request of the Lender, shall take such action as the Lender may reasonably request to vest in the Lender control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Lender agrees with such Grantor that the Lender will arrange, pursuant to procedures satisfactory to the Lender and so long as such procedures will not result in the Lender’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the U.S. Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

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Section 4.9 Further Assurances, Etc. Each Grantor agrees that, from time to time at its own expense, it will, subject to the terms of this Security Agreement, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Lender may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor will

(a) from time to time upon the request of the Lender, promptly deliver to the Lender such stock powers, instruments and similar documents, reasonably satisfactory in form and substance to the Lender, with respect to such Collateral as the Lender may request and will, from time to time upon the request of the Lender, after the occurrence and during the continuance of any Event of Default, promptly transfer any securities constituting Collateral into the name of any nominee designated by the Lender; if any Collateral shall be evidenced by an Instrument, negotiable Document, Promissory Note or tangible Chattel Paper, deliver and pledge to the Lender hereunder such Instrument, negotiable Document, Promissory Note or tangible Chattel Paper (other than any Instrument, negotiable Document, Promissory Note or tangible Chattel Paper in principal amount less than $5,000) duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Lender;

(b) file (and hereby authorize the Lender to file) such Filing Statements or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or that the Lender may reasonably request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Lender hereby;

(c) at all times keep pledged to the Lender pursuant hereto, on a first-priority, perfected basis, at the request of the Lender, all Investment Property constituting Collateral, all dividends and Distributions with respect thereto, and all interest and principal with respect to Promissory Notes, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral;

(d) not take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Payment Intangible or other Instrument constituting Collateral, except as provided in Section 4.4;

(e) not create any tangible Chattel Paper without placing a legend on such tangible Chattel Paper reasonably acceptable to the Lender indicating that the Lender has a security interest in such Chattel Paper (provided that so long as no Event of Default is continuing, Chattel Paper and records relating to such Collateral for amounts in each case less than $5,000, need only be marked upon Lender’s request);

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(f) furnish to the Lender, from time to time at the Lender’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may request, all in reasonable detail (provided however, for so long as no Event of Default is continuing, Lender may not require such additional statements and schedules more than once per fiscal quarter); and

(g) do all things reasonably requested by the Lender in accordance with this Security Agreement (including dollar thresholds herein) in order to enable the Lender to have and maintain control over the Collateral consisting of Investment Property, Deposit Accounts, Letter-of-Credit-Rights and Electronic Chattel Paper.

With respect to the foregoing and the grant of the security interest hereunder, each Grantor hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by law. Each Grantor hereby authorizes the Lender to file financing statements describing as the collateral covered thereby “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.

ARTICLE V

THE LENDER

Section 5.1 Lender Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Lender as its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Lender’s discretion, following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clause (a) above;

(c) to file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral; and

(d) to perform the affirmative obligations of such Grantor hereunder.

21

Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

Section 5.2 Lender May Perform. If any Grantor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, that the Lender deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein to the extent provided for herein, and the expenses of the Lender incurred in connection therewith shall be payable by such Grantor pursuant to Section 10.3 of the Credit Agreement.

Section 5.3 Lender Has No Duty. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or responsibility for:

(a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Lender has or is deemed to have knowledge of such matters; or

(b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

Section 5.4 Reasonable Care. The Lender is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as each Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Lender to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI

REMEDIES

Section 6.1 Certain Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of the Lender on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may

(i) take possession of any Collateral not already in its possession without demand and without legal process;

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(ii) require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties,

(iii) enter onto the property where any Collateral is located and take possession thereof without demand and without legal process; and

(iv) without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at any public or private sale, at any of the Lender’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) All cash Proceeds received by the Lender in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Lender against all or any part of the Obligations as set forth in Section 4.4(b) of the Credit Agreement.

(c) The Lender may:

(i) transfer all or any part of the Collateral into the name of the Lender or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder;

(ii) notify the parties obligated on any of the Collateral to make payment to the Lender of any amount due or to become due thereunder;

(iii) withdraw, or cause or direct the withdrawal, of all funds with respect to the Collateral Account;

(iv) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(v) endorse any checks, drafts, or other writings in any Grantor’s name to allow collection of the Collateral;

(vi) take control of any Proceeds of the Collateral; and

(vii) execute (in the name, place and stead of any Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

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Section 6.2 Securities Laws. If the Lender shall determine to exercise its right to sell all or any of the Collateral that are Capital Securities pursuant to Section 6.1(a)(iv), each Grantor agrees that, upon request of the Lender, such Grantor will, at its own expense:

(a) execute and deliver, and cause (or, with respect to any issuer which is not a Subsidiary of such Grantor, use its best efforts to cause) each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Lender, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”), and cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto;

(b) use its best efforts to exempt the Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Lender;

(c) cause (or, with respect to any issuer that is not a Subsidiary of such Grantor, use its best efforts to cause) each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

(d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Lender by reason of the failure by such Grantor to perform any of the covenants contained in this Section and consequently agrees, to the fullest extent permitted by applicable law, that, if such Grantor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Lender) of such Collateral on the date the Lender shall demand compliance with this Section.

Section 6.3 Compliance with Restrictions. Each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that

24

they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and such Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Lender be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

Section 6.4 Protection of Collateral. The Lender may from time to time, at its option, perform any act which any Grantor fails to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Lender may from time to time take any other action which the Lender deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Loan Document. This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

Section 7.2 Binding on Successors, Transferees and Assigns; Assignment. This Security Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Grantors and their successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Lender; provided that no Grantor may assign any of its obligations hereunder without the prior consent of the Lender.

Section 7.3 Amendments, Etc. No amendment or modification to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Lender and the Grantors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.4 Notices. All notices and other communications provided for hereunder shall be delivered or made as provided in Section 10.2 of the Credit Agreement.

Section 7.5 Release of Liens. Upon (a) the Disposition of Collateral in accordance with the Credit Agreement or (b) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (i) such Collateral (in the case of clause (a)) or (ii) all Collateral (in the case of clause (b)). Upon any such Disposition or termination, the Lender will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Lender hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

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Section 7.6 Additional Grantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Grantor” hereunder with the same force and effect as if it were originally a party to this Security Agreement and named as a “Grantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Grantor hereunder, and the rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

Section 7.7 No Waiver, Remedies. In addition to, and not in limitation of Section 2.4, no failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.8 Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 7.9 Governing Law, Entire Agreement, Etc. THIS SECURITY AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Security Agreement, along with the other Loan Documents, constitutes the entire understanding among the parties hereto with respect to the subject matter thereof and supersedes any prior agreements, written or oral, with respect thereto

Section 7.10 Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Security Agreement shall become effective when counterparts hereof executed on behalf of all of the signatories hereto, shall have been received by the Lender. Delivery of an executed counterpart of a signature page to this Security Agreement by email (e.g. “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Security Agreement.

[Signature Page Follows]

26

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

Recro Pharma LLC,
as Grantor

By:
Name:
Title:

Recro Gainesville LLC, as Grantor

By:
Name:
Title:

Recro Pharma, Inc., as Grantor

By:
Name:
Title:

OrbiMed Royalty Opportunities II, LP, as the Lender

By OrbiMed Advisors LLC, its investment manager

By:
Name:
Title:

Signature Page to Security Agreement

Schedule 3.6(f) Settlement Agreements

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE I

to Security Agreement

Name of Grantor:	Interest:

29	Pledge and Security Agreement

SCHEDULE II

to Security Agreement

Item A.	Location of each Grantor.

Name of Grantor:	Location for purposes of UCC:

Item B.	Filing locations last five years.

Item C.	Trade names.

Name of Grantor:	Trade Names:

Item D.	Merger or other corporate reorganization.

Item E.	Grantor’s federal taxpayer ID numbers.

Name of Grantor:	Taxpayer ID numbers:

Item F.	Government Contracts.

Item G.	Deposit Accounts, Securities Accounts and Commodities Accounts.

Name of Grantor:	Description of Deposit Accounts, Securities Accounts and Commodities Accounts:

Item H.	Letter of Credit Rights.

Item I.	Commercial Tort Claims.

Item J.	Pledged Notes.

Name of Grantor:	Description of Pledged Notes:

SCHEDULE III

to Security Agreement

Item A.	Patents

Item B.	Patent Licenses

SCHEDULE IV

to Security Agreement

Item A.	Trademarks

Item B.	Trademark Licenses

SCHEDULE V

to Security Agreement

Item A.	Copyrights/Mask Works

Item B.	Copyright/Mask Work Licenses

SCHEDULE VI

to Security Agreement

Trade Secret or Know-How Licenses

EXHIBIT A

to Security Agreement

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of                  , 20    (this “Agreement”), is made by [NAME OF GRANTOR], a                                          (the “Grantor”), in favor of ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of March 7, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between (i) the Lender and (ii) (A) prior to consummation of the Merger, Recro Pharma LLC, a Delaware limited liability company (“Recro LLC”) and (B) from and after consummation of the Merger, Recro Gainesville LLC, a Massachusetts limited liability company (the “Surviving Entity”, and together with Recro LLC, the “Borrower”), the Lender has extended a Commitment to make the Loan to the Borrower;

WHEREAS, in connection with the Credit Agreement, the Grantor and its Affiliates have executed and delivered a Pledge and Security Agreement in favor of the Lender, dated as of [—], 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement and pursuant to clause (e) of Section 4.5 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Lender a continuing security interest in all of the Patent Collateral (as defined below) to secure all of the Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of the Lender, as follows:

Section 1 Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

Section 2 Grant of Security Interest. The Grantor hereby grants to the Lender, for its benefit, a continuing security interest in all of the Grantor’s right, title and interest in and to the following property, whether now or hereafter existing or acquired by the Grantor (the “Patent Collateral”):

(a) all of its letters patent and applications for letters patent throughout the world, including each patent and patent application referred to in Item A of Schedule I attached hereto;

(b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

(c) all patent licenses and other agreements providing the Grantor with the right to use any items of the type referred to in clauses (a) and (b) above, including each patent license referred to in Item B of Schedule I attached hereto; and

(d) all Proceeds of, and rights associated with, the foregoing (including licenses, royalties income, payments, claims, damages and Proceeds of infringement suits) and the right to sue third parties for past, present or future infringements of any patent or patent application and for breach or enforcement of any patent license.

Section 3 Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Lender in the Patent Collateral with the United States Patent and Trademark Office. The security interest granted hereby has been granted in furtherance of, and not in limitation of, the security interest granted to the Lender for its benefit under the Security Agreement. The Security Agreement (and all rights and remedies of the Lender thereunder) shall remain in full force and effect in accordance with its terms.

Section 4 Release of Liens. Upon (i) the Disposition of Patent Collateral in accordance with the Credit Agreement or (ii) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (A) such Patent Collateral (in the case of clause (i)) or (B) all Patent Collateral (in the case of clause (ii)). Upon any such Disposition or termination, the Lender will, at the Grantor’s sole expense, deliver to the Grantor, without any representations, warranties or recourse of any kind whatsoever, all Patent Collateral held by the Lender hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

Section 5 Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Lender with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

Section 6 Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

Section 7 Effective. This Agreement shall become effective when a counterpart hereof executed by the Grantor, shall have been received by the Lender. Delivery of an executed counterpart of a signature page to this Agreement by email (e.g. “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Grantor hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

Signature Page to Patent Security Agreement

SCHEDULE I

to Patent Security Agreement

Item A.	Patents

Issued Patents

Country	Patent No.	Issue Date	Inventor(s)	Title

Pending Patent Applications

Country	Serial No.	Filing Date	Inventor(s)	Title

Patent Applications in Preparation

Country	Docket No.	Expected Filing Date	Inventor(s)	Title

Item B.	Patent Licenses

Country or Territory	Licensor	Licensee	Effective Date	Expiration Date	Subject Matter

EXHIBIT B

to Security Agreement

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of                  , 20     (this “Agreement”), is made by [NAME OF GRANTOR], a             (the “Grantor”), in favor of ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of March 7, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between (i) the Lender and (ii) (A) prior to consummation of the Merger, Recro Pharma LLC, a Delaware limited liability company (“Recro LLC”) and (B) from and after consummation of the Merger, Recro Gainesville LLC, a Massachusetts limited liability company (the “Surviving Entity”, and together with Recro LLC, the “Borrower”), the Lender has extended a Commitment to make the Loan to the Borrower;

WHEREAS, in connection with the Credit Agreement, the Grantor and its Affiliates have executed and delivered a Pledge and Security Agreement in favor of the Lender, dated as of [—], 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement and pursuant to clause (e) of Section 4.5 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Lender a continuing security interest in all of the Trademark Collateral (as defined below) to secure all of the Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Lender, as follows:

Section 1 Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

Section 2 Grant of Security Interest. The Grantor hereby grants to the Lender, for its benefit, a continuing security interest in all of Grantor’s right, title and interest in and to the following property, whether now or hereafter existing or acquired by the Grantor (the “Trademark Collateral”):

(a) (i) all of its trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, including those referred to in Item A of Schedule I hereto, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or filed, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the “Trademarks”);

(b) all Trademark licenses for the grant by or to the Grantor of any right to use any Trademark, including each Trademark license referred to in Item B of Schedule I hereto;

(c) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a), and to the extent applicable clause (b);

(d) the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b); and

(e) all Proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

Section 3 Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Lender in the Trademark Collateral with the United States Patent and Trademark Office. The security interest granted hereby has been granted in furtherance of, and not in limitation of, the security interest granted to the Lender for its benefit under the Security Agreement. The Security Agreement (and all rights and remedies of the Lender thereunder) shall remain in full force and effect in accordance with its terms.

Section 4 Release of Liens. Upon (i) the Disposition of Trademark Collateral in accordance with the Credit Agreement or (ii) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (A) such Trademark Collateral (in the case of clause (i)) or (B) all Trademark Collateral (in the case of clause (ii)). Upon any such Disposition or termination, the Lender will, at the Grantor’s sole expense, deliver to the Grantor, without any representations, warranties or recourse of any kind whatsoever, all Trademark Collateral held by the Lender hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

Section 5 Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Lender with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

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Section 6 Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

Section 7 Effective. This Agreement shall become effective when a counterpart hereof executed by the Grantor, shall have been received by the Lender. Delivery of an executed counterpart of a signature page to this Agreement by email (e.g. “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the Grantor hereto has caused this Agreement to be duly executed and delivered by Authorized Officer as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

Signature Page to Trademark Security Agreement

SCHEDULE I

to Trademark Security Agreement

Item A.	Trademarks

Registered Trademarks

Country	Trademark	Registration No.	Registration Date

Pending Trademark Applications

Country	Trademark	Serial No.	Filing Date

Trademark Applications in Preparation

Country	Trademark	Docket No.	Expected Filing Date	Products/ Services

Item B.	Trademark Licenses

Country or Territory	Trademark	Licensor	Licensee	Effective Date	Expiration Date

EXHIBIT C

to Security Agreement

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of                  , 20     (this “Agreement”), is made by [NAME OF GRANTOR], a                                           (the “Grantor”), in favor of ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of March 7, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between (i) the Lender and (ii) (A) prior to consummation of the Merger, Recro Pharma LLC, a Delaware limited liability company (“Recro LLC”) and (B) from and after consummation of the Merger, Recro Gainesville LLC, a Massachusetts limited liability company (the “Surviving Entity”, and together with Recro LLC, the “Borrower”), the Lender has extended a Commitment to make the Loan to the Borrower;

WHEREAS, in connection with the Credit Agreement, the Grantor and its Affiliates have executed and delivered a Pledge and Security Agreement in favor of the Lender, dated as of [—], 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement and pursuant to clause (e) of Section 4.5 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Lender a continuing security interest in all of the Copyright Collateral (as defined below) to secure all of the Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of the Lender, as follows:

Section 1 Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

Section 2 Grant of Security Interest. The Grantor hereby grants to the Lender, for its benefit, a continuing security interest in all of the Grantor’s right, title and interest in and to the following (the “Copyright Collateral”), whether now or hereafter existing or acquired by the Grantor: all copyrights of the Grantor, whether statutory or common law, whether registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of the Grantor’s right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world including the copyrights referred to in Item A of Schedule I hereto, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Schedule I hereto, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit.

Section 3 Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Lender in the Copyright Collateral with the United States Copyright Office. The security interest granted hereby has been granted in furtherance of, and not in limitation of, the security interest granted to the Lender for its benefit under the Security Agreement. The Security Agreement (and all rights and remedies of the Lender thereunder) shall remain in full force and effect in accordance with its terms.

Section 4 Release of Liens. Upon (i) the Disposition of Copyright Collateral in accordance with the Credit Agreement or (ii) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (A) such Copyright Collateral (in the case of clause (i)) or (B) all Copyright Collateral (in the case of clause (ii)). Upon any such Disposition or termination, the Lender will, at the Grantor’s sole expense, deliver to the Grantor, without any representations, warranties or recourse of any kind whatsoever, all Copyright Collateral held by the Lender hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

Section 5 Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Lender with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

Section 6 Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

Section 7 Effective. This Agreement shall become effective when a counterpart hereof executed by the Grantor, shall have been received by the Lender. Delivery of an executed counterpart of a signature page to this Agreement by email (e.g. “pdf” or “tiff”) or telecopy shall be effective as delivery or a manually executed counterpart of this Agreement.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Grantor hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

Signature Page to Copyright Security Agreement

SCHEDULE I

to Copyright Security Agreement

Item A.	Copyrights/Mask Works

Registered Copyrights/Mask Works

Country	Registration No.	Registration Date	Author(s)	Title

Copyright/Mask Work Pending Registration Applications

Country	Serial No.	Filing Date	Author(s)	Title

Copyright/Mask Work Registration Applications in Preparation

Country	Docket No.	Expected Filing Date	Author(s)	Title

Item B.	Copyright/Mask Work Licenses

Country or Territory	Licensor	Licensee	Effective Date	Expiration Date

ANNEX I

to Security Agreement

SUPPLEMENT TO

PLEDGE AND SECURITY AGREEMENT

This SUPPLEMENT, dated as of                          , 20     (this “Supplement”), is to the Pledge and Security Agreement, dated as of [—], 2015 (as amended, restated, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”), among the Grantors (such term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Security Agreement) from time to time party thereto, in favor of ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of March 7, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between (i) the Lender and (ii) (A) prior to consummation of the Merger, Recro Pharma LLC, a Delaware limited liability company (“Recro LLC”) and (B) from and after consummation of the Merger, Recro Gainesville LLC, a Massachusetts limited liability company (the “Surviving Entity”, and together with Recro LLC, the “Borrower”), the Lender has extended a Commitment to make the Loan to the Borrower;

WHEREAS, pursuant to the provisions of Section 7.6 of the Security Agreement, each of the undersigned is becoming a Grantor under the Security Agreement; and

WHEREAS, each of the undersigned desires to become a “Grantor” under the Security Agreement in order to induce the Lender to continue to extend the Loan under the Credit Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned agrees, for the benefit of the Lender, as follows.

Section 1 Party to Security Agreement, Etc. In accordance with the terms of the Security Agreement, by its signature below, each of the undersigned hereby irrevocably agrees to become a Grantor under the Security Agreement with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Security Agreement applicable to it as a Grantor and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects as of the date hereof, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date. In furtherance of the foregoing, each reference to a “Grantor” and/or “Grantors” in the Security Agreement shall be deemed to include each of the undersigned.

Section 2 Schedules. Each of the undersigned Grantors hereby authorizes the Lender to add the information set forth on the Schedules to this Supplement to the correlative Schedules attached to the Security Agreement.

Section 3 Representations. Each of the undersigned Grantors hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Security Agreement constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

Section 4 Full Force of Security Agreement. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.

Section 5 Severability. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Security Agreement.

Section 6 Governing Law, Entire Agreement, Etc. THIS SUPPLEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Supplement, along with the other Loan Documents, constitutes the entire understanding among the parties hereto with respect to the subject matter thereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7 Effective. This Supplement shall become effective when a counterpart hereof executed by the Grantor shall have been received by the Lender. Delivery of an executed counterpart of a signature page to this Supplement by email (e.g. “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Supplement.

[Signature Page Follows]

2

IN WITNESS WHEREOF, each of the parties hereto has caused this Supplement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

Signature Page to Security Agreement Supplement

[COPY SCHEDULES FROM SECURITY AGREEMENT]

EXHIBIT F

FORM OF ASSUMPTION AGREEMENT

This ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of [            ], 2015 by RECRO GAINESVILLE LLC, a Massachusetts limited liability company (the “Surviving Entity”), and relates to the Credit Agreement, dated as of March 7, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among RECRO PHARMA LLC, a Delaware limited liability company (the “Original Borrower”), and ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”). Except where the context otherwise requires, any capitalized term used but not defined herein shall have the meaning given to such term in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Recro Pharma, Inc., a Pennsylvania corporation (“Recro”), the Original Borrower, Alkermes Pharma Ireland Limited, a private limited company incorporated in Ireland (“APIL”), Daravita Limited, a private limited company incorporated in Ireland (“Daravita”), and Eagle Holdings USA, Inc., a Delaware corporation (“Eagle Holdings”), have entered into a Purchase and Sale Agreement dated as of March 7, 2015 (as it may be amended from time to time, the “Acquisition Agreement”);

WHEREAS, prior to the Acquisition (as defined below), Alkermes Ireland Holdings Limited, a private limited company incorporated in Ireland, held 100% of the Capital Securities of Daravita, and Eagle Holdings held 100% of the Capital Securities of Alkermes Gainesville LLC, a Massachusetts limited liability company (“Alkermes Gainesville”);

WHEREAS, pursuant to the Acquisition Agreement, APIL formed a new Delaware limited liability company (“Newco”) which, prior to the closing of the transactions contemplated by the Acquisition Agreement, acquired substantially all of the assets and liabilities of Daravita through a reorganization;

WHEREAS, pursuant to the Acquisition Agreement, the Original Borrower has acquired 100% of the Capital Securities of (i) Alkermes Gainesville and (ii) Newco (the “Acquisition”);

WHEREAS, immediately following the consummation of the Acquisition on the date hereof, and pursuant to Section 5.24 of the Credit Agreement, a Certificate of Merger has been filed with the Secretary of the Commonwealth of Massachusetts on the date hereof whereby the Original Borrower has merged with and into Alkermes Gainesville (the “Merger”), with Alkermes Gainesville as the surviving entity and whose name following the Merger is Recro Gainesville LLC (which is the “Surviving Entity” referred to herein);

WHEREAS, as a result of the Merger, Newco has become a wholly-owned subsidiary of the Surviving Entity and a Loan Party under the Credit Agreement, and has executed and delivered to the Lender on the date hereof a supplement to the Guarantee and a supplement to the Security Agreement (in addition to taking any other actions as may be required in accordance with Section 7.8 of the Credit Agreement);

WHEREAS, as a result of the Merger, the Surviving Entity has become the Borrower and a Loan Party under the Credit Agreement, and pursuant to Section 5.24 of the Credit Agreement the Surviving Entity is required to enter into this Agreement on the Closing Date and assume the liabilities and obligations of the Original Borrower arising under the Loan Documents;

WHEREAS, the Surviving Entity desires to assume the liabilities and obligations of the Original Borrower arising under the Loan Documents pursuant to the terms and conditions of this Agreement and the Credit Agreement;

NOW, THEREFORE, the Surviving Entity hereby agree as follows.

1. Credit Agreement. This Agreement is made pursuant to and in accordance with the Credit Agreement. The Credit Agreement and the other Loan Documents are hereby incorporated herein by reference.

2. Assumption of Liabilities. By its signature below, the Surviving Entity hereby: (a) becomes the Borrower under the Credit Agreement with the same force and effect as if originally named therein as the Borrower, (b) expressly assumes all the obligations and liabilities of the Original Borrower arising under the Credit Agreement and the other Loan Documents, and (c) agrees to all of the terms and provisions of the Credit Agreement and the other Loan Documents to which the Original Borrower is a party, including, without limitation, all affirmative and negative covenants contained in Articles VII and VIII of the Credit Agreement. From and after the date hereof, each reference to (i) the “Borrower” in the Credit Agreement and the other Loan Documents shall be deemed to refer to the Surviving Entity and (ii) each reference to a “Loan Party” or the “Loan Parties” shall be deemed to include the Surviving Entity.

3. Representations and Warranties. The Surviving Entity represents and warrants to the Lender that (a) this Agreement has been duly authorized, executed and delivered by the Surviving Entity and constitutes a legal, valid and binding obligation of the Surviving Entity, enforceable against the Surviving Entity in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity), (b) no Default or Event of Default has occurred and is continuing or would result from the Merger and (c) the Surviving Entity is organized and existing under the laws of the Commonwealth of Massachusetts.

4. Further Assurances. The Surviving Entity shall execute and deliver such other documents and take such other actions as the Lender may reasonably request to confirm the assumption of liabilities and obligations executed hereby.

5. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

2

6. Effect on Loan Documents. Except as expressly supplemented hereby, the Loan Documents shall remain in full force and effect.

7. Successors and Assigns. This Agreement shall be binding upon the Surviving Entity and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Lender; provided, that the Surviving Entity may not (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of the Lender. Without limiting the generality of the foregoing, the Lender may assign or otherwise transfer (in whole or in part) its Commitment, Note or Loan held by it to any other Person under the terms of Section 10.10 of the Credit Agreement, and such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to the Lender under each Loan Document (including this Agreement) or otherwise.

8. Amendment. None of the provisions of this Agreement may be waived, changed or altered except in a writing signed by the Lender and the Surviving Entity.

9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10. Governing Law, Entire Agreement, Etc. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Agreement, along with the other Loan Documents, constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect hereto.

11. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when a counterpart hereof executed on behalf of the Surviving Entity shall have been received by the Lender. Delivery of an executed counterpart of a signature page to this Agreement by email (e.g. “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

[Remainder of Page Left Intentionally Blank]

3

IN WITNESS WHEREOF, the Surviving Entity has executed this Agreement as of the date first above written.

SURVIVING ENTITY:

RECRO GAINESVILLE LLC

By:
Name:
Title:

[Signature Page to Assumption Agreement]

EXHIBIT G

FORM OF MORTGAGE

This Instrument Prepared By and

Upon Recordation Return to:

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attention: Peter Schwartz

RECRO GAINESVILLE LLC,

A MASSACHUSETTS LIMITED LIABILITY COMPANY,

SUCCESSOR BY MERGER TO RECRO PHARMA LLC,

A DELAWARE LIMITED LIABILITY COMPANY

having an office at 1300 Gould Drive, Gainesville, Georgia, as grantor

                                                                                          (Grantor)

to

ORBIMED ROYALTY OPPORTUNITIES II, LP,

A DELAWARE LIMITED PARTNERSHIP, TOGETHER WITH ITS AFFILIATES,

SUCCESSORS, TRANSFEREES AND ASSIGNEES, AS LENDER,

having an office at 601 Lexington Avenue, 54th Floor, New York, NY 10022, as grantee

                                                                                                                           (Grantee)

GEORGIA DEED TO SECURE DEBT, ASSIGNMENT OF

LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

(Collateral is or may include Fixtures)

Dated:	As of March , 2015
Location:	1300 Gould Drive, Gainesville, Georgia
County:	Hall County

THIS DEED TO SECURE DEBT SECURES OBLIGATIONS WHICH MAY PROVIDE FOR FUTURE ADVANCES, ADJUSTMENTS IN THE INTEREST RATE AND PAYMENT AMOUNTS AND A BALLOON PAYMENT. THE MATURITY DATE OF THE OBLIGATIONS SECURED BY THIS DEED TO SECURE DEBT ARE ON OR BEFORE             , 2020.

GEORGIA DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

THIS GEORGIA DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed to Secure Debt”) is made as of this             day of March, 2015, by Recro Gainesville LLC, a Massachusetts limited liability company, successor by merger to Recro Pharma LLC, a Delaware limited liability company, having an address at 1300 Gould Drive, Gainesville, Georgia, as grantor (“Grantor”), to OrbiMed Royalty Opportunities II, LP, a Delaware limited partnership, having an address at c/o                                         , in its capacity as Lender under the hereinafter defined Credit Agreement, together with its affiliates and successors, transferees and assigns, as grantee (“Grantee”). All capitalized terms used but not otherwise defined in this Deed to Secure Debt shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

A. Grantor is the lawful owner and holder of fee simple title in and to that certain lot, piece or parcel of land as more particularly described in Schedule A attached hereto and by this reference made a part hereof (the “Land”), together with the buildings, structures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (hereinafter, collectively, together with all building materials and building equipment, the “Improvements”) (the Land and the Improvements, together with the fixtures and other property, rights, privileges, and interests encumbered or conveyed hereby hereinafter, collectively, the “Property”); and

B. Grantor, as Borrower, and Grantee, as Lender, are parties to a Credit Agreement, dated as of March 7, 2015 (as same may be hereinafter amended, extended, renewed, modified, restated or supplemented from time to time, the “Credit Agreement”), providing, inter alia, for a certain Term Loan in the maximum principal amount of FIFTY MILLION US DOLLARS (US$50,000,000), as evidenced by the Note; and

C. It is a condition to the obligation of the Lender to extend credit to the Borrower pursuant to the Credit Agreement, and any and all other loan documents executed and delivered in connection therewith (as each may be amended, restated or modified from time to time collectively, the “Loan Documents”), that Grantor execute and deliver this Deed to Secure Debt.

NOW THEREFORE, in consideration of the making of the financial accommodations described in the Credit Agreement and the covenants, agreements, representations and warranties set forth in this Deed to Secure Debt:

PART I - GENERAL PROVISIONS

Article 1 - GRANTS OF SECURITY

Section 1.1 PREMISES CONVEYED. Grantor does hereby GRANT, BARGAIN, SELL AND CONVEY AND CONFIRM, ASSIGN, TRANSFER AND SET OVER unto Grantee, and its successors and assigns, in FEE SIMPLE, with POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION and grant unto Grantee a security interest in and to the following property, rights, interests and estates now owned, or hereafter acquired by Grantor (collectively, the “Premises”):

(a) Land. The Land;

(b) Additional Land. All additional lands, estates and development rights hereafter acquired by Grantor for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Deed to Secure Debt;

(c) Improvements. The Improvements;

(d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Grantor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e) Equipment. All “equipment,” as such term is defined in Article 9 of the Uniform Commercial Code (as hereinafter defined), now owned or hereafter acquired by Grantor, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all machinery, equipment, furnishings, and electronic data-processing and other office and manufacturing equipment now owned or hereafter acquired by Grantor and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the “Equipment”). Notwithstanding the foregoing, Equipment shall not include any property belonging to tenants under leases except to the extent that Grantor shall have any right or interest therein;

(f) Fixtures. All Equipment now owned, or the ownership of which is hereafter acquired, by Grantor which is so related to the Land and Improvements forming part of the Premises that it is deemed fixtures or real property under the law of the State of Georgia, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Premises, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, steam, ventilating, plumbing, processing, manufacturing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, transportation systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Grantor’s interest therein) and all other utilities whether or not situated in easements, all water tanks, pipes, water supply, water power sites, fuel stations, fuel tanks, fuel supply, boilers and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”). Notwithstanding the foregoing, “Fixtures” shall not include any property which tenants are entitled to remove pursuant to leases except to the extent that Grantor shall have any right or interest therein;

(g) Personal Property. All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever (as defined in and subject to the provisions of the Uniform Commercial Code as hereinafter defined), other than Fixtures, which are now or hereafter owned by Grantor and which are located within or about the Land and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the “Personal Property”), and the right, title and interest of Grantor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Premises is located (as the same may be amended, the “Uniform Commercial Code”), superior in lien to the lien of this Deed to Secure Debt and all proceeds and products of the above;

(h) Leases and Rents. All leases, lettings, licenses, occupancy agreements and other agreements affecting the use, enjoyment or occupancy of all or any part of the Land and the Improvements heretofore or hereafter entered into, whether before or after the filing by or against Grantor of any petition for relief under 11 U.S.C. §101 et seq., as the same may be extend, renewed, modified, replaced or amended from time to time (the “Bankruptcy Code”) (collectively, the “Leases”) and all right, title and interest of Grantor, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases, the right to receive and apply the Rents to the payment of the Obligations;

(i) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Premises, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Premises;

(j) Insurance Proceeds. All proceeds in respect of the Premises under any insurance policies covering the Premises, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Premises;

(k) Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Premises as a result of tax certiorari or any applications or proceedings for reduction;

(l) Rights. The right, in the name and on behalf of Grantor, to appear in and defend any action or proceeding brought with respect to the Premises and to commence any action or proceeding to protect the interest of Grantee in the Premises;

(m) Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Grantor therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Grantor thereunder;

(n) Trademarks. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Premises;

(o) Proceeds. All proceeds of any of the foregoing, including, without limitation, proceeds of insurance and condemnation awards, whether cash, liquidation or other claims or otherwise; and

(p) Other Rights. Any and all other rights of Grantor in and to the items set forth in Subsections (a) through (o) above.

AND without limiting any of the other provisions of this Deed to Secure Debt, to the extent permitted by applicable law, Grantor expressly grants to Grantee, as secured party, a security interest in the portion of the Premises which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Deed to Secure Debt be deemed conclusively to be real estate and conveyed hereby.

Section 1.2 Assignment of Leases and Rents.

(a) This Deed to Secure Debt is intended to and hereby does create an absolute and present assignment to Grantee of the items of Premises constituting Rents, and not merely the passing of a security interest; provided, that Grantor shall have the right and license to collect said Rents under the Leases as the same shall accrue until terminated during the continuance of an Event of Default as provided in this Deed to Secure Debt.

(b) This Deed to Secure Debt is intended to be and hereby is an assignment of leases and the rights and interests arising thereunder, and Grantor hereby assigns, transfers and sets over to Grantee, as further security for the payment of the Obligations and other documents evidencing such Rents, all the right, title and interest of Grantor in, under and by virtue of any and all existing and future Leases, any and all guarantees of the tenants’ obligations under any provisions thereof, all security deposits delivered by tenants thereunder, whether in cash or letter of credit, all rights and claims for damage against tenants arising out of defaults under the Leases, including rights to termination fees and compensation with respect to rejected Leases pursuant to Section 365(a) of the United States Bankruptcy Code or any replacement Section thereof, and all tenant improvements and fixtures located on the Premises; provided, however, that Grantor is hereby granted a license to collect Rents under the Leases until terminated during the continuation of any Event of Default as provided in this Deed to Secure Debt. Grantor covenants that Grantor is the sole owner of the entire landlord’s or lessor’s interest in the Leases; that the Leases have not been and shall not be altered, modified, or amended in any manner whatsoever save as therein and herein set forth; that the tenant(s) or lessee(s) named therein are not in default under any of the terms, covenants or conditions thereof; that no Rent reserved in the Leases has been assigned or anticipated; and that no Rent for any period subsequent to the date hereof has been collected in advance of the time when the same became due under the terms of the Leases. Grantor covenants with Grantee to observe and perform all the obligations imposed upon the landlord or lessor under the Leases and not to do or permit to be done anything to impair the security thereof; not to collect any of the Rent arising or accruing under the Leases or from the Premises in advance of the time when the same shall become due; not to execute any other assignment of landlord’s or lessor’s interest in the Leases or assignment of Rents arising or accruing from the Leases or from the Premises except as hereinafter set forth; not to enter into any new Leases of the Premises or alter, modify, or change the terms of the Leases or cancel or terminate the same or accept a surrender thereof without the prior written consent of Grantee (which consent shall not be unreasonably withheld, conditioned or delayed); and at Grantee’s request, to further assign and transfer to Grantee any and all future Leases upon all or any part of the Premises, and to execute and deliver, at the request of Grantee, all such further assurances and assignments as Grantee shall from time to time reasonably require. Grantor will not execute any other assignment of the Leases or of any interest therein or of any of the Rents payable thereunder. Grantor will give prompt notice to Grantee of any notice of Grantor’s default received from any tenant, lessee or any other person and furnish Grantee with complete copies of said notice. If reasonably requested by Grantee, Grantor will enforce the Leases and all remedies available to Grantor against the tenant in case of default under the Leases by any tenant.

(c) Grantor hereby further grants to Grantee the right (i) to enter upon and take possession of the Premises for the purpose of collecting the said Rents, (ii) to dispossess by the usual summary proceedings (or any other proceedings of Grantee’s selection) any tenant defaulting in the payment thereof to Grantee, (iii) to lease the Premises, or any part thereof, and (iv) to apply said Rents, after payment of all necessary charges and expenses, on account of said Obligations. Such assignment and grant shall continue in effect until the Obligations is paid, the execution of this Deed to Secure Debt constituting and evidencing the irrevocable consent of Grantor to the entry upon and taking possession of the Premises by Grantee pursuant to such grant, whether foreclosure has been instituted or not and without applying for a receiver. So long as an Event of Default shall not have occurred and be continuing, Grantee will not exercise any of its rights under Section 1.2, and Grantee shall not receive and collect the Rents of the Premises accruing under any Lease. Such license of Grantor to collect and receive said Rents may be revoked by Grantee upon the occurrence of an Event of Default.

(d) Grantee shall not be liable for any loss sustained by the Grantor resulting from the failure of Grantee to let the leasable premises or the Premises after default or from any other act or omission of Grantee in managing the Premises after default, unless such loss is caused by the gross negligence or willful misconduct of Grantee as determined by a court of competent jurisdiction in a final nonappealable order. Grantee shall not be obligated to perform or discharge, nor does Grantee hereby undertake to perform or discharge, any obligation, duty or liability under the Leases or under or by reason of this Deed to Secure Debt, and Grantor shall, and does hereby agree to, indemnify Grantee for, and to hold Grantee harmless from any and all liabilities, losses and damages which may or might be incurred under the Leases or under or by reason of this Deed to Secure Debt and from any and all claims and demands whatsoever, in each case, prior to the foreclosure of the Deed to Secure Debt lien created hereby, which may be asserted against Grantee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases, except to the extent of such loss, liability, or damage as is caused by the gross negligence or willful misconduct of Grantee as determined by a court of competent jurisdiction in a final nonappealable order.

(e) Upon the occurrence and during the continuance of an Event of Default, the right and license to collect Rents granted to Grantor above shall automatically be revoked and Grantee is authorized at any time, without notice, in its sole discretion, to enter upon and take possession of the Premises or any part thereof, and to perform any acts Grantee deems necessary or proper to conserve the security, including, without limitation, manage and operate the Premises and the Grantor’s business on the Premises, and take possession of and use all books of account and financial records of the Grantor and its property managers or representatives, if any, relating to the Premises. With or without taking possession or having a receiver appointed, Grantee is entitled to collect and receive all Rents, including those past due as well as those accruing. Grantor irrevocably agrees that all such tenants shall be authorized to pay the Rents directly to Grantee without liability of such tenants for the determination of the actual existence of any default by Grantor claimed by Grantee. Tenants shall be expressly relieved of any and all duty, liability and obligation to Grantor in connection with any and all Rents so paid. Grantee shall be entitled to have a receiver appointed with or without notice by a court. Said receiver shall be authorized, without notice, to enter upon and take possession of the Premises and take any act it deems necessary or proper to conserve the security. With or without taking possession said receiver shall be entitled to collect the Rents and apply the same as the court may direct. Grantee or the receiver may also take possession of, and for these purposes use, any and all personal property used by Grantor in the rental or leasing of the Premises or any part thereof. The expense (including receiver’s fees, reasonable counsel fees, costs and agent’s compensation) incurred pursuant to the powers herein contained shall be secured hereby. Grantee shall (after payment of all such out of pocket costs and expenses incurred) apply such Rents received by it to the Deed to Secure Debt and Obligations secured hereunder in such order as Grantee determines; and Grantor agrees that exercise of such rights and disposition of such funds shall not constitute a waiver of any foreclosure once commenced nor preclude the later commencement of foreclosure for breach hereof. The right to enter and take possession of the Premises, the right to manage and operate the same, and the right to collect the Rents, in each case whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof. Grantee shall be liable to account only for such Rents actually received by Grantee. Grantor hereby specifically authorizes Grantee, and hereby irrevocably constitutes and appoints Grantee as Grantor’s agent and attorney-in-fact, in Grantor’s or Grantee’s name, to do any of the foregoing, said power of attorney being coupled with an interest and not revoked by insolvency, bankruptcy, death, dissolution or otherwise.

Section 1.3 SECURITY AGREEMENT. This Deed to Secure Debt is made pursuant to Official Code of Georgia Annotated (“O.C.G.A.”) Section 44-14-60, and is both a real property Deed to Secure Debt and a “security agreement” within the meaning of the Uniform Commercial Code. The Premises includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Grantor in the Premises. By executing and delivering this Deed to Secure Debt, Grantor hereby grants to Grantee, as security for the Obligations (hereinafter defined), a security interest in the Fixtures, the Equipment, the Personal Property and other property constituting the Premises to the full extent that the Fixtures, the Equipment, the Personal Property and such other property may be subject to the Uniform Commercial Code (said portion of the Premises so subject to the Uniform Commercial Code being called the “Collateral”). Without limiting the foregoing, Grantor hereby grants to Grantee a security interest in all of its present and future “Equipment” and “General Intangibles” (as said quoted terms are defined in the Uniform Commercial Code of the state where the Premises are located), and Grantee shall have, in addition to all rights and remedies provided herein, and in any other agreements, commitments and undertakings made by Grantor to Grantee, all of the rights and remedies of a “Secured Party” under the Georgia Uniform Commercial Code and the Uniform Commercial Code of the state of Grantor’s creation. If the lien of this Deed to Secure Debt is subject to a security interest covering any such personal property, then all of the right, title and interest of Grantor in and to any and all such property is hereby assigned to Grantee, together with the benefits of all deposits and payments now or hereafter made thereon by Grantor. During the continuation of any Event of Default, Grantee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Grantee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Grantee during the continuation of any Event of Default, Grantor shall, at its expense, assemble the Collateral and make it available to Grantee at a convenient place (at the Land if tangible property) reasonably acceptable to Grantee. Grantor shall pay to Grantee on demand any and all expenses, including reasonable legal expenses and attorneys’ fees, incurred or paid by Grantee in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral during the continuation of any Event of Default. Any notice of sale, disposition or other intended action by Grantee with respect to the Collateral sent to Grantor in accordance with the provisions hereof at least ten (10) Business Days prior to such action, shall, except as otherwise provided by applicable law, constitute reasonable notice to Grantor. The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Grantee to the payment of the Obligations in such priority and proportions as required under the Credit Agreement. The principal place of business of Grantor (Secured Debtor) is as set forth on page one hereof and the address of Grantee (Secured Party) is as set forth on page one hereof.

Section 1.4 FIXTURE FILING. Certain of the Premises is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, described or referred to in this Deed to Secure Debt, and this Deed to Secure Debt, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Premises that is or may become fixtures. For this purpose the following information is included: (i) Grantor is the “Debtor” with the address set forth on the first page hereof; (ii) Grantee is the “Secured Party” with the address set forth on the first page hereof; (iii) this document and any security interest granted herein covers goods which are or are to become fixtures; (iv) the jurisdiction of organization of the Grantor is set forth on the first page hereof; and (v) Grantor is the record owner of the Land and the Improvements. Grantor hereby authorizes Grantee to file any financing statements in connection therewith with the appropriate public office.

Section 1.5 PLEDGES OF MONIES HELD. Grantor hereby pledges to Grantee any and all monies now or hereafter held by Grantee or on behalf of Grantee, as additional security for the Obligations until expended or applied as provided in this Deed to Secure Debt.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Premises unto and to the use and benefit of Grantee and its successors and assigns forever, in fee simple.

THIS INSTRUMENT IS A DEED passing legal title pursuant to the laws of the State of Georgia governing deeds to secure debt and establishes a perpetual security title in the Premises in favor of Grantee. This instrument is also a security agreement by which Grantor does hereby grant a present and continuing security interest in and security title to that portion of the Premises constituting fixtures, goods, intangibles, the leases, rents and all other collateral covered by the Uniform Commercial Code pursuant to the Georgia Uniform Commercial Code. To the extent permitted by applicable law, this instrument is also a “fixture filing” for the purposes of the Uniform Commercial Code. Should the Obligations be satisfied in full and Grantor performs all the covenants herein contained and contained in the Credit Agreement and the Loan Documents, then this Deed to Secure Debt shall be canceled and surrendered, it being intended by the parties hereto that this instrument shall operate as a deed, and not as a mortgage creating a lien only; provided, however, that Grantor’s obligation to indemnify and hold harmless Grantee pursuant to the provisions hereof shall survive any such payment or release.

Article 2- OBLIGATIONS SECURED

Section 2.1 OBLIGATIONS. This Deed to Secure Debt shall secure all the Obligations.

Section 2.2 OTHER OBLIGATIONS. This Deed to Secure Debt and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the “Other Obligations”):

(a) the due and punctual payment and performance of all other obligations of Grantor contained in this Deed to Secure Debt; and

(b) the performance of each obligation of Grantor contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Credit Agreement or this Deed to Secure Debt.

Section 2.3 OBLIGATIONS AND OTHER OBLIGATIONS. Grantor’s obligations for the payment and performance of the Obligations and the Other Obligations may sometimes be referred to collectively herein as the “Obligations.”

Article 3 - REPRESENTATIONS AND WARRANTIES OF GRANTOR

Grantor represents and warrants to Grantee as follows:

Section 3.1 TITLE TO PREMISES. The right, title and interest of Grantor constitutes good, marketable and insurable fee simple title to the Premises, subject only to those Liens permitted under Section 8.3 of the Credit Agreement (“Permitted Liens”), including but not limited to those set forth on Exhibit B. Grantor has full power and lawful authority to encumber the Premises in the manner and form set forth hereunder. Grantor owns all fixtures and articles of personal property now or hereafter comprising part of the Premises, subject to the rights of space tenants in and to any such fixtures, personal property or installations, including any substitutions or replacements thereof free and clear of all liens and claims other than the Permitted Liens and the matters set forth in this Section 3.1; and such fixtures will be kept on or at the Premises and will not be removed from the Premises by Grantor, except as permitted under the Loan Documents and except such portions or items of such fixtures that are consumed or worn out in ordinary usage, all of which shall be promptly replaced by Grantor, except as otherwise expressly provided in the Loan Documents; and all covenants and Obligations of Grantor contained herein relating to the Premises shall be deemed to apply to the Fixtures whether or not expressly referred to herein. This Deed to Secure Debt is and will remain a valid and enforceable first lien on the Premises. Grantor will preserve such title, and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whatsoever, subject to said exceptions to title.

Section 3.2 DEED TO SECURE DEBT AUTHORIZED. The execution, delivery and performance by Grantor of this Deed to Secure Debt have been duly authorized by all necessary action, and do not contravene (i) Grantor’s Organic Documents, (ii) any court decree or order binding on or affecting Grantor or (iii) any law or governmental regulation binding on or affecting Grantor; or result in (i) or require the creation or imposition of any Lien on Grantor’s properties (except as permitted by this Agreement) or (ii) a default under any Material Agreement. Grantor is duly organized, validly existing and is in good standing under the laws of the state of its formation, and has (i) all necessary licenses, authorizations, registrations, permits and/or approvals that, in each case, are material to the operation and conduct of its business and (ii) full power and authority to own its properties and carry on its business as presently conducted and the execution and delivery by it of this Deed to Secure Debt and the Loan Documents.

Section 3.3 FLOOD DETERMINATION. The Premises are [not]1 located in an area identified by the Director of the Federal Emergency Management Agency as a zone having special flood hazards, described in 12 C.F.R. § 22.2, pursuant to the terms of the National Flood Insurance Act of 1968, or the Flood Disaster Protection Act of 1973, as same may have been amended to date.

Section 3.4 PERMITS. Grantor has all Permits, including Environmental Permits, necessary or required for ownership, operation and conduct of its business on the Premises or any part thereof. All

[1]	To be confirmed

such Permits are validly held and there are no defaults thereunder. The present use and/or occupancy of the Premises does not conflict with or violate any such Permit or, or any applicable law, ordinance, statute, rule, order, requirement or regulation.

Section 3.5 OTHER REPRESENTATIONS. All of the representations and warranties of Grantor contained in the Credit Agreement are hereby incorporated herein by reference to the same extent and with the same force as if fully set forth herein.

Article 4 - GRANTOR COVENANTS

Grantor covenants and agrees that:

Section 4.1 PAYMENT OF THE OBLIGATIONS. Grantor will pay and perform the Obligations at the time and in the manner provided in the Loan Documents and this Deed to Secure Debt.

Section 4.2 MAINTENANCE OF PREMISES. Grantor shall maintain or cause the Premises to be maintained in accordance with Section 7.3 of the Credit Agreement. The Improvements, the Fixtures, the Equipment and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Fixtures, the Equipment or the Personal Property, tenant finish and refurbishment of the Improvements) without the consent of Grantee, except as otherwise permitted under the Credit Agreement. Grantor shall promptly repair, replace or rebuild any part of the Premises which may be destroyed by any Casualty or become damaged, worn or dilapidated or which may be affected by any Condemnation, and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Grantor shall comply with all applicable laws and Permits applicable to the Premises in accordance with and to the extent required by the Credit Agreement. Grantor shall provide Grantee notice of environmental matters affecting the Premises to the extent and at the times and in the manner specified in Section 7.6 of the Credit Agreement. Grantor shall not cause or suffer to exist any Release of any Hazardous Materials at, to or from the Premises that would violate Section 7.6 of the Credit Agreement.

Section 4.3 USE OF PREMISES. Grantor shall not commit or suffer any waste of the Premises or make any change in the use of the Premises which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Premises, or take any action that might invalidate or allow the cancellation of any policy of insurance, or do or permit to be done thereon anything that may in any way materially impair the value of the Premises or the security of this Deed to Secure Debt. Grantor will not, without the prior written consent of Grantee, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof. Grantor shall not initiate, join in, acquiesce in or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the use which may be made of the Premises. If under applicable zoning provisions the use of the Premises is or shall become a nonconforming use, Grantor shall not cause or permit such nonconforming use to be discontinued or abandoned without the consent of Grantee. Except as expressly permitted by the Credit Agreement or the Loan Documents, Grantor shall not change the use of the Premises.

Section 4.4 INSURANCE. Grantor shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Grantor and the Premises as required pursuant to the Credit Agreement and the Loan Documents. If the Premises, or any part thereof, shall be destroyed or damaged by fire or other casualty, the provisions of the Credit Agreement shall govern the disposition of any insurance proceeds related to such loss.

Section 4.5 MAINTENANCE OF EXISTENCE. Grantor will, so long as it is owner of the Premises (or any part thereof or interest therein), maintain its legal existence in accordance with Section 7.2 of the Credit Agreement.

Section 4.6 CONDEMNATION AWARDS. The provisions of the Credit Agreement in respect of a Casualty Event shall control any proceedings for the condemnation of the Premises or any part thereof.

Section 4.7 PAYMENT FOR LABOR AND MATERIALS. (a) Grantor will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials (“Labor and Material Costs”) incurred in connection with the Premises and never permit to exist beyond the due date thereof in respect of the Premises or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Premises or any part thereof any other or additional lien or security interest other than the liens or security interests hereof except for the Permitted Liens. Subject to Grantor’s rights under Section 4.7(b) below, in the event that Grantor fails in a timely manner to make payment in full of or discharge such liens Grantee may, but shall not be obligated to, make payment or discharge such liens, upon notice to Grantor if practicable in order to preserve the lien of this Deed to Secure Debt or the collateral value of the Premises and Grantor shall, on demand, reimburse Grantee for all sums so expended and such amounts shall bear interest at the Default Rate. Grantee has not consented to any contract or to any work or to the furnishing of any materials which might be deemed to create a lien or liens superior to the lien of this instrument whether under any applicable statute or otherwise, other than Permitted Liens.

(b) After prior written notice to Grantee, Grantor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, provided that (i) no Event of Default Period is continuing, (ii) Grantor is permitted to do so under the provisions of any other mortgage or deed to secure debt affecting the Premises, (iii) such proceeding shall suspend the collection of the Labor and Material Costs from Grantor and from the Premises or Grantor shall have paid all of the Labor and Material Costs under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Grantor is subject and shall not constitute a default thereunder, (v) neither the Premises nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, and (vi) Grantor shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Grantee to insure the payment of any contested Labor and Material Costs, together with all interest and penalties thereon. If at any time payment of any Labor and Material Costs shall become necessary (a) to prevent the sale or forfeiture of the Premises or any portion thereof because of non-payment, or (b) to protect the lien of this Deed to Secure Debt, then Grantor shall pay the same in sufficient time to prevent the sale or forfeiture of the Premises or to protect the lien of this Deed to Secure Debt, as the case may be.

Section 4.8 PERFORMANCE OF OTHER AGREEMENTS. Grantor shall observe and perform each and every term, covenant and provision to be observed or performed by Grantor pursuant to the Credit Agreement, the Loan Documents and any other agreement or recorded instrument affecting or pertaining to the Premises and any amendments, modifications or changes thereto.

Section 4.9 TITLE. Grantor is the sole legal and beneficial owner of the fee simple interest in the Real Property, subject to no Lien or other encumbrance except Permitted Liens. Except as may be expressly permitted by the Credit Agreement, without the prior written consent of Grantee, Grantor shall not: (i) execute any conditional bill of sale, chattel mortgage or other security instruments covering any furniture, furnishings, fixtures and equipment, intended to be incorporated in the Premises or the appurtenances thereto, or covering articles of personal property placed in the Premises or purchase any of such furniture, furnishings, fixtures and equipment so that ownership of the same will not vest unconditionally in Grantor, free from encumbrances on delivery to the Premises; (ii) further mortgage, encumber, alienate, hypothecate, grant a security interest in or grant any other interest whatsoever in the Premises or any part thereof, or interest therein. or (iii) amend, modify, refinance, increase in amount, replace or substitute any deed to secure debt, mortgage, pledge or encumbrance affecting the Premises or any part thereof or any interest therein.

Section 4.10 ESTOPPEL CERTIFICATES. Grantor, within ten (10) Business Days upon request in person or by mail, shall furnish to Grantee a written statement, duly acknowledged, setting forth the amount due on this Deed to Secure Debt, the terms of payment and the maturity date of the Obligations, the date to which interest has been paid, whether any offsets or defenses exist against the Obligations and, if any are alleged to exist, a detailed description of the nature thereof.

Section 4.11 INCORPORATION BY REFERENCE. All the covenants, conditions and agreements contained in the Loan Documents are hereby made a part of this Deed to Secure Debt to the same extent and with the same force as if fully set forth herein.

Article 5 - OBLIGATIONS AND RELIANCES

Section 5.1 RELATIONSHIP OF GRANTOR AND GRANTEE. The relationship between Grantor and Grantee is solely that of debtor and creditor, and Grantee has no fiduciary or other special relationship with Grantor, and no term or condition of the Credit Agreement, the Loan Documents or this Deed to Secure Debt shall be construed so as to deem the relationship between Grantor and Grantee to be other than that of debtor and creditor.

Section 5.2 NO RELIANCE ON GRANTEE. The general partners, members, principals and (if Grantor is a trust) beneficial owners of Grantor are experienced in the ownership and operation of properties similar to the Premises, and Grantor and Grantee are relying solely upon such expertise and business plan in connection with the ownership and operation of the Premises. Grantor is not relying on Grantee’s expertise, business acumen or advice in connection with the Premises.

Section 5.3 NO GRANTEE OBLIGATIONS. Notwithstanding the provisions of Subsections 1.1(h) and (m) or Section 1.2, Grantee is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents. By accepting or approving anything required to be observed, performed or fulfilled or to be given to Grantee pursuant to this Deed to Secure Debt or the Credit Agreement, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Grantee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Grantee.

Section 5.4 RELIANCE. Grantor recognizes and acknowledges that in accepting the Credit Agreement and this Deed to Secure Debt, Grantee is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in the Loan Documents without any obligation to investigate the Premises and notwithstanding any investigation of the Premises by Grantee; that such reliance existed on the part of Grantee prior to the date hereof, that the warranties and representations are a material inducement to the Secured Parties to enter into the financial accommodations described in the Credit Agreement; and that the Secured Parties would not be willing to provide such accommodations and cause Grantee to accept this Deed to Secure Debt in the absence of the warranties and representations as set forth in the Loan Documents.

Article 6 - FURTHER ASSURANCES

Section 6.1 RECORDING OF DEED TO SECURE DEBT, ETC. Grantor forthwith upon the execution and delivery of this Deed to Secure Debt and thereafter, from time to time, will cause this Deed to Secure Debt and any of the other documents or instruments creating a lien or security interest or evidencing the lien hereof upon the Premises and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Grantee in, the Premises. Grantor will pay all taxes, charges, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of this Deed to Secure Debt and any other document or instrument executed in connection herewith, any note, document or instrument, deed to secure debt or mortgage supplemental hereto, any deed to secure debt with respect to the Premises and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Deed to Secure Debt, or any deed to secure debt or mortgage supplemental hereto, any deed to secure debt with respect to the Premises or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

Section 6.2 FURTHER ACTS, ETC. Grantor will, at the cost of Grantor, and without expense to Grantee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds to secure debt, assignments, notices of assignments, transfers and assurances as Grantee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Grantee the property and rights hereby deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to Grantee, or for carrying out the intention or facilitating the performance of the terms of this Deed to Secure Debt or for filing, registering or recording this Deed to Secure Debt, or for complying with all requirements of applicable law. Grantor hereby authorizes Grantee to file one or more financing statements to evidence and perfect the security interest of Grantee in the Premises, including, without limitation, financing statements containing the description “all assets of Grantor” or “all personal property of Grantor” or similar language. Upon the occurrence and continuance of an Event of Default, Grantor grants to Grantee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Grantee at law and in equity, including without limitation such rights and remedies available to Grantee pursuant to this Section 6.2, and this power, being coupled with an interest, shall be, irrevocable as long as any part of the Obligations remains unpaid.

Section 6.3 CHANGES IN TAX, CREDIT AND DOCUMENTARY STAMP LAWS. If any law is enacted or adopted or amended after the date of this Deed to Secure Debt which imposes a tax, either directly or indirectly, on the Secured Parties’ or Grantee’s interest in the Premises, Grantor will pay the tax, with interest and penalties thereon, if any, within ten (10) days after demand by Grantee. Grantor will not claim or demand or be entitled to any credit or credits on account of the Obligations for any part of the Taxes or Other Charges assessed against the Premises, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Premises, or any part thereof, for real estate tax purposes by reason of this Deed to Secure Debt or the Obligations. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Credit Agreement, this Deed to Secure Debt, or any of the other Loan Documents or impose any other tax or charge on the same, Grantor will pay for the same, with interest and penalties thereon, if any.

Section 6.4 SPLITTING OF DEED TO SECURE DEBT. This Deed to Secure Debt and the Credit Agreement shall, at any time until the Obligations shall be fully paid and satisfied, at the sole election of Grantee, be split or divided into two or more trusts and two or more deeds to secure debt, each of which shall cover all or a portion of the Premises to be more particularly described therein. To that end, Grantor, upon written request of Grantee, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Premises, to Grantee and/or its designee or designees substitute trust agreements, notes and deeds to secure debt in such principal amounts, aggregating not more than the Obligations, and containing terms, provisions and clauses similar to those contained herein and in the Credit Agreement, and such other documents and instruments as may be required by Grantee.

Section 6.5 REPLACEMENT DOCUMENTS. Upon receipt of an affidavit of an officer of Grantee as to the loss, theft, destruction or mutilation of any Loan Documents executed by Grantor or any document or instrument executed by Grantor in connection therewith which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Loan Documents or other document or instrument, Grantor will issue, in lieu thereof, a replacement Loan Document or other document or instrument, dated the date of such lost, stolen, destroyed or mutilated Loan Document or other document or instrument in the same principal amount and otherwise of like tenor.

Article 7 - DUE ON SALE/ENCUMBRANCE

Section 7.1 GRANTEE RELIANCE. Grantor acknowledges that Grantee, for the benefit of the Secured Parties, has a valid interest in maintaining the value of the Premises so as to ensure that, during any Event of Default, Grantee can recover a portion of the Obligations by a sale of the Premises.

Section 7.2 NO TRANSFER. Grantor shall not permit or suffer any direct or indirect sale, transfer, lease, pledge, assignment, mortgage, conveyance, grant, alienation or other disposition of all or a portion of the Premises except as permitted under the Credit Agreement.

Article 8 - RIGHTS AND REMEDIES UPON DEFAULT

Section 8.1 EVENT OF DEFAULT. For purposes of this Deed to Secure Debt, references to an “Event of Default” shall mean an “Event of Default” under and as defined in the Credit Agreement which shall constitute an Event of Default under this Deed to Secure Debt.

Section 8.2 REMEDIES. Upon the occurrence of and during the continuance of any Event of Default, Grantor agrees that Grantee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Premises, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Grantee may determine, in their sole discretion, without impairing or otherwise affecting the other rights and remedies of Grantee:

(a) declare the entire unpaid Obligations to be immediately due and payable;

(b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Deed to Secure Debt under any applicable provision of law, in which case the Premises or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Deed to Secure Debt for the portion of the Obligations then due and payable, subject to the continuing lien and security interest of this Deed to Secure Debt for the balance of the Obligations not then due, unimpaired and without loss of priority;

(d) sell for cash or upon credit the Premises or any part thereof and all estate, claim, demand, right, title and interest of Grantor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Credit Agreement, the Loan Documents, this Deed to Secure Debt or any other document or instrument executed in connection therewith;

(f) recover judgment on the Obligations either before, during or after any proceedings for the enforcement of this Deed to Secure Debt, the Credit Agreement, any Loan Document or any other document or instrument executed in connection therewith;

(g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Premises, without notice and without regard for the adequacy of the security for the Obligations and without regard for the solvency of Grantor, any guarantor, indemnitor or any Person liable for the payment of the Obligations to which appointment Grantor does hereby consent;

(h) the license granted to Grantor under Section 1.2 hereof shall automatically be revoked and Grantee may enter into or upon the Premises, either personally or by its agents, nominees or attorneys and dispossess Grantor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Grantor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Grantor agrees to surrender possession of the Premises and of such books, records and accounts to Grantee upon demand, and thereupon Grantee may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Premises and conduct the business thereat; (ii) complete any construction on the Premises in such manner and form as Grantee deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Premises; (iv) exercise all rights and powers of Grantor with respect to the Premises, whether in the name of Grantor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Premises and every part thereof; (v) require Grantor to pay monthly in advance to Grantee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Premises as may be occupied by Grantor; (vi) require Grantor to vacate and surrender possession of the Premises to Grantee or to such receiver and, in default thereof, Grantor may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Premises to the payment of the Obligations, in such order, priority and proportions as required under the Credit Agreement after deducting therefrom all expenses (including, to the extent permitted by applicable law, reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Premises, as well as just and reasonable compensation for the services of Grantee, its counsel, agents and employees; provided, that the foregoing shall not be deemed a waiver of the provisions of this Deed to Secure Debt prohibiting the sale or other disposition of the Premises without Grantee’s prior written consent;

(i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Fixtures, the Equipment and the Personal Property, or any part thereof, and to take such other measures as Grantee may deem necessary for the care, protection and preservation of the Fixtures, the Equipment and the Personal Property, and (ii) request Grantor at its expense to assemble the Fixtures, the Equipment and the Personal Property and make the same available to Grantee at a convenient place acceptable to Grantee. Any notice of sale, disposition or other intended action by Grantee with respect to the Fixtures, the Equipment and/or the Personal Property sent to Grantor in accordance with the provisions hereof at least ten (10) Business Days prior to such action, or as may be sooner required under applicable law, shall constitute commercially reasonable notice to Grantor;

(j) apply any sums then deposited or held in escrow or otherwise by or on behalf of Grantee in accordance with the terms of the Credit Agreement and this Deed to Secure Debt;

(k) take such steps to protect and enforce its rights in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Grantee shall elect;

(l) exercise any or all of the remedies available to it under this Deed to Secure Debt and the Loan Documents; or

(m) pursue such other remedies as Grantee may have under applicable law.

No remedy herein conferred upon or reserved to Grantee is intended to be exclusive of any other remedy, but every remedy herein provided shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity, or by statute; and every power and remedy given by this Deed to Secure Debt to Grantee may be exercised from time to time and as often as may be deemed expedient. No delay or omission by Grantee to exercise any right or power during the continuation of any Event of Default shall impair any such right or power or shall be construed to be a waiver of any event of default or an acquiescence therein. If Grantee shall have proceeded to enforce any right under this Deed to Secure Debt by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned, or shall have been determined adversely, then, and in such and every such case, Grantor shall be restored to its former positions and rights hereunder in respect of the Premises, and all rights, remedies and powers of Grantee shall continue as though no such proceedings had been taken. If any additional sum or sums shall become due and owing, by Grantor to Grantee, pursuant to the provisions hereof, the affidavit of Grantee shall be sufficient evidence of the fact that such additional sums are secured hereby in the amount set forth in such affidavit. No waiver of any breach or default hereunder shall constitute or be construed as a waiver by Grantee of any subsequent breach or default or of any breach or default of any other provisions of this Deed to Secure Debt. Any waiver by Grantee must be in writing and will not be construed as a continuing waiver. Without limiting the generality of the foregoing, any payment made by Grantee for insurance premiums, taxes, assessments, water rates, sewer rentals, levies, fees or any other charges affecting the Premises, shall not constitute a waiver of Grantor’s default in making such payments and shall not obligate Grantee to make any further payments.

In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of Premises, this Deed to Secure Debt shall continue as a lien and security interest on the remaining portion of the Premises unimpaired and without loss of priority.

Section 8.3 APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Premises, and or any part thereof, or any other sums collected by Grantee pursuant to the Credit Agreement, this Deed to Secure Debt or any other document or instrument executed in connection therewith shall be applied by Grantee to the payment of the Obligations in such priority and proportions as provided in the Credit Agreement. Grantee and any receiver of the Premises or any part thereof shall be liable to account for only those Rents actually received by it.

Section 8.4 RIGHT TO CURE DEFAULTS. During the continuation of any Event of Default or if Grantor fails to make any payment or to do any act as herein provided, Grantee may, but without any obligation to do so and without notice to or demand on Grantor and without releasing Grantor from any obligation hereunder, make or do the same in such manner and to such extent as Grantee may deem necessary to protect the security hereof. Grantee is authorized to enter upon the Premises for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Premises or to foreclose this Deed to Secure Debt or collect the Rents, and the cost and expense thereof (including, to the extent permitted by applicable law, reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 8.4, shall constitute a portion of the Obligations and shall be due and payable to Grantee upon demand. All such costs and expenses incurred by Grantee in remedying such failure to act or such failed payment or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Grantee that such cost or expense was incurred to the date of payment to Grantee. All such costs and expenses incurred by Grantee together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Obligations and be secured by this Deed to Secure Debt and the other Security Documents and shall be immediately due and payable upon demand by Grantee therefor.

Section 8.5 ACTIONS AND PROCEEDINGS. Grantee has the right to appear in and defend any action or proceeding brought with respect to the Premises and to bring any action or proceeding, in the name and on behalf of Grantor, which Grantee, in its discretion, decides should be brought to protect its interest in the Premises or its rights hereunder. All such costs and expenses incurred by Grantee in connection with such actions or proceedings, including, without limitation, reasonable attorneys’ fees and expenses and appellate attorneys’ fees and expenses and otherwise provided for in the Loan Documents, shall be paid by Grantor on demand and shall be secured by this Deed to Secure Debt.

Section 8.6 RECOVERY OF SUMS REQUIRED TO BE PAID. Grantee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Obligations as the same become due, without regard to whether or not the balance of the Obligations shall be due, and without prejudice to the right of Grantee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Grantor existing at the time such earlier action was commenced. In the event of a sale of the Premises, or any part thereof, and of the application of the proceeds of sale, as in this Deed to Secure Debt provided, to the payment of the debt hereby secured, Grantee shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon, the Obligations, and to enforce payment of all other charges, payments and costs due under this Deed to Secure Debt, and shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest at the applicable Default Rate under the Credit Agreement or supplemental Loan Documents. In case of the commencement of any case against the Grantor under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect or any proceedings for its reorganization or involving the liquidation of its assets, Grantee shall be entitled to prove the whole amount of principal and interest due under the Credit Agreement to the full amount thereof, and all other payments, charges and costs due under this Deed to Secure Debt and otherwise provided for in the Credit Agreement, without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Premises, provided, however, that in no case shall Grantee receive a greater amount than such principal and interest and such other payments, charges and costs from the aggregate amount of the proceeds of the sale of the Premises and the distribution from the estate of Grantor.

Section 8.7 EXAMINATION OF BOOKS AND RECORDS. Grantee, its agents, accountants and attorneys shall have the right to examine the records, books, and other papers of Grantor which reflect upon its financial condition, at the Premises or at any office regularly maintained by Grantor where the books and records are located in the manner and to the extent permitted under Section 7.5 of the Credit Agreement. This Section 8.7 shall apply until this Deed to Secure Debt shall be terminated pursuant to the terms of the Credit Agreement and without regard to whether an Event of Default is continuing.

Section 8.8 OTHER RIGHTS, ETC. (a) The failure of Grantee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Deed to Secure Debt. Grantor shall not be relieved of Grantor’s obligations hereunder by reason of (i) the failure of Grantee to comply with any request of Grantor or any guarantor or indemnitor with respect to the foreclosure of this Deed to Secure Debt or enforcement of any of the provisions hereof or of the Credit Agreement or the other documents and instruments executed in connection therewith, (ii) the release, regardless of consideration, of the whole or any part of the Premises, or of any person liable for the Obligations or any portion thereof, or (iii) any agreement or stipulation by Grantee extending the time of payment or otherwise modifying or supplementing the terms of the Credit Agreement, this Deed to Secure Debt or the other documents and instruments executed in connection therewith.

(b) It is agreed that the risk of loss or damage to the Premises is on Grantor, and Grantee shall have no liability whatsoever for decline in value of the Premises, for failure to maintain any policies of insurance, or for failure to determine whether insurance in force is adequate as to the amount or risks insured. Possession by Grantee shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Premises or collateral not in Grantee’s possession.

(c) Grantee may resort for the payment of the Obligations to any other Collateral held by Grantee in such order and manner as Grantee, in its discretion, may elect. Grantee may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Grantee thereafter to foreclose this Deed to Secure Debt. The rights of Grantee under this Deed to Secure Debt shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Grantee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Grantee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

(d) All rights of action under the Loan Documents and this Deed to Secure Debt may be enforced by Grantee without the possession of the Loan Documents and without the production thereof at any trial or other proceeding relative thereto.

(e) Upon the occurrence of any Event of Default and the acceleration of the maturity hereof, if, at any time prior to foreclosure sale, Grantor or any other person tenders payment of the amount necessary to satisfy the Obligations, the same shall constitute an evasion of the payment terms hereof and/or of the Credit Agreement and shall be deemed to be a voluntary prepayment hereunder, in which case such payment must include the premium and/or fee required under the prepayment provision, if any, contained herein or in the Credit Agreement. This provision shall be of no force or effect if at the time that such tender of payment is made, Grantor has the right under this Deed to Secure Debt or the Credit Agreement to prepay the Obligations without penalty or premium.

(f) If any payment due hereunder, or under the Loan Documents, is not paid when due, whether on any stated due date, any accelerated due date or any other date or at any other time specified under any of the terms hereof or thereof, then, and in such event, Grantor shall pay interest on the entire outstanding and unpaid principal balance of the Obligations in accordance with Section 3.1 of the Credit Agreement. All unpaid and accrued interest shall be secured by this Deed to Secure Debt as a part of the Obligations. Nothing in this Section 8.8 or in any other provision of this Deed to Secure Debt shall constitute an extension of the time of payment of the Obligations. Notwithstanding the appointment of any receiver, liquidator or trustee of Grantor, or of any of its property, or of the Premises or any part thereof, Grantee shall be entitled, to the extent not prohibited by law, to retain possession and control of all property now and hereafter covered by this Deed to Secure Debt to Grantee in accordance with the terms hereof and applicable law.

(g) In the event of any sale made under or by virtue of this 14.6 (whether made by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the entire Obligations, if not previously due and payable, immediately thereupon shall, anything in the Loan Documents or in this Deed to Secure Debt to the contrary notwithstanding, become due and payable.

Section 8.9 RIGHT TO RELEASE ANY PORTION OF THE PREMISES. Grantee may release any portion of the Premises for such consideration as Grantee may require without, as to the remainder of the Premises, in any way impairing or affecting the lien or priority of this Deed to Secure Debt, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Grantee for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Grantee may require without being accountable for so doing to any other lienholder. This Deed to Secure Debt shall continue as a lien and security interest in the remaining portion of the Premises.

Section 8.10 VIOLATION OF LAWS. If the Premises is not in full compliance with all requirements of applicable law, Grantee may impose additional reasonable requirements upon Grantor in connection herewith including, without limitation, monetary reserves or financial equivalents.

Section 8.11 RIGHT OF ENTRY. Upon reasonable notice to Grantor, Grantee and its agents shall have the right to enter and inspect the Premises at all reasonable times.

Article 9 – INDEMNIFICATION

Section 9.1 GENERAL INDEMNIFICATION. Grantor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to, to the extent permitted by applicable law, reasonable attorneys’ fees and other costs of defense) (collectively, the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of this Deed to Secure Debt, the Premises or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Obligations, the Loan Documents, the Credit Agreement, this Deed to Secure Debt, or any other document or instrument executed in connection therewith; (c) any and all lawful action that may be taken by Grantee in connection with the enforcement of the provisions of this Deed to Secure Debt, the Loan Documents, the Credit Agreement or any of the other documents or instruments executed in connection therewith, whether or not suit is filed in connection with same, or in connection with Grantor, any guarantor or indemnitor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Premises or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Premises or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Grantor to perform or be in compliance with any of the terms of this Deed to Secure Debt, the Credit Agreement or any Loan Documents; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof; (h) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Deed to Secure Debt, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Deed to Secure Debt is made; (i) any failure of the Premises to be in compliance with any requirements of applicable law; (j) the enforcement by any Indemnified Party of the provisions of this Article 9; (k) any and all claims and demands whatsoever which may be asserted against any Indemnified Party by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (1) the payment of any commission, charge or brokerage fee to anyone claiming through Grantor which may be payable in connection with the Premises or the Obligations; or (m) any misrepresentation made by Grantor in this Deed to Secure Debt, the Loan Documents, the Credit Agreement or any document or instrument executed in connection therewith. Any amounts payable to Grantee by reason of the application of this Section 9.1 shall become immediately due and payable and shall bear interest at the Default Rate provided in the Credit Agreement from the date loss or damage is sustained by Grantee until paid. For purposes of this Article 9, the term “Indemnified Parties” means Grantee, the Secured Parties under and as defined in the Credit Agreement and any Person who is or will have been involved in the origination of any of the Obligations, any Person who is or will have been involved in the assignment, syndication or servicing of any of the Obligations, any Person in whose name the encumbrance created by this Deed to Secure Debt is or will have been recorded, Persons and entities who may hold or acquire or will have held a full or partial interest in any of the Obligations (including, but not limited to, investors or prospective investors in any securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Obligations secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in any of the Obligations, whether during the term of the Obligations or as a part of or following a foreclosure of this Deed to Secure Debt and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Grantee’s assets and business).

Section 9.2 DEED TO SECURE DEBT AND/OR INTANGIBLE TAX. Grantor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Deed to Secure Debt, or any of the other documents and instruments executed in connection therewith, but excluding any income, franchise or other similar taxes.

Section 9.3 DUTY TO DEFEND; ATTORNEYS’ FEES AND OTHER FEES AND  EXPENSES. Upon written request by any Indemnified Party, Grantor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by such Indemnified Party, in the reasonable discretion of such Indemnified Party. Notwithstanding the foregoing, if the defendants in any such claim or proceeding include both Grantor and any Indemnified Party and Grantor and such Indemnified Party shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to Grantor, such Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party, provided that no compromise or settlement shall be entered without the consent of Grantor, which consent shall not be unreasonably withheld. Upon demand, Grantor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of, to the extent permitted by applicable law, reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith. If any action or proceeding is commenced to which action or proceeding Grantee is made a party or is a party-in-interest (including, but not limited to, any bankruptcy proceeding, lien foreclosure action or other action affecting the title or encumbrances upon the Premises, whether or not commenced or initiated by Grantor), or in which it becomes necessary to defend or uphold the lien of this Deed to Secure Debt, Grantor shall, on demand, reimburse Grantee for all expenses (including, without limitation, reasonable attorneys’ fees and disbursements and reasonable appellate attorneys’ fees and disbursements) incurred by Grantee in any such action or proceeding in the manner set forth in, and in accordance with the terms of Section 10.3 of the Credit Agreement, and all such expenses shall be secured hereby. In any action or proceeding to foreclose this Deed to Secure Debt or to recover or collect the Obligations, the provisions of law relating to the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

Article 10 - WAIVERS

Section 10.1 WAIVER OF STATUTORY RIGHTS. Notwithstanding anything herein contained to the contrary, Grantor: (i) HEREBY WAIVES TRIAL BY JURY in any action, suit or counterclaim arising in connection with, out of or otherwise relating to the Loan Documents, this Deed to Secure Debt or any other document or instrument now or hereafter executed and delivered in connection therewith or the Obligations secured by this Deed to Secure Debt, whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise; and (ii) hereby agrees and consents that any such claim or cause of action SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, and that Grantee may file an original counterpart or a copy of this Section 10.1 with any court as written evidence of THE CONSENT OF GRANTOR TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

Section 10.2 WAIVER OF COUNTERCLAIM. Grantor acknowledges that Grantor’s obligation to pay the Obligations in accordance with the provisions of the Loan Documents and this Deed to Secure Debt is and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to the Loan Documents, this Deed to Secure Debt or the obligation of Grantor thereunder to pay the Obligations or the Obligations of any other person relating to the Loan Documents or this Deed to Secure Debt, or the Obligations of Grantor under the Loan Documents or this Deed to Secure Debt, or otherwise with respect to the Obligations secured hereby. Grantor absolutely, unconditionally and irrevocably waives any and all right to assert any defense, setoff, counterclaim or cross claim of any nature whatsoever with respect to the obligation of Grantor to pay the Obligations in accordance with the provisions of the Loan Documents and this Deed to Secure Debt, or Obligations of Grantor under the Loan Documents or this Deed to Secure Debt, or otherwise with respect to the Obligations secured hereby, or in any action or proceeding brought by Grantee to collect the Obligations, or any portion thereof, or to enforce, foreclose and realize upon the lien and security interest created by this Deed to Secure Debt or any other document or instrument securing repayment of the Obligations, in whole or in part.

Section 10.3 MARSHALLING AND OTHER MATTERS. To the extent permitted by applicable law, Grantor hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Premises or any part thereof or any interest therein. Further, Grantor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Deed to Secure Debt on behalf of Grantor, and on behalf of each and every person acquiring any interest in or title to the Premises subsequent to the date of this Deed to Secure Debt and on behalf of all Persons to the extent permitted by applicable law. Grantor acknowledges that this Deed to Secure Debt is one of a number of other security instruments and documents which secure and evidence the Obligations in whole or in part, including, without limitation, the Loan Documents. The lien of this Deed to Secure Debt shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Grantee and, without limiting the generality of the foregoing, the lien hereof shall not be impaired by (i) any acceptance by Grantee of any other security for any portion of the Obligations, (ii) any failure, neglect or omission on the part of Grantee to realize upon or protect any portion of the Obligations or any Collateral therefor or (iii) any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any portion of the Obligations or of any of the Collateral therefor. In connection with the foregoing, without affecting the lien of this Deed to Secure Debt, Grantee may at any time and from time to time, either before or after expiration of the Term and without notice or consent (m) release any person liable for payment or performance of any obligation or Obligations secured by this Deed to Secure Debt or any Loan Documents; (n) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Obligations, or waiving any Obligations, or subordinating, modifying or otherwise dealing with the lien or charge hereof; (o) exercise or refrain from exercising or waive any right Grantee may have under this Deed to Secure Debt or any other Loan Documents; (p) accept additional security of any kind; or (q) release or otherwise deal with any property, real or personal, securing the Obligations, including all or any part of the Premises or any other collateral under the Loan Documents. Grantee may, at its discretion, foreclose, exercise any power of sale or exercise any other remedy available to Grantee under any or all of the Loan Documents without first exercising or enforcing any of its remedies under this Deed to Secure Debt, or may foreclose, exercise any power of sale, or exercise any other right available under this Deed to Secure Debt without first exercising or enforcing any of its rights and remedies under any or all of the Loan Documents. Such exercise of Grantee’s rights and remedies under any or all of the Loan Documents shall not in any manner impair the Obligations or lien of the Deed to Secure Debt, and any exercise of the rights or remedies of Grantee hereunder shall not impair the lien of any of the Loan Documents or any of Grantee’s rights and remedies thereunder. Grantor specifically consents and agrees that Grantee may exercise its rights and remedies hereunder and under the Loan Documents separately or concurrently and in any order that Grantee may deem appropriate.

Section 10.4 WAIVER OF NOTICE. To the extent permitted by applicable law, Grantor shall not be entitled to any notices of any nature whatsoever from Grantee except with respect to matters for which this Deed to Secure Debt or other Loan Documents specifically and expressly provide for the giving of notice by Grantee to Grantor and except with respect to matters for which Grantee is required by applicable law to give notice, and Grantor hereby expressly waives the right to receive any notice from Grantee with respect to any matter for which this Deed to Secure Debt or other Loan Documents does not specifically and expressly provide for the giving of notice by Grantee to Grantor.

Section 10.5 WAIVER OF STATUTE OF LIMITATIONS. To the extent permitted by applicable law, Grantor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Obligations or the Other Obligations.

Article 11 - NOTICES

All notices, consents, approvals and requests required or permitted hereunder shall be in writing, and shall be sent, and shall be deemed effective, as provided in the Credit Agreement.

Article 12 - APPLICABLE LAW

Section 12.1 GOVERNING LAW. (A) THIS DEED TO SECURE DEBT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY GRANTOR AND

ACCEPTED BY GRANTEE IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE OBLIGATIONS SECURED HEREBY WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS DEED TO SECURE DEBT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO ANY OTHER LOAN DOCUMENT WITH RESPECT TO THE PROPERTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF THIS DEED TO SECURE DEBT AND THE CREDIT AGREEMENT AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, GRANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS DEED TO SECURE DEBT, OR THE OTHER LOAN DOCUMENTS, AND THIS DEED TO SECURE DEBT AND THE CREDIT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST GRANTEE OR GRANTOR ARISING OUT OF OR RELATING TO THIS DEED TO SECURE DEBT MAY AT GRANTEE’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND GRANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. GRANTOR DOES HEREBY DESIGNATE AND APPOINT:

[TO BE PROVIDED]

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GRANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GRANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. GRANTOR (I) SHALL GIVE PROMPT NOTICE TO GRANTEE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A

SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 12.2 USURY LAWS. Nothing in this Deed to Secure Debt or in any other agreement between Grantor and Grantee shall require Grantor to pay, or Grantee to accept, interest in an amount which would render this Deed to Secure Debt usurious or unenforceable, in whole or in part or which would subject Grantee to any penalty or forfeiture under applicable law. In the event that the payment of any charges, fees or other sums due hereunder or any such other agreement which are or could be held to be in the nature of interest and which would subject Grantee to any penalty or forfeiture under applicable law, then ipso facto the Obligations of Grantor to make such payment shall be reduced to the highest rate authorized under applicable law. Should Grantee receive any payment which is or would be in excess of the highest rate authorized under law, such payment shall have been, and shall be deemed to have been, made in error and shall automatically be held by Grantee as additional cash collateral for the Obligations.

Section 12.3 PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Deed to Secure Debt may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Deed to Secure Debt invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Deed to Secure Debt or any application thereof shall be invalid or unenforceable, the remainder of this Deed to Secure Debt and any other application of the term shall not be affected thereby.

Article 13 - DEFINITIONS

Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed to Secure Debt may be used interchangeably in singular or plural form and the word “Grantor” shall mean “Grantor herein named and any subsequent owner or owners of the Premises or any part thereof or any interest therein, and their respective heirs, executors, legal representatives, successor and assigns,” the word “Grantee” shall mean “Grantee and any subsequent assignee under the Credit Agreement,” the word “Credit Agreement” shall mean “the Credit Agreement and any other evidence of the Obligations secured by this Deed to Secure Debt,” the word “Premises” shall include any portion of the Premises and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include, to the extent permitted by applicable law, any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Grantee in protecting its interest in the Premises, the Leases and the Rents and enforcing its rights hereunder. If there is more than one Grantor, all their undertakings hereunder shall be deemed joint and several. All references in this Deed to Secure Debt to the lien hereof shall be deemed to refer to the security title hereby conveyed and all security interest and liens created hereby.

Article 14 - MISCELLANEOUS PROVISIONS

Section 14.1 NO ORAL CHANGE. This Deed to Secure Debt, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Grantor or Grantee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Grantor acknowledges that the Loan Documents executed and delivered in connection therewith or otherwise in connection with the Obligations secured hereby set forth the entire agreement and understanding of Grantor and Grantee with respect to the Obligations secured hereby and that no oral or other agreements, understandings, representations or warranties exist with respect to the Obligations secured hereby other than those set forth in the the Loan Documents.

Section 14.2 SUCCESSORS AND ASSIGNS. This Deed to Secure Debt runs with the land, and shall be binding upon and inure to the benefit of Grantor and Grantee and their respective successors and assigns forever.

Section 14.3 INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Credit Agreement or this Deed to Secure Debt is held to be invalid, illegal or unenforceable in any respect, the Credit Agreement and this Deed to Secure Debt shall be construed without such provision.

Section 14.4 HEADINGS, ETC. The headings and captions of various Sections of this Deed to Secure Debt are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 14.5 NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 14.6 SUBROGATION. If any or all of the proceeds of the Obligations have been used to extinguish, extend or renew any indebtedness heretofore secured by the Premises, then, to the extent of the funds so used, Grantee shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Premises heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Grantee and are merged with the lien and security interest created herein as cumulative security for the repayment of the Obligations, the performance and discharge of Grantor’s obligations hereunder and under the Credit Agreement and the performance and discharge of the Other Obligations.

Section 14.7 LIMITATION ON GRANTEE’S RESPONSIBILITY. No provision of this Deed to Secure Debt shall operate to place any obligation or liability for the control, care, management or repair of the Premises upon Grantee, nor shall it operate to make Grantee responsible or liable for any waste committed on the Premises by the tenants or any other Person, or for any dangerous or defective condition of the Premises, or for any negligence in the management, upkeep, repair or control of the Premises resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Grantee a “mortgagee in possession.”

Section 14.8 OTHER MORTGAGES; NO ELECTION OF REMEDIES.

(a) The Obligations is now or may hereafter be secured by one or more other deeds to secure debt, mortgages, deeds of trust and other security agreements (collectively, as the same may be amended and in effect from time to time, are herein collectively called the “Other Mortgages”), which cover or will hereafter cover other properties that are or may be located in various states (the “Other Collateral”). The Other Mortgages will secure the payment and performance of the Obligations. During the continuation of any Event of Default, Grantee may proceed under this Deed to Secure Debt and/or any or all of the Other Mortgages against either the Premises and/or any or all of the Other Collateral in one or more parcels and in such manner and order as Grantee shall elect. Grantor hereby irrevocably waives and releases, to the extent permitted by law, and whether now or hereafter in force, any right to have the Premises and/or the Other Collateral marshaled upon any foreclosure of this Deed to Secure Debt or any Other Mortgages.

(b) Without limiting the generality of the foregoing, and without limitation as to any other right or remedy provided to Grantee in this Deed to Secure Debt, the Other Mortgages or the Credit Agreement, during the continuation of any Event of Default, (i) Grantee shall have the right to pursue all of its rights and remedies under this Deed to Secure Debt, the Other Mortgages or the Credit Agreement, at law and/or in equity, in one proceeding, or separately and independently in separate proceedings from time to time, as Grantee, in its sole and absolute discretion, shall determine from time to time, (ii) Grantee shall not be required to either marshall assets, sell the Premises and/or any Other Collateral in any particular order of alienation (and may sell the same simultaneously and together or separately), or be subject to any “one action” or “election of remedies” law or rule with respect to the Premises and/or any Other Collateral, (iii) the exercise by Grantee of any remedies against any one item of Premises and/or any Other Collateral will not impede Grantee from subsequently or simultaneously exercising remedies against any other item of Premises and/or Other Collateral, (iv) all liens and other rights, remedies or privileges provided to Grantee herein shall remain in full force and effect until Grantee has exhausted all of its remedies against the Premises and all Premises has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations, and (v) Grantee may resort for the payment of the Obligations to any security held by Grantee in such order and manner as Grantee, in its discretion, may elect and Grantee may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Grantee thereafter to foreclose this Deed to Secure Debt.

(c) Without notice to or consent of Grantor and without impairment of the lien and rights created by this Deed to Secure Debt, Grantee may, at any time (in its sole and absolute discretion, but Grantee shall have no obligation to), execute and deliver to Grantor a written instrument releasing all or a portion of the lien of this Deed to Secure Debt as security for any or all of the obligations of Grantor now existing or hereafter arising under or in respect of the Obligations, whereupon following the execution and delivery by Grantee to Grantor of any such written instrument of release, this Deed to Secure Debt shall no longer secure such obligations of Grantor so released.

Section 14.9 VARIABLE INTEREST RATE. If applicable, under the terms and provisions of the Loan Documents, the interest rate payable thereunder may be variable. THE PURPOSE OF THIS PARAGRAPH IS TO PROVIDE RECORD NOTICE OF THE RIGHT OF GRANTEE, ITS SUCCESSORS AND ASSIGNS, TO INCREASE OR DECREASE THE INTEREST RATE ON ANY OF THE OBLIGATIONS WHERE THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT OR SUPPLEMENTAL LOAN DOCUMENTS PROVIDE FOR A VARIABLE INTEREST RATE.

Section 14.10 CREDIT AGREEMENT PARAMOUNT. If and to the extent that any of the provisions of this Deed to Secure Debt conflict or are otherwise inconsistent with any provisions of the Credit Agreement, the provisions of the Credit Agreement, shall prevail.

Section 14.11 LIEN PRIORITY. Any agreement hereafter made by Grantor and Grantee pursuant to this Deed to Secure Debt shall be superior to the rights of the holder of any intervening lien or encumbrance to the extent allowed by law and other than the Permitted Liens.

Section 14.12 MAXIMUM PRINCIPAL AMOUNT. Notwithstanding any provision set forth herein to the contrary, in addition to the amount of principal indebtedness secured by this Deed to Secure Debt plus all interest payable thereon, this Deed to Secure Debt shall also secure all amounts expended by Grantee after default hereunder by Grantor as follows: (1) for the payment of taxes, charges or assessments which may be imposed by legal requirements upon the Premises; (2) to maintain the insurance required under this Deed to Secure Debt; (3) for any expenses incurred in maintaining the Premises to the extent required under this Deed to Secure Debt or under the Credit Agreement and upholding the lien of this Deed to Secure Debt, including, but not limited to, the expense of any litigation to prosecute or defend the rights and lien created by this Deed to Secure Debt; and (4) for any amount, cost or charge to which Grantee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority, which accrued but unpaid interest and the amounts set forth herein after being expanded shall become a part of the Obligations and be secured by this Deed to Secure Debt, provided, however, that any payments made from time to time in reduction of the principal amount of the Obligations under the Loan Documents shall be applied first in reduction of the Obligations under the Loan Documents and shall not reduce the sums secured hereby until such time as Grantee shall have no further Obligations to make loans to Grantor under the Loan Documents.

Section 14.13 ACCEPTANCE. Acceptance of any payment (other than a monetary payment in cure of a monetary default) after the occurrence of an Event of Default shall not be deemed a waiver of or a cure of such Event of Default and every power and remedy given by this Deed to Secure Debt to Grantee may be exercised from time to time as often as may be deemed expedient by Grantee. Nothing in this Deed to Secure Debt or in the Loan Documents shall limit or diminish the obligation of Grantor to pay the Obligations in the manner and at the time and place therein respectively expressed.

Section 14.14 COVER PAGE. The information set forth on the cover hereof is hereby incorporated herein.

Section 14.15 RECEIPT. Grantor acknowledges that it has received a true copy of this Deed to Secure Debt provided without charge.

Section 14.16 GRANTEE’S CONSENT. If at any time Grantor believes that Grantee has not acted reasonably in granting or withholding any approval or consent under the this Deed to Secure Debt or the Loan Documents, as to which approval or consent either Grantee has expressly agreed to act reasonably, or absent such agreement, a court of law having jurisdiction over the subject matter would require Grantee to act reasonably, then Grantor’s sole remedy shall be to seek injunctive relief or specific performance and no action for monetary damages or punitive damages shall in any event or under any circumstances be maintained by Grantor against Grantee.

Article 15 - STATE-SPECIFIC PROVISIONS

Section 15.1 PRINCIPLES OF CONSTRUCTION. In the event of any inconsistencies between the terms and conditions of this Article 15 and the other terms and conditions of this Deed to Secure Debt, the terms and conditions of this Article 15 shall control and be binding.

Section 15.2 MAXIMUM PRINCIPAL AMOUNT AND MATURITY DATE. The parties intend that this Deed to Secure Debt shall secure the payment and performance of Grantor’s Obligations hereunder in the maximum amount of the unpaid balance of all loan advances and other financial accommodations (in the aggregate and exclusive of interest thereon and advances made pursuant hereto for the payment of taxes, insurance premiums, and for protection of the Premises) which may be outstanding at any time of FIFTY MILLION US DOLLARS (US$50,000,000) with final payment due on or before             , 2020.

Section 15.3 FUTURE ADVANCES. Grantor agrees that the Obligations shall include, and that this Deed to Secure Debt is given to secure, advances that may be made by Grantee to Grantor and obligations to Grantee that may be incurred by the Grantor after the execution of this Deed to Secure Debt (“future advances”) and that this Deed to Secure Debt shall secure all future advances of every kind and whenever occurring; provided however, that the maximum principal amount of future advances outstanding at any one time shall not exceed FIFTY MILLION US DOLLARS (US$50,000,000), such maximum amount being stated herein pursuant to and in accordance with Georgia law and not being a commitment by Grantee to make future advances. The parties further expressly agree that should all monies advanced to the Grantor pursuant to the Credit Agreement, the Loan Documents be totally repaid and the balance owing to the Grantee be reduced to zero at any time or from time to time, this Deed to Secure Debt shall not become null and void by operation of law or otherwise, but shall remain in full force and effect and shall retain its priority position of record until cancelled. Should (i) the Obligations be indefeasibly paid in full and the payment of the Obligations no longer be subject to rescission, recovery or repayment upon the bankruptcy, insolvency, reorganization, moratorium, receivership or similar proceeding affecting the Grantor, and (ii) the obligation of the Grantee to extend any financial accommodation to Grantor be terminated in writing by Grantee or the Credit Agreement or the Loan Documents terminated by Grantee in writing, this Deed to Secure Debt shall be cancelled and surrendered by Grantee.

Section 15.4 GRANTEE MAY PURCHASE INSURANCE. As used herein, the terms “you” and “your” shall refer to Grantor, and the terms “we” and “us” shall refer to Grantee: UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

Section 15.5 MECHANIC’S LIEN. No lien provided for by the Statutes of Georgia, in force at any time while the lien hereof exists, in favor of any person who furnished labor or materials in the erection or repair of any building now or hereafter on said land, shall attach to said land or building, except as subject and subordinate to the lien of this Deed to Secure Debt and any person dealing with said Premises after the recording of this Deed to Secure Debt is hereby charged with notice of and consent to this stipulation, and with a waiver of any lien except as subject and subordinate hereto.

Section 15.6 REDEMPTION WAIVER. Grantor for itself, its successors and assigns, hereby wholly waives any and all rights of appraisement, sale, redemption, dower, curtesy and homestead under the laws of the State of Georgia now or hereafter in effect.

Section 15.7 SALE OF PREMISES. During the continuation of any Event of Default, Grantee, at its option, may sell the Premises or any part of the Premises at one or more public sale or sales before the door of the courthouse of the county in which the Land or any part of the Land is situated, to the highest bidder for cash, in order to pay the Obligations and all expenses of sale and of all proceedings in connection therewith, including attorney’s fees actually incurred at standard hourly rates, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff’s sales are advertised in said county. At any such public sale, Grantee may execute and deliver to the purchaser a conveyance of the Premises or any part of the Premises in fee simple, with full warranties of title and to this end, Grantor hereby constitutes and appoints Grantee the agent and attorney-in-fact of Grantor to make such sale and conveyance, and thereby to divest Grantor of all right, title and equity that Grantor may have in and to the Premises and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Grantor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Obligations and shall not be exhausted by one exercise thereof but may be exercised until full payment of all of the Obligations. Nevertheless, the Grantor, if so requested by Grantee, shall ratify and confirm any such sale or sales by executing and delivering to Grantee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Grantee, for that purpose, and as may be designated in such request.

In any sale or sales made by Grantee under the power herein granted, or upon any sale or sales under or by virtue of any judicial proceedings: (i) the whole of the Premises, real, personal and mixed, may be sold in one parcel as an entirety, or the Premises may be sold in separate parcels as may be determined by Grantee in its discretion; (ii) all recitals contained in any deed or other instrument of conveyance, assignment or transfer made and delivered by Grantee in pursuance of the powers granted and conferred herein, shall be prima facie evidence of the facts therein set forth; (iii) such sale or sales shall operate to divest Grantor of all right, title, interest, claim and demand, either at law or in equity, under statute or otherwise, in and to the Premises and every part thereof so sold and shall be a perpetual bar, both in law or equity, against Grantor and any and all persons claiming or to claim from, through or under Grantor ; and (iv) Grantee may bid for and purchase the Premises or any part thereof or interest therein and in lieu of paying cash therefor may make payment therefor by presenting to Grantee the Credit Agreement, the Loan Documents or the other evidences of Obligations so that there may be endorsed as paid thereon the net sales price (after deducting therefrom the expenses of the sale and the costs of the action and any other sums which the Grantee is authorized to deduct under this Deed to Secure Debt) which is to be applied to payment of Obligations as herein provided. Each time it shall become necessary to insert an advertisement of foreclosure, and sale is not had, Grantee shall be entitled to receive the sum of One Hundred Dollars ($100.00) for services and the amount of all advertising charges from Grantor, all of which shall be further secured hereby. Grantee may comply with any applicable state or federal law requirements in connection with a disposition of the Premises and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Premises. Grantee may sell the Premises without giving any warranties as to the Premises. Grantee may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Premises. If Grantee sells any of the Premises upon credit, Grantor will be credited only with payments actually made by the purchaser, received by Grantee and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Premises, Grantee may resell the Premises. Upon the foreclosure and sale of the Premises, or any part thereof, the proceeds of such sale or sales shall be applied in the manner set forth in the Credit Agreement and the Loan Documents; provided that in the event the net proceeds of such sale or sales shall not be sufficient to satisfy in full the Obligations, Grantor hereby promises and agrees to pay any deficiency thereon on demand with interest at the Default Rate. Grantee may adjourn from time to time any sale by it to be made under or by virtue of this Deed to Secure Debt by public announcement at the time and place appointed for such sale or for such adjourned sale or sales; and except as otherwise provided by any applicable provision of law, Grantee, without further notice or publication, may make such sale at the time and place to which the same shall be fixed by the last postponement.

Section 15.8 COMMERCIAL TRANSACTION. Grantor acknowledges that the transaction of which this deed is a part is a transaction which does not include either agricultural real estate or residential real estate and that this is a “commercial transaction” within the meaning of O.C.G.A. § 44-14-260(1).

Section 15.9 WAIVER. Grantor hereby waives any order or decree of foreclosure, pursuant to the rights herein granted, on behalf of Grantor, and each and every person acquiring any interest in or title to the Premises, subsequent to the date of this Deed to Secure Debt, and on behalf of all other persons to the extent permitted by applicable law.

In case Grantee shall have proceeded to enforce any right under this Deed to Secure Debt by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned because of waiver or for any other reason, or shall have been determined adversely, then, and in such and every such case, Grantor and Grantee shall severally and respectively be restored to their former positions and rights hereunder in respect of the Premises, and all rights, remedies and powers of Grantee shall continue as though no such proceedings had been taken. No waiver of any breach or default hereunder shall constitute or be construed as a waiver by Grantee of any subsequent breach or default or of any breach or default of any other provisions of this Deed to Secure Debt. Any waiver by Grantee must be in writing and will not be construed as a continuing waiver.

Section 15.10 ATTORNEY’S FEES. Notwithstanding anything contained in this Deed to Secure Debt to the contrary, whenever Grantor is required to pay Grantee’s attorney’s fees under this Deed to Secure Debt, such requirement shall and is hereby deemed to require Grantor to pay the attorney’s fees of Grantee’s counsel actually incurred at the standard hourly rates of such counsel and expenses related thereto. Grantor shall not be liable under any circumstances for any additional attorneys’ fees or expenses under O.C.G.A. §13-1-11 or otherwise, and, to the extent Grantee may be permitted to charge or receive additional attorneys’ fees or expenses under O.C.G.A. §13-1-11, Grantee hereby waives such right.

BY EXECUTION OF THIS DEED TO SECURE DEBT, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF GRANTEE TO ACCELERATE THE OBLIGATIONS AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE PREMISES BY NON-JUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS DEED TO SECURE DEBT (B) WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES OF AMERICA (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, (1) TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS DEED TO SECURE DEBT AND (2) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS DEED TO SECURE DEBT AND ANY AND ALL QUESTIONS OF GRANTOR REGARDING THE LEGAL EFFECT OF THIS DEED TO SECURE DEBT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR, AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS DEED TO SECURE DEBT AND (D) ACKNOWLEDGES THAT

ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION AND THAT THIS DEED TO SECURE DEBT IS VALID AND ENFORCEABLE BY GRANTEE AGAINST GRANTOR IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.

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IN WITNESS WHEREOF, THIS GEORGIA DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING has been duly executed by Grantor to be effective as of the day and year first above written.

Signed, sealed and delivered in the presence of:	RECRO GAINESVILLE LLC, a Massachusetts limited liability company, successor by merger to RECRO PHARMA
Unofficial Witness	LLC, a Delaware limited liability company

Notary Public	By:
Name:
My Commission Expires:	Title:

(Seal)
Affix Notary Seal:

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT B

PERMITTED LIENS

Each of the following shall constitute a Permitted Lien:

EXHIBIT H

FORM OF WARRANT

THIS WARRANT AND THE SECURITIES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Recro Pharma, Inc.

WARRANT

dated as of             , 2015

THIS CERTIFIES THAT, for value received, OrbiMed Royalty Opportunities II, LP or its successors or permitted assigns (such Person and such successors and assigns each being the “Warrant Holder” with respect to the Warrant held by it), at any time and from time to time on any Business Day on or prior to 5:00 p.m. (New York City time) on the Expiration Date (as herein defined), is entitled (a) to subscribe for the purchase from Recro Pharma, Inc., a Pennsylvania corporation (the “Company”), [•]1 Shares at a price per Share equal to the Exercise Price (as herein defined), and (b) to the other rights set forth herein; provided that the number of Shares issuable upon any exercise of this Warrant and the Exercise Price shall be adjusted and readjusted from time to time in accordance with Section 5. By accepting delivery hereof, the Warrant Holder agrees to be bound by the provisions hereof.

IN FURTHERANCE THEREOF, the Company irrevocably undertakes and agrees for the benefit of Warrant Holder as follows:

Section 1. Definitions and Construction.

(a) Certain Definitions. As used herein (the following definitions being applicable in both singular and plural forms):

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

“Appraised Value” means at any time the fair market value thereof determined in good faith by the Board of Directors of the Company as of a date which is within ten (10) days of the date as of which the determination is to be made, subject to the rights of the Requisite Holders pursuant to Section 5(n).

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Closing Price” means, for any trading day with respect to a Share, (a) the last reported bid price on such day on the Principal Trading Market, as reported by Bloomberg, or (b) if no bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported by OTC Markets Group.

[1]	Number equal to 3.0% of Recro’s outstanding common stock (on a fully diluted basis and after giving effect to any warrants or common stock issued in connection with the Acquisition Agreement, but excluding any commitment to purchase shares under the Aspire ATM Agreement (but not any shares actually issued thereunder)) post exercise.

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“Commission” means the Securities and Exchange Commission or any other Federal agency administering the Securities Act at the time.

“Exchange Act” means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Exercise Amount” means for any number of Warrant Shares as to which this Warrant is being exercised the product of (i) such number of Warrant Shares times (ii) the Exercise Price.

“Exercise Price” means $[•]2, as adjusted from time to time pursuant to Section 5.

“Expiration Date” means the earlier of (i) [•]3, 2022, and (ii) the closing of a Qualified Change of Control.

“Initial Holder” means OrbiMed Royalty Opportunities II, LP.

“Liquid Securities” shall mean a class of securities registered under Section 12(b) of the Exchange Act, which are (i) listed or quoted for trading on a Trading Market, and (ii) have a sufficiently liquid market such that the Warrant Shares that are received by the Warrant Holder upon a Qualified Change of Control could be sold by the Warrant Holder in their entirety for cash within 10 trading days after the Qualified Change of Control, without a material adverse impact on the Market Price thereof.

“Market Price” on any day means the unweighted average of the daily Closing Prices per Share for the 20 consecutive trading days prior to such date; provided that for purposes of the application of Section 5(b) to a Share Distribution pursuant to a public offering registered under the Securities Act, “Market Price” means the Closing Price per Share for the trading day preceding the effective date of the registration statement with respect to such public offering (or in the case of an initial public offering, the price per Share in such offering). If the Closing Price cannot be calculated for a security on a particular date pursuant to the definition of “Closing Price,” the Closing Price of such security on such date shall be the Appraised Value.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Trading Market” means the Trading Market on which the Shares are primarily listed and quoted for trading, which, as of the date of this Warrant, is the NASDAQ Capital Market.

“Requisite Holders” means at any time holders of Warrant Shares and Warrants representing at least a majority of the Warrant Shares outstanding or issuable upon the exercise of all the outstanding Warrants.

“Qualified Change of Control” means any Corporate Reorganization (as defined below) in which holders of Shares receive as consideration for their Shares in such transaction (a) cash, (b) Liquid Securities, (c) contingent value rights or similar instruments that may be satisfied only in cash or Liquid Securities, or (d) any combination of the foregoing.

“Securities Act” means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

[2]	An amount equal to the weighted average of the daily Closing Prices per Share for the 5 consecutive trading days immediately prior to the signing date of the Credit Agreement.
[3]	The seven year anniversary of the Closing Date.

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“Shares” means the Company’s currently authorized common stock, $0.01 par value, and stock of any other class or other consideration into which such currently authorized capital stock may hereafter have been changed.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Alternext, the NASDAQ Global Select Market, the NASDAQ Global Market, or the NASDAQ Capital Market on which the Shares are listed or quoted for trading on the date in question.

“Warrant” means, as the context requires, this warrant and any successor warrant or warrants issued upon a whole or partial transfer or assignment of any such Share purchase warrant or of any such successor warrant.

“Warrant Shares” means Shares issued or issuable upon exercise of this Warrant as set forth in the introduction hereto.

(b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles. When used herein, the term “financial statements” shall include the notes and schedules thereto. References to fiscal periods are to fiscal periods of the Company.

(c) Computation of Time Periods. With respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” Periods of days shall be counted in calendar days unless otherwise stated.

(d) Construction. Unless the context requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Warrant refer to this Warrant as a whole and not to any particular provision of this Warrant. Section, subsection, clause, exhibit and schedule references are to this Warrant, unless otherwise specified. Any reference to this Warrant includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

(e) Exhibits and Schedules. All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference.

(f) No Presumption Against Any Party. Neither this Warrant nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise. On the contrary, this Warrant has been reviewed by each of the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

Section 2. Exercise of Warrant.

(a) Exercise and Payment. The Warrant Holder may exercise this Warrant in whole or in part, at any time or from time to time on any Business Day on or prior to the Expiration Date, by delivering to the Company (1) the Warrant, (2) a duly executed notice (a “Notice of Exercise”) in the form of Exhibit A and (3) payment to the Company of the Exercise Price per Warrant Share, at the election of the Warrant Holder, either (A) by wire transfer of immediately available funds to the account

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of the Company in an amount equal to the Exercise Amount, (B) by receiving from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being exercised minus (ii) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day), equal to the Exercise Amount, or (C) any combination of the foregoing. The Company acknowledges that the provisions of clause (B) are intended, in part, to ensure that a full or partial exchange of this Warrant pursuant to such clause (B) will qualify as a conversion, within the meaning of paragraph (d)(3)(iii) of Rule 144 under the Securities Act. At the request of any Holder, the Company will accept reasonable modifications to the exchange procedures provided for in this Section in order to accomplish such intent. For all purposes of this Warrant (other than this Section 2(a)), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the exchange of this Warrant into Shares in accordance with the terms of clause (B).

(b) Effectiveness and Delivery. As soon as practicable but not later than five Business Days after the Company shall have received such Notice of Exercise and payment, the Company shall execute and deliver or cause to be executed and delivered, in accordance with such Notice of Exercise, (i) a certificate or certificates representing the number of Shares specified in such Notice of Exercise, or (ii) a confirmation of an electronic delivery of such Shares to the Holder’s account at the Depository Trust Company (“DTC”) or a similar organization, in each case issued in the name of the Warrant Holder or in such other name or names of any Person or Persons designated in such Notice of Exercise. This Warrant shall be deemed to have been exercised and such Share certificate or certificates shall be deemed to have been issued, and the Warrant Holder or other Person or Persons designated in such Notice of Exercise shall be deemed for all purposes to have become a holder of record of Shares, all as of the date that such Notice of Exercise and payment shall have been received by the Company.

(c) Surrender of Warrant. The Warrant Holder shall surrender this Warrant to the Company when it delivers the Notice of Exercise, and in the event of a partial exercise of the Warrant, the Company shall execute and deliver to the Warrant Holder, at the time the Company delivers the Share certificate or certificates issued pursuant to such Notice of Exercise, a new Warrant for the unexercised portion of the Warrant, but in all other respects identical to this Warrant.

(d) Legend. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Any certificate for Warrant Shares issued at any time in exchange or substitution for any certificate bearing such legend (unless at that time such Warrant Shares are registered under the Securities Act) shall also bear such legend unless, in the written opinion of counsel selected by the holder of such certificate (who may be an employee of such holder), which counsel and opinion shall be reasonably acceptable to the Company, the Warrant Shares represented thereby need no longer be subject to restrictions on resale under the Securities Act.

(e) Fractional Shares. The Company shall not be required to issue fractions of Shares upon an exercise of the Warrant. If any fraction of a Share would, but for this restriction, be issuable upon an exercise of the Warrant, in lieu of delivering such fractional Share, the Company shall pay to the Warrant

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Holder, in cash, an amount equal to the same fraction times the Closing Price on the trading day immediately prior to the date of such exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day).

(f) Expenses and Taxes. The Company shall pay all expenses, taxes and owner charges payable in connection with the preparation, issuance and delivery of certificates for the Warrant Shares and any new Warrants, except that if the certificates for the Warrant Shares or the new Warrants are to be registered in a name or names other than the name of the Warrant Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Warrant Holder at the time of its delivery of the Notice of Exercise or promptly upon receipt of a written request by the Company for payment.

(g) Automatic Cashless Exercise. To the extent that there has not been an exercise by the Warrant Holder pursuant to Section 2(a) hereof, any portion of the Warrant that remains unexercised shall be exercised automatically in whole (not in part), upon the Expiration Date. In the event of a Qualified Change of Control, any portion of the Warrant that remains unexercised shall be exercised automatically in whole (not in part) upon such Qualified Change of Control. Payment by the Warrant Holder upon such automatic exercise shall be in the form of the Warrant Holder receiving from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being automatically exercised minus (ii) the number of Warrant Shares having a value (A) in the case of a Qualified Change of Control, equal to the consideration paid for a Warrant Share upon such Qualified Change of Control, or (B) in any other case, based on the Closing Price on the trading day immediately prior to the date of such automatic exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day), equal to the Exercise Amount.

Section 3. Investment Representation; Unregistered Securities.

(a) By accepting the Warrant, the Warrant Holder represents that it is acquiring the Warrant for its own account for investment purposes and not with the view to any sale or distribution, that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws, and that the Warrant Holder is an “accredited investor” as that term is defined in Rule 501 under the Securities Act.

(b) Warrant Holder understands that the Warrant and the Warrant Shares have not been, and will not be, registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, that the Warrants and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration, that the Warrants and the Warrant Shares shall bear a legend to such effect, and that appropriate stop transfer instructions may be issued. Warrant Holder further understands that such exemption depends upon, among other things, the bona fide nature of Warrant Holder’s investment intent expressed herein.

Section 4. Validity of Warrant and Issuance of Shares.

(a) The Company represents and warrants that this Warrant has been duly authorized, is validly issued, and constitutes the valid and binding obligation of the Company.

(b) The Company further represents and warrants that on the date hereof it is duly authorized and reserved, and the Company hereby agrees that it will at all times until the Expiration Date have duly authorized and reserved, such number of Shares as will be sufficient to permit the exercise in full of the Warrant, and that all such Shares are and will be duly authorized and, when issued upon exercise of the Warrant, will be validly issued, fully paid and non-assessable, and free and clear of all security interests, claims, liens, equities and other encumbrances.

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Section 5. Antidilution Provisions. The Exercise Price in effect at any time, and the number of Warrant Shares that may be purchased upon any exercise of the Warrant, shall be subject to change or adjustment as follows:

(a) Share Reorganization. If the Company shall subdivide its outstanding Shares into a greater number of Shares, by way of a stock split, stock dividend or otherwise, or consolidate its outstanding Shares into a smaller number of Shares (any such event being herein called a “Share Reorganization”), then (i) the Exercise Price shall be adjusted, effective immediately after the effective date of such Share Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of Shares outstanding on such effective date before giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding after giving effect to such Share Reorganization, and (ii) the number of Shares subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of Shares subject to purchase immediately before such Share Reorganization by a fraction, the numerator of which shall be the number of Shares outstanding after giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding immediately before giving effect to such Share Reorganization.

(b) Pro-Rata Distributions in Respect of Shares. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Shares (“Pro-Rata Distribution”) for no consideration (i) evidences of its indebtedness, (ii) any security (other than pursuant to a Share Reorganization which is governed by Section 5(a)), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset, including cash (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of shareholder entitled to receive such distribution, the Warrant Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date without regard to any limitation on exercise contained therein. The Company will at all times set aside in escrow and keep available for distribution to such holder upon exercise of this Warrant a portion of the Distributed Property to satisfy the distribution to which such Holder is entitled pursuant to this Section 5(b).

(c) Other Issuances.

(i) If the Company shall issue, sell or otherwise distribute any Shares (including, for the avoidance of doubt, any deemed issuance, sale or distribution described in paragraphs (ii) and (iii) below), other than pursuant to a Share Reorganization (which is governed by Section 5(a)) or a Pro-Rata Distribution (which is governed by Section 5(b) (any such event, including any event described in paragraphs (ii) and (iii) below, being herein called a “Share Distribution”), for a consideration per Share less than the Exercise Price then in effect, then, effective upon such Share Distribution, the Exercise Price shall be reduced to a price determined by multiplying the Exercise Price by a fraction, the numerator of which shall be the sum of (A) the number of Shares outstanding immediately prior to such Share Distribution multiplied by the Exercise Price, plus (B) the consideration, if any, received by the Company upon such Share Distribution, and the denominator of which shall be the product of (1) the total number of Shares outstanding immediately after such Share Distribution multiplied by (2) the Exercise Price. If any Share Distribution shall require an adjustment to the Exercise Price pursuant to the foregoing provisions of this Section 5(c), including by operation of paragraph (ii) or (iii) below, then, effective at

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the time such adjustment is made, the number of Shares subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of Shares subject to purchase immediately before such Share Distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such event and the denominator of which shall be the Exercise Price as adjusted in accordance with this Section 5(c). The provisions of this Section 5(c), including by operation of paragraph (ii) or (iii) below, shall not operate to increase the Exercise Price or reduce the number of Shares subject to purchase upon exercise of this Warrant.

(ii) If the Company shall issue, sell, distribute (other than a Pro Rata Distribution) or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of Shares or any securities convertible into or exchangeable for Shares such rights, warrants or options being herein called “Options” and such convertible or exchangeable securities being herein called “Convertible Securities”), whether or not such Options or the rights to convert or exchange any such Convertible Securities in respect of such Options are immediately exercisable or exercisable prior to the Expiration Date or thereafter, and the price per Share for which Shares are issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities in respect of such Options (determined by dividing (x) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price, then, for purposes of Section 5(c)(i), the total maximum number of Shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration of such price per Share, determined as provided above, therefor. Except as otherwise provided in paragraph (iv) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities.

(iii) If the Company shall issue, sell or otherwise distribute (other than a Pro-Rata Distribution) (including by assumption) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable or exercisable prior to the Expiration Date or thereafter, and the price per Share for which Shares are issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the aggregate amount received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the maximum number of Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price, then, for purposes of Section 5(c)(i), the total maximum number of Shares issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per Share, determined as provided above, therefor. Except as otherwise provided in paragraph (iv) below, no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

(iv) If (x) the purchase price provided for in any Option referred to in Section 5(c)(ii) or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 5(c)(ii) or 5(c)(iii) or the rate at which any Convertible Securities

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referred to in Sections 5(c)(ii) or 5(c)(iii) are convertible into or exchangeable for Shares shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Section 5), or (y) any of such Options or Convertible Securities shall have terminated, lapsed or expired, the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price which would then be in effect had the adjustment made upon the issuance, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be (in the case of any event referred to in clause (x) of this paragraph (iv)) or had such adjustment not been made (in the case of any event referred to in clause (y) of this paragraph (iv)).

(v) If any Shares, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefore, less any expenses in excess of reasonable and customary expenses in connection therewith. If any Shares, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration at the time of its receipt by the Company as determined in good faith by the Board of Directors of the Company, less any expenses in excess of reasonable and customary expenses incurred in connection therewith. If any Shares, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving entity, the amount of consideration therefore shall be deemed to be the fair market value of such portion of the assets and business of the non-surviving entity as shall be attributable to such Shares, Options or Convertible Securities, as the case may be, at the time of the merger as determined in good faith by the Board of Directors of the Company (in making such determination the members of its Board of Directors may give effect to the proposed acquisition and incorporate the prospects of the performance of the assets and business of the non-surviving corporation over the 12 month period following the acquisition, including any reasonably demonstrate synergistic or value enhancing factors). If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

(vi) Notwithstanding the foregoing, no adjustment will be made under this Section 5(c) in respect of: (i) the issuance of securities upon the exercise or conversion of any securities issued by the Company on prior to the date hereof, (ii) the issuance of Warrant Shares upon exercise of the Warrants, (iii) the grant of options, warrants, Shares or other common stock equivalents under any duly authorized employee stock option, restricted stock plan or stock purchase plan of the Company whether now existing or hereafter approved by the board of directors of the Company and its shareholders in the future, and the issuance of Shares in respect thereof, (iv) the issuance of securities in connection with a Strategic Transaction, or (v) the issuance of securities in a transaction described in paragraph (a) or (b) of this Section 5 (collectively, “Excluded Issuances”). For purposes of this paragraph, a “Strategic Transaction” means a transaction or relationship in which (1) the Company issues Shares of Common Stock that the Board of Directors of the Company determined in good faith is, itself or through its Subsidiaries, an operating company in a business synergistic with the business of the Company (or a shareholder thereof) and (2) the Company expects to receive benefits in addition to the investment of funds, but shall not include (x) a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to a Person whose primary business is investing in securities or (y) issuances to lenders.

(d) Above Market Purchases of Securities. If, at any time after the date hereof, the Company or any Subsidiary shall repurchase (a “Repurchase”), by self-tender offer or otherwise, any securities of the Company at an aggregate repurchase price that exceeds the aggregate Market Price for the securities

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repurchased determined as of the Business Day immediately prior to the earliest of (i) the date of such Repurchase, (ii) the commencement of an offer to repurchase or (iii) the public announcement of either (such date being referred to as the “Determination Date”), then the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted as follows:

(A) The Exercise Price shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such issuance or sale times (B) a fraction, (I) the numerator of which shall be (x) the product of (1) the Market Price for the Shares as of the Determination Date times (2) the number of Shares outstanding immediately following the consummation of the Repurchase less (y) the Repurchase Premium (as defined below), and (II) the denominator of which shall be (x) the product of (1) the Market Price for the Shares as of the Determination Date times (2) the number of Shares outstanding immediately following the consummation of the Repurchase.

(B) The number of Warrant Shares issuable upon exercise of this Warrant shall be increased to the number of Shares determined by multiplying (x) the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such distribution times (y) a fraction (1) the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment in clause (A) of this Section 5(d) and (2) the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

The amount by which the aggregate repurchase price for all securities repurchased in any Repurchase (including for such purposes any fees or other direct or indirect consideration payable in connection therewith) exceeds the aggregate Market Price for such securities is referred to as the “Repurchase Premium.”

(e) Corporate Reorganization. Subject to an automatic cashless exercise in the event of a Qualified Change of Control pursuant to Section 2(g) hereof, in which case this Section 5(e) shall be inapplicable, if any (i) capital reorganization; (ii) reclassification of the capital stock of the Company; (iii) merger, consolidation or reorganization or other similar transaction or series of related transactions which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of or economic interests in the Company or such surviving or acquiring entity outstanding immediately after such merger, consolidation or reorganization; (iv) sale, lease, license, transfer, conveyance or other disposition of all or substantially all of the assets of the Company; (v) sale of shares of capital stock of the Company, in a single transaction or series of related transactions, representing at least 50% of the voting power of the voting securities of or economic interests in the Company; or (vi) the acquisition by any “person” (together with his, her or its Affiliates) or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) acquires, directly or indirectly, the beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of outstanding shares of capital stock and/or other equity securities of the Company, in a single transaction or series of related transactions (including, without limitation, one or more tender offers or exchange offers), representing at least 50% of the voting power of or economic interests in the then outstanding shares of capital stock of the corporation (each of (i)-(vi) above a “Corporate Reorganization”) shall be effected, then the Company shall use its best efforts to ensure that lawful and adequate provision shall be made whereby each Warrant Holder shall thereafter continue to have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares issuable upon exercise of the Warrants held by such Warrant Holder, shares of stock in the surviving or acquiring entity (“Acquirer”), as the case may be, such that the aggregate value of the Warrant Holder’s warrants to purchase such number of shares, where the value of each new warrant to purchase one share in the Acquirer is determined in accordance with the Black-Scholes Option Pricing formula set forth in Appendix (A) hereto, is equivalent

9

to the aggregate value of the Warrants held by such Warrant Holder, where the value of each Warrant to purchase one share in the Company is determined in accordance with the Black-Scholes Option Pricing formula set forth Appendix (B) hereto. Furthermore, the new warrants to purchase shares in the Acquirer referred to herein shall have the same expiration date as the Warrants, and shall have a strike price, KAcq, that is calculated in accordance with Appendix (A) hereto. For the avoidance of doubt, if the surviving or acquiring entity, as the case may be, is a member of a consolidated group for financial reporting purposes, the “Acquirer” shall be deemed to be the parent of such consolidated group for purposes of this Section 5(e) and Appendix (A) hereto.

Moreover, appropriate provision shall be made with respect to the rights and interests of each Warrant Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock thereafter deliverable upon the exercise thereof. The Company shall not effect any such Corporate Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume by written instrument, reasonably deemed by the Board of Directors of the Company and the Requisite Holders to be satisfactory in form and substance, the obligation to deliver to the holder of the Warrants, at the last address of such holder appearing on the books of the Company, such shares of stock, as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and the other obligations under these Warrants. The provisions of this Section 5(e) shall similarly apply to successive Corporate Reorganizations. If the Company, in spite of using its best efforts, is unable to cause these Warrants to continue in full force and effect until the Expiration Date in connection with any Corporate Reorganization, then the Company shall pay the Warrant Holders an amount per Warrant to purchase one share in the Company that is calculated in accordance with the Black-Scholes Option Pricing formula set forth in Appendix (B) hereto. Such payment shall be made in cash in the event that the Corporate Reorganization results in the shareholders of the Company receiving cash from the Acquirer at the closing of the transaction, and shall be made in shares of the Company (with the value of each share in the Company is determined according to SCorp in Appendix (B) hereto) in the event that the Corporate Reorganization results in the shareholders of the Company receiving shares in the Acquirer or other entity at the closing of the transaction. In the event that the shareholders of the Company receive both cash and shares at the closing of the transaction, such payment to the Warrant Holders shall be also be made in both cash and shares in the same proportion as the consideration received by the shareholders.

(f) Adjustment Rules.

(i) Any adjustments pursuant to this Section 5 shall be made successively whenever any event referred to herein shall occur, except that, notwithstanding any other provision of this Section 5, no adjustment shall be made to the number of Warrant Shares to be delivered to the Warrant Holder (or to the Exercise Price) if such adjustment represents less than 1% of the number of Warrant Shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of Warrant Shares to be so delivered.

(ii) No adjustments shall be made pursuant to this Section 5 in respect of the issuance of Warrant Shares upon exercise of the Warrant;

(iii) If the Company shall take a record of the holders of its Shares for any purpose referred to in this Section 5, then (x) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (y) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this Section 5 in respect of such action.

10

(iv) In computing adjustments under this Section 5, (A) fractional interests in Shares shall be taken into account to the nearest one-thousandth of a Share, and (B) calculations of the Exercise Price shall be carried to the nearest one-thousandth of one cent.

(v) Notwithstanding anything herein to the contrary, no adjustment pursuant to this Section 5 shall cause the aggregate Exercise Price for all of the Warrant Shares to increase to more than $100.00.

(g) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 5, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares which the Warrant Holder is entitled to receive upon exercise of the Warrant.

(h) Notice of Adjustment. Not less than 10 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Section 5, the Company shall give notice to the Warrant Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and computation thereof. If the required adjustment is not determinable as the time of such notice, the Company shall give notice to the Warrant Holder of such adjustment and computation as soon as reasonably practicable after such adjustment becomes determinable. In connection with any such adjustment or readjustment, at its sole cost and expense, the Company will also cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify its computations and, in connection with the preparation of the Company’s quarterly financial statements prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Company for any Share Distribution issued or sold or deemed to have been issued, (ii) the number of Shares outstanding or deemed to be outstanding, and (iii) the Exercise Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by this Section 5) on account thereof. The Company will forthwith mail a copy of each such report to the Warrant Holder and will, upon the written request at any time of the Warrant Holder, furnish to such holder a like report setting forth the Exercise Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its office and will cause the same to be available for inspection at such office during normal business hours by the Warrant Holder or any prospective purchaser of this Warrant designated by the Warrant Holder.

(i) Subsequent Warrants. Irrespective of any adjustments in the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant, any successor or replacement warrants issued theretofore or thereafter may continue to express the same Exercise Price per Share and number and kind of Warrant Shares as are stated in this Warrant.

(j) Disputes. Any dispute which arises between the Warrant Holder and the Company with respect to the calculation of the adjusted Exercise Price or Warrant Shares issuable upon exercise shall be determined by the independent auditors of the Company, and such determination shall be binding upon the Company and the holders of the Warrants and the Warrant Shares if made in good faith and without manifest error.

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(k) Other Actions Affecting Shares.

(i) Equitable Equivalent. In case any event shall occur as to which the provisions of this Section 5 set forth above hereof are not strictly applicable but the failure to make any adjustment would not, in the opinion of the Warrant Holder, fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of this Section 5, then, in each such case, at the request of the Warrant Holder, the Company shall appoint a firm of independent investment bankers of recognized national standing (which shall be completely independent of the Company and shall be satisfactory to the holder or the Requisite Holders), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 5, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

(ii) No Avoidance. The Company shall not, by amendment of its certificate of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment as if the holder was a shareholder of the Company entitled to the benefit of fiduciary duties afforded to shareholders under Pennsylvania law.

(l) Calculation of Consideration Received. The consideration for the issue or sale of any Share Distribution shall, irrespective of the accounting treatment of such consideration:

(i) insofar as it consists of cash, be computed at the amount of cash actually received by the Company without reduction for any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale;

(ii) insofar as it consists of property (including securities) other than cash actually received by the Company, be computed at the Appraised Value thereof at the time of such issue or sale; and

(iii) insofar as it consists neither of cash nor of other property, be computed as having no value.

(m) Adjustment of Par Value. If for any reason (including the operation of the adjustment provisions set forth in this Warrant), the Exercise Price on any date of exercise of this Warrant shall not be lawful and adequate consideration for the issuance of the relevant Warrant Shares, then the Company shall take such steps as are necessary (including the amendment of its certificate of incorporation so as to reduce the par value of the Shares) to cause such Exercise Price to be adequate and lawful consideration on the date the payment thereof is due, but if the Company shall fail to take such steps, then the Company acknowledges that the Warrant Holder shall have been damaged by the Company in an amount equal to an amount, which, when added to the total Exercise Price for the relevant Warrant Shares, would equal lawful and adequate consideration for the issuance of such Warrant Shares, and the Company irrevocably agrees that if the Warrant Holder shall then forgive the right to recover such damages from the Company, such forgiveness shall constitute, and Company shall accept such forgiveness as, additional lawful consideration for the issuance of the relevant Warrant Shares.

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(n) Appraisal.

(i) If the Requisite Holders shall, for any reason whatsoever, disagree with the Company’s determination of the Appraised Value of a Share, then such holders shall by notice to the Company (an “Appraisal Notice”) given within sixty (60) days after the Company notifies the holders of such determination, elect to dispute such determination, and such dispute shall be resolved as set forth in clause (ii) of this Section.

(ii) The Company shall within ten (10) days after an Appraisal Notice shall have been given, engage an independent investment bank of national repute (the “Appraiser”) selected by the Requisite Holders and retained pursuant to an engagement letter between the Company and the Appraiser with respect to such valuation in form and substance reasonably acceptable to Requisite Holders, to make an independent determination of the Appraised Value of a Share; such value shall be determined without deduction for (a) liquidity considerations, (b) minority shareholder status, or (c) any liquidation or other preference or any right of redemption in favor of any other equity securities of the Company. The costs of engagement of such investment bank for any such determination of Appraised Value shall be paid by the Company.

(o) Trading Market Limitation.

(i) Notwithstanding any other provisions in this Warrant to the contrary, unless and until the Shareholder Approval is received, no adjustment pursuant to this Section 5 shall require the Company to issue more than [                ]4 Shares upon exercise of the Warrant (“Warrant Share Cap”); provided that the Warrant Share Cap shall be adjusted in connection with any Share Reorganization in the same manner as the number of Warrant Shares is adjusted pursuant to Section 5(a).

(ii) As a condition precedent to the Company consummating any transaction that, but for the application of Section 5(o)(i), would have resulted in an adjustment which would have required the Company to issue Shares upon exercise of the Warrant in excess of the Warrant Share Cap, the Company shall obtain shareholder approval and take such other actions as reasonably necessary (collectively, the “Shareholder Approval”) to permit the issuance of Shares in excess of the Warrant Share Cap.

Section 6. Transfer of Warrant. The Warrant Holder upon transfer of the Warrant must deliver to the Company a duly executed Warrant Assignment in the form of Exhibit B and upon surrender of this Warrant to the Company, the Company shall execute and deliver a new Warrant with appropriate changes to reflect such Assignment, in the name or names of the assignee or assignees specified in the Warrant Assignment or other instrument of assignment and, if the Warrant Holder’s entire interest is not being transferred or assigned, in the name of the Warrant Holder, and upon the Company’s execution and delivery of such new Warrant, this Warrant shall promptly be cancelled; and provided that any assignee shall have all of the rights of an Initial Holder hereunder. The Warrant Holder shall pay any transfer tax imposed in connection with such assignment (if any). Any transfer or exchange of this Warrant shall be without charge to the Warrant Holder (except as provided above with respect to transfer taxes, if any) and any new Warrant issued shall be dated the date hereof.

Section 7. Assistance in Disposition of Warrant or Warrant Shares. Notwithstanding any other provision herein, in the event that it becomes unlawful for the Warrant Holder to continue to hold the Warrant, in whole or in part, or some or all of the Shares held by it, or restrictions are imposed on any the Warrant Holder by any statute, regulation or governmental authority which, in the judgment of the Warrant Holder, make it unduly burdensome to continue to hold the Warrant or such Shares, the Warrant

[4]	Number shall equal 15% of the outstanding Shares on the issue date of this Warrant.

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Holder may sell or otherwise dispose of the Warrant (subject to the restrictions on transfer provided in Section 6) or its Shares, and the Company agrees to provide reasonable assistance to the Warrant Holder in disposing of the Warrant and such Shares in a prompt and orderly manner and, at the request of the Warrant Holder, to provide (and authorize the Warrant Holder to provide) financial and other information concerning the Company to any prospective purchaser of the Warrant or Shares owned by the Warrant Holder.

Section 8 Identity of Transfer Agent. The Transfer Agent for the Common Stock is Broadridge Corporate Issuer Solutions, Inc. Upon the appointment of any subsequent transfer agent for the Shares, the Company will mail to the Warrant Holder a statement setting forth the name and address of such transfer agent.

Section 9. Covenants. The Company agrees that:

(a) Information. So long as this Warrant remains outstanding or any Initial Holder holds any Warrant Shares, the Company will deliver to the Warrant Holder (or Initial Holder):

(i) as soon as available and in any event within 90 days after the end of each fiscal year, an audited consolidated and consolidating balance sheet of the Company and its consolidated subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on without qualification by public accountants of nationally recognized standing;

(ii) as soon as available but not later than 30 days after the end of each month which is not a fiscal quarter end and 45 days after the end of each month which is a fiscal quarter end, a consolidated and consolidating balance sheet of the Company as of the end of such month, and the related consolidated and consolidating statements of income and cash flows for such month and for the portion of the fiscal year ended at the end of such month, prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and setting forth, in each case, in comparative form the figures for the corresponding month and the corresponding portion of the previous fiscal year, together with a comparison of results to the Company’s projections for such fiscal year;

(iii) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act actually prepared by the Company as soon as available; and

(iv) promptly, upon the issuance thereof, all statements and notices sent to the Company’s shareholders.

The information requirements set forth in Sections 9(a)(i)-(iv) shall be deemed to be satisfied upon filing of such information via EDGAR with the Commission.

(b) Securities Filings; Rules 144 & 144A. The Company will (i) file any reports required to be filed by it under the Securities Act, the Exchange Act or the rules and regulations adopted by the Commission thereunder, (ii) use its commercially reasonable efforts to cooperate with the Warrant Holder and each holder of Warrant Shares in supplying such information concerning the Company as may be

14

necessary for the Warrant Holder or holder of Warrant Shares to complete and file any information reporting forms currently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrants or Warrant Shares, (iii) take such further action as the Warrant Holder may reasonably request to the extent required from time to time to enable the Warrant Holder to sell Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or 144A under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, and (iv) upon the request of the Warrant Holder, deliver to the Warrant Holder a written statement as to whether it has complied with such reporting requirements; provided that this subsection (b) shall not require the Company to make any filing under the Securities Act or Exchange Act which the Company is not otherwise obligated to make.

(c) Obtaining of Governmental Approvals and Stock Exchange Listings. The Company will, at its own expense, (i) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Company in order to satisfy its obligations hereunder, and (ii) take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of the Warrants, will be listed on Trading Market, if any, on which the Shares are then listed.

(d) Structural Dilution. So long as this Warrant remains outstanding, the Company shall not permit any of its Subsidiaries to issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of any equity securities of such Subsidiary or any securities convertible into or exchangeable for such equity securities (or any rights to subscribe for or to purchase, or any warrants or options for the purchase of any such convertible or exchangeable securities), whether or not immediately exercisable or exercisable prior to the Expiration Date or thereafter.

(e) Notices Of Corporate Action. In the event of:

(i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, or any right to subscribe for, purchase or otherwise acquire any Shares or any other securities or property, or to receive any other right, or

(ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or any Corporate Reorganization, or

(iii) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(iv) any issuance of any Shares, Convertible Security or Option by the Company,

the Company will mail to the Warrant Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, (iii) the time, if any such time is to be fixed, as of which the holders of record of Shares (or other securities under Section 5(d)) shall be entitled to exchange their Shares (or other securities under Section 5(d)) for the securities or other property deliverable upon such

15

reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction and (iv) the date of such issuance, together with a description of the security so issued and the consideration received by the Company therefor. Such notice shall be mailed at least ten (10) days prior to the date therein specified.

Section 10. Lost, Mutilated or Missing Warrants. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant, and, in the case of loss, theft or destruction, upon receipt of indemnification satisfactory to the Company (in the case of an Initial Holder its unsecured, unbonded agreement of indemnity or affidavit of loss shall be sufficient) or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant, the Company shall execute and deliver a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares.

Section 11. Waivers; Amendments. Any provision of this Warrant may be amended or waived with (but only with) the written consent of the Company and the Requisite Holders; provided that no such amendment or waiver shall, without the written consent of the Company and the Warrant Holder, (a) change the number of Warrant Shares issuable upon exercise of the Warrant or the Exercise Price, (b) shorten the Expiration Date, or (c) amend, modify or waive the provisions of this Section or the definition of “Requisite Holders.” Any amendment or waiver effected in compliance with this Section shall be binding upon the Company and the Warrant Holder. The Company shall give prompt notice to the Warrant Holder of any amendment or waiver effected in compliance with this Section. No failure or delay of the Company or the Warrant Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Company and the Warrant Holder hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have.

Section 12. Miscellaneous.

(a) Shareholder Rights. The Warrant shall not entitle any Warrant Holder, prior to the exercise of the Warrant, to any voting rights as a shareholder of the Company.

(b) Expenses. The Company shall pay all reasonable out-of-pocket expenses of the Warrant Holder, including reasonable fees and disbursements of counsel, in connection with the preparation of the Warrant, any waiver or consent hereunder or any amendment or modification hereof (regardless of whether the same becomes effective). The Company shall not be required to pay any expenses of the Warrant Holder under any other circumstance including those arising solely in connection with a transfer of the Warrant.

(c) Successors and Assigns. All the provisions of this Warrant by or for the benefit of the Company or the Warrant Holder shall bind and inure to the benefit of their respective successors and assigns.

(d) Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

16

(e) Notices. Any notice or other communication hereunder shall be in writing and shall be sufficient if sent by first-class mail or courier, postage prepaid, and addressed as follows: (a) if to the Company, addressed to the Company at its address for notices as set forth below its signature hereon or any other address as the Company may hereafter notify to the Warrant Holder and(b) if to the Warrant Holder, addressed to such address as the Warrant Holder may hereafter from time to time notify to the Company for the purposes of notice hereunder.

(f) Equitable Remedies. Without limiting the rights of the Company and the Warrant Holder to pursue all other legal and equitable rights available to such party for the other parties’ failure to perform its obligations hereunder, the Company and the Warrant Holder each hereto acknowledge and agree that the remedy at law for any failure to perform any obligations hereunder would be inadequate and that each shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

(g) Continued Effect. Rights and benefits conferred on the holders of Warrant Shares pursuant to the provisions hereof shall continue to inure to the benefit of, and shall be enforceable by, such holders, notwithstanding the surrender of the Warrant to, and its cancellation by, the Company upon the full or partial exercise or repurchase hereof.

(h) Confidentiality. The Warrant Holder agrees to keep confidential any proprietary information relating to the Company delivered by the Company hereunder; provided that nothing herein shall prevent the Warrant Holder from disclosing such information: (i) to any holder of Warrants or Warrant Shares, (ii) to any Affiliate of any holder of Warrants or Warrant Shares or any actual or potential transferee of the rights or obligations hereunder that agrees to be bound by this Section 12(h), (iii) upon order, subpoena, or other process of any court or administrative agency or otherwise required by law, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (v) which has been publicly disclosed, (vi) which has been obtained from any Person that is not a party hereto or an affiliate of any such party and which was not disclosed to the Warrant Holder in violation of a confidentiality obligation to the Company known to the Warrant Holder, (vii) as may be required in connection with the exercise of any remedy, or the resolution of any dispute hereunder (provided that the Warrant Holder uses commercially reasonable efforts to prevent further dissemination of the information), or (viii) to the legal counsel or certified public accountants for any holder of Warrants or Warrant Shares.

(i) Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

(j) Section Headings. The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of the Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized signatory as of the day and year first above written.

RECRO PHARMA, INC., a Pennsylvania corporation

By
Name:
Title:

Address for Notices:

Telephone: Facsimile:

1

Exhibit A to Warrant

Form of Notice of Exercise

            ,20

To: [                    ]

Reference is made to the Warrant dated                     . Terms defined therein are used herein as therein defined.

The undersigned, pursuant to the provisions set forth in the Warrant, hereby irrevocably elects and agrees to purchase                 Shares, and makes payment herewith in full therefor at the Exercise Price of $        in the following form:             .

[If the number of Shares as to which the Warrant is being exercised is less than all of the Shares purchasable thereunder, the undersigned hereby requests that a new Warrant representing the remaining balance of the Shares be registered in the name of                     , whose address is:                                         .]

The undersigned hereby represents that it is exercising the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution and that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or any underlying Warrant Shares in violation of applicable securities laws.

[NAME OF WARRANT HOLDER]

By
Name:
Title:

[ADDRESS OF WARRANT HOLDER]

Exhibit B to Warrant

Form of Warrant Assignment

Reference is made to the Warrant dated                     , issued by [                    ]. Terms defined therein are used herein as therein defined.

FOR VALUE RECEIVED                     (the “Assignor”) hereby sells, assigns and transfers all of the rights of the Assignor as set forth in such Warrant, with respect to the number of Warrant Shares covered thereby as set forth below, to the Assignee(s) as set forth below:

Number of Warrant Shares

Name(s) of Assignee(s)	Address(es)	Number of Warrant Shares

All notices to be given by the Company to the Assignor as Warrant Holder shall be sent to the Assignee(s) at the above listed address(es), and, if the number of Shares being hereby assigned is less than all of the Shares covered by the Warrant held by the Assignor, then also to the Assignor.

In accordance with Section 7 of the Warrant, the Assignor requests that the Company execute and deliver a new Warrant or Warrants in the name or names of the assignee or assignees, as is appropriate, or, if the number of Shares being hereby assigned is less than all of the Shares covered by the Warrant held by the Assignor, new Warrants in the name or names of the assignee or the assignees, as is appropriate, and in the name of the Assignor.

The undersigned represents that the Assignee has represented to the Assignor that the Assignee is acquiring the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution, and that the Assignee will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws.

Dated:             , 20

[NAME OF ASSIGNOR]

By
Name:
Title:

[ADDRESS OF ASSIGNOR]

APPENDIX A

Black Scholes Option Pricing formula to be used when calculating the value of each new warrant to purchase one share in the Acquirer shall be:

CAcq = SAcqe-l(TAcq-tAcq)N(d1) – KAcqe-r(TAcq-tAcq)N(d2), where

CAcq = value of each warrant to purchase one share in the Acquirer

SAcq = price of Acquirer’s stock as determined by reference to the average of the closing prices on the securities exchange over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization described in Section 5(d) if the Acquirer’s stock is then traded on such exchange or system, or the average of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization if the Acquirer’s stock is then actively traded in the over-the-counter market, or the then most recently completed financing if the Acquirer’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

TAcq = expiration date of new warrants to purchase shares in the Acquirer = TCorp

tAcq = date of issue of new warrants to purchase shares in the Acquirer

TAcq-tAcq = time until warrant expiration, expressed in years

s = volatility = annualized standard deviation of daily log-returns (using a 262-day annualization factor) of the Acquirer’s stock price on the securities exchange over a 20-day trading period, determined by the Warrant Holders, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization described in Section 5(d) if the Acquirer’s stock is then traded on such exchange or system, or the annualized standard deviation of daily-log returns (using a 262-day annualization factor) of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over a 20-day trading period, determined by the Warrant Holder, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization if the Acquirer’s stock is then actively traded in the over-the-counter market, or 0.6 (or 60%) if the Acquirer’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

N = cumulative normal distribution function

d1 = (ln(SAcq/KAcq) + (r-l+s2/2)(TAcq-tAcq)) ÷ (sÖ(TAcq-tAcq))

ln = natural logarithm

l = dividend rate of the Acquirer for the most recent 12-month period at the time of closing of the Corporate Reorganization.

KAcq = strike price of new warrants to purchase shares in the Acquirer = KCorp * (SAcq / SCorp)

r = annual yield, as reported by Bloomberg at time tAcq, of the United States Treasury security measuring the nearest time TAcq

d2 = d1- sÖ(TAcq-tAcq)

APPENDIX B

Black Scholes Option Pricing formula to be used when calculating the value of each Warrant to purchase one share in the Company shall be:

CCorp = SCorpe-l(TCorp-tCorp)N(d1) – KCorpe-r(TCorp-tCorp)N(d2), where

CCorp = value of each Warrant to purchase one share in the Company

SCorp = price of Company stock as determined by reference to the average of the closing prices on the securities exchange over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization described in Section 5(d) if the Company’s stock is then traded on such exchange or system, or the average of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization if the Company’s stock is then actively traded in the over-the-counter market, or the then most recently completed financing if the Company’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

TCorp = expiration date of Warrants to purchase shares in the Company

tCorp = date of public announcement of transaction

TCorp-tCorp = time until Warrant expiration, expressed in years

s = volatility = the annualized standard deviation of daily log-returns (using a 262-day annualization factor) of the Company’s stock price on the securities exchange over a 20-day trading period, determined by the Warrant Holders, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization described in Section 5(d) if the Company’s stock is then traded on such exchange or system, or the annualized standard deviation of daily-log returns (using a 262-day annualization factor) of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over a 20-day trading period, determined by the Warrant Holder, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization if the Company’s stock is then actively traded in the over-the-counter market, or 0.6 (or 60%) if the Company’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

N = cumulative normal distribution function

d1 = (ln(SCorp/KCorp) + (r-l+s2/2)(TCorp-tCorp)) ÷ (sÖ(TCorp-tCorp))

ln = natural logarithm

l = dividend rate of the Company for the most recent 12-month period at the time of closing of the Corporate Reorganization.

KCorp = strike price of warrant

r = annual yield, as reported by Bloomberg at time tCorp, of the United States Treasury security measuring the nearest time TCorp

d2 = d1- sÖ(TCorp-tCorp)

EXHIBIT I

FORM OF PERFECTION CERTIFICATE FOR RECRO PHARMA, INC.

PERFECTION CERTIFICATE

[            ], 2015

The undersigned, the [title of officer] of Recro Pharma, Inc., a Pennsylvania corporation (the “Company”), hereby certifies, with reference to (i) the Credit Agreement, dated as of March 7, 2015 (the “Credit Agreement”), between Recro Pharma LLC, as Borrower, and OrbiMed Royalty Opportunities II, LP, as Lender (in such capacity, the “Lender”) and (ii) the Pledge and Security Agreement to be entered into on the Closing Date (as defined in the Credit Agreement) by the Company, among others, and the Lender, and after giving effect to the Acquisition and the Merger (as each such term is defined in the Credit Agreement), to the Lender as follows:

1. Name. The exact legal name of the Company as that name appears on its Articles of Incorporation is as follows: Recro Pharma, Inc.

2. Other Identifying Factors.

(a) The following is the mailing address of the Company:

490 Lapp Road, Malvern, PA 19355

(b) If different from its mailing address, the Company’s place of business or, if more than one, its chief executive office is located at the following address:

Address	County	State
None

(c) The following is the type of organization of the Company: Corporation

(d) The following is the jurisdiction of the Company’s organization: Pennsylvania

(e) The following is the Company’s state issued organizational identification number [state “None” if the state does not issue such a number]: 3769102

(f) The following the Company’s federal employer tax identification number: 26-1523233

3. Other Names, Etc.

(a) The following is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years: None

(b) Attached hereto as Schedule 3 is the information required in §2 for any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years: None

4. Other Current Locations.

(a) The following are all other locations in the United States of America in which the Company maintains any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods: None

Address	County	State

(b) The following are all other places of business of the Company in the United States of America: None

Address	County	State

(c) The following are all other locations in the United States of America where any of the Collateral consisting of inventory or equipment is located: None

Address	County	State

(d) The following are the names and addresses of all persons or entities other than the Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment: None

Name	Mailing Address	County	State

5. Prior Locations.

(a) Set forth below is the information required by §4(a) or (b) with respect to each location or place of business previously maintained by the Company at any time during the past five years in a state in which the Company has previously maintained a location or place of business at any time during the past four months:

Address	County	State

55 Valley Stream Parkway Malvern, PA 19355	Chester	PA

(b) Set forth below is the information required by §4(c) or (d) with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of inventory or equipment has been previously held at any time during the past twelve months:

None

Name	Address	County	State

6. Fixtures. Attached hereto as Schedule 6 is the information required by UCC §9-502(b) or former UCC §9-402(5) of each state in which any of the Collateral consisting of fixtures are or are to be located and the name and address of each real estate recording office where a mortgage on the real estate on which such fixtures are or are to be located would be recorded.

7. Intellectual Property.

Attached hereto as Schedule 7 is a complete list of all United States and foreign patents, copyrights, trademarks, trade names and service marks registered or for which applications are pending in the name of the Company.

8. Securities; Instruments. Attached hereto as Schedule 8 is a complete list of all stocks, bonds, debentures, notes and other securities and investment property owned by the Company (provide name of issuer, a description of security and value).

9. Motor Vehicles. The following is a complete list of all motor vehicles owned by the Company (describe each vehicle by make, model and year and indicate for each the state in which registered and the state in which based): None

Vehicle	State of Registration	State in Which Based

10. Other Titled Collateral. The following is a complete list of aircraft and boats and all other inventory, equipment and other goods of the Company which are subject to any certificate of title or other registration statute of the United States, any state or any other jurisdiction (provide description of covered goods and indicate registration system and jurisdiction): None

Goods	Registration System	Jurisdiction

11. Bank Accounts. The following is a complete list of all bank accounts (including securities and commodities accounts) maintained by the Company (provide name and address of depository bank, type of account and account number):

Depository Bank	Bank Address	Type of Account	Acct. No.
PNC Bank, National Association	Hamilton Street branch 1200 West Main Street Morristown, PA 19401 610-292-2071	Checking	[***]

PNC Bank, National Association	Hamilton Street branch 1200 West Main Street Morristown, PA 19401 610-292-2071	Sweep	[***]

State Street Bank and Trust Company	State Street Global Services Wealth Manager Services Attn: Melissa Johns 1200 Crown Colony Drive CC1/2 Quincy, MA 02169 617-537-3181	Cash Equivalents	[***]

12. Unusual Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 3 or on Schedule 12 attached hereto, all of the Collateral has been originated by the Company in the ordinary course of the Company’s business or consists of goods which have been acquired by the Company in the ordinary course from a person in the business of selling goods of that kind.

13. Commercial Tort Claims. Attached hereto as Schedule 13 is a brief written description of each and every commercial tort claim which the Company holds.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOLLOWS

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the undersigned has hereunto signed this Perfection Certificate as of the date first written above.

RECRO PHARMA, INC.

By:
Name:
Title:

SCHEDULE 3

NONE

SCHEDULE 6

NONE

SCHEDULE 7

INTELLECTUAL PROPERTY

PATENTS AND PATENT APPLICATIONS

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger	License Agreement (if applicable)
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger	License Agreement (if applicable)
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger	License Agreement (if applicable)
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger	License Agreement (if applicable)
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger	License Agreement (if applicable)
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger	License Agreement (if applicable)
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger	License Agreement (if applicable)
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger	License Agreement (if applicable)
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger	License Agreement (if applicable)
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger	License Agreement (if applicable)
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger	License Agreement (if applicable)
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger	License Agreement (if applicable)
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger	License Agreement (if applicable)
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger	License Agreement (if applicable)
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger	License Agreement (if applicable)
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger	License Agreement (if applicable)
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger	License Agreement (if applicable)
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger	License Agreement (if applicable)
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger	License Agreement (if applicable)
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TRADEMARKS

Trademark	Country	Registration Number/ Application Number	Owner	License Agreement (if applicable)
RECRO PHARMA	US	86471197	Recro Pharma, Inc.	N/A
INADEX	US	86457271	Recro Pharma, Inc.	N/A
RELIXED	US	86457272	Recro Pharma, Inc.	N/A
XEDANX	US	86457274	Recro Pharma, Inc.	N/A

SCHEDULE 8

Prior to consummation of the Acquisition and the Merger, the Company owns 100% of the limited liability company interests of Recro Pharma LLC, a Delaware limited liability company.

From and after consummation of the Acquisition and the Merger, the Company will own 100% of the limited liability company interests of Recro Gainesville LLC, a Massachusetts limited liability company, and Recro Gainesville LLC will own 100% of the limited liability company interests of Newco (as defined in the Credit Agreement).

The Company also maintains the following money market account with State Street Bank and Trust Company with a current balance of approximately [***]:

State Street Bank and Trust Company	State Street Global Services Wealth Manager Services Attn: Melissa Johns 1200 Crown Colony Drive CC1/2 Quincy, MA 02169 617-537-3181	Cash Equivalents	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 12

NONE

SCHEDULE 13

NONE

EXHIBIT J

FORM OF PERFECTION CERTIFICATE FOR RECRO PHARMA LLC

PERFECTION CERTIFICATE

March 7, 2015

The undersigned, the [title of officer] of Recro Pharma LLC, a Delaware limited liability company (the “Company”), hereby certifies, with reference to (i) the Credit Agreement, dated as of March 7, 2015 (the “Credit Agreement”), between the Company, as Borrower, and OrbiMed Royalty Opportunities II, LP, as Lender (in such capacity, the “Lender”) and (ii) the Pledge and Security Agreement to be entered into on the Closing Date (as defined in the Credit Agreement) by the Company, among others, and the Lender, and after giving effect to the Acquisition and the Merger (as each such term is defined in the Credit Agreement), to the Lender as follows:

1. Name. The exact legal name of the Company as that name appears on its Articles of Incorporation is as follows: Recro Pharma LLC

2. Other Identifying Factors.

(a) The following is the mailing address of the Company:

490 Lapp Road, Malvern, PA 19355

(b) If different from its mailing address, the Company’s place of business or, if more than one, its chief executive office is located at the following address:

Address	County	State
None

(c) The following is the type of organization of the Company: limited liability company

(d) The following is the jurisdiction of the Company’s organization: Delaware

(e) The following is the Company’s state issued organizational identification number [state “None” if the state does not issue such a number]: 5704044

(f) The following the Company’s federal employer tax identification number: [Not yet obtained]

3. Other Names, Etc.

(a) The following is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years: None

(b) Attached hereto as Schedule 3 is the information required in §2 for any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years: None

4. Other Current Locations.

(a) The following are all other locations in the United States of America in which the Company maintains any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods: None

Address	County	State

(b) The following are all other places of business of the Company in the United States of America: None

Address	County	State

(c) The following are all other locations in the United States of America where any of the Collateral consisting of inventory or equipment is located: None

Address	County	State

(d) The following are the names and addresses of all persons or entities other than the Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment: None

Name	Mailing Address	County	State

5. Prior Locations.

(a) Set forth below is the information required by §4(a) or (b) with respect to each location or place of business previously maintained by the Company at any time during the past five years in a state in which the Company has previously maintained a location or place of business at any time during the past four months: None

Address	County	State

(b) Set forth below is the information required by §4(c) or (d) with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of inventory or equipment has been previously held at any time during the past twelve months:

None

Name	Address	County	State

6. Fixtures. Attached hereto as Schedule 6 is the information required by UCC §9-502(b) or former UCC §9-402(5) of each state in which any of the Collateral consisting of fixtures are or are to be located and the name and address of each real estate recording office where a mortgage on the real estate on which such fixtures are or are to be located would be recorded.

7. Intellectual Property.

Attached hereto as Schedule 7 is a complete list of all United States and foreign patents, copyrights, trademarks, trade names and service marks registered or for which applications are pending in the name of the Company.

8. Securities; Instruments. Attached hereto as Schedule 8 is a complete list of all stocks, bonds, debentures, notes and other securities and investment property owned by the Company (provide name of issuer, a description of security and value).

9. Motor Vehicles. The following is a complete list of all motor vehicles owned by the Company (describe each vehicle by make, model and year and indicate for each the state in which registered and the state in which based): None

Vehicle	State of Registration	State in Which Based

10. Other Titled Collateral. The following is a complete list of aircraft and boats and all other inventory, equipment and other goods of the Company which are subject to any certificate of title or other registration statute of the United States, any state or any other jurisdiction (provide description of covered goods and indicate registration system and jurisdiction): None

Goods	Registration System	Jurisdiction

11. Bank Accounts. The following is a complete list of all bank accounts (including securities and commodities accounts) maintained by the Company (provide name and address of depository bank, type of account and account number): None

12. Unusual Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 3 or on Schedule 12 attached hereto, all of the Collateral has been originated by the Company in the ordinary course of the Company’s business or consists of goods which have been acquired by the Company in the ordinary course from a person in the business of selling goods of that kind.

13. Commercial Tort Claims. Attached hereto as Schedule 13 is a brief written description of each and every commercial tort claim which the Company holds.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the undersigned has hereunto signed this Perfection Certificate as of the date first written above.

RECRO PHARMA LLC

By:
Name:
Title:

SCHEDULE 3

NONE

SCHEDULE 6

NONE

SCHEDULE 7

INTELLECTUAL PROPERTY

NONE

SCHEDULE 8

NONE

SCHEDULE 12

The following transactions will be consummated on the Closing Date:

•	The Acquisition

•	The Merger

SCHEDULE 13

NONE

EXHIBIT K

FORM OF

PERFECTION CERTIFICATE FOR SURVIVING ENTITY

[            ], 2015

The undersigned, the [title of officer] of Recro Gainesville LLC, a Massachusetts limited liability company (the “Company”), hereby certifies, with reference to (i) the Credit Agreement, dated as of March 7, 2015 (the “Credit Agreement”), between Recro Pharma LLC, as Borrower, and OrbiMed Royalty Opportunities II, LP, as Lender (in such capacity, the “Lender”) and (ii) the Pledge and Security Agreement dated as of [            ], 2015, by the Company, among others, and the Lender, and after giving effect to the Acquisition and the Merger (as each such term is defined in the Credit Agreement), to the Lender as follows:

1. Name. The exact legal name of the Company as that name appears on its Certificate of Organization, as amended, is as follows:

Recro Gainesville LLC

2. Other Identifying Factors.

(a) The following is the mailing address of the Company:

490 Lapp Road, Malvern, PA 19355

(b) If different from its mailing address, the Company’s place of business or, if more than one, its chief executive office is located at the following address:

Address	County	State
1300 Gould Drive Gainesville, GA 30504	Hall	GA

(c) The following is the type of organization of the Company:

Limited liability company

(d) The following is the jurisdiction of the Company’s organization:

Massachusetts

(e) The following is the Company’s state issued organizational identification number: 001060184

(f) The following the Company’s federal employer tax identification number:

[04-2903487]1

[1]	To be confirmed whether will be this number after Acquisition and Merger.

3. Other Names, Etc.

(a) The following is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

•	Alkermes Gainesville LLC

•	Recro Pharma LLC

•	Elan Holdings, LLC

•	Elan Holdings, Inc.

(b) Attached hereto as Schedule 3 is the information required in §2 for any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

4. Other Current Locations.

(a) The following are all other locations in the United States of America in which the Company maintains any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods: None

Address	County	State

b) The following are all other places of business of the Company in the United States of America: None

Address	County	State

(c) The following are all other locations in the United States of America where any of the Collateral consisting of inventory or equipment is located: None

Address	County	State

(d) The following are the names and addresses of all persons or entities other than the Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment:

Name	Mailing Address	County	State
Adams Data Management	[1846 Montreal Road Tucker, GA 30084]	DeKalb	GA
Access Information Management	[795 Georgia Avenue Gainesville, GA]	Hall	GA

5. Prior Locations.

(a) Set forth below is the information required by §4(a) or (b) with respect to each location or place of business previously maintained by the Company at any time during the past five years in a state in which the Company has previously maintained a location or place of business at any time during the past four months:

Address	County	State
852 Winter Street Waltham, MA 02451	Middlesex	MA

825 Winter Street Waltham, MA 02451	Middlesex	MA

c/o National Registered Agents, Inc., 303 Congress Street Boston, MA 02210	Suffolk	MA

(b) Set forth below is the information required by §4(c) or (d) with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of inventory or equipment has been previously held at any time during the past twelve months:

Name	Address	County	State

6. Fixtures. Attached hereto as Schedule 6 is the information required by UCC §9-502(b) or former UCC §9-402(5) of each state in which any of the Collateral consisting of fixtures are or are to be located and the name and address of each real estate recording office where a mortgage on the real estate on which such fixtures are or are to be located would be recorded.

7. Intellectual Property.

Attached hereto as Schedule 7 is a complete list of all United States and foreign patents, copyrights, trademarks, trade names and service marks registered or for which applications are pending in the name of the Company.

8. Securities; Instruments. Attached hereto as Schedule 8 is a complete list of all stocks, bonds, debentures, notes and other securities and investment property owned by the Company (provide name of issuer, a description of security and value).

9. Motor Vehicles. The following is a complete list of all motor vehicles owned by the Company (describe each vehicle by make, model and year and indicate for each the state in which registered and the state in which based):

Vehicle		State of Registration		State in Which Based
2004	Chevrolet Astro Van	[	]	GA
2007	Kawasaki KAF620E7F	[	]	GA
2006	Ford F550 Medium Truck	[	]	GA
2007	Ford F-150 XL	[	]	GA

10. Other Titled Collateral. The following is a complete list of aircraft and boats and all other inventory, equipment and other goods of the Company which are subject to any certificate of title or other registration statute of the United States, any state or any other jurisdiction (provide description of covered goods and indicate registration system and jurisdiction): None

Goods	Registration System	Jurisdiction

11. Bank Accounts. The following is a complete list of all bank accounts (including securities and commodities accounts) maintained by the Company (provide name and address of depository bank, type of account and account number):

Depository Bank	Bank Address	Type of Account	Acct. No.
Bank of America	200 Meeting Street Charleston, SC 29401	Operating Acct	[***]
Bank of America	200 Meeting Street Charleston, SC 29401	Controlled Disbursements Acct	[***]
Bank of America	200 Meeting Street Charleston, SC 29401	Payroll Acct	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12. Unusual Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 3 or on Schedule 12 attached hereto, all of the Collateral has been originated by the Company in the ordinary course of the Company’s business or consists of goods which have been acquired by the Company in the ordinary course from a person in the business of selling goods of that kind.

13. Commercial Tort Claims. Attached hereto as Schedule 13 is a brief written description of each and every commercial tort claim which the Company holds.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the undersigned has hereunto signed this Perfection Certificate as of the date first written above.

RECRO GAINESVILLE LLC

By:
Name:
Title:

SCHEDULE 3

Name: Alkermes Gainesville LLC

Mailing Address: 852 Winter Street, Waltham, MA 02541

Type of Organization: Limited Liability Company

Organizational ID: 001060184

Federal Employer Tax ID: 04-2903487

Name: Recro Pharma LLC

Mailing Address: 490 Lapp Road, Malvern, PA 19355

Type of Organization: Limited Liability Company

Organizational ID: 5704044

Federal Employer Tax ID: [To Be Obtained]

Name: Elan Holdings, LLC

Mailing Address: c/o National Registered Agents, Inc., 303 Congress Street, Boston, MA 02210

Type of Organization: Limited Liability Company

Organizational ID: 001060184

Federal Employer Tax ID: 04-2903487

Name: Elan Holdings, Inc.

Mailing Address: c/o National Registered Agents, Inc., 303 Congress Street

Boston, MA 02210

Type of Organization: Corporation

Organizational ID: 001060184

Federal Employer Tax ID: 04-2903487

SCHEDULE 6

[To Be Reviewed After Survey]

Tract I:

All that tract or parcel of land lying and being in Land Lot 16 and 17 of the 8th Land District, Hall County, Georgia, consisting of a total of 133.85 acres and being all of Tract I consisting of a 123.40 acres, Tract II consisting of 4.49 acres and Tract III consisting of 5.96 acres all as described on a survey for Elan Pharmaceutical Research Corp. by Farley-Collins & Associates, registered surveyor, dated October 21, 1976, and last revised on February 25, 1982, recorded in Plat Book 85, page 205-205, Hall County, Georgia Plat Records. Reference to said plat and the record thereof is hereby made for a more complete description of said property.

Tract II:

All that tract or parcel of land lying and being in Land Lot 17 of the 8th Land District, Hall County, Georgia, consisting of 16,251 acres and being more particularly described according to a survey for Elan Pharmaceutical Research Corp. by Henry Bailey, registered surveyor, dated February 24, 1982, recorded in Plat Book 85, page 206, Half County, Georgia Plat Records. Reference to said plat end the record thereof is hereby made for a more complete description of said property.

Tract III:

All that tract or parcel of land lying and being in Land Lot 15 of the 8th Land District, Hall County, Georgia, consisting of .44 acres and being more particularly described according to a survey for O.E. Floyd by B. Lamar Floyd & Associates, registered surveyors, dated September 14, 1979, and being more particularly described according to said plat as follows:

Beginning at a point located at the intersection of the north side of the right of way of McEver Road Extension with the northwest side of the right of way of Gould Road; thence along the right of way of the said McEver Road Extension north 86 degrees 38 minutes 32 seconds west 79.92 feet to an Iron pin; thence continuing along said right of way north 02 degrees 58 minutes 48 seconds west 80.68 feet to a rock located on the northern boundary of Land Lot 15; thence along the northern boundary of said Land Lot 15 north 60 degrees 11 minutes 27 seconds east 275.86 feet to a point located on the northwest side of the right of way of Gould Road; thence along the right of way of the said Gould Road south 34 degrees 56 minutes 32 seconds west 271.29 feet to a point located at the Intersection of the north side of the right of way of McEver Road Extension with the northwest side of the right of way of Gould Road, the point of beginning.

Less and except:

All that tract or parcel of land lying and being in Land Lot 16 of the 8th Land District of Hall County, Georgia and being described as follows:

Beginning at the corner common to Land Lots 5, 6, 15 and 16; thence running along the Land Lot line lying between Land Lot 5 and Land Lot 16 North 29 degrees 56 minutes West 70.00 feet to a point; thence running South 59 degrees 22 minutes West 351.25 feet, more or less, to a point on the easterly right of way of Gould Road; thence running along said right of way South 18 degrees 00 minutes East 71.48 feet, more or less, to an iron pin located at the Land Lot fine lying between Land Lot 15 and Land Lot 16; thence leaving said right of way and running along the Land Lot line lying between Land Lot 15 and Land Lot 16 North 59 degrees 22 minutes East 363.96 feet to the corner common to Land Lots 5, 6, 15 and 16, which corner is the point of beginning.

Further Less and except:

All that tract or parcel of land lying and being in Land Lot 16, 8th Land District; Hall County, Georgia, containing 1.312 acres, and being more particularly described in Right of Way Deed from Elan Pharma (MA), Inc. n/k/a Elan Holdings, Inc. to Department of Transportation, dated February 13, 2002, recorded in Deed Book 4165, page 645, Hall County, Georgia Deed Record

SCHEDULE 7

None

SCHEDULE 8

Prior to consummation of the Acquisition and the Merger, none.

From and after consummation of the Acquisition and the Merger, the Company will own 100% of the limited liability company interests in Newco (as defined in the Credit Agreement).

SCHEDULE 12

The following transactions will be consummated on the Closing Date:

•	The Acquisition

•	The Merger

SCHEDULE 13

None

EXHIBIT L

FORM OF

PERFECTION CERTIFICATE FOR NEWCO

[            ], 2015

The undersigned, the [title of officer] of [Newco LLC], a Delaware limited liability company (the “Company”), hereby certifies, with reference to (i) the Credit Agreement, dated as of March 7, 2015 (the “Credit Agreement”), between Recro Pharma LLC, as Borrower, and OrbiMed Royalty Opportunities II, LP, as Lender (in such capacity, the “Lender”) and (ii) the Pledge and Security Agreement dated as of [            ], 2015, by the Company, among others, and the Lender, and after giving effect to the Acquisition and the Merger (as each such term is defined in the Credit Agreement), to the Lender as follows:

1. Name. The exact legal name of the Company as that name appears on its Certificate of Organization, as amended, is as follows:

[To Follow]

2. Other Identifying Factors.

(a) The following is the mailing address of the Company:

•	490 Lapp Road, Malvern, PA 19355

(b) If different from its mailing address, the Company’s place of business or, if more than one, its chief executive office is located at the following address:

Address	County	State

None

(c) The following is the type of organization of the Company:

Limited liability company

(d) The following is the jurisdiction of the Company’s organization:

Delaware

(e) The following is the Company’s state issued organizational identification number:

[To Follow]

(f) The following the Company’s federal employer tax identification number:

[To Follow]

3. Other Names, Etc.

(a) The following is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

•	Alkermes Science One Limited

•	Daravita Limited

(b) Attached hereto as Schedule 3 is the information required in §2 for any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

4. Other Current Locations.

(a) The following are all other locations in the United States of America in which the Company maintains any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods: None

Address	County	State

(b) The following are all other places of business of the Company in the United States of America: None

Address	County	State

(c) The following are all other locations in the United States of America where any of the Collateral consisting of inventory or equipment is located: None

Address	County	State

(d) The following are the names and addresses of all persons or entities other than the Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment: None

Name	Mailing Address	County	State

5. Prior Locations.

(a) Set forth below is the information required by §4(a) or (b) with respect to each location or place of business previously maintained by the Company at any time during the past five years in a state in which the Company has previously maintained a location or place of business at any time during the past four months:

Address	County	State

Connaught House 1 Burlington Rd Dublin 4	N/A	N/A
Ireland

(b) Set forth below is the information required by §4(c) or (d) with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of inventory or equipment has been previously held at any time during the past twelve months:

None

Name	Address	County	State

6. Fixtures. Attached hereto as Schedule 6 is the information required by UCC §9-502(b) or former UCC §9-402(5) of each state in which any of the Collateral consisting of fixtures are or are to be located and the name and address of each real estate recording office where a mortgage on the real estate on which such fixtures are or are to be located would be recorded.

7. Intellectual Property.

Attached hereto as Schedule 7 is a complete list of all United States and foreign patents, copyrights, trademarks, trade names and service marks registered or for which applications are pending in the name of the Company.

8. Securities; Instruments. Attached hereto as Schedule 8 is a complete list of all stocks, bonds, debentures, notes and other securities and investment property owned by the Company (provide name of issuer, a description of security and value).

9. Motor Vehicles. The following is a complete list of all motor vehicles owned by the Company (describe each vehicle by make, model and year and indicate for each the state in which registered and the state in which based): None

Vehicle	State of Registration	State in Which Based

10. Other Titled Collateral. The following is a complete list of aircraft and boats and all other inventory, equipment and other goods of the Company which are subject to any certificate of title or other registration statute of the United States, any state or any other jurisdiction (provide description of covered goods and indicate registration system and jurisdiction): None

Goods	Registration System	Jurisdiction

11. Bank Accounts. The following is a complete list of all bank accounts (including securities and commodities accounts) maintained by the Company (provide name and address of depository bank, type of account and account number):

None

Depository Bank	Bank Address	Type of Account	Acct. No.

12. Unusual Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 3 or on Schedule 12 attached hereto, all of the Collateral has been originated by the Company in the ordinary course of the Company’s business or consists of goods which have been acquired by the Company in the ordinary course from a person in the business of selling goods of that kind.

13. Commercial Tort Claims. Attached hereto as Schedule 13 is a brief written description of each and every commercial tort claim which the Company holds.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the undersigned has hereunto signed this Perfection Certificate as of the date first written above.

[NEWCO] LLC

By:
Name:
Title:

SCHEDULE 3

Name: Daravita Limited

Mailing Address: Connaught House, 1 Burlington Road, Dublin 4

Type of Organization: Private Limited Company

Organizational ID: 513920

Federal Employer Tax ID: N/A

Name: Alkermes Science One Limited

Mailing Address: Connaught House, 1 Burlington Road, Dublin 4

Type of Organization: Private Limited Company

Organizational ID: 513920

Federal Employer Tax ID: N/A

SCHEDULE 6

None

SCHEDULE 7

Patents and Patent Application

Patents Directly Related to the Asset and Liability Transfer

Transferred Patents

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger
[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger
[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger
[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger
[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger
[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger
[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Licensed Patents

The following are each licensed from Alkermes Pharma Ireland Limited by way of the Intellectual Property Transfer and License Agreement, dated as of May 8, 2014, as amended, between Alkermes Pharma Ireland Limited (“APIL”) and Daravita Limited (“Daravita”). Each of the applications or patents listed in this schedule are owned by APIL or related affiliate as of the date hereof and after consummation of the Acquisition and Merger.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to and after Acquisition and Merger	Licensee prior to Acquisition and Merger	Licensee after Acquisition and Merger
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to and after Acquisition and Merger	Licensee prior to Acquisition and Merger	Licensee after Acquisition and Merger
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to and after Acquisition and Merger	Licensee prior to Acquisition and Merger	Licensee after Acquisition and Merger
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to and after Acquisition and Merger	Licensee prior to Acquisition and Merger	Licensee after Acquisition and Merger
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Number if Applicable	Country	Application Number	Patent Expiration Date	Owner prior to and after Acquisition and Merger	Licensee prior to Acquisition and Merger	Licensee after Acquisition and Merger
[***]	[***]	[***]	[***]	[***]	[***]	[***]

Trademarks and Trademark Applications

Transferred Trademarks

Trademark	Country	Registration Number/ Application Number	Owner prior to Acquisition and Merger	Owner after Acquisition and Merger
VERELAN	US	1551582/73760372	ELAN PHARMA INTERNATIONAL	NEWCO
VERELAN	Canada	TMA442175/670059	ELAN PHARMA INTERNATIONAL	NEWCO
VERELAN	South Korea	185322/185382	ELAN PHARMA INTERNATIONAL	NEWCO
VERELAN	Taiwan	1367514/97047657	ELAN PHARMA INTERNATIONAL	NEWCO

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Licensed Trademarks

Trademark	Country	Registration Number/ Application Number	Owner prior to and after Acquisition and Merger	Licensee prior to Acquisition and Merger	Licensee after Acquisition and Merger	License Agreement (if applicable)
BEADTEK	US	86452063	Alkermes Pharma Ireland Limited	Daravita	Newco	Intellectual Property Transfer and License Agreement, dated as of May 8, 2014, and as amended between Alkermes Pharma Ireland Limited & Daravita Limited
NANOCRYSTAL	US	2492925/75425869	Elan Pharma International Limited	Daravita	Newco	Intellectual Property Transfer and License Agreement, dated as of May 8, 2014, and as amended between Alkermes Pharma Ireland Limited & Daravita Limited
NANOCRYSTAL	US	2386089/75425872	Elan Pharma International Limited	Daravita	Newco	Intellectual Property Transfer and License Agreement, dated as of May 8, 2014, and as amended, between Alkermes Pharma Ireland Limited & Daravita Limited

Trademark	Country	Registration Number/ Application Number	Owner prior to and after Acquisition and Merger	Licensee prior to Acquisition and Merger	Licensee after Acquisition and Merger	License Agreement (if applicable)
NANOCRYSTAL	Canada	TMA504715/732238	Alkermes Pharma Ireland Limited	Daravita	Newco	Intellectual Property Transfer and License Agreement, dated as of May 8, 2014, and as amended, between Alkermes Pharma Ireland Limited & Daravita Limited
NANOCRYSTAL	European Union	000885073/000885079	Alkermes Pharma Ireland Limited	Daravita	Newco	Intellectual Property Transfer and License Agreement, dated as of May 8, 2014, and as amended, between Alkermes Pharma Ireland Limited & Daravita Limited

Trademark	Country	Registration Number/ Application Number	Owner prior to and after Acquisition and Merger	Licensee prior to Acquisition and Merger	Licensee after Acquisition and Merger	License Agreement (if applicable)
NANOCRYSTAL	Japan	4398178/6382298	Alkermes Pharma Ireland Limited	Daravita	Newco	Intellectual Property Transfer and License Agreement, dated as of May 8, 2014, and as amended, between Alkermes Pharma Ireland Limited & Daravita Limited
NANOCRYSTAL	Japan	4374459/H10-071844	Alkermes Pharma Ireland Limited	Daravita	Newco	Intellectual Property Transfer and License Agreement, dated as of May 8, 2014, and as amended , between Alkermes Pharma Ireland Limited & Daravita Limited

Trademark	Country	Registration Number/ Application Number	Owner prior to and after Acquisition and Merger	Licensee prior to Acquisition and Merger	Licensee after Acquisition and Merger	License Agreement (if applicable)
NANOCRYSTAL	Japan	4428472/105670199	Alkermes Pharma Ireland Limited	Daravita	Newco	Intellectual Property Transfer and License Agreement, dated as of May 8, 2014, and as amended, between Alkermes Pharma Ireland Limited & Daravita Limited
SODAS	US	2794607/78127040	Alkermes Pharma Ireland Limited	Daravita	Newco	Intellectual Property Transfer and License Agreement, dated as of May 8, 2014, and as amended, between Alkermes Pharma Ireland Limited & Daravita Limited

Trademark	Country	Registration Number/ Application Number	Owner prior to and after Acquisition and Merger	Licensee prior to Acquisition and Merger	Licensee after Acquisition and Merger	License Agreement (if applicable)
SODAS	Argentina	1724388/2058068	Alkermes Pharma Ireland Limited	Daravita	Newco	Intellectual Property Transfer and License Agreement, dated as of May 8, 2014, and as amended, between Alkermes Pharma Ireland Limited & Daravita Limited
SODAS	Canada	TMA531496/1006507	Alkermes Pharma Ireland Limited	Daravita	Newco	Intellectual Property Transfer and License Agreement, dated as of May 8, 2014, and as amended, between Alkermes Pharma Ireland Limited & Daravita Limited
SODAS	European Union	0002012953/0002012953	Alkermes Pharma Ireland Limited	Daravita	Newco	Intellectual Property Transfer and License Agreement, dated as of May 8, 2014, and as amended, between Alkermes Pharma Ireland Limited & Daravita Limited

Trademark	Country	Registration Number/ Application Number	Owner prior to and after Acquisition and Merger	Licensee prior to Acquisition and Merger	Licensee after Acquisition and Merger	License Agreement (if applicable)
SODAS	Ireland	125699/329087	Alkermes Pharma Ireland Limited	Daravita	Newco	Intellectual Property Transfer and License Agreement, dated as of May 8, 2014, between Alkermes Pharma Ireland Limited & Daravita Limited
CODAS	US	3591236/78538974	Elan Pharma International Limited	Daravita	Newco	Intellectual Property Transfer and License Agreement, dated as of May 8, 2014, and as amended, between Alkermes Pharma Ireland Limited & Daravita Limited

SCHEDULE 8

None

SCHEDULE 12

The following transactions will be consummated prior to the Closing Date:

•	The Asset and Liability Transfer

The following transactions will be consummated on the Closing Date:

•	The Acquisition

•	The Merger

SCHEDULE 13

•	[Daravita received a notice of certification pursuant to Section 505(j)(2)(B)(iv) of the Federal Food, Drug and Cosmetic Act and Section 314.95 of the Food and Drug Administration Regulations, dated August 12, 2014, from Actavis Laboratories FL, Inc. with respect to U.S. Patent No. 6,902,742 and U.S. Patent No. 6,228,398 owned by Daravita and the New Drug Application for Zohydro ER held by Zogenix, Inc. On September 3, 2014, Daravita filed suit in the United States District Court for the District of Delaware against Actavis Laboratories FL, Inc. and certain of its affiliates with respect to this matter: Daravita Limited V. Actavis Laboratories FL Inc. Case No. 1:14-cv-01118-GMS]

•	[Daravita received a notice of certification pursuant to Section 505(j)(2)(B)(ii) of the Federal Food, Drug and Cosmetic Act, dated September 26, 2014, from Alvogen Pine Brook, Inc. with respect to U.S. Patent No. 6,902,742 and U.S. Patent No. 6,228,398 owned by Daravita and the New Drug Application for Zohydro ER held by Zogenix, Inc. On November 7, 2014, Daravita filed suit in the United States District Court for the District of Delaware against Alvogen Pine Brook, Inc. with respect to this matter: Daravita Limited V. Alvogen Pine Brook, Inc. Case No. 1:14-cv-01364-GMS]

EXHIBIT M

FORMS OF TAX CERTIFICATES

EXHIBIT M-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 7, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between RECRO PHARMA LLC, a Delaware limited liability company (the “Borrower”), and ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

Pursuant to the provisions of Section 4.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT M-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 7, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between RECRO PHARMA LLC, a Delaware limited liability company (the “Borrower”), and ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

Pursuant to the provisions of Section 4.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code].

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:              , 20[    ]

EXHIBIT M-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 7, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between RECRO PHARMA LLC, a Delaware limited liability company (the “Borrower”), and ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

Pursuant to the provisions of Section 4.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:              , 20[    ]

EXHIBIT M-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 7, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between RECRO PHARMA LLC, a Delaware limited liability company (the “Borrower”), and ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

Pursuant to the provisions of Section 4.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:              , 20[    ]

Exhibit 10.2

GUARANTEE

This GUARANTEE, dated as of March 7, 2015 (as amended, supplemented or otherwise modified from time to time, this “Guarantee”), is made by RECRO PHARMA, INC., a Pennsylvania corporation (“Recro” and, together with any additional Persons named pursuant to Section 5.5, each a “Guarantor” and collectively the “Guarantors”), in favor of ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Guarantee, Recro Pharma LLC, a Delaware limited liability company (the “Borrower”), and the Lender are entering into the Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lender will extend a Commitment to make the Loan to the Borrower;

WHEREAS, the Guarantors (other than Recro) and the Borrower are all direct and indirect subsidiaries of Recro (such Guarantors, Recro, and the Borrower, the “Recro Group”), and the Loan will inure to the benefit of the Recro Group, as a whole, and to the benefit of each Guarantor;

WHEREAS, (i) in order to induce the Lender to enter into the Credit Agreement and extend the Commitment and make the Loan to the Borrower, Recro is required to execute and deliver this Guarantee to the Lender on the date hereof, and (ii) as a condition precedent to the making of the Loan under the Credit Agreement on the Closing Date, Newco (as defined below) will be required to execute and deliver a supplement to this Guarantee to the Lender on the Closing Date and become a Guarantor hereunder;

WHEREAS, concurrently with the execution of this Guarantee, Recro, the Borrower, Alkermes Pharma Ireland Limited, a private limited company incorporated in Ireland (“APIL”), Daravita Limited, a private limited company incorporated in Ireland (“Daravita”), and Eagle Holdings USA, Inc., a Delaware corporation (“Eagle Holdings”), are entering into a Purchase and Sale Agreement dated as of the date hereof (as it may be amended from time to time, the “Acquisition Agreement”);

WHEREAS, Alkermes Ireland Holdings Limited, a private limited company incorporated in Ireland, holds 100% of the Capital Securities of Daravita, and Eagle Holdings holds 100% of the Capital Securities of Alkermes Gainesville LLC, a Massachusetts limited liability company (“Alkermes Gainesville,” and together with Daravita, each individually a “Company” and collectively, the “Companies”);

WHEREAS, pursuant to the Acquisition Agreement, APIL will form a new Delaware limited liability company (“Newco”) which, prior to the closing of the transactions contemplated by the Acquisition Agreement, will acquire substantially all of the assets and liabilities of Daravita through a reorganization (the “Asset and Liability Transfer”);

WHEREAS, pursuant to the Acquisition Agreement, Recro has agreed to acquire, through Borrower, 100% of the Capital Securities of (i) Alkermes Gainesville and (ii) Newco (the “Acquisition”);

WHEREAS, immediately following the Acquisition, Recro will cause Borrower to merge (the “Merger”) with and into Alkermes Gainesville, with Alkermes Gainesville being the surviving entity following the Merger and immediately changing its name to Recro Gainesville LLC (the “Surviving Entity”), and all references to Borrower in this Guarantee for any period from and after consummation of the Acquisition and the Merger shall include the Surviving Entity; and

WHEREAS, as a result of the Merger, Newco will become a wholly-owned subsidiary of the Borrower and, pursuant to the Credit Agreement, will be required to execute and deliver a supplement to this Guarantee to the Lender on the Closing Date and become a Guarantor hereunder;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lender to enter into the Credit Agreement and extend the Commitment and make the Loan to the Borrower, each Guarantor hereby agrees, for the benefit of the Lender, as follows.

ARTICLE I

DEFINITIONS

Section 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Guarantee, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Acquisition” is defined in the seventh recital.

“Acquisition Agreement” is defined in the fourth recital.

“Alkermes Gainesville” is defined in the fifth recital.

“APIL” is defined in the fourth recital.

“Asset and Liability Transfer” is defined in the sixth recital.

“Borrower” is defined in the first recital, it being understood that (i) the Borrower shall be the Surviving Entity from and after the Merger and (ii) for purposes of Article III hereof, all references therein to the Borrower and the Loan Parties shall include (A) the Companies and (B) Newco (assuming for such purpose that Newco was formed and the Asset and Liability Transfer occurred immediately prior to the execution of this Guarantee).

“Company” and “Companies” are defined in the fifth recital.

“Credit Agreement” is defined in the first recital.

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“Daravita” is defined in the fifth recital.

“Eagle Holdings” is defined in the fourth recital.

“Guarantor” and “Guarantors” are defined in the preamble.

“Guarantee” is defined in the preamble.

“Lender” is defined in the preamble.

“Merger” is defined in the eighth recital.

“Newco” is defined in the sixth recital.

“Obligor” is defined in Section 2.1(a).

“Recro” is defined in the preamble.

“Recro Group” is defined in the second recital.

“Surviving Entity” is defined in the eighth recital.

Section 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guarantee, including its preamble and recitals, have the meanings provided in the Credit Agreement.

ARTICLE II

GUARANTEE PROVISIONS

Section 2.1 Guarantee. Each Guarantor jointly and severally, absolutely, unconditionally and irrevocably:

(a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, and performance of all Obligations of Recro, the Borrower and their respective Subsidiaries party to any Loan Document (each, an “Obligor”) now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable default rate as provided in Section 3.4 of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)); and

(b) indemnifies and holds harmless the Lender for any and all costs and expenses (including the reasonable fees and out-of-pocket expenses of counsel to the Lender)

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incurred by the Lender in enforcing any rights under this Guarantee, except to the extent such amounts arise or are incurred as a consequence of the Lender’s own gross negligence or willful misconduct;

provided, that each Guarantor shall only be liable under this Guarantee for the maximum amount of such liability that can be hereby incurred without rendering this Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guarantee constitutes a guarantee of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that the Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against such Guarantor or any other Person before or as a condition to the obligations of such Guarantor becoming due hereunder.

Section 2.2 Reinstatement, Etc. Each Guarantor agrees that this Guarantee shall continue to be effective or be reinstated (including on or after the Termination Date), as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by the Lender, including upon the occurrence of any Event of Default set forth in Section 9.1(h) of the Credit Agreement or otherwise, all as though such payment had not been made.

Section 2.3 Guarantee Absolute, Etc. This Guarantee shall in all respects be a continuing, absolute, unconditional and irrevocable guarantee of payment, and shall remain in full force and effect until (unless reinstated pursuant to Section 2.2 above) the Termination Date has occurred. Each Guarantor guarantees that the Obligations shall be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The liability of each Guarantor under this Guarantee shall be absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, legality or enforceability of any Loan Document;

(b) the failure of the Lender (i) to assert any claim or demand or to enforce any right or remedy against such Guarantor or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including such Guarantor and any other Guarantor) of, or collateral securing, any Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation, or any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

(d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim (other than a defense of payment or performance),

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recoupment or termination whatsoever by reason of the invalidity, illegality, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

(e) any addition, exchange or release of any collateral or of any Person that is (or will become) a guarantor of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to, or waiver or release of, or addition to, or consent to or departure from, any other guarantee held by the Lender securing any of the Obligations; or

(f) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor (including any Guarantor).

Section 2.4 Setoff. Each Guarantor hereby irrevocably authorizes the Lender, without the requirement that any notice be given to such Guarantor (such notice being expressly waived by such Guarantor), upon the occurrence and during the continuance of any Event of Default, to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) each Guarantor hereby grants to the Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Guarantor then or thereafter maintained with or on behalf of the Lender. The Lender agrees to notify such Guarantor after any such set-off and application made by the Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which the Lender may have.

Section 2.5 Waiver, Etc. Each Guarantor waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guarantee and any requirement that the Lender protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Obligor or any other Person (including any Guarantor) or entity or any collateral securing the Obligations, as the case may be.

Section 2.6 Postponement of Subrogation, Etc. Each Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall such Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Obligor or Guarantor, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to such Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Lender and shall immediately be paid and turned over to the Lender in the exact form received by such Guarantor (duly endorsed in favor of the Lender, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 2.7; provided, that if such Guarantor has made payment to the Lender of all or any part of the Obligations and the Termination Date has occurred, then, at such Guarantor’s request, the Lender will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without

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representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, such Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Obligor or Guarantor (or their successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guarantee to the Lender.

Section 2.7 Payments; Application. Each Guarantor agrees that all obligations of such Guarantor hereunder shall be paid solely in U.S. Dollars to the Lender in immediately available funds, without set-off, counterclaim or other defense and in accordance with Sections 3.2, 3.3, 4.3 and 4.4 of the Credit Agreement, free and clear of and without deduction for any Non-Excluded Taxes, such Guarantor hereby agreeing to comply with and be bound by the provisions of Sections 3.2, 3.3, 4.3 and 4.4 of the Credit Agreement in respect of all payments and application of such payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guarantee by this reference as if set forth herein; provided, that references to the “Borrower” in such Sections shall be deemed to be references to such Guarantor, and references to “this Agreement” in such Sections shall be deemed to be references to this Guarantee.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into the Credit Agreement and make the Loan thereunder, each Guarantor represents and warrants to the Lender, as of the date hereof and as of the Closing Date, as set forth below (it being understood and agreed that (i) the representations and warranties made on the Closing Date are deemed to be made concurrently with and after giving effect to the consummation of the Acquisition and the Merger and (ii) references to the Borrower and the Loan Parties in this Article III include (A) the Companies and (B) Newco (assuming for such purpose that Newco was formed and the Asset and Liability Transfer occurred immediately prior to the execution of this Guarantee)).

Section 3.1 Credit Agreement Representations and Warranties. The representations and warranties contained in Article VI of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to such Guarantor and its properties, are true and correct in all material respects as of the date hereof and as of the Closing Date (except for representations and warranties that refer to a specific date, which shall be true and correct in all material respects as of such date) (it being understood and agreed that (i) the representations and warranties made on the Closing Date are deemed to be made concurrently with and after giving effect to the consummation of the Acquisition and the Merger; and (ii) references to the Borrower and the Loan Parties in Article VI of the Credit Agreement include (A) the Companies and (B) Newco (assuming for such purpose that Newco was formed and the Asset and Liability Transfer occurred immediately prior to the execution of this Guarantee)), each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guarantee by this reference as though specifically set forth in this Article.

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Section 3.2 Financial Condition, Etc. Each Guarantor has knowledge of the Borrower’s and each other Guarantor’s financial condition and affairs and has adequate means to obtain from each such Person on an ongoing basis information relating thereto and to each such Person’s ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guarantee is in effect. Each Guarantor acknowledges and agrees that the Lender shall have no obligation to investigate the financial condition or affairs of the Borrower or any other Guarantor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of each such Person that might become known to the Lender at any time, whether or not the Lender knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Obligations.

Section 3.3 Best Interests. It is in the best interests, and for the commercial benefit, of each Guarantor to execute this Guarantee inasmuch as each Guarantor will, as a result of being an Affiliate of the Borrower, derive substantial direct and indirect benefits from the Loan made to the Borrower by the Lender pursuant to the Credit Agreement, and each Guarantor agrees that the Lender is relying on this representation in agreeing to make the Loan to the Borrower.

ARTICLE IV

COVENANTS, ETC.

Section 4.1 Covenants. Each Guarantor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement (including Articles VII and VIII of the Credit Agreement) which are applicable to such Guarantor or its properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article, together with all related definitions and ancillary provisions, being hereby incorporated into this Guarantee by this reference as though specifically set forth in this Article.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.1 Loan Document. This Guarantee is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

Section 5.2 Binding on Successors, Transferees and Assigns; Assignment. This Guarantee shall remain in full force and effect until the Termination Date has occurred, shall be binding upon each Guarantor and its successors, transferees and assigns and shall inure to the

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benefit of and be enforceable by the Lender; provided, that such Guarantor may not (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of the Lender. Without limiting the generality of the foregoing, the Lender may assign or otherwise transfer (in whole or in part) its Commitment, Note or Loan held by it to any other Person, and such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to the Lender under each Loan Document (including this Guarantee) or otherwise.

Section 5.3 Amendments, Etc. No amendment to or waiver of any provision of this Guarantee, nor consent to any departure by any Guarantor from its obligations under this Guarantee, shall in any event be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 5.4 Notices. All notices and other communications provided for hereunder shall be given or made as set forth in Section 10.2 of the Credit Agreement.

Section 5.5 Additional Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Guarantor” hereunder with the same force and effect as if it were originally a party to this Guarantee and named as a “Guarantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guarantee.

Section 5.6 No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 5.7 Further Assurances. Each Guarantor agrees, upon the written request of the Lender, to execute and deliver to the Lender, from time to time, any additional instruments or documents deemed to be reasonably necessary by the Lender to cause this Guarantee to be, become or remain valid and effective in accordance with its terms.

Section 5.8 Section Captions. Section captions used in this Guarantee are for convenience of reference only and shall not affect the construction of this Guarantee.

Section 5.9 Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guarantee or affecting the validity or enforceability of such provision in any other jurisdiction.

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Section 5.10 Governing Law, Entire Agreement, Etc. THIS GUARANTEE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Guarantee, along with the other Loan Documents, constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect hereto.

Section 5.11 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR ANY GUARANTOR IN CONNECTION HEREWITH SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE LENDER BY ACCEPTANCE OF THIS GUARANTEE AND EACH GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2 OF THE CREDIT AGREEMENT. THE LENDER BY ACCEPTANCE OF THIS GUARANTEE AND EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE LENDER BY ACCEPTANCE OF THIS GUARANTEE OR ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE LENDER BY ACCEPTANCE OF THIS GUARANTEE AND SUCH GUARANTOR, EACH ON ITS OWN BEHALF, HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTEE.

Section 5.12 Counterparts. This Guarantee may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Guarantee shall become effective when counterparts

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hereof executed on behalf of each Guarantor shall have been received by the Lender. Delivery of an executed counterpart of a signature page to this Guarantee by email (e.g. “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Guarantee.

Section 5.13 Waiver of Jury Trial. THE LENDER BY ACCEPTANCE OF THIS GUARANTEE AND EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR ANY GUARANTOR IN CONNECTION HEREWITH. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THE LOAN DOCUMENTS.

[ Signature Page Follows ]

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IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be duly executed and delivered by its Authorized Officer as of the date first above written.

RECRO PHARMA, INC.

By:	/s/ Gerri Henwood
	Name:	Gerri Henwood
	Title:	President and Chief Executive Officer

[Signature Page to Guarantee]

ANNEX

I to Guarantee

SUPPLEMENT TO

GUARANTEE

This SUPPLEMENT, dated as of                  ,          (this “Supplement”), is to the Guarantee, dated as of March 7, 2015 (as amended, restated, supplemented, amended and restated or otherwise modified from time to time, the “Guarantee”), by the Guarantors (such term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Guarantee) from time to time party thereto, in favor of ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of March 7, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and between (i) the Lender and (ii) (A) prior to consummation of the Merger, Recro Pharma LLC, a Delaware limited liability company (“Recro LLC”) and (B) from and after consummation of the Merger, Recro Gainesville LLC, a Massachusetts limited liability company (the “Surviving Entity”, and together with Recro LLC, the “Borrower”), the Lender has extended a Commitment to make the Loan to the Borrower;

WHEREAS, pursuant to the provisions of Section 5.5 of the Guarantee, each of the undersigned is becoming a Guarantor under the Guarantee; and

WHEREAS, each of the undersigned desires to become a “Guarantor” under the Guarantee in order to induce the Lender to continue to extend the Loan under the Credit Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned agrees, for the benefit of the Lender, as follows.

SECTION 1. Party to Guarantee, Etc. In accordance with the terms of the Guarantee, by its signature below, each of the undersigned hereby irrevocably agrees to become a Guarantor under the Guarantee with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guarantee applicable to it as a Guarantor and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the date hereof, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or

Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect. In furtherance of the foregoing, each reference to a “Guarantor” and/or “Guarantors” in the Guarantee shall be deemed to include each of the undersigned.

SECTION 2. Representations. Each of the undersigned Guarantors hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guarantee constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

SECTION 3. Full Force of Guarantee. Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect in accordance with its terms.

SECTION 4. Severability. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Guarantee.

SECTION 5. Governing Law, Entire Agreement, Etc. THIS SUPPLEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Supplement, along with the other Loan Documents, constitutes the entire understanding among the parties hereto with respect to the subject matter thereof and supersedes any prior agreements, written or oral, with respect thereto.

SECTION 6. Effective. This Supplement shall become effective when a counterpart hereof executed by the Guarantor shall have been received by the Lender. Delivery of an executed counterpart of a signature page to this Supplement by email (e.g. “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Supplement.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Supplement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

[Signature Page to Guarantee Supplement]